As filed with the Securities and Exchange Commission on February 1, 2023

Registration No. 333-262697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MARIZYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	82-5464863
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

(561) 935-9955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Barthel

Chief Executive Officer

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

(561) 935-9955

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue NW Suite 500 Washington, DC 20036 (202) 869-0888	David E. Danovitch, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated FEBRUARY 1, 2023

Marizyme, Inc.

[●] Units Consisting of

[●] Shares of Common Stock and

[●] Warrants to Purchase [●] Shares of Common Stock

We are offering [●] units, each unit consisting of one share of common stock, par value $0.001 per share (“common stock”), and two common stock purchase warrants (each, a “warrant”), with each warrant exercisable for one share of common stock, in a firm commitment underwritten public offering. This offering also relates to the shares of common stock issuable upon exercise of any warrants included in the units offered and sold in this offering. The public offering price of such units will be $[●] per unit (assuming a public offering price of $[●] per unit representing the closing price of our common stock on the OTCQB tier of OTC Markets Group, Inc. (“OTCQB”) of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split (as defined below). Each whole share issuable upon exercise of each such warrant will have an exercise price per share equal to 100% of the per-unit public offering price. The warrants will be immediately exercisable only for whole shares of common stock, no fractional shares will be issued upon their exercise and they will expire on the fifth anniversary of their original issuance date. The units have no stand-alone rights and will not be issued as stand-alone securities or certificated. The shares of common stock and warrants included in each unit will be immediately separable and will be issued separately, but must be purchased together as a unit in this offering. The number of units offered pursuant to this prospectus and all other applicable information has been determined based on an assumed public offering price of $[●] per unit based on a public offering price of $[●] per unit representing the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split (as defined below). The actual public offering price for the units will be determined at the time of pricing based on, among other factors, our historical performance and capital structure, prevailing market conditions, overall assessment of our business and the closing price of the common stock on the effective date of the registration statement of which this prospectus forms a part. Therefore, the assumed public offering price per unit used throughout this prospectus may not be indicative of the actual public offering price for the units (see “Determination of Public Offering Price” for additional information).

Currently, a limited public market exists for our common stock and there is no public market for our warrants. Our common stock is quoted for trading on the OTCQB under the symbol “MRZM”. On [●], 2023, the last reported sale price of our common stock on the OTCQB was $[●] per share on a post-split basis (see below). We have applied to list our common stock and warrants under the symbols “MRZM” and “MRZMW”, respectively, on the Nasdaq Capital Market tier operated by The Nasdaq Stock Market LLC (“Nasdaq”). The closing of this offering is contingent upon the successful listing of our common stock and warrants on the Nasdaq Capital Market and if our listing application is not approved by Nasdaq, we will not be able to consummate this offering and will terminate this offering. There is no guarantee or assurance that our common stock and warrants will be approved for listing on the Nasdaq Capital Market.

On August 1, 2022, our board of directors adopted resolutions authorizing a decrease of the authorized shares of our common stock from 75,000,000 to 18,750,000 and corresponding decrease of every four (4) shares of issued and outstanding shares of common stock into one (1) share (the “First Reverse Stock Split”). In accordance with such board approval, on August 3, 2022, we filed a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) 78.209 (the “First Certificate of Change”) with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), which provided for the First Reverse Stock Split. Pursuant to NRS Section 78.209(3), the First Certificate of Change became effective at the time of the filing, 10:08 AM Pacific Time, of such filing on the same date (the “First Certificate of Change Effective Time”).

On August 26, 2022, our board of directors adopted resolutions authorizing, and empowering our officers to take all such further actions as necessary, proper, or advisable to carry out, among other actions, the filing of an amendment to our Articles of Incorporation, to increase the number of authorized shares of common stock from 18,750,000 shares of common stock to 75,000,000 shares of common stock (the “Authorized Capital Increase”). The board directed that we hold an annual meeting of stockholders on December 27, 2022 in order to submit the proposed amendment to the stockholders for approval. On December 27, 2022, we held our 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. Accordingly, on December 30, 2022, the Company filed a Certificate of Amendment Pursuant to NRS 78.380 & 78.390 (the “Certificate of Amendment”) with the Nevada Secretary of State, which provided for the Authorized Capital Increase. Pursuant to NRS Section 78.390(6), the Certificate of Amendment became effective at the time of such filing, 11:00 AM Pacific Time, on the same date (the “Certificate of Amendment Effective Time”).

On January 3, 2023, our board of directors adopted resolutions authorizing a decrease of our authorized shares of common stock from 75,000,000 to 20,000,000 and a corresponding change of every three-and-three-quarters (3.75) shares of common stock to one (1) issued and outstanding share (the “Second Reverse Stock Split”) in order to, together with the First Reverse Stock Split, effect an aggregate one (1) for fifteen (15) reverse stock split. In accordance with such board approval, on January 5, 2023, a Certificate of Change Pursuant to NRS 78.209 (the “Second Certificate of Change”) was filed with the Nevada Secretary of State, which provided for the Second Reverse Stock Split. Pursuant to NRS Section 78.209(3), the Second Certificate of Change became effective at the time of such filing, 1:47 PM Pacific Time, on the same date (the “Second Certificate of Change Effective Time”).

We submitted a request to the Financial Industry Regulatory Authority, Inc. (“FINRA”) to process and announce each of the First Reverse Stock Split and Second Reverse Stock Split on FINRA’s Daily List of issuer corporate actions in accordance with FINRA Rule 6490. In order to address FINRA’s issuer corporate action processing requirements, and as authorized by the resolutions of our board of directors as adopted on August 1, 2022 and January 3, 2023, on January 13, 2023, a third, fourth and fifth Certificate of Change Pursuant to NRS 78.209 was each filed by the Company with the Nevada Secretary of State. These filings provided for two forward stock splits of the authorized and issued and outstanding common stock at the same ratios as the First Reverse Stock Split and Second Reverse Stock Split followed by a reverse stock split at their combined ratio. These filings were made in order for us to amend our request for FINRA to process the First Reverse Stock Split and Second Reverse Stock Split in aggregate to request that FINRA process a single one (1) for fifteen (15) reverse stock split in accordance with FINRA’s issuer corporate action processing requirements. The third such filing (the “Third Certificate of Change”) provided for the increase of the authorized common stock from 20,000,000 shares to 75,000,000 shares and of every share of the authorized and issued and outstanding shares of common stock to three-and-three-quarters (3.75) shares (the “First Forward Stock Split”), and became effective at 4:45 PM Pacific Time on January 17, 2023 (the “Third Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3). The fourth such filing (the “Fourth Certificate of Change”) provided for the increase of the authorized common stock from 75,000,000 shares to 300,000,000 shares and every issued and outstanding share of common stock to four (4) shares (the “Second Forward Stock Split”), and became effective at 5:00 PM Pacific Time on January 17, 2023 (the “Fourth Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3). The fifth such filing (the “Fifth Certificate of Change”) provided for the decrease of the authorized common stock from 300,000,000 to 20,000,000 and corresponding change of every fifteen (15) shares of the issued and outstanding common stock to one (1) share (the “Consolidated Reverse Stock Split”), and became effective at 5:15 PM Pacific Time on January 17, 2023 (the “Fifth Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3).

The processing of the effects of the Consolidated Reverse Stock Split on the number of shares held by each stockholder according to transfer agent or brokerage firm records and the reported price of the common stock will occur at the time that the Consolidated Reverse Stock Split is announced by FINRA on its Daily List in accordance with FINRA Rule 6490 (the “Public Adjustment Time”), which will be subject to the listing of the common stock on the Nasdaq Capital Market tier of Nasdaq and completion of FINRA’s issuer corporate action processing requirements. The listing of the common stock on Nasdaq remains subject to approval by Nasdaq of our listing application. The outcome of these matters cannot be determined at this time. Assuming that Nasdaq approves the listing of the common stock, it is anticipated that the Public Adjustment Time will occur after market close on the trading date prior to the first date of trading on Nasdaq. At that time, the number of shares of common stock held by each stockholder as reflected in the records of the Company’s transfer agent or the stockholder’s brokerage firm records will be reduced by 1,500% to reflect the processing of the Consolidated Reverse Stock Split. At market open the following trading day, which as anticipated will be the first day that the common stock trades on Nasdaq, the price of the common stock will reflect a 1,500% increase as a result of the processing of the Consolidated Reverse Stock Split. The common stock will trade on Nasdaq under its current ticker symbol, “MRZM,” but will trade under a new CUSIP Number, 570372 201. The Company also intends to file a Current Report on Form 8-K reporting FINRA’s announcement of the Consolidated Reverse Stock Split and related material matters.

No fractional shares will be issued, and no cash or scrip will be paid in connection with the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split. One whole share of common stock is issuable to any stockholder who would otherwise receive a fractional share pursuant to the First Certificate of Change or the Second Certificate of Change. No fractional shares were anticipated to become issuable pursuant to the Third Certificate of Change, the Fourth Certificate of Change, or the Fifth Certificate of Change. At the Public Adjustment Time, certain stockholders whose shares are converted at the Consolidated Reverse Stock Split ratio may receive one fewer whole share in lieu of fractional shares than such stockholders would have received in lieu of fractional shares from the separate rounding at different effective dates and times of post-split fractional shares provided for by the First Certificate of Change and Second Certificate of Change as compared to the adjustment to shares held by such stockholders at the time of the Public Adjustment Time. Following the Public Adjustment Time, any claim to an additional whole share issuable pursuant to the First Certificate of Change and the Second Certificate of Change of any stockholder will be addressed on a case-by-case basis upon receipt of a written notice of such claim submitted by the stockholder with supporting documentation to the Company at the following address: Attn: Secretary, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida 33458.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a split-adjusted basis to reflect the Consolidated Reverse Stock Split. In addition, all split-adjusted outstanding share amounts in this prospectus are estimated and may not entirely reflect the rounding of fractional shares with respect to approximately 50,294 shares of common stock held by objecting beneficial owners for whom we are not able to verify such owners’ holdings. Although our board of directors effected the Consolidated Reverse Stock Split in connection with this offering and our intended listing of our shares of common stock on Nasdaq, we cannot guarantee that the Consolidated Reverse Stock Split will be sufficient for Nasdaq to approve our initial listing application.

This offering is being made on a firm commitment basis by Univest Securities, LLC, as representative of the underwriters for this offering (“Univest” or the “representative”). We have agreed to grant Univest an option exercisable for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the units offered in this offering, for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts (the “Over-Allotment Option”). Univest expects to deliver the units comprising shares of common stock and warrants against payment as set forth under “Underwriting (Conflict of Interest)” on page 132.

We have engaged R.F. Lafferty & Co., Inc. to act as a “qualified independent underwriter” in this offering. See the section titled “Underwriting (Conflict of Interest)” beginning on page 132 for more information.

Investing in our shares of common stock and warrants involves a high degree of risk. See “Risk Factors” beginning on page 14 for a discussion of information that should be considered in connection with an investment in our shares of common stock and warrants.

We are a “smaller reporting company” under applicable federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

	Per Unit(1)	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount(2)	$	$	$
Non-accountable expense allowance(2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)	The public offering price and underwriting discount in respect of the units corresponds to a public offering price of $ per share of common stock and a public offering price of $ per warrant.
(2)	We have agreed to pay Univest a cash fee equal to seven percent (7.0%) of the gross proceeds raised in this offering (including fees payable to R.F. Lafferty & Co., Inc. for acting as a qualified independent underwriter) and a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised, including over-allotments, if any. We have also agreed to reimburse Univest for certain of their out-of-pocket expenses.
(3)	The total estimated fees and expenses related to this offering are set forth in the section entitled “Use of Proceeds.”

In addition, we will issue to the representative warrants to purchase up to an aggregate number of shares of our common stock equal to five percent (5%) of the number of units sold in this offering, including units sold to cover over-allotments, if any, exercisable for shares of common stock at a per share price equal to 120% of the per unit price of the units offered hereby. The registration statement of which this prospectus forms a part also registers the issuance of the shares of common stock issuable upon exercise of such representative’s warrants. We do not intend to list the representative’s warrants on a national securities exchange or an over-the-counter quotation system. See “Underwriting (Conflict of Interest)” for a description of these arrangements.

We will deliver the shares of common stock and warrants included in the units to be issued to purchasers in this offering electronically, upon closing and receipt of investor funds for the purchase of such offered units. We anticipate that delivery of such shares of common stock and warrants against payment therefor will be made on or before     , 2023.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UNIVEST SECURITIES, LLC	R. F. LAFFERTY & CO., INC.

The date of this prospectus is                   , 2023.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement, or any free writing prospectuses or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Solely for convenience, our trademarks and tradenames referred to in this prospectus and the registration statement of which it forms a part may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

Information contained in, and that can be accessed through our website, www.marizyme.com, does not constitute part of this prospectus or the registration statement of which it forms a part.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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GLOSSARY OF LIFE SCIENCE TERMS

The following is a glossary of certain life science terms that are used in this prospectus.

Affordable Care Act	The Patient Protection and Affordable Care Act, as amended.

Autologous	In transplantation, referring to transfer of an organ or other tissue from one location to another in the same person; or to blood or blood components that the donor has previously donated and receives at a later time, usually perioperatively (i.e., around the time of surgery).

Biofilm	A collective of one or more types of microorganisms that can grow on many different surfaces.

Biomarker	A broad subcategory of medical signs – that is, objective indications of medical state observed from outside the patient – which can be measured accurately and reproducibly.

Cardiac Surgery	A surgery on the heart or great vessels performed by cardiac surgeons.

CABG	Coronary artery bypass surgery, or CABG, also known as coronary artery bypass graft surgery, and colloquially heart bypass or bypass surgery, is a surgical procedure to restore normal blood flow to an obstructed coronary artery.

CE Marking	The CE marking indicates that the product may be sold freely in any part of the European Economic Area, regardless of its country of origin.

cGCP	Current Good Clinical Practices, the standard required by the FDA for conducting clinical trials.

cGMP	Current Good Manufacturing Processes, which are the standards mandated by the FDA to assure the proper design, monitoring and control of manufacturing processes and facilities in connection with the production of pharmaceuticals.

CKD	Chronic kidney disease, or CKD, means your kidneys are damaged and cannot filter blood the way they should.

De Novo Process	An FDA application pathway for medical device marketing rights that was instituted by the FDA to address novel medical devices of low to moderate risk that do not have a valid predicate device (that is, a similar device that has already been approved by the FDA for marketing in the U.S.).

DuraGraft Registry	Marizyme’s European patient registry of subjects who have undergone CABG surgery utilizing DuraGraft.

EDI	Endothelial damage inhibitor.

eGFR	Estimated glomerular filtration rate, a key measure of kidney function health and/or stage of kidney disease.

Enzyme	A type of protein that regulates nearly all chemical reactions in cells.

ESRD	End stage renal disease.

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Fat Grafting	A surgical process by which fat is transferred from one area of the body to another area.

FDA	The U.S. Food and Drug Administration.

HHS	The U.S. Department of Health and Human Services.

HIPAA	The Health Insurance Portability and Accountability Act of 1996, as amended.

IRB	Institutional Review Board, tasked with reviewing clinical trial protocols and informed consent information for patients in clinical trials for the FDA.

Ischemic Injury	Injury caused by diminished or absent blood flow.

MACE	A major adverse cardiovascular event.

MI	Myocardial Infarction – a technical term for a heart attack.

Organ	Structure, such as the heart, made up of different types of tissues that all work together.

Plaque	A sticky film of bacteria that constantly forms on teeth.

PPACA	The Patient Protection and Affordable Health Care Act.

Registry	A place to store detailed information about people with a specific disease or condition, who provide the information on a voluntary basis.

STS Registry	The Society of Thoracis Surgeons national database which collects data from more than 90% of U.S. based cardiac surgery centers.

Thrombosis	Occurs when blood clots block veins or arteries. Symptoms include pain and swelling in one leg, chest pain, or numbness on one side of the body.

Thrombus	A blood clot formed in situ within the vascular system of the body and which impedes blood flow.

Tissue	Group of similar cells that work together to do one job.

Vascular Graft	A surgical procedure that redirects blood flow from one area of the body to another by reconnecting the blood vessels.

Vein	Blood vessel that carries blood back to the heart and has one-way valves that keep blood moving toward the heart.

VGF	Vein graft failure

510(k) Application	A 510(k) application is a premarket submission made to FDA to demonstrate that the device to be marketed is as safe and effective as, that is, substantially equivalent to, a legally marketed device.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, “we,” “us,” “our,” “our company,” “the Company,” “Marizyme” and similar references refer to Marizyme, Inc., a Nevada corporation, and its wholly-owned subsidiaries, Somahlution, Inc., a Delaware corporation, Somaceutica, Inc., a Florida corporation, Marizyme Sciences, Inc., a Florida corporation, and My Health Logic Inc., a corporation incorporated pursuant to the laws of the Province of Alberta, Canada, and (ii) the term “common stock” refers to the common stock, par value $0.001 per share, of Marizyme, Inc., a Nevada corporation. The financial information included herein is presented in United States dollars, or U.S. Dollars, the functional currency of our company.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a split-adjusted basis to reflect the Consolidated Reverse Stock Split, and we expect the post-reverse split price of our common stock to be available on the date of the anticipated listing of our common stock on the Nasdaq Capital Market.

Our Company

Overview

Marizyme is a multi-technology biomedical company dedicated to the accelerated development and commercialization of medical technologies that improve patient health outcomes.

Currently, we are focused on developing three medical technology products – DuraGraft®, MATLOCTM and Krillase® – each of which is backed by a portfolio of patented or patent-pending assets. DuraGraft is a single-use intraoperative vascular graft treatment that protects against ischemic injury and reduces the incidence and complications of graft failure, therefore maintaining endothelial function and structure while improving clinical outcomes. MATLOC is a point-of-care, lab-on-chip digital screening and diagnostic device platform, initially being developed for quantitative chronic kidney disease, or CKD, assessment. Our Krillase protein enzyme provides a therapeutics opportunity for wound healing, thrombosis, and pet health.

Our three principal medical technologies – DuraGraft®, MATLOCTM and Krillase® – are expected to serve an unmet significant market need in several areas, including, cardiac surgery, CKD, and pet health. We are currently preparing DuraGraft, our endothelial damage inhibitor, or EDI, for the U.S. Food and Drug Administration, or FDA, De Novo classification process. We filed a pre-submission letter for DuraGraft with the FDA in November 2021 and we submitted the De Novo request for DuraGraft to the FDA in January 2023. Upon receiving FDA approval of DuraGraft, which we anticipate but cannot guarantee, we expect to quickly commercialize the product and build revenue rapidly utilizing multiple strategic partners and revenue channels. Concurrently, our Krillase development team is planning an animal clinical study, which we expect will facilitate our entry into the pet health market and generate revenue through the sale of Krillase-based dental hygiene products. Following our introduction of Krillase into the pet health market, we plan to file an application with the FDA for the approval of Krillase for human use. With our DuraGraft, MATLOC and Krillase technologies, we have the potential to bring three FDA-approved products to market.

For 2023, our primary business priority is achieving FDA approval of DuraGraft as a medical device for coronary bypass artery graft, or CABG, procedures, through the De Novo classification request process. Following FDA approval of DuraGraft, which we anticipate but cannot guarantee, we expect to begin to distribute and sell DuraGraft in the United States through the efforts of a strategic partner. If we are not able to find an appropriate strategic partner, we will have to build our own marketing and sales capabilities at a significant cost to us and with no guarantee of success. DuraGraft first received its CE marking in August 2014. CE marking signifies that DuraGraft may be sold in the European Economic Area, or EEA, and DuraGraft has therefore been assessed as meeting the European Economic Area (“EEA”) safety, health, and environmental protection requirements. We will continue marketing efforts in Europe and in other countries that accept CE marking. In addition, we intend to fully develop and market DuraGraft in the U.S. for fat grafting procedures in plastic surgery procedures.

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In 2023, we also intend to continue the advancement of our MATLOC CKD point-of-care device, mainly through the development of our lab-on-chip technology under a Sponsored Research Agreement, or SRA. An SRA is an agreement (which may be classified as a grant, contract or cooperative agreement) under which one party (the “Sponsor”) provides funding to a second party to support the performance of a specified research project or related activity. The Sponsor may be a foundation, government agency, for-profit entity, research institute, or another university.

As we achieve FDA approvals, which we anticipate but cannot guarantee, we intend to prioritize the commercialization of our DuraGraft, MATLOC and Krillase platform products through multiple distribution and marketing channels in the U.S. We expect that once we enter the commercialization phase, we will be able to rapidly generate revenue growth. Additionally, in the near term we expect to generate revenue from the sale of DuraGraft through the expansion of our international marketing efforts by our distribution partners.

Our Corporate History and Structure

We are a Nevada corporation originally incorporated on March 20, 2007. From 2007 to early 2018, we operated under a number of different names with different management teams and in different industries. We changed our name to Marizyme, Inc. on March 21, 2018, to reflect our new life science focus, and at that time we also changed our common stock ticker symbol to “MRZM.”

In the second half of 2018, we acquired the Krillase platform from ACB Holding AB; in the second half of 2020, we acquired from Somahlution LLC and its related companies, which we refer to together as Somahlution, all of the assets of Somahlution, which we refer to as the Somahlution Assets, including DuraGraft; and in December 2021, we acquired My Health Logic Inc. (“My Health Logic”) from Health Logic Interactive Inc. (“HLII”). In connection with our My Health Logic acquisition, David Barthel, former chief executive officer of HLII and My Health Logic, became our Chief Executive Officer and a member of our board of directors; George Kovalyov, previously the chief operating officer and a director of HLII, became our Chief Financial Officer and Treasurer; and Harrison Ross, previously the Chief Financial Officer of HLII, became our Vice President of Finance.

Our Products and Technologies

DuraGraft®

Through our acquisition of the Somahlution Assets in July 2020, we acquired key intellectual products based on a patent protected cytoprotective platform technology designed to reduce ischemic injury to organs and tissues in grafting and transplantation surgeries. These assets include DuraGraft, a single-use intraoperative vascular graft treatment, that is able to protect endothelial cells from ischemic damage and reperfusion injury, and reduce complications associated with Vein Graft Failure, or VGF, post-CABG, thereby reducing major adverse cardiac events such as repeat revascularization and myocardial infarction, reducing incidence and complications of graft failure, and improving clinical outcomes.

DuraGraft is an endothelial damage inhibitor, or EDI, indicated for cardiac bypass, peripheral bypass, and other vascular surgeries. It carries CE marking and is approved for marketing in 34 countries outside the United States on three continents, including all countries in the European Union such as Spain, Austria, Ireland, and Germany, as well as countries outside the European Union such as Turkey, Switzerland, Chile, and the Philippines. Somahlution had also been focused on developing products to mitigate the effects of ischemia reperfusion injury in other grafting and transplantation surgeries and other indications in which ischemic injury can cause disease. Now, under our ownership, multiple products derived from the cytoprotective platform technology for several indications are under various stages of development.

According to market analysis reports, the size of the coronary artery bypass graft (“CABG”) procedures market globally was approximately $16.7 billion as of 2020 (Expert Markets Research, 2020). This market is forecast to increase at a compound annual growth rate (“CAGR”) of 2.5% between 2021 and 2026 (Expert Markets Research, 2020). Globally, it is estimated that approximately 800,000 CABG procedures are performed each year (Grand View Research, March 2017), with procedures performed in the U.S. being a substantial percentage of the total global procedures performed. In the U.S., it is estimated that approximately 340,000 CABG surgeries are performed each year.

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For 2023, our main business priority is receiving FDA approval of DuraGraft for CABG procedures through a De Novo classification request. We also plan to finalize the development of a DuraGraft powder formulation for fat grafting procedures for plastic surgeries in the U.S. It is reported that 22.4 million such surgeries take place annually in the U.S. (American Society of Plastic Surgeons, 2020).

Following the FDA approval of DuraGraft, which we anticipate but cannot guarantee, we intend to strive for rapid international revenue growth from sales of DuraGraft using multiple strategic partners and revenue channels. In the U.S. marketplace, we will seek to commercialize and develop additional applications including, but not limited to, fat grafting for plastic surgery. We intend to enter into a commercialization arrangement with a strategic partner who will be responsible for the marketing and sales of DuraGraft. In Europe and elsewhere, we will continue our DuraGraft marketing efforts relying on our DuraGraft CE marking and our distribution partners. The CE marking signifies that DuraGraft may be sold in the EEA and that DuraGraft has been assessed as meeting safety, health, and environmental protection requirements. We are currently working with local distributors of cardiovascular disease-related products, in accordance with local regulatory requirements, to sell and increase the market share of DuraGraft in Spain, Austria, Switzerland, Germany, Chile, and Turkey, among others. In all of our markets, we expect that we will market DuraGraft through multiple distribution partners with a focus on sales to cardiac surgeons and cardiologists. If we are not able to find appropriate strategic and distribution partners or our partners are unable to achieve our sales goals, we will have to build our own marketing and sales capabilities, which we expect would be time-consuming and costly.

MATLOC 1TM

On December 22, 2021, we acquired My Health Logic, its lab-on-chip technology platform and its patient-centric, digital point-of-care screening device, MATLOC 1.

The excitement over microfluidics, also known as lab-on-a-chip technology, lies in its potential for producing revolutionary, timely, accessible, and practical point-of-care devices; devices that are patient-centric (one-to-many, rather than doctor centric, one-to-one) and support self-care and independence. Microfluidics is a technology for analyzing small volumes of fluids, with the potential to miniaturize complex laboratory procedures onto a small microchip, hence the term “lab-on-chip”.

Marizyme’s lab-on-chip technology is currently being developed for screening and diagnosis related to the three leading biomarkers for chronic kidney disease, a disease estimated to affect 37 million Americans - or one out of every seven people (National Kidney Foundation, 2019). If left untreated, many patients will advance to end stage renal disease (“ESRD”), often leading to kidney transplant, renal failure, or dialysis. Since 90% of those with CKD do not know they have it, the risk of progression in the disease is high and this creates massive burdens for CKD patients and healthcare systems (National Kidney Foundation, 2019). CKD and ESRD costs the U.S. public healthcare systems hundreds of billions of dollars a year. In 2018 Medicare alone spent $130 billion on CKD and ESRD-related costs (National Kidney Foundation, 2019). With the increase of diabetics and hypertension cases in the U.S., which make up roughly two-thirds of all CKD patients (National Kidney Foundation, 2022), CKD related healthcare costs are expected to increase significantly. Compounding this development is the fact that less than 50% of diabetic patients, the highest at-risk group, are annually screened or tested for CKD (Mayo Clinic Proceedings, 2021). This creates an unmet need for point-of-care technologies that facilitate CKD screening and diagnosis, which further facilitates earlier screening and diagnosis and detection to slow down or eliminate the CKD progression. By combining lab-on-chip technology with Marizyme’s MATLOC 1 device, it will be able to quantitatively read the two urine biomarkers, albumin and creatine, necessary for effective CKD screening at point-of-care with results available instantly on a patient’s smartphone.

MATLOC 2, the Company’s next-generation point-of-care device in development, is designed to provide a fully integrated, quantitative diagnostic assessment of estimated glomerular filtration rate, or eGFR, using a blood-based biomarker. eGFR is a key measure of kidney function health and/or stage of kidney disease and our MATLOC 2 device is designed to provide a fully integrated, complete diagnostic assessment for CKD, potentially eliminating the need for lab visits and in-person assessment.

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The COVID-19 pandemic has massively accelerated the ongoing transformation in healthcare. Connected consumer electronic devices are enabling 24/7 home-based digital healthcare. We believe that consumers have the desire and are now becoming empowered to manage their own healthcare and that they will seek to utilize our point-of-care MATLOC 1 device.

With our lab-on-chip technology and MATLOC 1 device in development, we are striving to achieve earlier detection and slowing of the progression of CKD, allowing patients and healthcare systems to reduce the enormous costs of kidney failure, transplant, and/or dialysis. After completing the technology for CKD assessment, we plan to explore the commercial potential of other biomarkers for chronic diseases to be measured at point-of-care.

MATLOC 1, upon FDA approval, which we anticipate but cannot guarantee, is expected to be marketed and sold through an experienced medical device distribution partner network with a focus on nephrologists in hospitals, ambulatory surgery centers and private practices, to better assess patients and slow the progression of CKD.

Krillase®

Through our acquisition of ACB Holding AB in 2018, we acquired the Krillase technology, a protease therapeutic platform originally researched and evaluated in the European Union that has the potential for use in the treatment of chronic wounds and burns, and other clinical applications.

Krillase, derived from Antarctic krill, shrimp-like crustaceans, is a combination of endo- and exopeptidases that safely and efficiently breaks down organic material. As a “biochemical knife,” Krillase can potentially break down organic matter, such as necrotic tissue, thrombogenic material, and biofilms produced by microorganisms. As such, it may be useful in the mitigation or treatment of multiple disease states in humans. For example, Krillase may promote faster healing, support the grafting of skin for the treatment of chronic wounds and burns, and reduce bacterial biofilms associated with poor oral health in humans and animals.

We are currently focused on developing a Krillase-based product for the dissolving of plaque and biofilms on teeth for use in the pet health dental market. We believe that the U.S. pet health market presents a substantial opportunity for the marketing of our Krillase products. We expect to establish the first stream of revenue from the sale of Krillase-based pet health products in 2023 or 2024.

Our strategic plan for Krillase is, first, to leverage and maximize near-term revenue generating opportunities with Krillase products for commercial or clinical applications with low regulatory risk, such as in the pet health market, and second, to develop products for applications of the Krillase platform that address unmet medical needs or address medical market needs better than existing products in the marketplace, in clinical applications with higher regulatory risk but significant commercial potential.

MAR-FG-001

In November 2021, we reinitiated the development of MAR-FG-001, our fat grafting technology. The Company intends to develop MAR-FG-001 for use during fat grafting procedures.

Fat grafting is a surgical process used in medical reconstructive and other plastic surgery procedures in which fat is transferred from one area of the body to another (known as “autologous fat grafting” or simply “fat grafting”) to correct a defect, replace injured tissue, or to make cosmetic enhancements.

Compared to standard solutions, we believe that MAR-FG-001 could better protect adipose tissue from ischemic and oxidative injury and increase adipocyte and stromal cell viability, which is key to improving retention of fat volume thereby improving patient outcomes following fat grafting procedures.

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The global market for autologous fat grafting was estimated to be $699.96 million in 2021 and was projected to grow at a CAGR of 8.62% until 2028 (“Global Autologous Fat Grafting Market – Industry Trends and Forecast to 2028,” Data Bridge Market Research December 2020). Growing preference for the use of non-invasive aesthetic techniques in skin rejuvenation, more rapid recovery with lesser allergic risks and reduced downtime compared to other procedures are some of the factors contributing to increasing demand. The adoption rate for autologous fat grafting procedures in the United States was 2.2% of all augmentation and reconstruction procedures as of 2018, suggesting significant potential for growth of adoption of these procedures (“Autologous Fat Grafting Market Analysis By Product (Integrated Fat Transfer Systems, Aspiration and Harvesting Systems, Liposuction Systems, Fat Processing Systems, De-epithelialization Devices), By Application & Region - Global Market Insights 2021 to 2031,” Fact.MR, March 2022). With 22.4 million plastic surgeries performed annually in the United States (American Society of Plastic Surgeons, 2020), there is potential for widespread implementation of innovative fat grafting systems.

MAR-FG-001 is currently in development and not yet available for sale in any markets.

Our Historical Performance

We have incurred losses for each period from our inception. For the fiscal years ended December 31, 2021 and 2020, our net loss was approximately $11.0 million and $5.8 million, respectively, and for the nine months ended September 30, 2022 and 2021, our net loss was approximately $14.6 million and $5.5 million, respectively. We expect to incur expenses and operating losses over the next several years. Accordingly, we will need additional financing to support our continuing operations. We will seek to fund our operations through public or private equity offerings, debt financings, government or other third-party funding, collaborations and licensing arrangements. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would impact our going concern status and would have a negative impact on our financial condition and our ability to pursue our business strategy and continue as a going concern. We will need to generate significant revenues to achieve profitability, and we may never do so.

Our Competitive Strengths

We believe that the following competitive strengths will enable us to compete effectively:

●	Superior, first-in-class vascular graft storage and flushing solution. Management believes that the DuraGraft platform provides a significant and substantial competitive advantage over current methods. Having received CE marking in Europe, DuraGraft is certified for marketing in Europe as an endothelial damage inhibitor.

●	Early detection at point-of-care. Through our MATLOC platform, we plan to provide the ability to quantitatively screen and diagnose for CKD at point-of-care. We believe that the platform’s lab-on-chip technology’s low threshold of detection and sensitivity will enable earlier screening and diagnosis of CKD while the point-of-care capabilities of our MATLOC device(s) will allow for testing outside of a lab setting.

●	Superior dental cleaning method. Our Krillase platform could provide a significant and substantial competitive advantage by achieving superior pet dental cleaning through the reduction of plaque and tartar build up.

Our Growth Strategies

We will strive to grow our business by pursuing the following key growth strategies:

●	Commercialize DuraGraft and related products.

●	Commercialize MATLOC 1 and related products.

●	Commercialize Krillase and related products.

●	Develop MAR-FG-001 fat grafting technology and products.

●	Acquire additional life science assets.

The strategic plans described above will require capital. We expect to raise a substantial portion of the required capital in this offering. There can be no assurances, however, that we will be able to raise the capital in this offering that we need to execute our plans or that capital, whether through securities offerings, either private or public, will be available to us on acceptable terms, if at all. An inability to raise sufficient funds could cause us to scale back our development and growth plans or discontinue them altogether.

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COVID-19 Pandemic

To date, we have not experienced material disruptions in our business operations or financial impacts as a result of the COVID-19 pandemic. While it is not possible at this time to estimate the impact that COVID-19 could have on our business in the future, the continued spread of COVID-19 and variants of the virus, the rate of vaccinations regionally and globally and the measures taken by the government authorities, and any future epidemic disease outbreaks, could: Disrupt the supply chain and the manufacture or shipment of products and supplies for use by us in our research activities and by strategic partners for their distribution and sales activities; delay, limit or prevent us in our research activities and strategic partners in their distribution and sales activities; impede our negotiations with strategic partners; impede testing, monitoring, data collection and analysis and other related activities by us; interrupt or delay the operations of the FDA or other regulatory authorities, which may impact review and approval timelines for initiation of clinical trials or marketing; or impede the launch or commercialization of any approved products; any of which could delay our strategic partnership plans, increase our operating costs, and have a material adverse effect on our business, financial condition and results of operations.

For a further discussion of the impact of the COVID-19 pandemic on our business, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of COVID-19 Pandemic” and “Risk Factors – The COVID-19 pandemic could materially and adversely affect our ability to conduct clinical trials and engage with our third-party vendors and thereby have a material adverse effect on our financial results.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

For additional information, see “Risk Factors – We are a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies” and “As a ‘smaller reporting company,’ we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Corporate Information

Our principal executive office is located at 555 Heritage Drive, Suite 205, Jupiter, Florida 33458 and our telephone number is (561) 935-9955. We maintain a website at www.marizyme.com. Information available on this website is not incorporated by reference in and is not deemed a part of this prospectus or the registration statement of which this prospectus is a part. Our filings with the SEC are available for inspection through the SEC’s website at http://www.sec.gov.

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The Offering

Units offered:	[●] units, assuming a public offering price of $[●] per unit (assuming a public offering price of $[●] per share of common stock, representing the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split and assuming no exercise of the Over-Allotment Option to purchase additional units. Each unit will consist of one share of common stock and two warrants, with each warrant exercisable to acquire one share of common stock. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and warrants are immediately separable and will be issued separately in this offering.

Assumed public offering price	$[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split.

Description of the warrants	The warrants will have an exercise price of $[●] per share of common stock (which will be equal to 100% of the public offering price per unit, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split), will be immediately exercisable and will expire five years from the date of issuance. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Number of shares of common stock issued and outstanding before this offering:	[●] shares of common stock as of the date of this prospectus.(1)

Number of shares of common stock issued and outstanding after this offering:	[●] shares of common stock (or [●] shares of common stock if the Over-Allotment Option is exercised in full), assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split) and no exercise of any warrants or representative’s warrants.

Over-allotment option:	We have granted to the representative the option, exercisable for 45 days from the date of closing of this offering, to purchase up to 15% of the units sold in the offering, solely to cover over-allotments, if any, at the public offering price, less the underwriting discounts.

Representative’s warrants:	We have agreed to issue to the representative warrants to purchase a number of shares of common stock equal in the aggregate to 5% of the total number of units issued in this offering including units sold to cover over-allotments, if any. The representative’s warrants will be exercisable at a per share exercise price equal to 120% of the public offering price per unit sold in this offering. The representative’s warrants will be immediately exercisable upon issuance and at any time and from time to time, in whole or in part, until the five-year anniversary of the date of commencement of sales of common stock in connection with this offering. The registration statement of which this prospectus forms a part also registers the shares of common stock issuable upon full exercise of the representative’s warrants. See “Underwriting (Conflict of Interest) – Representative’s Warrants” for more information.

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Gross proceeds	$[●] million, or $[●] million if the representative exercises its Over-Allotment Option in full, less underwriter discounts, assuming no exercise of any warrants or representative’s warrants. See “Underwriting (Conflict of Interest)” for a description of these arrangements.

Use of proceeds:	We expect to receive net proceeds of approximately $[●] million from this offering (or approximately $[●] million if the representative exercises its Over-Allotment Option in full), assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split) and no exercise of the warrants or representative’s warrants, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds of this offering for development of our DuraGraft, MATLOC and Krillase platforms, commercialization and production, and general working capital and other corporate purposes. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Summary of Risk Factors” section beginning on page 12 and “Risk Factors” section beginning on page 14 before deciding to invest in our common stock and warrants.

Dividend and distribution policy:	We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Transfer Agent	Securities Transfer Corporation

Current symbol	OTCQB: MRZM.

Uplisting and proposed Nasdaq symbol:	We have filed an application to have the shares of common stock listed under the symbol “MRZM” and warrants under the symbol “MRZMW” on the Nasdaq Capital Market tier operated by Nasdaq. We do not intend for the units to trade on the Nasdaq Capital Market and we will not apply for the listing of the units on any securities exchange or other nationally recognized trading system. Upon the closing of this offering, the Company expects to meet the Nasdaq Capital Market initial financial and liquidity requirements under Nasdaq Listing Rules 5505(a) and 5505(b)(1) (the “Equity Standard”), which takes into account stockholders’ equity, the market value of publicly held shares, operating history, the market value of listed securities, the number of publicly held shares and round lot shareholders (holders of at least 100 shares each), the number of market makers, and the closing bid price of the Company’s common stock. For a more detailed discussion of the Company’s proposed listing on the Nasdaq Capital Market, see “Market for Common Equity and Related Stockholder Matters – Proposed Listing on the Nasdaq Capital Market” below.

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The closing of this offering is contingent upon the successful listing of our common stock and warrants on the Nasdaq Capital Market. We believe that upon completion of this offering, we will meet the standards for listing on the Nasdaq Capital Market, however, we cannot guarantee that we will be successful in listing our common stock on the Nasdaq Capital Market. We will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

Consolidated Reverse Stock Split	All information in this Offering section reflects the Consolidated Reverse Stock Split on a post-split basis unless otherwise indicated.

Lock-up agreements

We, all of our directors and officers and shareholders holding 5% or more of our outstanding common stock (or securities convertible or exercisable for our common stock) have agreed with the representative, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock starting either on the date of signature of their lock-up agreements or the date of the closing of this offering, and ending 180 days after the closing of this offering, except with respect to the Company, such period commences on the date of the pricing of this offering and ends 360 days after such date. See “Underwriting (Conflict of Interest)” for more information.

Conflict of Interest	The Corporate Financing Department of FINRA (the “FINRA Staff”) determined that Bradley Richmond, a registered representative of Univest, our former licensing and market advisor and former Acting Vice President of Finance, has a “conflict of interest” within the meaning of FINRA Rule 5121, based on the FINRA Staff’s interpretation of such rule. Consequently, this offering will be conducted in compliance with the FINRA Staff’s interpretation of provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement of which this prospectus forms a part, exercise the usual standards of “due diligence” with respect thereto and undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Accordingly, we have engaged R.F. Lafferty & Co., Inc., a registered broker-dealer and FINRA member, to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement of which this prospectus forms a part and exercise the usual standards of “due diligence” with respect thereto. Univest will pay R.F. Lafferty & Co., Inc. a cash fee of $50,000 upon the completion of this offering as consideration for its services rendered in connection with acting as the qualified independent underwriter in this offering, even if the over-allotment option is exercised. This fee payment will not increase the underwriting discount or other fees or expenses to be paid by us. In accordance with FINRA Rule 5110, such cash fee to be paid to R.F. Lafferty & Co., Inc. for acting as the qualified independent underwriter in this offering is deemed to be underwriting compensation in connection with sales of our securities by Univest to the public. R.F. Lafferty & Co., Inc. will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, Univest is not permitted to sell the securities offered in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We will indemnify R.F. Lafferty & Co., Inc. against liabilities incurred in connection with R.F. Lafferty & Co., Inc. acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest) – Conflict of Interest.”

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(1)	The number of shares of common stock outstanding immediately following this offering is based on [●] shares outstanding as of the date of this prospectus, assumes a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split), and excludes the following securities as of such date:

●	[●] shares of common stock that have been approved by our board of directors for issuance upon the exercise of vested and unvested options granted to our officers, directors, employees and service providers at a weighted average exercise price of $[●] per share pursuant to our Amended and Restated 2021 Stock Incentive Plan (the “Stock Incentive Plan” or the “Plan”);

●	23,334 unissued restricted shares of common stock subject to certain performance-based vesting terms and issuable to corporations controlled by our Chief Financial Officer and Vice President of Finance under the Plan and that will be granted upon the vesting of such restricted shares under side agreements with these corporations;

●	480,000 shares of common stock reserved for issuance pursuant to the Plan, which is inclusive of the [●] shares issuable upon the exercise of vested and unvested options that have been granted under the Plan and 23,334 unissued restricted shares of common stock subject to certain performance-based vesting terms and that will be granted under the Plan upon the vesting of such restricted shares under side agreements referred to above;

●	shares of common stock issuable upon exercise of immediately-exercisable warrants to be issued to a lender to purchase up to $1,500,000 of shares of common stock on the same terms as the warrants issued in this initial public offering or other financing, whichever occurs first;

●	[●] shares of common stock issuable upon full exercise of outstanding warrants at a weighted average exercise price of $[●] per share if this offering constitutes a “qualified financing” under the terms of certain warrants, or [●] shares of common stock issuable upon full exercise of outstanding warrants at a weighted average exercise price of $[●] per share if this offering does not constitute a “qualified financing” under the terms of certain warrants;

●	[●] shares of common stock issuable upon conversion of outstanding convertible notes at a weighted average conversion price of $[●] per share if this offering constitutes a “qualified financing” under the terms of the convertible notes, or [●] shares of common stock issuable upon conversion of outstanding convertible notes at a weighted average conversion price of $[●] per share if this offering does not constitute a “qualified financing” under the terms of the convertible notes;

●	[●] shares of common stock issuable upon full exercise of warrants included in the units being offered in this offering;

●	[●] shares of common stock ([●] shares of common stock if the Over-Allotment Option is exercised in full) underlying the representative’s warrants to be issued to the representative in connection with this offering, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split);

●	[●] shares of common stock included in units issuable upon the full exercise of the Over-Allotment Option, assuming a public offering price of $[●] per unit (which and represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split); and

●	[●] shares of common stock issuable upon the full exercise of warrants included in units issuable upon the full exercise of the Over-Allotment Option, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split).

In addition, unless otherwise indicated, the information throughout this prospectus, including outstanding share amounts as of the date of this prospectus, reflects and assumes no exercise or conversion of any of the securities listed above, and no issuance of any shares of common stock pursuant to the Plan or upon exercise of the Over-Allotment Option.

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Summary Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary financial data as of and for the years ended December 31, 2021 and 2020 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our summary financial data as of and for the nine months ended September 30, 2022 and 2021 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. All consolidated financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The consolidated financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Nine Months Ended September 30,		Years Ended December 31,
	2022	2021	2021	2020
	(unaudited)	(unaudited)
Revenue	$137,821	$271,952	$210,279	$197,136
Total operating expenses	10,967,960	6,152,335	9,031,662	5,996,739
Total operating loss	(10,830,139)	(5,880,383)	(8,821,383)	(5,799,603)
Total other income (expenses)	(3,771,368)	397,590	(2,176,546)	(45,450)
Net loss	(14,601,507)	(5,482,793)	(10,997,929)	(5,845,053)
Loss per share – basic and diluted	$(5.37)	$(2.29)	$(4.58)	$(3.31)
Weighted average number of shares of common stock – basic and diluted	2,717,674	2,395,403	2,402,893	1,767,484

	As of September 30,	As of December 31,
	2022	2021	2020
Balance Sheet Data	(unaudited)
Cash	$1,182,248	$4,072,339	$2,902,762
Total current assets	2,341,612	4,401,818	3,106,077
Total assets	63,725,730	65,999,350	47,083,561
Total current liabilities	1,606,087	3,133,721	721,395
Total liabilities	22,778,139	18,309,018	1,795,933
Total stockholder’s equity	40,947,591	47,690,332	45,287,628
Total liabilities and stockholder’s equity	$63,725,730	$65,999,350	$47,083,561

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Summary of Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Business

●	Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

●	We have incurred losses since inception, and we anticipate that we will incur continued losses for the foreseeable future. Moreover, our independent registered public accounting firm’s report, contained herein, includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

●	We have limited working capital.

●	We have a limited operational history.

●	If we fail to retain current members of our senior management, or to identify, attract, integrate and retain additional key personnel, our business will be harmed.

●	If we do not generate sufficient cash flow from operations in the future, we may not be able to fund our technology and product development efforts and acquisitions or fulfill our future obligations.

●	We will require substantial additional funding which may not be available to us on acceptable terms, or at all. Failing to raise the necessary additional capital could force us to delay, reduce, eliminate or abandon growth initiatives, development or commercialization of our technologies and products.

●	Acquisitions present many risks, and we may not realize the financial and strategic goals we anticipate at the time of an acquisition.

●	The medical device market is highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.

●	Our future performance may depend on the success of products we have not yet developed or acquired.

●	Our products may never achieve market acceptance.

●	We may delay or terminate the development or acquisition of a product at any time if we believe the perceived market or commercial opportunity does not justify further investment, which could materially harm our business.

●	Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop or acquire.

●	We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

●	Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

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●	We will be dependent on third-party manufacturers since we will not initially directly manufacture our products.

●	Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

●	The COVID-19 pandemic could materially and adversely affect our ability to conduct clinical trials and engage with our third-party vendors and thereby have a material adverse effect on our financial results.

●	Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business.

Risks Related to Government Regulation

●	Any products we may develop may not be approved for sale in the U.S. or in any other country.

●	Even if we receive regulatory approval for any product we may develop or acquire, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.

●	Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.

●	Healthcare reform measures could hinder or prevent our products’ commercial success.

●	If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Risks Related to This Offering and Ownership of Our Securities

●	Management identified material weaknesses in our internal controls, and failure to remediate them or any future ineffectiveness of internal controls could have a material adverse effect on the Company’s business and the price of its common stock.

●	If we continue to fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, our securities’ prices could decline significantly and raising capital could be more difficult.

●	We may not be able to maintain a listing of our common stock and warrants on the Nasdaq Capital Market.

●	There are a number of risks relating to our Consolidated Reverse Stock Split.

●	In the event that our common stock and warrants are delisted from the Nasdaq Capital Market, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock and warrants because they may be considered penny stock and thus be subject to the penny stock rules.

●	Substantial future sales or issuances of our securities, or the perception in the public markets that these sales or issuances may occur, may depress the price of our common stock and warrants. Also, future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our common stock to fall.

●	Investors in this offering will experience immediate and substantial dilution.

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RISK FACTORS

An investment in our common stock and warrants involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our common stock and warrants. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Business

Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

On January 28, 2022, the Company filed a Complaint in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, case number 50-2022-CA-000859-XXX-MB, against Amy Chandler (the “Chandler Complaint”). The Chandler Complaint sought damages for breach of fiduciary duty, breach of contract, negligence, conversion, and civil theft. The Chandler Complaint alleged that, prior to her resignation in September 2021, Ms. Chandler intentionally and recklessly took actions to cancel the CE certificate required by European Union regulations in order for Marizyme and its subsidiary, Somahlution, LLC, to ship and distribute certain products to/within the European Union. The Chandler Complaint also alleged that Ms. Chandler disregarded her fiduciary duty to Marizyme and responsibilities as the top regulatory and compliance official of Marizyme. As a result, the Chandler Complaint alleged that Ms. Chandler’s actions caused significant disruption and damage to Marizyme’s business, including, but not limited to, financial damages and damage to Marizyme’s reputation and business relationships. The Chandler Complaint further alleged that prior to her last day, Ms. Chandler stole confidential, proprietary files governing Marizyme’s quality management system, which related to internal business operations, and that Marizyme incurred significant costs to recreate these files. The Chandler Complaint alleged damages in excess of thirty thousand dollars ($30,000.00), exclusive of interest, attorneys’ fees, and costs.

On February 28, 2022, Ms. Chandler filed an Answer, Affirmative Defenses and Counterclaim with the Florida Circuit Court (the “Answer”). The Answer denied the claims in the Chandler Complaint and most of the factual allegations regarding Ms. Chandler’s alleged actions. The Answer also asserted a counterclaim against the Company for defamation per se. The Answer sought to recover monetary damages, attorneys’ fees, and court costs in connection with this litigation. The Answer also demanded a trial by jury on all triable issues.

On March 18, 2022, the Company filed a Motion to Dismiss Ms. Chandler’s Counterclaim with the Florida Circuit Court (the “Motion to Dismiss”). The Motion to Dismiss stated that Ms. Chandler’s Counterclaim for defamation per se should be dismissed with prejudice. On July 13, 2022, the court ruled that the counterclaim of defamation was dismissed with prejudice. Ms. Chandler’s deposition was taken on September 21, 2022. On November 21, 2022, the Company filed a notice of voluntary dismissal without prejudice of its complaint and the case was dismissed.

Although we had obtained a CE certificate to market DuraGraft in the European Union under the Company’s name in May 2021, prior to the cancellation of the CE certificate to market DuraGraft in the European Union under the name of our subsidiary, we have only recently been able to make the necessary labeling changes which were required to reinitiate the marketing and distribution of DuraGraft products under the Company’s name. As a result of having to restore our quality management system and relabel DuraGraft, we were compelled to hire, at significant cost, two full-time quality consultants in November 2021. Fulfillment of orders of our DuraGraft product was delayed for more than nine months during the relabeling process. We believe that at least some of our distributors may have lost trust in our ability to deliver DuraGraft as a result. Although no orders have been cancelled, we suffered delayed and lost revenue until the relabeling process could be completed. Since June 2022, we have resumed shipments of correctly-labeled DuraGraft to our distributors, but it may take at least another three to six months to restore the trust of our distributors and recapture market momentum.

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Future potential misconduct could include fraud, theft of trade secrets, corporate sabotage, or other improper activities such as falsifying time or other records and violations of laws. Other examples could include the failure to comply with our policies and procedures or with foreign, federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any such misconduct could result in claims, remediation costs, regulatory sanctions against us, loss of current and future customers or contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions have not in the past and may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations as a result of the misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation, force us to expend significant resources to address and cure such misconduct, delay, disrupt or fatally undermine our business plans and operations, and subject us to fines and penalties, restitution or other damages, loss of regulatory clearance, loss of current and future customer contracts, any of which could irreparably and materially adversely affect our business, reputation and our future results.

We have incurred losses since inception, and we anticipate that we will incur continued losses for the foreseeable future. Moreover, our independent registered public accounting firm’s report, contained herein, includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

As of September 30, 2022 and December 31, 2021, we had an accumulated deficit of approximately $62.4 million and $47.8 million, respectively. We expect to incur significant and increasing operating losses for the next several years as we expand our acquisition efforts, continue clinical trials, acquire, or license technologies, advance other medical devices into clinical development, complete clinical trials, seek regulatory approval and, if we receive FDA approval, commercialize our products. Primarily because of our losses incurred to date, our expected continued future losses, and limited cash balances, our independent registered public accounting firm has included in its report an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the sale of the shares of common stock or obtaining alternate financing. We cannot provide any assurance that we will be able to raise additional capital.

If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our clinical and regulatory efforts, which are critical to the realization of our business plan. The accompanying financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern. It is not possible for us to predict currently the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all your investment in our company.

We have limited working capital.

Our working capital (current assets less current liabilities) was approximately $0.7 million and $1.3 million at September 30, 2022 and December 31, 2021, respectively. Any significant declines in our revenues could result in decreases in our working capital, which would reduce our cash balances. Our failure to generate sufficient revenues or profits or to obtain additional financing or raise additional capital could have a material adverse effect on our operations and on our ability to meet our obligations as they become due. The occurrence of any of the foregoing risks would have a material adverse effect on our financial results, business and prospects.

We have a limited operational history.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our ongoing and proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

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We will need to increase the size of our organization.

We are a small company with 14 full-time employees and two full-time consultants as of February 1, 2023. To execute our business plan, including the future conducting of clinical trials and the expected commercialization of our medical devices, we will need to expand our employee base for managerial, operational, financial, and other resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Over the next 12 months, depending on the progress of our acquisition efforts and future planned business development and capital raising efforts, we plan to add additional employees to assist us with our development programs. Our future financial performance and our ability to commercialize our products and devices and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to:

●	manage development efforts effectively;

●	manage any future clinical trials effectively;

●	integrate additional management, administrative, manufacturing and sales and marketing personnel;

●	maintain sufficient administrative, accounting and management information systems and controls; and

●	hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our financial results and impact our ability to achieve development milestones.

If we fail to retain current members of our senior management, or to identify, attract, integrate and retain additional key personnel, our business will be harmed.

In order to develop our medical devices, we need to retain or attract certain personnel, consultants or advisors with experience in medical device development activities that include a number of disciplines, including research and development, clinical trials, medical matters, government regulation medical devices, manufacturing, formulation and chemistry, business development, accounting, finance, regulatory affairs, human resources and information systems. We are highly dependent upon our senior management and consultants. The loss of services of one or more of our members of senior management could delay or prevent the successful completion of our planned product development or the commercialization of medical devices.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians, and scientists. The competition for qualified personnel in medical device field is intense. We will need to hire additional personnel as we expand our product development and commercial activities. While, generally, we have not had difficulties recruiting qualified individuals, to date, we may not be able to attract and retain quality personnel on acceptable terms given the competition for such personnel among medical device and other life science companies. In connection with the acquisition of My Health Logic, we engaged a new Chief Executive Officer, Chief Financial Officer and Vice President of Finance. If we are not able to retain these individuals in their current functions, we may not be able to execute our business plan and maximize our growth strategy, to the detriment of our business. Additionally, the Company does not carry key person life insurance. If we lose any key managers or employees or are unable to attract and retain qualified key personnel, directors, advisors or consultants, the development of our medical devices could be delayed or terminated, and our business may be harmed.

If we do not generate sufficient cash flow from operations in the future, we may not be able to fund our product development efforts and acquisitions or fulfill our future obligations.

Our ability to generate sufficient cash flow from operations to fund our operations and product development efforts, including the payment of cash consideration in acquisitions and the payment of our other obligations, depends on a range of economic, competitive, and business factors, many of which are outside of our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to liquidate our investments, repatriate cash and investments held in our overseas subsidiaries, sell assets, or raise equity or debt financings when needed or desirable. An inability to fund our operations or fulfill outstanding obligations could have a material adverse effect on our business, financial condition, and results of operations. For further information, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

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We will require substantial additional funding which may not be available to us on acceptable terms, or at all. Failing to raise the necessary additional capital could force us to delay, reduce, eliminate or abandon growth initiatives, development or commercialization of our technologies and products.

We estimate that our current cash and cash equivalents, along with the net proceeds from this offering, will be sufficient for us to fund our operating expenses and capital expenditure requirements through December 2023. Without giving effect to the anticipated net proceeds from this offering, our existing capital resources are not sufficient to meet our projected operating requirements beyond February 2023. The net proceeds from this offering may remove such doubt regarding our ability to continue as a going concern. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. We expect to significantly increase our spending to advance the development of our medical devices and launch and commercialize any medical devices for which we receive regulatory approval. This might include the possibility of building our own marketing and sales organizations to address certain markets if we fail to identify and engage third-party organizations that can perform these services for us.

We will require additional capital for the further development and commercialization of our technologies and products, as well as to fund our other operating expenses and capital expenditures. Our future capital requirements will depend on many factors, including:

●	the progress of our product development programs;

●	the number of technologies and products we pursue;

●	the time and costs involved in obtaining regulatory approvals;

●	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

●	our plans to establish sales, marketing and/or manufacturing capabilities;

●	the effect of competing technological and market developments;

●	the terms and timing of any collaborative, licensing, and other arrangements that we may establish;

●	general market conditions for offerings from life science companies;

●	our ability to establish, enforce and maintain selected strategic alliances and activities required for technology and product commercialization; and

●	our revenues, if any, from successful development and commercialization of our technologies and products.

In order to carry out our business plans and implement our strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through strategic collaborations, licensing arrangements, public or private equity or debt financing, bank lines of credit, asset sales, government grants, or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to certain of our medical device or marketing territories. Our inability to raise capital when needed would harm our business, financial condition, and results of operations, and could cause the price of our common stock to decline or require that we wind down our operations altogether.

Acquisitions present many risks, and we may not realize the financial and strategic goals we anticipate at the time of an acquisition.

Our growth is dependent upon market growth, our ability to enhance existing products, and our ability to introduce new products and services on a timely basis. In recent years, we have addressed and intend to continue to address the need to develop new products and services and enhance existing products through acquisitions of other companies, product lines and/or technologies. However, acquisitions, including those of high-technology companies, are inherently risky. We cannot provide any assurance that any of our acquisitions or future acquisitions will be successful in helping us reach our financial and strategic goals. The risks we commonly encounter in undertaking, managing, and integrating acquisitions are:

●	an uncertain revenue and earnings stream from the acquired company, which could dilute our earnings;

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●	difficulties and delays in integrating the personnel, operations, technologies, products, and systems of the acquired companies;

●	our ongoing business may be disrupted, and our management’s attention may be diverted by acquisition, transition, or integration activities;

●	the need to implement controls, procedures, and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures, and policies;

●	difficulties managing or integrating an acquired company’s technologies or lines of business;

●	potential difficulties in completing projects associated with purchased in-process research and development;

●	entry into markets in which we have no or limited direct prior experience and where competitors have stronger market positions, and which are highly competitive;

●	the potential loss of key employees of the acquired company;

●	potential difficulties integrating the acquired products and services into our sales channel;

●	assuming pre-existing contractual relationships of an acquired company that we would not have otherwise entered the termination or modification of which may be costly or disruptive to our business;

●	being subject to unfavorable revenue recognition or other accounting treatment because of an acquired company’s practices; and

●	intellectual property claims or disputes.

Our failure to manage growth effectively and successfully integrate acquired assets and/or companies due to these or other factors could have a material adverse effect on our business, results of operations and financial condition. In addition, we may not have the opportunity to make suitable acquisitions on favorable terms in the future, which could negatively impact the growth of our business. We expect that other companies in our industry will compete with us to acquire compatible businesses. This competition could increase prices for businesses and technologies that we would likely pursue, and our competitors may have greater resources than we do to complete these acquisitions.

The medical device market is highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.

We expect to face intense competition from companies with dominant market positions in the medical device industry. These competitors have significantly greater financial, technical, marketing and other resources than we have and may be better able to:

●	respond to new technologies or technical standards;

●	react to changing customer requirements and expectations;

●	acquire other companies to gain new technologies or products that may displace our products;

●	manufacture, market and sell products;

●	acquire, prosecute, enforce and defend patents and other intellectual property;

●	devote resources to the development, production, promotion, support and sale of products; and

●	deliver a broad range of competitive products at lower prices.

We expect competition in the markets in which we participate to continue to increase as existing competitors improve or expand their product offerings.

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Our future performance may depend on the success of products we have not yet developed or acquired.

Technology is an important component of our business and growth strategy, and our success depends on the development, implementation and acceptance of our products. Commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering our products outdated or uncompetitive before their introduction. Our ability to develop products to meet evolving industry requirements and at prices acceptable to our customers will be significant factors in determining our competitiveness. We may expend considerable funds and other resources on the development of our products without any guarantee that these products will be successful. If we are not successful in bringing one or more products to market, whether because we fail to address marketplace demand, fail to develop viable technologies or otherwise, our revenues may decline and our results of operations could be seriously harmed.

Our products may never achieve market acceptance.

Our ability to generate revenues from product sales and to achieve profitability will depend upon our ability to successfully commercialize our products. Because we have not yet begun to offer any of our products for sale in the U.S. and have limited sales of DuraGraft overseas, we have no basis to predict whether any of our products will achieve market acceptance. A number of factors may limit the market acceptance of any of our products, including:

●	the timing of regulatory approvals of our products and market entry compared to competitive products;

●	the effectiveness of our products, including any potential side effects, as compared to alternative treatments;

●	the rate of adoption of our products by hospitals, doctors and nurses and acceptance by the health care community;

●	the competitive features of our products, including price, as compared to other similar products;

●	the availability of insurance or other third-party reimbursement, such as Medicare, for patients using our products;

●	the extent and success of our marketing efforts and those of our collaborators; and

●	unfavorable publicity concerning our products or similar products.

We may delay or terminate the development or acquisition of a product at any time if we believe the perceived market or commercial opportunity does not justify further investment, which could materially harm our business.

Even though the results of preclinical studies and clinical trials that we have conducted or may conduct in the future may support further development of one or more of our products, we may delay, suspend or terminate the future development or acquisition of a product at any time for strategic, business, financial or other reasons, including the determination or belief that the emerging profile of the product is such that it may not receive FDA approval, gain meaningful market acceptance, generate a significant return to stockholders, or otherwise provide any competitive advantages in its intended indication or market.

Any products we may develop or acquire may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

The regulations that govern marketing approvals, pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more other products we may develop, even if other products we may develop or acquire obtain regulatory approval. Pressure from social activist groups and future government regulations, whose goal it is to reduce the cost of medical devices, particularly in less developed nations, also may result in downward pressure on the prices of our product.

Our ability to commercialize any products we may develop or acquire successfully also will depend in part on the extent to which reimbursement for these products and related treatments becomes available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which treatments they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and these third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular treatments. We cannot be sure that reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize any product that we successfully develop.

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Moreover, eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs, including research, development, acquisition, manufacture, sale and distribution. Payment rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower cost products that are already reimbursed and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of products from countries where they may be said at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government funded and private payors could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Our business could be materially harmed if reimbursement of any products we may develop, if any, is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop or acquire.

We face an inherent risk of product liability exposure related to the sale of any products we may develop or acquire. The marketing, sale and use of any products we may develop or acquire could lead to the filing of product liability claims against us if someone alleges that our products failed to perform as designed. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that any product we may develop or acquire caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	decreased demand for our products;

●	injury to our reputation and significant negative media attention;

●	withdrawal of patients from clinical studies or cancellation of studies;

●	significant costs to defend the related litigation and distraction to our management team;

●	substantial monetary awards to patients;

●	loss of revenue; and

●	the inability to commercialize any products that we may develop or acquire.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

Our success depends significantly on our ability to protect our rights to the patents, trademarks, trade secrets, copyrights and all the other intellectual property rights used, or expected to be used, in our products. Protecting intellectual property rights is costly and time consuming. We rely primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. Despite our intellectual property rights practices, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents.

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We cannot be assured that any of our pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office, or PTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Patents that may be issued to or licensed by us in the future may expire or may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related technologies. Upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. There is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

Further, we may not be able to obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be unavailable or limited in scope. If any of our patents fails to protect our technology, it would make it easier for our competitors to offer similar products. Our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and/or intellectual property assignment agreements with our team members, independent distributors and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we intend to rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Common law trademarks provide less protection than registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is obtainable, or prior to us filing patent applications on inventions we may make from time to time. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case, we could not assert any trade secret rights against such party. Enforcing a claim that a third-party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

The medical device and life science industry is characterized by vigorous protection and pursuit of intellectual property rights. Companies in the medical device and life science industry have used intellectual property litigation to gain a competitive advantage in the marketplace. From time to time, third parties may assert against us their patent, copyright, trademark and other intellectual property rights relating to technologies that are important to our business. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not publicly-available information, or claimed trademark rights that have not been revealed through our availability searches. We may be subject to claims that our team members have disclosed, or that we have used, trade secrets or other proprietary information of our team members’ former employers. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims that our products or processes infringe these rights, regardless of their merit or resolution, could be costly, time consuming and may divert the efforts and attention of our management and technical personnel. In addition, we may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation.

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Any claims of patent or other intellectual property infringement against us, even those without merit, could:

●	increase the cost of our products;

●	be expensive and/or time consuming to defend;

●	result in our being required to pay significant damages to third parties;

●	force us to cease making or selling products that incorporate the challenged intellectual property;

●	require us to redesign, reengineer or rebrand our products and technologies;

●	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property on terms that may not be favorable or acceptable to us;

●	require us to develop alternative non-infringing technology, which could require significant effort and expense;

●	require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification for intellectual property infringement claims;

●	result in our customers or potential customers deferring or limiting their purchase or use of the affected products impacted by the claims until the claims are resolved; and

●	otherwise have a material adverse effect on our business, financial condition and results of operations.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

We believe that the success of our business will depend, in significant part, on obtaining patent protection for our products and technologies, defending our patents and preserving our trade secrets. Our failure to pursue any potential claim could result in the loss of our proprietary rights and harm our position in the marketplace. Therefore, we may be forced to pursue litigation to enforce our rights. Future litigation could result in significant costs and divert the attention of our management and key personnel from our business operations and the implementation of our business strategy.

We will be dependent on third-party manufacturers since we will not initially directly manufacture our products.

Initially, we will not directly manufacture our products and will rely on third parties to do so for us. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize products as planned. In addition, we may not be able to contract with third parties to manufacture our products in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, may delay clinical development or submission of products for regulatory approval or otherwise may impair our competitive position. We may not be able to enter into or maintain relationships with manufacturers who have the capacities to meet our manufacturing needs, master the manufacturing processes required for our products, and comply with good manufacturing practices. If a product manufacturer fails to comply with good manufacturing practices, we could experience significant time delays or we may be unable to commercialize or continue to market the products. Changes in our manufacturers could require costly new product testing and facility compliance inspections. In the United States, failure to comply with good manufacturing practices or other applicable legal requirements can lead to federal seizure of violative products, injunctive actions brought by the federal government, and potential criminal and civil liability on the part of a company and its officers and employees. Because of these and other factors, we may not be able to replace our manufacturing capacity quickly or efficiently in the event that our manufacturers are unable to manufacture our products at one or more of their facilities.

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We have no experience in large-scale product manufacturing, nor do we have the resources or facilities to manufacture our products. We cannot guarantee that we or our third-party manufacturers will be able to increase capacity in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical trials, regulatory submissions and commercialization of our products.

As a result of these factors, the sale and marketing of our products could be delayed or we could be forced to develop our own manufacturing capacity, which could require substantial additional funds and personnel and compliance with extensive regulations.

We may be dependent on the sales and marketing efforts of third parties, both domestically and internationally, if we choose not to develop an extensive sales and marketing staff.

Initially, we will depend on the efforts of third parties (including sales agents and distributors) to carry out the sales and marketing of our products, both domestically and internationally. We currently have distribution partners internationally for DuraGraft, which we expect to continue to work with in the future. We anticipate that each third party will control the amount and timing of resources generally devoted to these activities. However, these third parties may not be able to generate demand for our products. In addition, there is a risk that these third parties will develop products competitive to ours, which would likely decrease their incentive to vigorously promote and sell our products. If we are unable to enter into co-promotion agreements or to arrange for third-party distribution of our products, we will be required to expend time and resources to develop an effective internal sales force. However, it may not be economical for us to market our own products or we may be unable to effectively market our products. Therefore, our business could be harmed if we fail to enter into arrangements with third parties for the sales and marketing of our products or otherwise fail to establish sufficient marketing capabilities.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our suppliers and business partners, as well as personally identifiable information of clinical trial participants and employees. Similarly, our business partners and third-party providers possess certain of our sensitive data. The secure maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information, including our data being breached at our business partners or third-party providers, could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, and damage our reputation which could adversely affect our business.

Our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Natural disasters could severely disrupt our operations or the operations of manufacturing facilities and have a material adverse effect on our business, financial condition, results of operations and prospects. If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as manufacturing facilities, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans that we have in place currently are limited and may not prove adequate in the event of a serious disaster or similar event. We are in the early stages of constructing an additional manufacturing facility and establishing a relationship with a third-party contract manufacturer as a back-up supplier for the commercial supply of our products, if necessary, but there is no assurance that we will establish such a relationship in a timely manner, on acceptable terms, or at all. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The COVID-19 pandemic could materially and adversely affect our ability to conduct clinical trials and engage with our third-party vendors and thereby have a material adverse effect on our financial results.

The FDA has indicated that the staff of the Center for Biologics Evaluation and Research continue to operate according to historical timelines despite the allocation of substantial resources to address the COVID-19 pandemic. The FDA has noted, however, that its current levels of performance may be impacted by the workload created by COVID-19 activities. It is possible that the FDA could prioritize and shift more resources to COVID-19 activities in the future, which could delay future meetings or preclude in-person meetings with the FDA regarding next-phase clinical study design for our medical device product candidates, and thus could delay their development programs. Any decision by the FDA to delay or refuse meeting with us or to limit communications with us in light of COVID-19 could have a material adverse effect on our scheduled clinical trials, which could increase our operating expenses and have a material adverse effect on our financial results.

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Furthermore, third-party vendors, such as contracted manufacturing, testing or research organizations, could also be impacted by COVID-19, which could result in unavoidable delays and/or increases in our operating costs. If we are unable to obtain our devices in sufficient quantity and in a timely manner, the development and testing of our medical devices may be delayed or become infeasible, and regulatory approval or commercial launch of any of our medical devices may be delayed or not obtained, which could significantly harm our business.

The extent to which the COVID-19 pandemic may impact our device development and our dealings with vendors will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, the severity of COVID-19, the impact of COVID-19 variants, and the effectiveness of actions to prevent transmission, contain the virus and treat those who have contracted COVID-19.

Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business.

Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business. These factors include:

●	challenges associated with cultural differences, languages and distance;

●	differences in clinical practices, needs, products, modalities and preferences;

●	longer payment cycles in some countries;

●	credit risks of many kinds;

●	legal and regulatory differences and restrictions;

●	currency exchange fluctuations;

●	foreign exchange controls that might prevent us from repatriating cash earned in certain countries;

●	political and economic instability and export restrictions;

●	variability in sterilization requirements for multi-usage surgical devices;

●	potential adverse tax consequences;

●	higher cost associated with doing business internationally;

●	challenges in implementing educational programs required by our approach to doing business;

●	negative economic developments in economies around the world and the instability of governments, including the threat of war, terrorist attacks, epidemic or civil unrest;

●	adverse changes in laws and governmental policies, especially those affecting trade and investment;

●	pandemics, such as COVID-19, the Ebola virus, the enterovirus and the avian flu, which may adversely affect our workforce as well as our local suppliers and customers;

●	import or export licensing requirements imposed by governments;

●	differing labor standards;

●	differing levels of protection of intellectual property;

●	the threat that our operations or property could be subject to nationalization and expropriation;

●	varying practices of the regulatory, tax, judicial and administrative bodies in the jurisdictions where we operate; and

●	potentially burdensome taxation and changes in foreign tax.

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Risks Related to Government Regulation

Any products we may develop may not be approved for sale in the U.S. or in any other country.

Neither we nor any future collaboration partner can commercialize any products we may develop in the U.S. or in any foreign country without first obtaining regulatory approval for the product from the FDA or comparable foreign regulatory authorities. The approval route in the U.S. for any products we may develop will be through a De Novo pathway. The approval process may take several years to complete, and approval may never be obtained. Before obtaining regulatory approvals for the commercial sale of any product we may develop in the U.S., we must demonstrate with substantial evidence, gathered in preclinical and well-controlled clinical studies, that the planned product is safe and effective for use for that target indication. We may not conduct such a trial or may not successfully enroll or complete any such trial. Any products we may develop may not achieve the required primary endpoint in the clinical trial and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes and controls for any products we may develop are adequate. Moreover, obtaining regulatory approval in one country for marketing of any products we may develop does not ensure we will be able to obtain regulatory approval in other countries, while a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.

Even if we or any future collaboration partner were to successfully obtain a regulatory approval for any product we may develop, any approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements. If we are unable to obtain regulatory approval for any products we may develop in one or more jurisdictions, or any approval contains significant limitations, we may not be able to obtain sufficient revenue to justify commercial launch. Also, any regulatory approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain regulatory approval to sell any products we may develop in the U.S. or other countries, our business, financial condition, results of operations and growth prospects could be adversely affected.

Even if we receive regulatory approval for any product we may develop or acquire, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.

Once regulatory approval has been obtained, the approved product and its manufacturer are subject to continual review by the FDA or non-U.S. regulatory authorities. Our regulatory approval for any products we may develop or acquire may be subject to limitations on the indicated uses for which the product may be marketed. Future approvals may contain requirements for potentially costly post-marketing follow-up studies to monitor the safety and efficacy of the approved product. In addition, we are subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping for our products. In addition, we are required to comply with cGMP regulations regarding the manufacture of any products we may develop or acquire, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. If we or a third party discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.

Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.

We intend to seek distribution and marketing partners for one or more of the products in foreign countries. The approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Moreover, clinical studies or manufacturing processes conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and even if we file we may not receive necessary approvals to commercialize our products in any market.

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Healthcare reform measures could hinder or prevent our products’ commercial success.

In the U.S., there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system in ways that could affect our future revenue and profitability and the future revenue and profitability of our potential customers. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs. The PPACA, among other things:

●	imposes a tax of 2.3% on the retail sales price of medical devices sold after December 31, 2012; and

●	could result in the imposition of injunctions.

While the U.S. Supreme Court upheld the constitutionality of most elements of the PPACA in June 2012, other legal challenges are still pending final adjudication in several jurisdictions. In addition, Congress has also proposed a number of legislative initiatives, including possible repeal of the PPACA. At this time, it remains unclear whether there will be any changes made to the PPACA, whether to certain provisions or its entirety. The 2.3% tax on sales of medical devices may be applicable to sales of one or more products we may develop. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. For example, the Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend proposals for spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, which triggered the legislation’s automatic reduction to several government programs, including aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, starting in 2013. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 (the “ATRA”), which delayed for another two months the budget cuts mandated by the sequestration provisions of the Budget Control Act of 2011. The ATRA, among other things, also reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. In March 2013, the President signed an executive order implementing sequestration, and in April 2013, the 2% Medicare reductions went into effect. We cannot predict whether any additional legislative changes will affect our business.

There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. We cannot predict the initiatives that may be adopted in the future or their full impact. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:

●	our ability to set a price that we believe is fair for our products;

●	our ability to generate revenue and achieve or maintain profitability; and

●	the availability of capital.

Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to IRBs for re-examination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by the FDA or other regulatory authorities to clinical studies and the drug approval process. Data from clinical studies may receive greater scrutiny with respect to safety, which may make the FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining approval or approval for a more limited indication than originally sought.

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Given the serious public health risks of high profile adverse safety events with certain products, the FDA or other regulatory authorities may require, as a condition of approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. The regulations that may affect our ability to operate include, without limitation:

●	the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;

●	the U.S. Foreign Corrupt Practices Act, or FCPA, which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;

●	the federal False Claims Act, or FCA, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests;

●	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information, and

●	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The PPACA, among other things, amends the intent requirement of the Federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the Federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

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Risks Related to This Offering and Ownership of Our Securities

Management identified material weaknesses in our internal controls, and failure to remediate them or any future ineffectiveness of internal controls could have a material adverse effect on the Company’s business and the price of its common stock.

Our management determined that our disclosure controls and procedures and internal controls over financial reporting, or ICFR, were ineffective and reflected material weaknesses as of September 30, 2022 and in prior periods. On November 10, 2021 and December 21, 2021, the board of directors appointed a new chief executive officer and a new chief financial officer, respectively, in part to continue to address these issues. During the nine months ended September 30, 2022, the Company also took the following steps in part in order to improve its internal controls over financial reporting: The board of directors was increased from five to seven members; a new chair of the Audit Committee was appointed that the board determined to be an “audit committee financial expert” as defined under Item 407(d)(5)(ii) and (iii) of Regulation S-K; and the Company retained services of multiple financial consultants, who provide their advice and expertise in audit, valuation, and financial reporting services. The Company is currently working with an external consultant to strengthen its disclosure controls and procedures and ICFR. However, there is no assurance that any of these measures will be adequate in establishing effective disclosure controls and procedures and ICFR in future periods.

A “material weakness” is a deficiency, or a combination of deficiencies, in ICFR, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We plan to continue to take measures to remediate these deficiencies, such as providing additional training to our accounting staff in U.S. GAAP. However, the implementation of these measures may not fully address the control deficiencies in our ICFR. Our failure to address any control deficiency could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, effective ICFR is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares of common stock or warrants, may be negatively impacted by a failure to accurately report financial results.

The material weaknesses and other matters impacting the Company’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange or quotation service listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of the Company’s financial statements may suffer due to the Company’s reporting of material weaknesses in its internal controls over financial reporting. This could materially adversely affect the Company and lead to a decline in the prices of its common stock or warrants.

If we continue to fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, our securities’ prices could decline significantly and raising capital could be more difficult.

If we continue to fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, the prices of our securities could decline significantly and raising capital could be more difficult. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading prices of our securities could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

The market prices of our securities may fluctuate, and you could lose all or part of your investment.

After this offering, the market prices for our securities may be volatile. The price of our common stock has been volatile and has fluctuated significantly in the past on the OTCQB and our warrants have not been traded publicly. Our securities may fluctuate or continue to fluctuate widely in price after this offering on the Nasdaq Capital Market in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our shares of common stock and warrants; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationships; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited revenues to date, you may consider any one of these factors to be material. In addition, the securities markets from time to time have experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock and warrants. Your investment in our securities could lose some or all its value as a result.

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We cannot predict the extent to which an active public trading market for our securities will develop or be sustained. If an active public trading market for our securities does not develop or cannot be sustained, you may be unable to liquidate your investment in our securities. There is no established trading market for our units or warrants, the units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

At present, there is minimal public trading in our common stock and our warrants are not publicly traded. We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on market price. In addition, there is no established trading market for our units or our warrants, and we do not expect one to develop or intend to apply for the listing of our units on any national securities exchange or other trading market. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. We cannot give you any assurance that an active public trading market for our securities will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our securities.

We may not be able to maintain a listing of our common stock and warrants on the Nasdaq Capital Market.

This offering is conditioned on our approval to list our common stock and warrants on the Nasdaq Capital Market. Assuming that our common stock and warrants are listed on the Nasdaq Capital Market, we must continue to meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, or fail to meet any of Nasdaq’s listing standards, our common stock and warrants may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. The delisting of our common stock and warrants from Nasdaq would cause our common stock and warrants to be able to trade in the United States only on the over-the-counter market. The over-the-counter market is a significantly more limited market than the Nasdaq Capital Market. The quotation of our common stock and warrants on the over-the-counter market may result in a less liquid market available for existing and potential stockholders and warrantholders to trade shares of our common stock or warrants, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. As a result, investors may find it difficult to buy or sell or obtain accurate quotations for our common stock, and the liquidity of our common stock may remain limited. A delisting of our common stock and warrants may therefore materially impair our shareholders’ and warrantholders’ ability to buy and sell our common stock and warrants and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock and warrants. The delisting of our common stock and warrants could also significantly impair our ability to raise capital and the value of your investment.

Even if the Consolidated Reverse Stock Split currently achieves the requisite increase in the market price of our common stock for listing of our common stock on the Nasdaq Capital Market, we cannot assure you that the market price of our common stock will remain high enough for such reverse split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

In connection with this offering and the uplist of our common stock to the Nasdaq Capital Market, we have effected the Consolidated Reverse Stock Split of our common stock at the ratio we believe necessary to allow us to obtain Nasdaq approval of our initial listing application to list our common stock on the Nasdaq Capital Market. Even if such Consolidated Reverse Stock Split achieves the requisite increase in the market price of our common stock for listing of our common stock on the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following such Consolidated Reverse Stock Split will remain at the level required for continuing compliance with such requirements. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the processing of such Consolidated Reverse Stock Split, the percentage decline may be greater than would occur in the absence of Consolidated Reverse Stock Split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

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If we are unable to satisfy these requirements or standards, we would not be able to meet Nasdaq’s initial listing application requirements, which could cause us to terminate the offering. We can provide no assurance that any such action taken by us would allow our common stock to be listed on the Nasdaq Capital Market, stabilize the market price or improve the liquidity of our common stock, prevent the price of our common stock from dropping below Nasdaq’s minimum bid price requirement, or prevent future non-compliance with Nasdaq’s listing requirements.

The Consolidated Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Consolidated Reverse Stock Split given the reduced number of shares of our common stock that are outstanding following the Consolidated Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Consolidated Reverse Stock Split. In addition, the Consolidated Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares of common stock and greater difficulty effecting such sales.

Following the Consolidated Reverse Stock Split, the resulting market price of our securities may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our securities may help generate greater or broader investor interest, there can be no assurance that the Consolidated Reverse Stock Split will result in a share or warrant price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market prices of our common stock and warrants will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

As a result of when the post-Consolidated Reverse Stock Split price of our common stock will be made available upon the anticipated uplisting of our common stock on the Nasdaq Capital Market, potential investors in this offering will not have an opportunity to check the actual post-reverse split market price of our common stock before confirming their purchases of units.

Although we have effected the Consolidated Reverse Stock Split, the quoted price of our common stock on the OTCQB does not currently reflect the post-Consolidated Reverse Stock Split price, which will only be available following the SEC declaring the registration statement of which this prospectus forms a part effective and upon the anticipated uplisting of the common stock on the Nasdaq Capital Market, which will occur prior to the closing of this offering. Because such post-Consolidated Reverse Stock Split price will not be available until the SEC declares such registration statement effective and in connection with the pricing of this offering and such uplisting, potential investors may not be able to check the actual post-Consolidated Reverse Stock Split market price of our common stock on the Nasdaq Capital Market before confirming purchases of units in the offering.

In the event that our common stock and warrants are delisted from the Nasdaq Capital Market, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock and warrants because they may be considered penny stock and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving securities which are deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of “penny stocks”. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Capital Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock has in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock and warrants, which could severely limit the market liquidity of such shares of common stock and warrants and impede their sale in the secondary market.

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A U.S. broker-dealer selling “penny stock” to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the “penny stock” market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock and warrants.

Substantial future sales or issuances of our securities, or the perception in the public markets that these sales or issuances may occur, may depress the price of our common stock and warrants. Also, future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our common stock to fall.

Sales of substantial amounts of our securities in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and warrants and could impair our ability to raise capital through the sale of additional securities. Following this offering, we will have [●] shares of common stock outstanding (at the assumed public offering price of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split), or [●] shares of common stock outstanding (assuming the Over-Allotment Option is exercised in full), assuming no exercise of any warrants or representative’s warrants. Upon the closing of this offering, all of the shares of common stock, as well as all shares of common stock that may be issuable upon exercise of the warrants included in the units to be sold in this offering, and all of the warrants included in the units to be sold in this offering, will be freely tradable without restriction or further registration under the federal securities laws. Approximately [●] of the shares of common stock outstanding prior to this offering are believed to be subject to restrictions on resale under U.S. securities laws, including Securities Act Rule 144, or will be subject to lock-up agreements, as described under “Market For Common Equity and Related Stockholder Matters – Proposed Listing on the Nasdaq Capital Market – Market Value of Publicly Held Shares”, “Shares Eligible for Future Sale” and “Underwriting (Conflict of Interest)”. The remaining [●] shares, or [●]% (or [●] shares, or [●]% assuming the Over-Allotment Option is exercised in full and no warrants or representative’s warrants are exercised), of our outstanding common stock may not be subject to restrictions on resale under U.S. securities laws or lock-up agreements. After these lock-up periods have expired, and the holding periods of restricted shares have elapsed, additional shares will be eligible for sale in the public market. The market prices of shares of our common stock and warrants may drop significantly when the lock-up agreements and other restrictions on resale by our existing stockholders and beneficial owners lapse.

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In addition, following the expiration of the lock-up agreements referred to above, in connection with our Units Private Placement, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Funding Requirements and Other Liquidity Matters – Units Private Placement”, certain beneficial owners of our common stock may be entitled to require us to register, for public sale in the United States, an aggregate of up to 1,653,812 shares beneficially owned by them, including shares issuable upon conversion of our Convertible Notes (as defined in the section of this prospectus referenced immediately above) or exercise of our Class C Warrants (as defined in the section of this prospectus referenced immediately above), which includes an aggregate of 685,713 shares that one holder has waived its respective conversion rights and exercise rights under its Convertible Note and Class C Warrant but not necessarily its registration rights to such shares thereunder, not including additional shares issuable upon the incurrence of interest under the Convertible Notes, and not including the further adjustments described in this risk factor. In addition, if the aggregate proceeds of this offering or other equity financing by the Company aggregate to at least $10 million while a Convertible Note or a Class C Warrant is outstanding, i.e., a “qualified financing,” and certain other conditions are met, the conversion price per share of each such Convertible Note may be required to be reduced to equal the lower of 75% of the price per share of such qualified financing and the current conversion price of $26.25 per share of such Convertible Note, and the exercise price per share of each such Class C Warrant may be required to be reduced to equal the lower of 75% of the price per share of such qualified financing and the current exercise price of $33.75 per share of such Class C Warrant. As this offering is expected, but cannot be assured, to constitute a qualified offering, at the assumed price for this offering of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split), the Class C Warrants and Convertible Notes’ exercise or conversion price per share may be required to be adjusted to the discounted price of $[●] per share, and consequently may further increase the number of shares underlying such securities that may be required to be registered for resale, and that the holders of such securities may seek to resell. In addition, the Convertible Notes and Class C Warrants also provide that a lower price per share, or more favorable terms, respectively, under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will be applicable to the conversion or exercise rights of such Convertible Notes and Class C Warrants, respectively. If this offering does not constitute a qualified financing or other exempt issuance, then, at the assumed price for this offering, or $[●] per unit, such offering price will be applicable to the conversion price and exercise price of such Convertible Notes and Class C Warrants. Moreover, in that event, the Class C Warrant holders may also apply a most-favored-nations clause in their warrants to request that their Class C Warrants’ provide that their warrant exercise rights should be further adjusted to allow them to purchase a proportionately higher number of additional shares equal to the initial number of shares which may be purchased by exercise of their Class C Warrants, multiplied by a fraction equal to the current exercise price divided by the adjusted exercise price, which would allow such Class C Warrant holders to purchase the same aggregate dollar amount of shares as initially provided such Class C Warrants. If the Convertible Notes and Class C Warrants’ conversion or exercise rights become so adjusted as a result of this offering, then we would be required to register the additional shares of common stock that these securities may be converted into or exercised to purchase for resale. Since some or all of the shares issuable upon conversion or exercise of our Convertible Notes and Class C Warrants may be issuable at a lower price per share than the price per unit you will pay in this offering, their registration for resale may cause pronounced dilution of your shares.

Although certain holders of the Convertible Notes and Class C Warrants and certain other securityholders have executed lock-up agreements that provide that such agreements amount to a waiver of their registration rights, these agreements provide that any such registration rights will be afforded to these securityholders in a subsequent registration statement.

Assuming that we file a registration statement to register the resale of such securities in order to address their registration rights, or file a registration statement to register any other securities, we may also be required to include up to 384,027 shares of common stock that were sold to certain investors in a private placement which occurred from August 2020 through September 2020, pursuant to certain “piggyback” registration rights of such investors.

We may also elect to file a registration statement on Form S-8 to register shares, including shares under stock options or other equity compensation previously granted to our officers, directors, employees and service providers or reserved for future issuance under the Stock Incentive Plan after the completion of this offering. Subject to the satisfaction of vesting conditions and the expiration of lock-up agreements, shares registered under the registration statement on Form S-8 will be available for resale immediately in the public market without restriction other than those restrictions imposed on sales by affiliates pursuant to Rule 144 under the Securities Act. As of the date of this prospectus, [●] shares of common stock were issuable upon the exercise of vested and unvested options at a weighted average exercise price of $[●] per share; and [●] shares of common stock remained reserved for issuance pursuant to the Stock Incentive Plan. Therefore, the weighted average exercise price of the outstanding stock options will be, and the weighted average exercise price of stock options reserved for grant under the Stock Incentive Plan may be, lower than the public offering price of the units in this offering, and their registration for resale may cause pronounced dilution of your shares.

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In sum, as of the date of this prospectus, 322,695 shares of common stock issuable upon conversion of outstanding Convertible Notes, not including additional shares that may be issued at a conversion price equal to the lower of the unadjusted Convertible Note exercise price, the offering price of share of the units in this offering if it does not constitute a “qualified financing”, or the price equal to 75% of the offering price of the units if this offering constitutes a “qualified offering”; 879,392 shares of common stock issuable upon exercise of outstanding warrants, including 645,404 shares issuable upon exercise of Class C Warrants at an exercise price equal to the lower of the unadjusted warrant exercise price or the offering price of share of the units in this offering if it does not constitute a “qualified financing”, which warrants will adjust to be exercisable to purchase additional shares and at the price equal to 75% of the offering price of the units if this offering does not constitute a “qualified offering” or an exempt issuance; 384,027 shares of common stock subject to “piggyback” registration rights; additional shares of common stock issuable upon exercise of immediately-exercisable warrants to be issued to a lender to purchase up to $1,500,000 of shares of common stock on the same terms as the warrants issued in this initial public offering or other financing, whichever occurs first; and [●] shares of common stock issuable upon exercise of vested and unvested options at a weighted average exercise price of $[●] per share may become available for resale. Resales of our common stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also depress the trading prices of our common stock and warrants and make it more difficult for you to sell any shares of common stock and warrants. See “Shares Eligible for Future Sale – Registration Rights Agreements” for a description of our obligations to file registration statements following this offering.

Additionally, certain of our employees, executive officers, and directors may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, non-public information, subject to the expiration of the lock-up agreements and Rule 144 requirements referred to above.

We expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, funding clinical trials, purchasing of capital equipment, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In the event that the market prices of our securities drops significantly when the restrictions on resale by our existing securityholders lapse, existing stockholders’ dilution might be reduced to the extent that the decline in the price of our common stock impedes our ability to raise capital through the issuance of additional shares of common stock or other equity securities. However, in the event that our capital-raising ability is weakened as a result of lower market prices for our securities, we may be unable to continue to fund our operations, which may further harm the value of the market prices for our securities.

Investors in this offering will experience immediate and substantial dilution.

Based on the assumed public offering price of $[●] per unit being sold in this offering, representing the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, the public offering price per share of common stock included in the units will be substantially higher than the net tangible book value per share of our common stock immediately following this offering. Therefore, if you purchase units in this offering, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your units. We expect the dilution as a result of this offering to be approximately $[●] per share of common stock included in the units to new investors purchasing our units in this offering, or $[●] per share to new investors purchasing our units in this offering if the Over-Allotment Option is exercised in full, at the assumed public offering price of $[●] per unit, representing the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, assuming no exercise of any warrants or representative’s warrants. See “Dilution” below. Also see “—Substantial future sales or issuances of our securities, or the perception in the public markets that these sales or issuances may occur, may depress the price of our common stock. Also, future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our common stock to fall.” above for additional potential causes of dilution of your securities following this offering. Accordingly, if we were liquidated at our net tangible book value, you may not receive the full amount of your investment.

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The warrants included in the units offered hereby may not have any value.

The warrants included in the units offered hereby will be exercisable for five years from the date of initial issuance at an initial exercise price equal to 100% of the public offering price per unit set forth on the cover page of this prospectus. There can be no assurance that the market price of our shares of common stock will ever equal or exceed the exercise price of such warrants. In the event that the stock price of our shares of common stock does not exceed the exercise price of such warrants during the period when such warrants are exercisable, such warrants may not have any value.

Holders of warrants included in the units purchased in this offering will have no rights as shareholders until such holders exercise such warrants and acquire our shares of common stock.

Until holders of the warrants included in the units purchased in this offering acquire shares of common stock upon exercise thereof, such holders will have no rights with respect to the shares of common stock underlying such warrants. Upon exercise of such warrants, such holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the date they were entered in the register of members of the Company as a shareholder.

The warrants included in the units offered hereby designate the state and federal courts of the State of New York sitting in the City of New York, Borough of Manhattan, as the exclusive forum for actions and proceedings with respect to all matters arising out of such warrants, which could limit a warrantholder’s ability to choose the judicial forum for disputes arising out of such warrants.

The warrants included in the units offered hereby provide that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by such warrants (whether brought against the holder thereof or such holder’s affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The warrants further provide that we and the warrantholders irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute under such warrants or in connection with it or with any transaction contemplated by it or discussed in it. Furthermore, such warrants provide that we and the warrantholders irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that we or they are not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. With respect to any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act provides jurisdiction for federal courts over offenses and violations under the Securities Act or the rules and regulations thereunder and generally provides concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, section 14 of the Securities Act and section 29(a) of the Exchange provide that any “condition, stipulation, or provision” waiving compliance with any provision of either act is void.

The provisions of such warrants described above will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any such warrants shall be deemed to have notice of and consented to the foregoing provisions. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of the governing law in the types of lawsuits to which it applies, the exclusive forum provision may limit a warrantholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, other employees, stockholders, or others which may discourage lawsuits with respect to such claims. Our warrantholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of this exclusive forum provision. Further, in the event a court finds the exclusive forum provision contained in such warrants to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our results of operations.

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We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We expect to use most of the net proceeds from this offering for working capital, business development, product development and capital expenditure. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Raising additional capital may adversely affect your rights as shareholders, restrict our operations or require us to relinquish rights to our technologies or medical devices.

We expect to finance our cash needs through a combination of private and public equity offerings, debt financings, government or other third-party funding, and collaboration arrangements or acquisitions. To the extent that we raise additional capital through the sale of common stock, convertible securities or other equity securities, the ownership interest of our stockholders may be materially diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as our common stockholders. Debt financing and preferred equity financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, that could adversely impact our ability to conduct our business. Securing additional financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management’s ability to oversee the development or acquisition of products.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or medical devices or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market medical devices that we would otherwise prefer to develop and market ourselves.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

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●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our securities less attractive to potential investors, which could make it more difficult for our securityholders to sell their securities.

As a “smaller reporting company,” we may at some time in the future choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Under Nasdaq rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on Nasdaq. For example, a smaller reporting company is exempt from the requirement of having a compensation committee composed solely of directors meeting certain enhanced independence standards, as long as the compensation committee has at least two members who do meet such standards. Although we have determined not to avail ourselves of this or other exemptions from Nasdaq requirements that are or may be afforded to smaller reporting companies while we will seek to maintain our shares on Nasdaq, in the future we may elect to rely on any or all of these exemptions. By electing to utilize any such exemptions, our company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, if we were to avail ourselves of these exemptions, our stock price might suffer, and there is no assurance that we would be able to continue to meet all continuing listing requirements of Nasdaq from which we would not be exempt, including minimum stock price requirements.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, life sciences, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our common stock adversely, the market price and trading volume of our common stock could decline.

The trading market for our common stock and warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading prices of our securities would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our securities, the prices of our securities would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the prices of our securities or trading volume to decline.

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Our articles of incorporation, bylaws and Nevada law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation, bylaws and Nevada law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are currently authorized to issue up to 25,000,000 shares of “blank check” preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No shares of our preferred stock are currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our securities, and therefore, reduce the value of our securities. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by current management.

Our articles of incorporation, bylaws or Nevada law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

●	the right of our board to issue preferred stock without stockholder approval; and

●	the ability of our directors, and not stockholders, to fill vacancies on our board of directors.

Provisions of our articles of incorporation, bylaws or Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation, our bylaws or Nevada law, as applicable, among other things, may provide our board of directors with the ability to alter our bylaws without stockholder approval, and provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

In addition, we are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 – 78.444), which prohibits an interested stockholder from entering into a “combination” with the corporation, unless certain conditions are met. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market prices of our securities to decline.

We have elected out of Nevada’s Acquisition of Controlling Interest Statute (Nevada Revised Statutes 78.378 – 78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages. The election out of the Acquisition of Controlling Interest Statute can be reversed by an amendment to our bylaws by the stockholders or our board of directors, which would also have the effect of discouraging or delaying from acquiring or merging with us.

37

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	results and timing of our clinical trials and planned clinical trials;

●	the timing of, and outcome of, regulatory approvals needed to market and commercialize our products;

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	our expectations regarding demand for, and market acceptance of, our products;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

38

USE OF PROCEEDS

After deducting the estimated underwriter discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $[●] million from this offering (or approximately $[●] million if the representative exercises the Over-Allotment Option in full), based on an assumed public offering price of $[●] per unit, representing the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, assuming no exercise of any warrants or representative’s warrants.

Offering
Gross proceeds	$	[●]
Underwriter discounts*	$	[●]
Underwriter non-accountable expense allowance**	$	[●]
Underwriter accountable expenses	$	[●]
Company estimated offering expenses	$	[●]
Net proceeds	$	[●]

* 7% of the public offering price (including qualified independent underwriter fees).

** 1% of gross proceeds.

We plan to use the net proceeds of this offering as follows:

●	Approximately 45.0% of the net proceeds (approximately $[●] million, or approximately $[●] million if the representative exercises the Over-Allotment Option in full) for development of our DuraGraft platform;

●	Approximately 7.0% of the net proceeds (approximately $[●] million, or approximately $[●] million if the representative exercises the Over-Allotment Option in full) for development of our MATLOC platform;

●	Approximately 4.0% of the net proceeds (approximately $[●] million, or approximately $[●] million if the representative exercises the Over-Allotment Option in full) for development of our Krillase platform;

●	Approximately 14.0% of the net proceeds (approximately $[●] million, or approximately $[●] million if the representative exercises the Over-Allotment Option in full) for commercialization and production; and

●	Approximately 30.0% of the net proceeds (approximately $[●] million, or approximately $[●] million if the representative exercises the Over-Allotment Option in full) for general working capital and other corporate purposes.

Each $1.00 increase or decrease in the assumed public offering price of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, would increase or decrease the net proceeds that we receive from this offering by approximately $[●] million (or approximately $[●] million if the representative exercises the Over-Allotment Option in full), assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no exercise of any warrants or representative’s warrants, and after deducting the estimated underwriting discounts and commissions payable by us and offering expenses payable by us. Similarly, each increase or decrease of [●] units in the number of units offered by us at the assumed public offering price of $7.00 per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, would increase or decrease the net proceeds that we receive from this offering by approximately $[●] million (or approximately $[●] million if the representative exercises the Over-Allotment Option in full), subject to the same assumptions and after the same deductions.

Management believes that the proceeds from this offering will be sufficient to satisfy the Company’s cash needs for the next 12 months assuming that the maximum amount of the offering is sold. The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors — Risks Related to This Offering and Ownership of Our Securities — We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.”

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DETERMINATION OF PUBLIC OFFERING PRICE

Our common stock is quoted for trading on the OTCQB under the symbol “MRZM”. On [●], 2023, the last reported per share sale price of our common stock on the OTCQB was $[●] on a post-split basis. The price of our common stock on the OTCQB during recent periods will only be one of many factors in determining the public offering price of the units that we are offering in this public offering. The public offering price will be determined through negotiations between us and the representative. In addition to prevailing market conditions, the factors to be considered in determining the public offering price include:

●	the current price of our shares of common stock on the OTCQB;

●	the valuations of publicly traded companies in the United States that the representative believes to be comparable to us;

●	our financial information and historical performance;

●	the history of, and the prospects for, our company and the industries in which we compete;

●	the status and development prospects for our products and services;

●	an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development;

●	various valuation measures of other companies engaged in activities like ours; and

●	the general condition of the securities markets at the time of this offering.

It is also possible that after this offering, our shares of common stock will not trade in the public market at or above the public offering price per unit, or at or above the exercise price of the warrants included in the units offered hereby.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also “Risk Factors — Risks Related to This Offering and Ownership of Our Securities — We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.”

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

●	on an actual basis, after application of the Consolidated Reverse Stock Split and the Authorized Capital Increase;

●	on a pro forma basis to give effect to the October 2022 Letter Agreement (as defined in the section referenced below), pursuant to which Univest and Bradley Richmond, a registered representative of Univest, agreed to forego certain rights to an aggregate of 111,091 shares of common stock (including 20,000 shares of common stock and 91,091 shares of common stock issuable upon exercise or conversion of warrants, convertible notes and a stock option), in order to comply with the interpretation of the FINRA Staff of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”), the issuance of 16,000 shares of common stock pursuant to the DeVito Settlement Agreement (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – November 2022 DeVito Settlement Agreement”), the issuance of a promissory note for principal of $750,000 (the “December 2022 Promissory Note”) (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – December 2022 Promissory Note”); and

●	pro forma as adjusted to reflect the pro forma effects noted above plus the sale of [●] units by us in this offering at an assumed price to the public of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, resulting in net proceeds to us of approximately $[●] million, after deducting (i) underwriter commissions and non-accountable expenses of $[●] and (ii) our estimated other offering expenses of approximately $[●] million, and excluding any shares of common stock that may be issuable upon the exercise of the Over-Allotment Option or any exercise of any warrants or representative’s warrants.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the actual public offering price of our units and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Prospectus Summary – Summary Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2022:		Pro Forma As
	Actual	Pro Forma	Adjusted
Cash	$1,182,248	1,932,248
Accounts payable and accrued expenses	848,345	848,345
Note payable	213,563	963,563
Due to related parties	123,266	123,266
Operating lease obligations	420,913	420,913
Total current liabilities	1,606,087	2,359,087
Non-current liabilities	21,172,052	21,172,052
Total liabilities	22,778,139	23,531,139
Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $0.001, 20,000,000 shares authorized, 2,722,070 shares issued and outstanding, actual; 20,000,000 shares authorized, 2,718,070 shares issued and outstanding, pro forma; 20,000,000 shares authorized, [●] shares issued and outstanding, pro forma as adjusted	2,722	2,718
Additional paid in capital	103,369,939	102,085,164
Accumulated deficit	(62,425,070)	(61,143,216)
Total stockholders’ equity	40,947,591	40,944,666
Total capitalization	$63,725,730	$64,475,730

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Each $1.00 increase or decrease in the assumed public offering price per unit of $[●], assuming no change in the number of units to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total stockholders’ equity and total capitalization by approximately $[●] million (or approximately $[●] million if the representative exercises the Over-Allotment Option in full), assuming no exercise of any warrants or representative’s warrants, after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us. Similarly, each increase or decrease of [●] units offered by us at the assumed public offering price of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, would increase or decrease the net proceeds that we receive in this offering and each of total stockholders’ equity and total capitalization by approximately $[●] million (or approximately $[●] million if the representative exercises the Over-Allotment Option in full), assuming no exercise of any warrants or representative’s warrants, after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

The table above excludes the following shares as of September 30, 2022:

●	261,718 shares of common stock that have been approved by our board of directors for issuance upon the exercise of vested and unvested options granted to our officers, directors, employees and service providers at a weighted average exercise price of $21.49 per share pursuant to the Stock Incentive Plan;

●	23,334 unissued restricted shares of common stock subject to certain performance-based vesting terms and issuable to corporations controlled by our Chief Financial Officer and Vice President of Finance under the Plan and that will be granted upon the vesting of such restricted shares under side agreements with these corporations;

●	353,333 shares of common stock reserved for issuance pursuant to the Plan, which is inclusive of the 261,718 shares issuable upon the exercise of vested and unvested options that have been granted under the Plan and 23,334 unissued restricted shares of common stock subject to certain performance-based vesting terms and that will be granted under the Plan upon the vesting of such restricted shares under side agreements referred to above;

●	1,336,534 shares of common stock issuable upon full exercise of outstanding warrants at a weighted average exercise price of $39.59 per share;

●	584,083 shares of common stock issuable upon conversion of outstanding convertible notes at a weighted average conversion price of $26.25 per share;

●	[●] shares of common stock issuable upon full exercise of warrants included in the units being offered in this offering;

●	[●] shares of common stock ([●] shares of common stock if the representative’s Over-Allotment Option is exercised in full) underlying the representative’s warrants to be issued to the representative in connection with this offering, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split);

●	[●] shares of common stock included in the units issuable upon the full exercise of the representative’s Over-Allotment Option, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split);

●	[●] shares of common stock issuable upon the full exercise of warrants included in the units issuable upon the full exercise of the Over-Allotment Option, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split); and

●	92,842 shares of common stock which were beneficially owned collectively by Univest and Bradley Richmond, a registered representative of Univest (including 20,000 shares of common stock and 72,842 shares of common stock issuable upon exercise or conversion of warrants and convertible notes), to which they agreed to forego their rights pursuant to the October 2022 Letter Agreement.

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DILUTION

If you invest in our securities offered hereby, assuming no value is attributed to the related warrants, your investment will be diluted immediately to the extent of the difference between the public offering price you pay in this offering for our shares of common stock included in the units sold and the pro forma as adjusted net tangible book value per share of common stock reflecting the pro forma issuances described below and the shares of common stock outstanding immediately after this offering.

Net tangible book value (deficit) per share represents the amount of our total tangible assets reduced by our total liabilities, divided by the outstanding shares of common stock. Tangible assets equal our total assets less intangible assets. As of September 30, 2022, our actual net tangible book value was $(18,478,378) and our net tangible book value per share was approximately $(6.79), after application of the Consolidated Reverse Stock Split.

After giving effect to the sale of [●] shares of common stock included in the units (at the assumed public offering price of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split), or [●] shares (assuming full exercise of the Over-Allotment Option) in this offering, assuming no exercise of any warrants or representative’s warrants, and after deducting underwriting commissions and estimated offering expenses payable by us, and adjusting for the change in our pro forma net tangible book value subsequent to September 30, 2022 due to the October 2022 Letter Agreement, pursuant to which Univest and Bradley Richmond, a registered representative of Univest, agreed to forego certain rights to an aggregate of 111,091 shares of common stock (including 20,000 shares of common stock and 91,091 of common stock issuable upon exercise or conversion of warrants, convertible notes and a stock option), in order to comply with the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”), the issuance of 16,000 shares of common stock pursuant to the DeVito Settlement Agreement (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – November 2022 DeVito Settlement Agreement”), the issuance of the December 2022 Promissory Note (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – December 2022 Promissory Note”), and the Authorized Capital Increase, our pro forma as adjusted net tangible book value would have been $([●]), or approximately $([●]) per share of common stock, and our pro forma as adjusted net tangible book value would have been $([●]), or approximately $([●]) per share of common stock, if the Over-Allotment Option is exercised in full. This represents an immediate increase in net tangible book value of approximately $[●] per share to our existing shareholders and immediate dilution of approximately $[●] per share to new investors purchasing units in this offering without exercise of the Over-Allotment Option, and an immediate increase in pro forma net tangible book value of $[●] per share to our existing shareholders and immediate dilution of $[●] per share to new investors purchasing units in this offering if the Over-Allotment Option is exercised in full.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per unit	$	[●]
Historical (post-split) net tangible book value per share of common stock as of September 30, 2022		(6.79)
Pro forma net tangible book value per share of common stock as of September 30, 2022		(6.79)
Pro forma as adjusted net tangible book value per share of common stock as of September 30, 2022		([●])
Increase in net tangible book value per share of common stock attributable to new investors		[●]
Dilution per share of common stock to new investors	$	[●]

To the extent that any outstanding options or warrants are exercised or convertible notes are converted, new options, restricted stock, restricted stock units, or other securities are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

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The following table summarizes, on a pro forma as adjusted basis as of September 30, 2022, the differences between the number of shares of common stock included in the units purchased from us (assuming no exercise of any warrants or representative’s warrants or of the Over-Allotment Option), the total cash consideration and the average price per share paid to us by existing stockholders and by new investors purchasing units in this offering at an assumed public offering price of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Average Price Per
	Number	Percent		Amount	Percent		Share
Existing stockholders	2,722,070	[●]	%	$103,362,454	[●]	%	$37.97
New public investors	[●]	[●]		[●]	[●]		[●]
Total	[●]	100.0%		[●]	$100.0%		$ [●]

If the Over-Allotment is exercised in full, the number of shares of common stock held by existing stockholders will be reduced to [●]% of the total number of shares of common stock to be outstanding after this offering, and the number of shares of common stock held by investors participating in this offering will be further increased to [●]% of the total number of shares of common stock to be outstanding after this offering, based on all of the assumptions described above in this section.

The total number of shares of common stock reflected in the discussion and tables above is based on 2,722,070 shares outstanding as of September 30, 2022, and assumes and excludes the following:

●	261,718 shares of common stock that have been approved by our board of directors for issuance upon the exercise of vested and unvested options granted to our officers, directors, employees and service providers at a weighted average exercise price of $21.49 per share pursuant to the Stock Incentive Plan;

●	23,334 unissued restricted shares of common stock subject to certain performance-based vesting terms and issuable to corporations controlled by our Chief Financial Officer and Vice President of Finance under the Plan and that will be granted upon the vesting of such restricted shares under side agreements with these corporations;

●	353,333 shares of common stock reserved for issuance pursuant to the Plan, which is inclusive of the 261,718 shares issuable upon the exercise of vested and unvested options that have been granted under the Plan and 23,334 unissued restricted shares of common stock subject to certain performance-based vesting terms and that will be granted under the Plan upon the vesting of such restricted shares under side agreements referred to above;

●	1,336,534 shares of common stock issuable upon full exercise of outstanding warrants at a weighted average exercise price of $39.59 per share;

●	584,083 shares of common stock issuable upon conversion of outstanding convertible notes at a weighted average conversion price of $26.25 per share;

●	[●] shares of common stock issuable upon full exercise of warrants included in the units being offered in this offering;

●	[●] shares of common stock ([●] shares of common stock if the representative’s Over-Allotment Option is exercised in full) underlying the representative’s warrants to be issued to the representative in connection with this offering, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split);

●	[●] shares of common stock included in the units issuable upon the full exercise of the representative’s Over-Allotment Option, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split);

●	[●] shares of common stock issuable upon the full exercise of warrants included in the units issuable upon the full exercise of the Over-Allotment Option, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split); and

●	92,842 shares of common stock which were beneficially owned collectively by Univest and Bradley Richmond, a registered representative of Univest (including 20,000 shares of common stock and 72,842 shares of common stock issuable upon exercise or conversion of warrants and convertible notes), to which they agreed to forego their rights pursuant to the October 2022 Letter Agreement.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the ticker symbol “MRZM.” To date, there has been limited trading for our common stock. Our warrants have not been publicly traded. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. As of the date of this prospectus, a total of 2,702,070 shares of common stock were outstanding. On [●], 2023, the closing sales price of our common stock was $[●] per share on the OTCQB on a post-split basis.

Proposed Listing on the Nasdaq Capital Market

We have filed an application to list our shares of common stock under the symbol “MRZM” and warrants under the symbol “MRZMW” on the Nasdaq Capital Market tier operated by Nasdaq in connection with this public offering. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market. Described below are each of Nasdaq’s financial and liquidity standards for an initial listing of our common stock under the Nasdaq Capital Market’s Equity Standard and the basis for our expectation that we will meet each standard at the time of the offering.

●	Stockholders’ Equity. As of December 31, 2021, the Company’s audited balance sheet lists stockholders’ equity at $47,690,332, and as of September 30, 2022, the Company’s unaudited balance sheet lists stockholders’ equity at $40,947,591. Each of these amounts is higher than the $5 million minimum requirement set forth in Nasdaq Listing Rule 5505(b)(1)(A).

●	Market Value of Publicly Held Shares. Of the [●] shares of common stock outstanding as of the date of this prospectus, 305,032 of these shares are held by our officers, directors, or holders of more than 10% of our outstanding common stock, and may be “restricted securities” within the meaning of Rule 144 or will be subject to lock-up agreements with Univest; and [●] additional shares of common stock may be “restricted securities” within the meaning of Rule 144 under the Securities Act, and most of such shares will be subject to lock-up agreements. Therefore, [●] shares of common stock are considered to be in the public float as of the date of this prospectus. Assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split) and no exercise of the representative’s Over-Allotment Option or any warrants or representative’s warrants, we expect that we will issue [●] units consisting of [●] unrestricted shares of common stock and 2,857,144 warrants to purchase [●] shares of common stock in this offering. Therefore, [●] shares are expected to be in our public float and [●] common stock purchase warrants that are included in the units being offered in this offering will also be outstanding at the completion of this offering. For these purposes, Nasdaq attributes a value of $.125 for each warrant included in each unit and reduces the market value of publicly held shares by such value. At $[●] per share, the closing price of our common stock on the OTCQB on [●], 2023 on a post-split basis, and after reducing the market value of publicly held shares by $[●], the total attributed value of the warrants included in the units being offered in this offering ([●] warrants multiplied by $.125), the market value of publicly held shares as of that date would be approximately $[●]. This public float amount is greater than the $15 million requirement of Nasdaq Listing Rule 5505(b)(1)(B). The Company therefore expects, although cannot assure, that it will meet this market value test on the date of completion of Nasdaq’s review of the Company’s listing application submitted in connection with this offering.

●	Operating History. The Company has been in continuous operation for more than the two-year requirement specified in Nasdaq Rule 5505(b)(1)(C).

●	Publicly Held Shares. With [●] shares of common stock in the public float, the Company currently meets, and expects to continue to meet, the one million publicly-held shares requirement of Nasdaq Listing Rule 5505(a)(2).

●	Shareholders (round lot holders). As indicated below under “—Number of Holders of Our Shares of Common Stock”, as of the date of this prospectus, the Company had [●] record holders of our common stock. We do not know how many stockholders were beneficial owners of our common stock as of that date. Although we cannot provide any assurance at this time that we will meet the 300 round lot holders (holders of at least 100 shares of common stock each) requirement of Nasdaq Listing Rule 5505(a)(3), which also requires at least 50% of such round lot holders to hold unrestricted securities with a market value of at least $2,500, we expect to meet this requirement at the time of this offering.

46

●	Market Makers. Univest has confirmed that we will meet the three market makers requirement of Nasdaq Listing Rule 5505(a)(4) at the time of this offering.

●	Minimum Average Daily Trading Volume. Under Nasdaq Listing Rule 5505(a)(5), since the Company’s common stock is trading in the U.S. over-the-counter, it must have a minimum average daily trading volume of 2,000 shares over the 30 trading day period prior to listing, with trading occurring on more than half of those 30 days, unless the common stock is listed on Nasdaq in connection with a firm commitment underwritten public offering of at least $4 million. Since this offering will be a firm commitment underwritten public offering of $4 million or more if it proceeds at all, this requirement will not apply.

●	Bid Price or Closing Price. Under Nasdaq’s Equity Standard, the Company expects, although cannot assure, that it will be in compliance with Nasdaq Listing Rule 5505(a)(1)(A)’s $4.00 per share minimum bid price requirement at the time of the closing of this offering based on an assumed public offering price of $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split.

The Company also expects to be in compliance with all of Nasdaq’s corporate governance requirements set forth in the Nasdaq Listing Rules. To that end, the Company makes available to its stockholders on its website its annual reports; has a majority of independent directors as defined by the Nasdaq Listing Rules on its board of directors; has established audit, compensation and nominating and corporate governance committees made up of the requisite number of independent directors, with one such director designated as the audit committee financial expert; has established a code of conduct applicable to all of its officers, directors and employees; held its Annual Meeting, which included a proxy solicitation, and would have met Nasdaq’s requirements relating to the annual shareholder meeting and related proxy solicitation had it been a Nasdaq-listed company in 2022; complies with all board of directors and stockholder meeting quorum requirements; and will comply with all Nasdaq stockholder approval and voting rights requirements.

No assurance can be given that we will successfully meet all of the above listing requirements and that our Nasdaq listing application for our common stock will be approved. If such listing application is not approved, we will not be able to complete this offering.

Number of Holders of Our Shares of Common Stock

We had [●] record holders of our common stock as of the date of this prospectus. Because brokers and other institutions hold shares on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Overview

Marizyme is a multi-technology biomedical company dedicated to the accelerated development and commercialization of medical device technologies that improve patient health outcomes.

Key elements of our strategy include:

●	Advancing development of three medical technology platforms – DuraGraft, MATLOC and Krillase – each of which is backed by a portfolio of patented or patent-pending assets;

●	Advancing DuraGraft, our endothelial damage inhibitor, or EDI, for the Food and Drug Administration, or FDA, De Novo classification process. We filed a pre-submission letter for DuraGraft with the FDA in November 2021 and we submitted the De Novo request for DuraGraft to the FDA in January 2023; and

We have incurred losses for each period from inception. Our net loss was approximately $14.6 million and $5.5 million for the nine months ended September 30, 2022 and 2021, respectively. We expect to incur significant expenses and operating losses over the next several years. Accordingly, we will need additional financing to support our continuing operations. We will seek to fund our operations through public or private equity offerings, debt financings, government or other third-party funding, collaborations and licensing arrangements. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would impact our ability to continue as a going concern, and would have a negative impact on our financial condition and our ability to pursue our business strategy. We will need to generate significant revenues to achieve profitability, and we may never do so.

Our three principal products and medical technologies, DuraGraft, MATLOC and Krillase, and other aspects of our business, are described in the “Business” section of this prospectus.

Impact of COVID-19 Pandemic

To date, we have not experienced material disruptions in our business operations or financial impacts as a result of the COVID-19 pandemic. While it is not possible at this time to estimate the impact that COVID-19 could have on our business in the future, the continued spread of COVID-19 and variants of the virus, the rate of vaccinations regionally and globally and the measures taken by the government authorities, and any future epidemic disease outbreaks, could: Disrupt the supply chain and the manufacture or shipment of products and supplies for use by us in our research activities and by strategic partners for their distribution and sales activities; delay, limit or prevent us in our research activities and strategic partners in their distribution and sales activities; impede our negotiations with strategic partners; impede testing, monitoring, data collection and analysis and other related activities by us; interrupt or delay the operations of the FDA or other regulatory authorities, which may impact review and approval timelines for initiation of clinical trials or marketing; or impede the launch or commercialization of any approved products; any of which could delay our strategic partnership plans, increase our operating costs, and have a material adverse effect on our business, financial condition and results of operations.

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Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●	our ability to generate revenue from sales of our products;

●	our ability to obtain FDA approval for our products;

●	our ability to access additional capital and the size and timing of subsequent financings, if any;

●	the costs of acquiring and utilizing data, technology, and/or intellectual property to successfully reach our goals and to remain competitive;

●	personnel and facilities costs in any region in which we seek to introduce and market our products;

●	the costs of sales, marketing, and customer acquisition;

●	the average price for our products that will be paid by consumers;

●	the number of our products ordered per quarter;

●	costs to manufacture our products;

●	the costs of compliance with any unforeseen regulatory obstacles or governmental mandates in any states or countries in which we seek to operate; and

●	the costs of any additional clinical studies which are deemed necessary for us to remain viable and competitive in any region of the world.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th.

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Key Highlights of Fiscal Year 2021 and First Nine Months of 2022

Acquisition of My Health Logic

On November 1, 2021, Marizyme entered into a definitive arrangement agreement with HLII pursuant to which the Company acquired all of the issued and outstanding common shares of My Health Logic, a wholly-owned subsidiary of HLII, in exchange for shares of common stock of Marizyme in an arm’s-length all-share transaction. My Health Logic is a company focused on developing an innovative point-of-care lab-on-chip digital diagnostic device technologies for chronic kidney disease.

On December 22, 2021, Marizyme received the necessary regulatory, court and stock exchange approval to complete the acquisition of My Health Logic resulting in a total of 306,740 shares of common stock issued to HLII.

With the completion of the transaction, the Company acquired My Health Logic’s lab-on-chip and MATLOC technology. MATLOC 1 is the proprietary point-of-care screening platform technology in development for the testing of urine-based biomarkers albumin and creatinine for chronic kidney disease screening.

Operational

During the year ended December 31, 2021, Marizyme commenced a corporate restructuring, whereby key officers, directors, and accounting personnel were appointed or engaged in order to accelerate the Company’s progress toward meeting its key objectives and deliver on its strategy. During the first nine months of 2022, the board of directors of the Company was increased from five to seven members and a new Chair of the Audit Committee was appointed.

Financing

In May 2021, the Company offered units comprised of convertible promissory notes and warrants (the “Units Private Placement”), with the intent to raise up to $10,000,000 on a rolling basis. Certain terms and conditions of the Units Private Placement were amended during the year ended December 31, 2021. As a result, during the year ended December 31, 2021, the Company issued units for aggregate net proceeds of $6,692,765. The proceeds from the Units Private Placement will be used to sustain the Company’s growth and meet its capital obligations. For a further description of the terms of the Units Private Placement, please see “—Units Private Placement” below.

During the first nine months of 2022, the Company issued units in the total principal amount of $7,315,138, of which the Company received $6,696,460 in gross cash proceeds. The proceeds from the Units Private Placement were used to settle certain debt obligations and will be used to sustain the Company’s growth and meet its capital obligations.

As part of the above financing, the Company entered into an agreement with one of the investors to purchase an additional $2,000,000 of the units upon the Company’s filing of a registration statement on Form S-1 and a further $2,000,000 of units upon the Company’s filing of a set of responses in a satisfactory manner to the SEC’s initial round of comments on the registration statement. Although the registration statement of which this prospectus forms a part was initially filed on February 14, 2022, and on February 22, 2022, the Division of Corporation Finance, Office of Life Sciences of the SEC issued a letter stating that there would be no review of the registration statement, the investor has not invested any additional amounts. We and Univest, as placement agent for the Units Private Placement, have determined that the final closing under our Units Private Placement has occurred, and in accordance with the investor’s unit purchase agreements with the Company, this investor will not be permitted to invest any further amounts in that financing. The investor also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company.

In the same financing, another investor agreed to purchase $4 million of the Company’s units, and invested $2 million. On June 17, 2022, the investor separately agreed to purchase $500,000 of units and invested that amount. On August 12, 2022, the investor also separately agreed to purchase $1,500,000 of units and invested that amount. As indicated above, we and Univest, as placement agent for the Units Private Placement, have determined that the final closing under our Units Private Placement has occurred, and in accordance with the investor’s unit purchase agreements with the Company, the investor will not be permitted to invest any further amounts in the Units Private Placement. The investor also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company.

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August 2022 Reverse Stock Split and Decrease in Authorized Shares

On August 1, 2022, the board of directors of the Company adopted resolutions authorizing the First Reverse Stock Split). In accordance with such board approval, on August 3, 2022, the Company filed the First Certificate of Change with the Nevada Secretary of State, which provided for the First Reverse Stock Split. Pursuant to NRS Section 78.209(3), the First Certificate of Change became effective at the First Certificate of Change Effective Time. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – January 2023 Second Reverse Stock Split, First and Second Forward Stock Splits, and Consolidated Reverse Stock Split” for discussion of related subsequent developments.

Board and Shareholder Approval of Increase in Stock Incentive Plan and Other Meeting Proposals

In meetings held on August 26, 2022 and August 30, 2022 and a unanimous written consent executed as of October 21, 2022, the Company’s board of directors adopted resolutions authorizing, and empowering the Company’s officers to take all such further actions as were necessary, proper, or advisable to carry out, among other matters, (a) the increase in the number of shares of common stock reserved for issuance pursuant to the Stock Incentive Plan from 353,333 to 480,000 on a post-split basis; (b) the election of the directors to the board of directors; and (c) the Authorized Capital Increase. The board of directors directed that the Company hold our Annual Meeting on December 27, 2022 in order to consider and vote on proposals to approve or ratify such actions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – Increase in Authorized Shares” for a description of related subsequent actions.

Recent Developments

October 2022 Letter Agreement

The FINRA Staff determined that certain securities previously received by each of Univest and Bradley Richmond, a registered representative of Univest, in connection with the following transactions with us constituted underwriting compensation in connection with this public offering pursuant to FINRA Rule 5110, based on the FINRA Staff’s interpretation of such rule: (a) our Units Private Placement conducted between May 2021 and August 2022, (b) the My Health Logic acquisition, (c) a consulting agreement that we entered into with Mr. Richmond in September 2020, and (d) a stock option exercisable for 18,249 shares of common stock received by Mr. Richmond from one of our former executives in March 2022. Consequently, each of Univest and Mr. Richmond, pursuant to a letter agreement entered into with us, dated October 28, 2022, addressed and submitted to the FINRA Staff (the “October 2022 Letter Agreement”), agreed to forego their applicable rights to an aggregate of 111,091 shares of common stock beneficially owned by them collectively (including shares of common stock and shares of common stock issuable upon exercise and conversion, as applicable, of warrants, convertible notes and a stock option), which were issued pursuant to the transactions listed above. Pursuant to the October 2022 Letter Agreement, the parties thereto agreed that the cancellation or disposal of the aforementioned securities shall be without recourse by either Univest or Mr. Richmond. Each of Univest and Mr. Richmond strongly disagrees with the FINRA Staff’s interpretation and application of FINRA Rule 5110 to the securities described in the October 2022 Letter Agreement. Please see “Underwriting (Conflict of Interest) – Prior Relationships with Univest; October 2022 Letter Agreement”.

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November 2022 DeVito Settlement Agreement

Under a Confidential Settlement Agreement, dated November 18, 2022 (the “DeVito Settlement Agreement”), the Company and Nicholas DeVito agreed that Mr. DeVito would dismiss a Complaint that Mr. DeVito filed on June 7, 2022 in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, Case No. 50-2022-CA-005437. The parties also agreed that following an anticipated reverse split, the Company was required to issue Mr. DeVito 16,000 “post-split” shares to be delivered in paper certificate form within three (3) business days of the reverse split. The DeVito Settlement Agreement further provided that the delivered shares would be subject to normal and customary restrictions pursuant to Rule 144 of the SEC. In the event no split occurred by December 12, 2022, the Company was required to issue Mr. DeVito 60,000 “pre-split” shares. In addition, the parties agreed that no further continuous service is required pursuant to Section 2 of the Mutual Release of Claims Agreement between Mr. DeVito and the Company dated as of August 27, 2020. Pursuant to the agreement, on January 4, 2023, the Company issued 16,000 split-adjusted shares of common stock to Mr. DeVito.

December 2022 Promissory Note

In December 2022, the Company issued a promissory note to Hexin Global Ltd. for $750,000 bearing interest at the annual rate of 20% per annum, due June 28, 2023. The Company agreed to issue warrants to purchase common stock equal to $1,500,000 with the same terms as any warrants issued in the Company’s next financing round and will be immediately exercisable. Default in the payment of principal or interest or other material covenant under the note triggers a default penalty equal to 0.666% of $750,000 per month during the period of default, and other lender rights, including the demand of immediate payment of all amounts due including accrued but unpaid interest, and recovery of all costs, fees including attorney’s fees and disbursements, and expenses relating to collection and enforcement of the promissory note.

January 2023 Increase in Authorized Shares

On December 27, 2022, at the Annual Meeting, each of the proposals described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Highlights of Fiscal Year 2021 and First Nine Months of 2022 – Board and Shareholder Approval of Increase in Stock Incentive Plan and Other Meeting Proposals”, including the Authorized Capital Increase, were approved by the required number of votes of the Company’s shareholders. Accordingly, on December 30, 2022, the Company filed the Certificate of Amendment with the Nevada Secretary of State, and the Authorized Capital Increase became effective at the Certificate of Amendment Effective Time.

January 2023 Second Reverse Stock Split, First and Second Forward Stock Splits, and Consolidated Reverse Stock Split

On January 3, 2023, the board of directors of the Company adopted resolutions authorizing the Second Reverse Stock Split in order to, together with the First Reverse Split, effect an aggregate one (1) for fifteen (15) reverse stock split. In accordance with such board approval, on January 5, 2023, the Second Certificate of Change was filed with the Nevada Secretary of State, which provided for the Second Reverse Stock Split. Pursuant to NRS Section 78.209(3), the Second Certificate of Change became effective at the Second Certificate of Change Effective Time.

The Company submitted a request to FINRA to process and announce each of the First Reverse Stock Split and Second Reverse Stock Split on FINRA’s Daily List of issuer corporate actions in accordance with FINRA Rule 6490. In order to address FINRA’s issuer corporate action processing requirements, and as authorized by the resolutions of our board of directors as adopted on August 1, 2022 and January 3, 2023, on January 13, 2023, the Third Certificate of Change, Fourth Certificate of Change and Fifth Certificate of Change was each filed by the Company with the Nevada Secretary of State. These filings provided for two forward stock splits of the authorized and issued and outstanding common stock at the same ratios as the First Reverse Stock Split and Second Reverse Stock Split followed by a reverse stock split at their combined ratio. These filings were made in order for us to amend the Company’s request for FINRA to process the First Reverse Stock Split and Second Reverse Stock Split in aggregate to request that FINRA process the Consolidated Reverse Stock Split in accordance with FINRA’s issuer corporate action processing requirements. The Third Certificate of Change provided for the First Forward Stock Split, and became effective at the Third Certificate of Change Effective Time, pursuant to NRS Section 78.209(3). The Fourth Certificate of Change provided for the Second Forward Stock Split, and became effective at the Fourth Certificate of Change Effective Time, pursuant to NRS Section 78.209(3). The Fifth Certificate of Change provided for the decrease of the authorized common stock from 300,000,000 to 20,000,000 and corresponding change of every fifteen (15) shares of the issued and outstanding common stock to one (1) share, and became effective at the Fifth Certificate of Change Effective Time, pursuant to NRS Section 78.209(3).

The processing of the effects of the Consolidated Reverse Stock Split on the number of shares held by each stockholder according to transfer agent or brokerage firm records and the reported price of the common stock will occur at the Public Adjustment Time, which will be subject to the listing of the common stock on the Nasdaq Capital Market tier of Nasdaq and completion of FINRA’s issuer corporate action processing requirements. The listing of the common stock on Nasdaq remains subject to approval by Nasdaq of our listing application. The outcome of these matters cannot be determined at this time. Assuming that Nasdaq approves the listing of the common stock, it is anticipated that the Public Adjustment Time will occur after market close on the trading date prior to the first date of trading on Nasdaq. At that time, the number of shares of common stock held by each stockholder as reflected in the records of the Company’s transfer agent or the stockholder’s brokerage firm records will be reduced by 1,500% to reflect the processing of the Consolidated Reverse Stock Split. At market open the following trading day, which as anticipated will be the first day that the common stock trades on Nasdaq, the price of the common stock will reflect a 1,500% increase as a result of the processing of the Consolidated Reverse Stock Split. The common stock will trade on Nasdaq under its current ticker symbol, “MRZM,” but will trade under a new CUSIP Number, 570372 201. The Company also intends to file a Current Report on Form 8-K reporting FINRA’s announcement of the Consolidated Reverse Stock Split and related material matters.

No fractional shares will be issued, and no cash or scrip will be paid in connection with the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split. One whole share of common stock is issuable to any stockholder who would otherwise receive a fractional share pursuant to the First Certificate of Change or the Second Certificate of Change. No fractional shares were anticipated to become issuable pursuant to the Third Certificate of Change, the Fourth Certificate of Change, or the Fifth Certificate of Change. At the Public Adjustment Time, certain stockholders whose shares are converted at the Consolidated Reverse Stock Split ratio may receive one fewer whole share in lieu of fractional shares than such stockholders would have received in lieu of fractional shares from the separate rounding at different effective dates and times of post-split fractional shares provided for by the First Certificate of Change and Second Certificate of Change as compared to the adjustment to shares held by such stockholders at the time of the Public Adjustment Time. Following the Public Adjustment Time, any claim to an additional whole share issuable pursuant to the First Certificate of Change and the Second Certificate of Change of any stockholder will be addressed on a case-by-case basis upon receipt of a written notice of such claim submitted by the stockholder with supporting documentation to the Company at the following address: Attn: Secretary, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida 33458.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a split-adjusted basis to reflect the Consolidated Reverse Stock Split. In addition, all split-adjusted outstanding share amounts in this prospectus are estimated and may not entirely reflect the rounding of fractional shares with respect to approximately 50,294 shares of common stock held by objecting beneficial owners for whom we are not able to verify such owners’ holdings. Although our board of directors effected the Consolidated Reverse Stock Split in connection with this offering and our intended listing of our shares of common stock on Nasdaq, we cannot guarantee that the Consolidated Reverse Stock Split will be sufficient for Nasdaq to approve our initial listing application.

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Results of Operations

Components of Results of Operations

Revenue

Revenue represents gross product sales less service fees and product returns. For our distribution partner channel, we recognize revenue for product sales at the time of delivery of the product to our distribution partner. As our products have an expiration date, if a product expires, we will replace the product at no charge. Currently, all of our revenue is generated from the sale of DuraGraft in European and Asian markets where the product has the required regulatory approvals.

Direct Costs of Revenue

Direct costs of revenue include primarily product costs, which include all costs directly related to the purchase of raw materials, charges from our contract manufacturing organizations, and manufacturing overhead costs, as well as shipping and distribution charges. Direct costs of revenue also include losses from excess, slow-moving or obsolete inventory and inventory purchase commitments, if any.

Professional Fees

Professional fees include legal fees relating to intellectual property development, due diligence and corporate matters, and consulting fees for accounting, finance, and valuation services. Professional fees paid to a related party relate to certain consulting services. See Note 9 to the unaudited financial statements accompanying this prospectus for further related disclosures. We anticipate increased expenses related to audit, legal, regulatory, and tax-related services associated with maintaining compliance with stock exchange listing and SEC requirements.

Salaries and Stock-Based Compensation

Salaries consist of compensation and related personnel costs. Stock-based compensation represents the fair value of equity-settled share awards on stock options granted by the Company to its employees, officers, directors, and consultants. The fair value of awards is calculated using the Black-Scholes option pricing model, which considers the following factors: exercise price, current market price of the underlying shares, expected life, risk-free interest rate, expected volatility, dividend yield, and forfeiture rate.

Research and Development

All research and development costs are expensed in the period incurred and consist primarily of salaries, payroll taxes, and employee benefits, those individuals involved in research and development efforts, external research and development costs incurred under agreements with contract research organizations and consultants to conduct and support the Company’s ongoing clinical trials of DuraGraft, and costs related to manufacturing DuraGraft for clinical trials. The Company has entered into various research and development contracts with various organizations and other companies.

Other General and Administrative Expenses

Other general and administrative expenses consist principally of marketing and selling expenses, facility costs, administrative and office expenses, director and officer insurance premiums, and investor relations costs associated with operating a public company.

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Other Income (Expenses)

Other income (expenses) consist of mark-to-market adjustments on contingent liabilities assumed on the acquisition of Somahlution Assets and interest and accretion expenses related to our Convertible Notes issued in the Units Private Placement since May 2021 pursuant to unit purchase agreements. Additionally, other expenses include loss on debt extinguishment as a result of the amendment of such unit purchase agreements.

Comparison of the Three Months Ended September 30, 2022 and 2021

The following table summarizes our results of operations for the three months ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	2022	2021	Change

Revenue	$76,012	$37,215	$38,797

Operating expenses:
Direct costs of revenue	15,503	18,356	(2,853)
Professional fees (includes related party amounts of $155,000 and $90,000, respectively)	303,574	460,378	(156,804)
Salary expenses	330,221	517,192	(186,971)
Research and development	708,220	241,748	466,472
Stock-based compensation	271,517	64,074	207,443
Depreciation and amortization	210,361	1,425	208,936
Other general and administrative expenses	469,656	489,820	(20,164)
Total operating expenses	2,309,052	1,792,993	516,059
Total operating loss	$(2,233,040)	$(1,755,778)	$(477,262)
Other income (expenses):
Interest and accretion expense	(810,598)	(70,221)	(737,960)
Change in fair value of contingent liabilities	1,491,000	194,000	1,297,000
Net loss	$(1,552,638)	$(1,631,999)	$81,778

Revenue

We recognized revenue of approximately $0.08 million for the three months ended September 30, 2022 compared to approximately $0.04 million for the three months ended September 30, 2021. The increase in revenues was due to the impact of COVID-19 on the Company’s supply chain in fiscal 2021 and its ability to produce DuraGraft inventory during 2021 and the resumption of production of the Company’s DuraGraft inventory and sales in the second quarter of 2022.

Direct Costs of Revenue

The higher direct costs of revenue in the comparative the third quarter of 2021 was predominantly due to the COVID-19 interruptions to the Company’s supply chain and limited access to raw materials for DuraGraft product. During the three months ended September 30, 2022, our executive and management teams’ efforts to re-establish the Company’s business relationships with its trusted manufacturing and distribution partners, and the loosening of COVID-19 restrictions, led to a decrease in direct costs of revenue.

Professional Fees

Professional fees decreased by approximately $0.2 million or 34% to approximately $0.3 million in the third quarter of 2022 compared to approximately $0.5 million in the third quarter of 2021. The decrease relates to higher professional fees incurred in the prior comparative period due to the acquisition of the Somahlution Assets.

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Salary Expenses

Salary expenses in the third quarter of 2022 were approximately $0.3 million, an approximately $0.2 million or 36% decrease from the comparative period. The decrease in the cost is attributable to the restructuring in the prior comparative period as the Company restructured its executive and management teams in 2021.

Research and Development

Research and development expenses in the third quarter of 2022, were approximately $0.7 million, an approximately $0.5 million or 193% increase from the comparative period. The increase in research and development expenses can be mainly attributed to the Company’s acquisition of MATLOC 1 assets in late 2021 and its focus on development and advancement of DuraGraft, Krillase, and MATLOC 1 towards commercialization.

Stock-Based Compensation

Stock-based compensation increased from approximately $0.06 million to approximately $0.27 million during the three months ended September 30, 2021 and 2022, respectively, a $0.21 million or 324% increase. The increase in stock-based compensation can be explained by an additional 26,664 stock options granted in 2022 and 23,334 restricted share awards granted in late 2021, which were fair valued significantly higher compared to the stock options granted and outstanding in the comparative period. This was due to a 58% increase in the Company’s stock price period over period to $28.50 as of September 30, 2022 from $18.00 as of September 30, 2021.

Depreciation and Amortization

Depreciation and amortization increased approximately $0.21 million or 324% in the third quarter of 2022. The increase was due to the acquisition of My Health Logic in December 2021 and its intangible capital assets and acquisition of the Somahlution Assets in July 2020 where key intellectual products were acquired.

Other General and Administrative Expenses

Other general and administrative expenses decreased approximately $0.02 million or 4% to approximately $0.47 million in the third quarter of 2022. The majority of the expenses in the third quarter of 2022 were due to the Company’s lower non-legal fees related to the filing of an amendment to the registration statement of which this prospectus forms a part during the period and preparation for the Company’s public offering compared to the higher general and administrative expenses in the third quarter of 2021 from higher non-legal fees related to the acquisition of the Somahlution assets.

Other Income (Expenses)

In the third quarter of 2022, the Company incurred approximately $0.8 million of interest and accretion costs associated with convertible notes issued at discount as part of the Units Private Placement. Additionally, the Company recognized $1.5 million of fair value gain from mark-to-market adjustments on the contingent liabilities assumed on the acquisition of the Somahlution Assets due to the change of the fair value of the contingent consideration.

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Comparison of the Nine Months Ended September 30, 2022 and 2021

The following table summarizes our results of operations for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended September 30,
	2022	2021	Change

Revenue	$137,821	$271,952	$(134,131)

Operating expenses:
Direct costs of revenue	26,528	168,419	(141,891)
Professional fees (includes related party amounts of $422,000, and $180,000, respectively)	1,721,479	1,445,004	276,475
Salary expenses	2,147,967	2,084,430	63,537
Research and development	3,297,986	877,936	2,420,050
Stock-based compensation	1,664,191	626,449	1,037,742
Depreciation and amortization	631,083	5,849	625,234
Other general and administrative expenses	1,478,726	944,248	534,478
Total operating expenses	10,967,960	6,152,335	4,815,625
Total operating loss	$(10,830,139)	$(5,880,383)	$(4,949,756)
Other income (expenses):
Interest and accretion expense	(1,640,368)	(74,410)	(1,563,541)
Change in fair value of contingent liabilities	(2,131,000)	472,000	(2,603,000)
Net loss	$(14,601,507)	$(5,482,793)	$(9,116,297)

Revenue

We recognized revenue of approximately $0.1 million for the nine months ended September 30, 2022 compared to approximately $0.3 million for the nine months ended September 30, 2021. No revenue was generated in Q1 2022 due to the impact of COVID-19 on the Company’s supply chain in fiscal 2021 and its ability to produce DuraGraft inventory. As the result of the Company’s executive and management teams’ efforts to re-establish the Company’s business relationships with its trusted manufacturing and distribution partners, the production of DuraGraft inventory and sales resumed in the second quarter of 2022 and continued into the third quarter of 2022.

Direct Costs of Revenue

Direct costs of revenue decreased by approximately $0.1 million or 84% to approximately $0.03 million for the nine months ended September 30, 2022. This was predominantly due to fewer units of DuraGraft product produced in the current period because of the shortage of raw materials as a result of COVID-19.

Professional Fees

Professional fees increased by approximately $0.3 million or 19% to approximately $1.7 million for the nine months ended September 30, 2022 compared to approximately $1.4 million for the comparative period ended September 30, 2021. The increase in professional fees can be attributed to legal support with preparation and filing of the Company’s amendment to the registration statement of which this prospectus forms a part with the SEC, audit fees in connection with the audit of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, and compensation costs incurred in connection with closings of the Units Private Placement. Related party professional fees increased by approximately $0.2 million or 134% to approximately $0.4 million from approximately $0.2 million during the third quarter of 2022 compared to the third quarter of 2021 because the Company retained additional consulting services in order to advance development of its medical technologies.

Salary Expenses

Salary expenses for the nine months ended September 30, 2022, were approximately $2.1 million, an approximately $0.1 million or 3% increase from the comparative period. The increase in the salary cost is attributable to the restructuring and growth of the organization as the Company continues to expand into new markets and work towards commercialization of DuraGraft in the United States.

Research and Development

Research and development expenses for the nine months ended September 30, 2022 were approximately $3.3 million, an approximately $2.4 million or 276% increase from the comparative period. The increase in research and development expenses can be mainly attributed to the Company’s acquisition of MATLOC 1 assets in late 2021 and its focus on development and advancement of DuraGraft, Krillase, and MATLOC 1 towards commercialization.

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Stock-Based Compensation

Stock-based compensation for the nine months ended September 30, 2022 increased by approximately $1.0 million or 166% to approximately $1.7 million if compared to the nine months ended September 30, 2021. The increase in stock-based compensation can be explained by an additional 26,664 stock options granted in 2022 and 23,334 restricted share awards granted in late 2021, which were fair valued significantly higher compared to the stock options granted and outstanding in the comparative period. This was due to a 58% increase in the Company’s post-split stock price period over period to $28.50 as of September 30, 2022 from $18.00 as of September 30, 2021.

Depreciation and Amortization

Depreciation and amortization increased approximately $0.6 million or 10,690% in the third quarter of 2022. The increase was due to the acquisition of My Health Logic in December 2021 and its intangible capital assets and acquisition of the Somahlution assets in July 2020 where key intellectual products were acquired.

Other General and Administrative Expenses

Other general and administrative expenses increased approximately $0.5 million or 57% to approximately $1.5 million in the nine months ended September 30, 2022. The increase was due to the Company’s non-legal fees related to the filing of an amendment to the registration statement of which this prospectus forms a part, preparation for the Company’s public offering, increased rent due to the lease of additional office and laboratory space, and expenses associated with running a public company, during the nine-month period ended September 30, 2022. Due to the planned continued buildout of administrative and commercial functions we expect general and administrative expenses to increase in future periods.

Other Income (Expenses)

During the nine months ended September 30, 2022, the Company incurred approximately $1.6 million of interest and accretion costs associated with convertible notes issued at discount as part of the Units Private Placement. Additionally, the Company recognized approximately $2.1 million of fair value loss from mark-to-market adjustments on the contingent liabilities assumed on the acquisition of the Somahlution Assets due to the change of the fair value of the contingent consideration.

Comparison of Fiscal Years Ended December 31, 2021 and 2020

	Years Ended December 31,
	2021	2020	Change

Revenue	$210,279	$197,136	$13,143

Operating expenses:
Direct costs of revenue	80,354	58,292	22,062
Professional fees	2,269,756	1,153,731	1,116,025
Salary expenses	2,887,309	915,210	1,972,099
Research and development	1,681,899	687,734	994,165
Stock-based compensation	898,444	1,833,292	(934,848)
Depreciation and amortization	43,871	591,458	(547,587)
Other general and administrative expenses	1,170,029	757,022	413,007
Total operating expenses	9,031,662	5,996,739	3,034,923
Total operating loss	$(8,821,383)	$(5,799,603)	$(3,021,780)
Other expenses:
Interest and accretion expense	(126,024)	(45,450)	(80,574)
Change in fair value of contingent liabilities	(1,387,000)	-	(1,387,000)
Loss on debt extinguishment	(663,522)	-	(663,522)
Net loss	$(10,997,929)	$(5,845,053)	$(5,152,876)

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Revenue

We recognized revenue of $0.21 million for the year ended December 31, 2021 compared to $0.20 million for the year ended December 31, 2020. The revenue generated came from sales of the DuraGraft product, which was acquired as part of the Somahlution Assets acquisition. No revenue growth can be attributed to the supply chain and manufacturing delays as a result of the COVID-19 pandemic.

Direct Costs of Revenue

During the year ended December 31, 2021, we incurred $0.08 million in direct costs of revenue, representing increase of $0.02 million if compared to $0.06 million in the direct cost of revenue incurred during the year ended December 31, 2020. Cost of sales grew at a higher rate if compared to the revenue growth, predominantly due to a shortage of raw materials as a result of the COVID-19 pandemic which directly impacted the costs of finding, securing, and acquiring alternative high-quality materials.

Professional Fees

Professional fees increased by $1.12 million or 97% to $2.27 million for the year ended December 31, 2021, compared to $1.15 million for the year ended December 31, 2020. The Company has undergone a number of corporate transactions, including acquisition of the Somahlution Assets and My Health Logic entity and a corporate restructuring, which resulted in legal fees significantly increasing year over year. The increase in professional fees was also a result of the Company’s preparations for the FDA approval and other advancement and development of intellectual property. Additionally, Marizyme relied on a number of external consulting firms to oversee multiple facets of the business, including finance and accounting functions of the Company. During the year ended December 31, 2021, Marizyme also initiated the Units Private Placement transaction, which further contributed to the professional fees increase during the year.

Salary Expenses

Salary expenses for the year ended December 31, 2021, were $2.89 million, a $1.97 million or 215% increase from the comparative year. The increase in salary cost is attributable to the restructuring and growth of the organization as the Company continues to expand into new markets and work towards commercialization of DuraGraft in the United States. As the result of the corporate restructuring, in November 2021 Marizyme appointed a new Chief Executive Officer which further contributed to the salary increases.

Research and Development Expenses

During the year ended December 31, 2021, Marizyme incurred $1.68 million in research and development expenses compared to $0.69 million in the previous year ended December 31, 2020. The increase in the research and development expenses can be attributed to the Company’s focus on development and advancement of our products DuraGraft and Krillase, including several clinical trials, and related research and analysis to advance our technologies during the year.

Other General and Administrative Expenses

Other general and administrative expenses increased $0.41 million or 55% to $1.17 million during the year ended December 31, 2021. The increase was due to the Company’s restructuring, growth, and increased marketing and public relations expenses associated with product branding and costs attributed to running a public company. Due to the planned continued buildout of administrative and commercial functions we expect general and administrative expenses to increase in future periods.

Other Expenses

During the year ended December 31, 2021, the Company initiated the Units Private Placement transaction, which was completed in tranches on a rolling basis. Due to the substantial modification of the Units Private Placement agreements in December 2021, the Company recorded a loss of $0.66 million on the extinguishment of the convertible notes issued as part of the Units Private Placement. Other expenses also include $0.13 million of interest and accretion costs associated with convertible notes issued at discount as part of the Units Private Placement agreements.

Additionally, the Company recognized $1.39 million of fair value loss from mark to market adjustments on the contingent liabilities assumed on the acquisition of the Somahlution Assets.

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Liquidity and Capital Resources

To date, we have incurred significant net losses and negative cash flows from operations. As of September 30, 2022 and December 31, 2021, we had available cash of $1,182,248 and $4,072,339, respectively, and an accumulated deficit of $62,425,070 and $47,823,563 respectively. We fund our operations through capital raises.

Funding Requirements and Other Liquidity Matters

Marizyme expects to continue to incur expenses and operating losses for the foreseeable future. We anticipate that our expenses will increase as a result of the following operational and business development efforts:

●	Increase our expertise and knowledge through hiring and retaining qualified operational, financial and management personnel, who are expected to develop an efficient infrastructure to support development and commercialization of therapies and devices,
●	Increase in research and development and legal expenses as we continue to develop our products, conduct clinical trials and pursue FDA clearances,
●	Expand our product portfolio through the identification and acquisition of additional life science assets, and
●	Seek to increase awareness about our products to boost sales and distributions internationally.

Until such time, if ever, as we can generate substantial product revenues to support our cost structure, the Company will continue to have to raise funds beyond its current working capital balance in order to finance future development of products, potential acquisitions, and meet its debt obligations until such time as future profitable revenues are achieved.

We expect to finance our cash needs through a combination of private and public equity offerings, debt financings, government or other third-party funding, and collaborations, arrangements or acquisitions. To the extent that we raise additional capital through the sale of common stock, convertible securities or other equity securities, the ownership interest of our stockholders may be materially diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights of our common stockholders. Debt financing and preferred equity financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, that could adversely impact our ability to conduct our business. Securing additional financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management’s ability to oversee the development or acquisition of product.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Units Private Placement

In May 2021, the Company entered into a placement agency agreement with Univest, as placement agent, to conduct a private placement of secured convertible promissory notes together with two classes of warrants to purchase shares of common stock directly to one or more investors through Univest, as placement agent. On May 27, 2021, in connection with the private placement, the Company entered into a unit purchase agreement with several investors, under which it agreed to offer, in one or more closings, units at a price per unit of $37.50, comprised of, (i) a 10% secured convertible promissory note, with principal and accrued interest convertible into common stock at an initial price per share of $37.50, subject to adjustment, maturing in two years; (ii) a warrant to purchase a share of common stock (the “Class A Warrants”), at a price per share of the lower of (i) $46.95 per share of common stock, or (ii) the lesser of (a) 75% of the cash price per share to be paid by the purchasers in an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000, or a qualified financing, provided that the Company is listed on a trading market that is a senior exchange such as Nasdaq or the New York Stock Exchange at the time of such financing, and (b) $37.50, subject to adjustment; and (iii) a Class B Common Stock Purchase Warrant to purchase one share of common stock (the “Class B Warrants”), with an exercise price of $75.00 per share, subject to adjustment (such private placement and as subsequently modified, the “Units Private Placement”).

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From May 2021 to July 2021, the Company sold units in the Units Private Placement for aggregate gross proceeds of $1,174,945.

As of November 29, 2021, the Company and the existing unit holders agreed that (i) the price per unit for subsequent sales of units in the Units Private Placement would be reduced from $37.50. per unit to $33.75 per unit, (ii) the conversion price of the outstanding and subsequent convertible notes would be reduced from $37.50 per share to $33.75 per share, (iii) all outstanding Class A Warrants and Class B Warrants would be cancelled and replaced with Class C Common Stock Purchase Warrants, or Class C Warrants, allowing the purchase of the same total amount of shares as had been provided for under the cancelled warrants, and (iv) future units would be comprised of the modified convertible notes and Class C Warrants for the purchase of two shares per unit at the warrants’ exercise price. As modified, the Convertible Notes provided that in the event the Company consummates a qualified financing, and provided that the Company is listed on a trading market that is a senior exchange such as Nasdaq or the New York Stock Exchange and the shares into which the convertible notes may be converted may be issued or resold under an effective registration statement, then all outstanding principal, together with all unpaid accrued interest, under the convertible notes, would automatically convert into shares of common stock at the lesser of (i) 75% of the cash price per share paid in the qualified financing and the otherwise applicable conversion price. In addition, if at any time following the sixty (60) day anniversary of the final closing date or termination of this private placement, and provided there is an effective registration statement permitting the issuance or resale of the shares of common stock into which the convertible notes may be converted, if (A) the Company’s common stock is listed on a senior national securities exchange, (B) the daily volume-weighted average price for the prior twenty (20) consecutive trading days is $90.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such twenty (20)-day period, then the Company would have the right to require the convertible notes to convert all or any portion of the principal and accrued interest then remaining under the note into shares of common stock at the above conversion price in effect on the mandatory conversion date. The Class C Warrants have an exercise price equal to the lower of (i) $33.75 per share, subject to adjustment, or (ii) 75% of the cash price per share paid by the purchasers in a qualified financing. As a result of these changes, the Company cancelled and exchanged an aggregate of $1,225,115 of principal and interest under the outstanding convertible notes for modified convertible notes in the aggregate principal amount of $1,225,115, convertible into approximately 36,296 shares of common stock, plus additional shares based on accrued interest, and issued, in exchange for the Class A Warrants and Class B Warrants, Class C Warrants for the purchase of approximately 72,598 shares of common stock at $33.75 per share.

On December 2, 2021, the Company sold units in the Units Private Placement for aggregate gross proceeds of $222,500.

On December 21, 2021, the Company and the existing unit holders agreed that (i) the price per unit for subsequent sales of units in the Units Private Placement would be reduced from $33.75 per unit to $26.25 per unit, (ii) the conversion price of the outstanding and subsequent convertible notes (the “Convertible Notes”), would be reduced from $33.75 per share to $26.25 per share, and (iii) all outstanding Class C Warrants would be cancelled and replaced with new Class C Warrants with substantially the same terms as the previous Class C Warrants. The Convertible Notes and Class C Warrants were also modified in this and subsequent closings to provide that a lower price per share, or more favorable terms, respectively, under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will be applicable to the conversion or exercise rights under the Convertible Notes and Class C Warrants, respectively. As a result of these changes, the Company cancelled and exchanged an aggregate of $1,456,039 of principal and interest under the outstanding convertible notes for new Convertible Notes in the aggregate principal amount of $1,456,039, convertible into 55,463 shares of common stock, plus additional shares based on accrued interest, maturing on December 21, 2023, and issued, in exchange for the previous Class C Warrants, Class C Warrants for the purchase of 110,932 shares of common stock at $33.75 per share.

Under the modified terms, on December 21, 2021, we issued and sold to one new investor units consisting of a Convertible Note in the principal amount of $6,000,000, convertible into 228,571 shares of common stock, plus additional shares based on accrued interest, and a Class C Warrant for the purchase of 457,142 shares of common stock at $33.75 per share, for gross payments of $6,000,000, of which we received $5,402,200 after placement agent fees. This investor also agreed to purchase an additional $2,000,000 of the units upon the Company’s filing of a registration statement on Form S-1 and a further $2,000,000 of units upon the Company’s responding in a satisfactory manner to the SEC’s initial round of comments. Although the registration statement of which this prospectus forms a part was initially filed on February 14, 2022, and on February 22, 2022, the Division of Corporation Finance, Office of Life Sciences of the SEC issued a letter stating that there would be no review of the registration statement and therefore no comments, the investor has not invested any additional amounts. We and Univest, as placement agent for this private placement, have determined that the final closing under this private placement has occurred, and in accordance with the investor’s unit purchase agreements with the Company, this investor will not be permitted to invest any further amounts in that financing. The investor also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company.

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On January 24, 2022, we issued to two investors units consisting of Convertible Notes in the aggregate principal amount of $278,678, convertible into 10,615 shares of common stock, plus additional shares based on accrued interest, and Class C Warrants for the purchase of 21,231 shares of common stock at $33.75 per share. The units were sold in exchange for the assumption, cancellation, and conversion of principal notes of our subsidiary My Health Logic.

On March 24, 2022, we conducted an additional closing of the Units Private Placement in which we issued a number of investors units consisting of Convertible Notes in the aggregate principal amount of $3,389,975, convertible into 129,139 shares of common stock, plus additional shares based on accrued interest, of which we received $3,118,777 after placement agent fees, and Class C Warrants for the purchase of 258,281 shares of common stock at $33.75 per share. The Convertible Notes in this and subsequent closings were also modified to provide that upon the occurrence of a qualified financing, such Convertible Notes may be voluntarily, not automatically, convertible, at the option of the holders, at the lower of 75% of the price per equity security in such financing and the otherwise applicable conversion price. The conversion provision was also modified to remove the requirement that an effective registration statement allow for the issuance or resale of shares of common stock into which the convertible notes may be converted in order for the conversion price of the Convertible Notes to be subject to the reduction to 75% of the price per equity security in a qualified financing.

One of the investors in our March 24, 2022 Units Private Placement closing agreed to purchase $4 million of units, and invested $2 million. On June 17, 2022, the investor separately agreed to purchase $500,000 of units and invested that amount, as indicated below. On August 12, 2022, the investor also separately agreed to purchase $1,500,000 of units and invested that amount, as indicated below. As indicated above, we and Univest, as placement agent for this private placement, have determined that the final closing under the Units Private Placement has occurred, and in accordance with the investor’s unit purchase agreements with the Company, the investor will not be permitted to invest any further amounts in the Units Private Placement. The investor also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company.

On May 11, 2022, we conducted a closing of our Units Private Placement in which we issued a number of investors units consisting of Convertible Notes in the aggregate principal amount of $1,306,485, convertible into 49,762 shares of common stock, plus additional shares based on accrued interest, subject to adjustment, and Class C Warrants for the purchase of 99,533 shares of common stock at $33.75 per share, subject to adjustment.

On June 17, 2022, we conducted a closing of our Units Private Placement in which we issued an investor units consisting of a Convertible Note in the aggregate principal amount of $500,000, convertible into 19,047 shares of common stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C Warrant for the purchase of 38,095 shares of common stock at $33.75 per share, subject to adjustment.

On June 26, 2022, in anticipation of the final closing of our Units Private Placement and pursuant to our placement agency agreement with Univest dated December 10, 2021, we issued Univest, as placement agent, a warrant for the purchase of 15,423 shares of common stock, and a warrant to Bradley Richmond (as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms), for the purchase of 23,135 shares of common stock. In accordance with the placement agency agreement, the warrants were issued in exchange for a $100 payment by Univest, and are exercisable on a cash or cashless net exercise basis, in aggregate, to purchase a number of shares of common stock equal to approximately 8% of the units sold in the Units Private Placement. The warrants’ exercise price per share was equal to the price per unit of the units sold in the Units Private Placement, currently $26.25, subject to adjustment. The warrants were to expire on June 26, 2027, however pursuant to the October 2022 Letter Agreement, each of Univest and Mr. Richmond agreed to forego their applicable rights to such warrants, as the FINRA Staff determined that such securities constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

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On August 12, 2022, the Company conducted the final closing of the Units Private Placement, in which the Company issued to an investor units consisting of a Convertible Note in the aggregate principal amount of $1,500,000, convertible into 57,142 shares of common stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C Warrant for the purchase of 114,285 shares of common stock at $33.75 per share, subject to adjustment.

The Convertible Notes mature 24 months after the applicable closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The Convertible Notes’ principal and accrued interest can be converted at any time at the option of each holder at the conversion price. The Convertible Notes are secured by a first priority security interest in all assets of the Company and are also subject to a Guarantors Security Agreement (the “Guarantors Security Agreement”) between the investors in the Units Private Placement and Marizyme Sciences, Inc., a Florida corporation and a subsidiary of the Company (“Marizyme Sciences”), Somaceutica, Inc., a Florida corporation and a subsidiary of the Company (“Somaceutica”), and Somahlution, Inc., a Delaware corporation and a subsidiary of the Company (“Somahlution”), a Guaranty of each of Marizyme Sciences, Somaceutica and Somahlution granted to the investors (the “Guaranty”), a Security Agreement between the Company and each of the investors (the “Security Agreement”), a Trademark Security Agreement between the Company and each of the investors (the “Trademark Security Agreement”), and a Patent Security Agreement between the Company and each of the investors (the “Patent Security Agreement”). The Convertible Notes and Class C Warrants have certain antidilution provisions. The Convertible Notes and Class C Warrants have certain registration requirements for the shares of common stock underlying the Convertible Notes and Class C Warrants upon the final closing under the unit purchase agreement between the Company and the investors in the Units Private Placement, subject to the expiration of lock-up agreements between the Units Private Placement investors and the representative of the underwriters for this offering.

A holder of a Convertible Note or Class C Warrant generally will not have the right to convert the Convertible Note or exercise the Class C Warrant to the extent that the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding, as such percentage ownership is determined in accordance with the terms of the Convertible Note or Class C Warrant, or 9.99% if the holder becomes the beneficial owner of more than 4.99% of the outstanding shares of common stock not including shares of common stock that may otherwise be received upon conversion of the Convertible Note or exercise of the Class C Warrant. An increase of this percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. This limitation may not apply to certain antidilution provisions of the Convertible Notes and Class C Warrants, including an adjustment to the number of warrant shares that may be purchased under the Class C Warrants as a result of an applicable issuance of securities that does not constitute a “qualified financing” at more favorable terms than were provided under the Class C Warrants. Under a Letter Agreement between us and Univest as placement agent for the investors in the Units Private Placement, dated January 12, 2023 (the “January 2023 Letter Agreement”), we agreed that simultaneously with any adjustment to the exercise price under the Class C Warrants as a result of any equity issuances, not including qualified financings and certain other exempt issuances, the number of shares of common stock that may be purchased under the Class C Warrants will be increased such that the aggregate exercise price of such shares will be the same as the same as the aggregate exercise price in effect immediately prior to the adjustment, without regard to any limitations on exercise contained in the Class C Warrants, including the beneficial ownership limitation described above.

Under its May 2021 placement agency agreement, the Company agreed to pay Univest a cash placement fee of 8% of units sold, $50,000 upon the receipt of $6 million from the Units Private Placement, and issue Univest, in exchange for a $100 payment by Univest, warrants to purchase a number of shares of common stock equal to 8% of the aggregate number of units sold in the Units Private Placement, at an exercise price per share of 100% of the price per unit. These warrants were required to be exercisable for either cash or on a cashless basis beginning on the final closing date of the Units Private Placement and for a period of five years from that date. On December 10, 2021, the Company entered into a new placement agency agreement with Univest, as placement agent, in which the Company and Univest agreed that Univest’s compensation would be changed to remove the provision for a $50,000 cash fee upon the receipt of $6 million from the Units Private Placement, to add a provision for a cash placement fee of 8% of the gross proceeds from the exercise of any Class C Warrants sold in the Units Private Placement, and to retain the previous placement agency agreement’s warrants compensation provision. The placement agency agreement and form of unit purchase agreement relating to the Units Private Placement provided that up to $18 million and $17 million of units may be sold, respectively. On August 12, 2022, we completed the final closing of the private placement of the units.

Additional Private Placements

On January 13, 2022, we issued a consultant units consisting of a Convertible Note in the aggregate principal amount of $40,000, convertible into 1,523 shares of common stock, plus additional shares based on accrued interest, and a Class C Warrant for the purchase of 3,047 shares of common stock at $33.75 per share. The units were sold as partial exchange for services. The consultant has waived all rights to the security interest provided in the Convertible Note.

On January 24, 2022, we issued to Univest and Bradley Richmond, as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms, units consisting of Convertible Notes in the aggregate principal amount of $300,000, convertible into 11,428 shares of common stock, plus additional shares based on accrued interest, and Class C Warrants for the purchase of 22,856 shares of common stock at $33.75 per share. The units were sold in exchange for services provided to us in connection with our acquisition of My Health Logic. Pursuant to the October 2022 Letter Agreement, each of Univest and Mr. Richmond agreed to forego their applicable rights to such Convertible Notes and Class C Warrants, as the FINRA Staff determined that such securities constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

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Amendment and Purchase of Former Executive’s Option

On July 13, 2019, we issued an option to purchase 73,333 shares of common stock at $15.15 per share vesting over 24 months to James Sapirstein, a former officer and director of the Company, for his services on our board of directors. On April 6, 2020, Mr. Sapirstein exercised this option in part to purchase 334 shares of common stock. On September 2, 2020, our board of directors resolved to immediately vest the unvested portion of this option such that the option became fully vested. Pursuant to the option’s forfeiture terms, the option was to expire one year after Mr. Sapirstein’s resignation on June 24, 2021. Under the incentive stock option agreement relating to this option, the option was not transferable except to a designated beneficiary upon the option holder’s death or by will or the laws of descent and distribution.

On March 3, 2022, we agreed to amend the incentive stock option agreement relating to the option to allow for it to be transferred to the Company or its designee(s), transferee(s), or assignee(s). We further agreed to purchase the unexercised portion of the option, and Mr. Sapirstein agreed to sell it to us or our designee(s). We agreed to pay, or cause our designee(s) to pay, $100,000 as the purchase price. Subsequently, several persons, acting individually, purchased portions of the unexercised balance of an option owned by Mr. Sapirstein, which balance was transferred directly to each purchaser acting severally and not jointly thereto. The Company recorded the changes in ownership upon proof of payment from each purchaser for their respective portions of such option. We simultaneously entered into amended stock option agreements with such purchasers, which provide that the exercise period of the options are extended to March 16, 2024. In all other respects, such options have the same terms as the original fully-vested incentive stock option. Pursuant to the October 2022 Letter Agreement entered into with us, Mr. Richmond, one of the individual purchasers, agreed to forego his rights to his option for 18,249 shares of common stock, effectively unwinding such transaction, with the option now being held by our designee, who is unaffiliated with Mr. Richmond, in accordance with the FINRA Staff’s interpretation of Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

Consultant Warrants

On January 26, 2022, we granted Mr. Richmond, in his capacity as a consultant to the Company at such time, a warrant to purchase up to 9,375 shares of common stock at an exercise price of $0.15 per share, issuable immediately. On February 14, 2022, we granted Mr. Richmond an additional warrant to purchase up to 9,375 shares of the Company’s common stock at an exercise price of $0.15 per share. The warrants were issued in exchange for services that Mr. Richmond rendered to us under his consulting agreement. Mr. Richmond fully exercised both of the warrants for 20,000 shares of common stock in March 2022. Pursuant to the October 2022 Letter Agreement entered into with the Company, Mr. Richmond agreed to forego his rights to such shares of common stock, because the FINRA Staff determined that such shares constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

Public Offering

On February 14, 2022, Marizyme filed the initial registration statement on Form S-1 relating to this public offering. As of the end of the third quarter of 2022, the final prospectus had not yet been filed and the final amount of the offering will be dependent on market conditions. The proceeds from the offering will be used by the Company (i) to develop its DuraGraft, MATLOC, and Krillase platforms; (ii) to commercialize and produce its products, and (iii) for general working capital and other corporate purposes. As of the date of this prospectus, management anticipates that the offering will close in the first quarter of 2023.

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Summary of Cash Flow

The following table provides detailed information about our net cash flow for all financial statement periods presented in this prospectus:

	Nine Months Ended		Year Ended
	September 30, 2022	September 30, 2021	December 31, 2021	December 31, 2020
Net cash (used in) operating activities	$(9,266,036)	(4,313,038)	(5,787,095)	(3,223,836)
Net cash (used in) investing activities	-	-	-	(148,656)
Net cash provided by financing activities	6,375,945	1,426,949	6,956,672	6,275,164
Net increase (decrease) in cash and cash equivalents	$(2,890,091)	$(2,886,089)	$1,169,577	$2,902,672

Operating Activities

Net cash used in operating activities was approximately $9.3 million and approximately $4.3 million in the nine months ended September 30, 2022 and 2021, respectively. The net cash used in operating activities during the nine months ended September 30, 2022 was due to approximately $1.7 million spent on professional fees, approximately $2.1 million spent on salaries and related compensation expenses, approximately $3.3 million spent on research and development activities, approximately $1.5 million on other general and administrative expenses and approximately $0.7 million on production. The net change in operating assets and liabilities primarily related to approximately $0.8 million spent on the manufacturing of DuraGraft product in the period and an approximately $1.8 million increase in accounts payable, accrued expenses, and amounts due to related parties in support of the growth of our research and development and other operating activities.

Net cash used in operating activities was approximately $5.79 million and $3.22 million for the years ended December 31, 2021 and 2020, respectively. The net cash used in operating activities for the year ended December 31, 2021, was due to approximately $2.23 million spent on professional fees, $2.56 million spent on salaries and related compensation expenses and $1.68 million spent on research and development activities. The net change in operating assets and liabilities primarily related to a $1.84 million increase in accounts payable, accrued expenses, and amounts due to related parties in support of the growth of our operating activities.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2022 was due to approximately $6.5 million of funds raised from the issuance of convertible promissory notes in the Company’s units private placement, net of issuance costs. During the nine months ended September 30, 2022, the Company also repaid an aggregate of approximately $0.1 million in notes payable as part of the units private placement issuances and repaid approximately $0.1 million in notes payable assumed on the acquisition of My Health Logic.

Net cash provided by financing activities for the year ended December 31, 2021 was due to $0.26 million obtained from the issuance of promissory notes to related parties of the Company and $6.69 million of proceeds received from the Units Private Placement transaction.

Contractual Obligations and Commitments

Royalties and Other Commitments

Upon receiving FDA approval for DuraGraft and other key intellectual products, which we anticipate but cannot guarantee, the Company will:

●	Grant performance warrants to Somahlution for 266,666 restricted shares of common stock of the Company, with a strike price determined based on the average of the closing price of the common stock for the 30 calendar days following the date of the public announcement of FDA approval;
●	Pay royalties on all net sales of the product acquired from Somahlution of 6% on the first $50 million of international net sales (and 5% on the first $50 million of U.S. net sales), 4% for greater than $50 million up to $200 million, and 2% for greater than $200 million;

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●	Pay 10% of cash value of the rare pediatric voucher sales following the FDA approval and subsequent sale to an unaffiliated third party of a rare pediatric voucher based on Somahlution’s DuraGraft product;
●	Grant of rare pediatric voucher warrants to purchase an aggregate of 16,666 shares of common stock with a term of five years and a strike price determined based on the average of the closing price of the shares of common stock for the 30 calendar days following the date of the public announcement of FDA approval, and
●	Pay a liquidation preference, up to a maximum of $20 million upon the sale by the Company of all or substantially all of the assets relating to the Somahlution products. Upon the sale of either or both of the DuraGraft or Somahlution derived solid organ transplant products, the Company will pay 15% of the net sale proceeds towards the liquidation preference maximum amount.

Lease Commitments

The Company has entered into arrangements for office and laboratory spaces. As at September 30, 2022, minimum lease payments in relation to lease commitments were payable as outlined in Note 5 to the interim consolidated financial statements included with this prospectus.

Going Concern

The Company had a net loss of $14.6 million for the nine months ended September 30, 2022 and $11.0 million for the year ended December 31, 2021, respectively, working capital of $0.7 million as of September 30, 2022 and $1.3 million as of December 31, 2021, respectively, and had net cash used in operations of $9.3 million for the nine months ended September 30, 2022 and $5.8 million for the year ended December 31, 2021, respectively. Without further funding, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue its operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements.

There can be no assurances that the Company will be successful in generating additional cash from the equity/debt markets or other sources to be used for operations. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Based on the Company’s current resources, the Company will not be able to continue to operate without additional immediate funding. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

The Company has been impacted by the COVID-19 pandemic, and some of its earlier plans to further diversify its operations and expand its operating subsidiaries have been paused due to the economic uncertainty.

Off-Balance Sheet Arrangements

As of September 30, 2022 and December 31, 2021, the Company had no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities in our financial statements and accompanying notes. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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While our significant accounting policies are more fully described in Note 1 to our financial statements, we believe that the following accounting policies are the most critical for fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“Topic 606” or the “new revenue standard”)

We recognize revenue when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. For enforceable contracts with our customers, we first identify the distinct performance obligations – or accounting units – within the contract. Performance obligations are commitments in a contract to transfer a distinct good or service to the customer.

At contract inception, the Company assesses the goods or services promised within each contract and assess whether each promised good or service is distinct and determine those that are performance obligations. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

We have identified one performance obligation which is related to our DuraGraft product sales. For our distribution partner channel, we recognize revenue for product sales at the time of delivery of the product to our distribution partner (customer). The customer is invoiced, and payment terms are net 30. As our products have an expiration date, if a product expires, we will replace the product at no charge.

Accrued Research and Development Expenses

As part of the process of preparing our financial statements, we are required to estimate our accrued expenses as of each balance sheet date. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of the actual cost. We make estimates of our accrued expenses as of each balance sheet date based on facts and circumstances known to us at that time. We periodically confirm the accuracy of our estimates with the service providers and make adjustments, if necessary. The significant estimates in our accrued research and development expenses include the costs incurred for services performed by our vendors in connection with research and development activities for which we have not yet been invoiced.

We base our expenses related to research and development activities on our estimates of the services received and efforts expended pursuant to quotes and contracts with vendors that conduct research and development on our behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to our vendors will exceed the level of services provided and result in a prepayment of the research and development expense. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual or prepaid expense accordingly. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Although we do not expect our estimates to be materially different from amounts actually incurred, if our estimates of the status and timing of services performed differ from the actual status and timing of services performed, it could result in us reporting amounts that are too high or too low in any particular period. To date, there have been no material differences between our estimates of such expenses and the amounts actually incurred.

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In-Process Research and Development

We evaluate whether acquired intangible assets are a business under applicable accounting standards. Additionally, we evaluate whether the acquired assets have a future alternative use. Intangible assets that do not have future alternative use are considered acquired in-process research and development. When the acquired in-process research and development assets are not part of a business combination, the value of the consideration paid is expensed on the acquisition date. Future costs to develop these assets are recorded to research and development expense as they are incurred.

Fair Value of Derivative and Contingent Liabilities

Our derivative and contingent liabilities are revalued at each reporting period with changes in the fair value of the liabilities recorded as a component of other income (expense) in the statements of operations. There are significant judgments and estimates inherent in the determination of the fair value of these liabilities. If we had made different assumptions including, among others, those related to the timing and probability of various corporate scenarios, discount rates, volatilities and exit valuations, the carrying values of our derivative and contingent liabilities, and our net loss and net loss per share of common stock could have been significantly different.

Determination of Purchase Price Allocations

Estimates are made in determining the fair value of assets and liabilities, including the valuation of separately identifiable intangibles acquired as part of an acquisition. Management exercises judgment in estimating the probability and timing of when cash flows are expected to be achieved, which is used as the basis for estimating fair value. Future performance results that differ from management’s estimates could result in changes to liabilities recorded, which are recorded as they arise through profit or loss. The fair value of identified intangible assets is determined using appropriate valuation techniques which are generally based on a forecast of the total expected future net cash flows of the acquiree. Valuations are highly dependent on the inputs used and assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied. Consideration paid for an asset acquisition is allocated to the individual identifiable assets acquired and liabilities assumed based on their relative fair values. Asset acquisitions do not give rise to goodwill.

Leases

At the inception of any contractual arrangements we may enter into, we determine whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, we record the associated lease liability and corresponding right-of-use asset upon commencement of the lease using either the implicit rate or a discount rate based on our credit-adjusted secured borrowing rate commensurate with the term of the lease. Additionally, we evaluate leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. We assess if a lease is accounted for as a finance lease if it meets one of the following five criteria: the lease has a purchase option that is reasonably certain of being exercised, the present value of the future cash flows is substantially all of the fair market value of the underlying asset, the lease term is for a significant portion of the remaining economic life of the underlying asset, the title to the underlying asset transfers at the end of the lease term, or if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. We account for leases that do not meet the finance lease criteria as operating leases, representing our right to use an underlying asset for the lease term. We also recognize operating lease liabilities as our obligation to make lease payments arising from the lease. We recognize operating lease liabilities with a term greater than one year and their corresponding right-of-use assets on the balance sheet at the commencement date of the lease based on the present value of lease payments over the expected lease term. As needed, we make certain adjustments to the right-of-use asset for items such as initial direct costs paid or incentives received. Because our leases do not typically provide an implicit rate, we utilize the rate of interest that we would have to pay to borrow on a collateralized basis over a similar term and in a similar economic environment. We recognize lease costs on a straight-line basis over the lease term and variable lease payments as operating expenses in the period in which the obligation for those payments is incurred. Variable lease payments primarily include common area maintenance, utilities, real estate taxes, insurance, and other operating costs that are passed on from the lessor in proportion to the space we lease.

Stock-Based Compensation Expense

Stock-based compensation expense for employees and directors is recognized in the Statement of Operations based on estimated amounts, including the grant date fair value and the expected service period. For stock options, we estimate the grant date fair value using a Black-Scholes valuation model, which requires the use of multiple subjective inputs including estimated future volatility, expected forfeitures and the expected term of the awards. We estimate the expected future volatility based on the stock’s historical price volatility. The stock’s future volatility may differ from the estimated volatility at the grant date. For restricted stock unit (“RSU”) equity awards, we estimate the grant date fair value using our closing stock price on the date of grant. We recognize the effect of forfeitures in compensation expense when the forfeitures occur. The estimated forfeiture rates may differ from actual forfeiture rates which would affect the amount of expense recognized during the period. We recognize the value of the awards over the awards’ requisite service or performance periods. The requisite service period is generally the time over which our share-based awards vest.

New Accounting Pronouncements

See Note 1 to the audited financial statements included with this prospectus.

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BUSINESS

Mission Statement

Marizyme is a multi-technology biomedical company dedicated to the accelerated development and commercialization of medical technologies that improve patient health outcomes.

Overview

Marizyme is focused on the development and commercialization of medical technologies, devices and related products.

Currently, we are focused on developing three medical technologies and products – DuraGraft®, MATLOCTM and Krillase® – each of which is backed by a portfolio of patented or patent-pending assets. DuraGraft is a single-use intraoperative vascular graft treatment that protects against ischemic injury and reduces the incidence and complications of graft failure, therefore maintaining endothelial function and structure while improving clinical outcomes. MATLOC is a point-of-care, lab-on-chip digital screening and diagnostic device platform, initially being developed for quantitative CKD screening. Our Krillase protein enzyme provides an opportunity for therapeutics in wound healing, thrombosis, and pet health.

Our three principal medical technologies – DuraGraft, MATLOC and Krillase – are expected to serve an unmet significant market need in several areas, including cardiac surgery, CKD, and pet health. We are currently preparing DuraGraft, our endothelial damage inhibitor, or EDI, for FDA, De Novo classification process. We filed a pre-submission letter for DuraGraft with the FDA in November 2021 and we submitted the De Novo request for DuraGraft to the FDA in January 2023. Upon receiving FDA approval of DuraGraft, which we anticipate but cannot guarantee, we expect to quickly commercialize the product and build revenue rapidly utilizing multiple strategic partners and revenue channels. With our DuraGraft, MATLOC and Krillase technologies, we have the potential to bring three FDA-approved products to market.

For 2023, our primary business priority is achieving FDA approval of DuraGraft as a medical device for CABG procedures, through the De Novo classification request process. Following FDA approval of DuraGraft, which we anticipate but cannot guarantee, we expect to begin to distribute and sell DuraGraft in the United States through the efforts of a strategic partner. If we are not able to find an appropriate strategic partner, we will have to build our own marketing and sales capabilities at a significant cost to us and with no guarantee of success. DuraGraft first received its CE marking in August 2014. CE marking signifies that DuraGraft may be sold in the European Economic Area, or EEA, and DuraGraft has therefore been assessed as meeting EEA safety, health, and environmental protection requirements. We will continue marketing efforts in Europe and in other countries that accept CE marking. In addition, we intend to fully develop and market DuraGraft in the U.S. for fat grafting procedures in plastic surgery procedures.

In 2023, we also intend to continue the advancement of our MATLOC CKD point-of-care device, mainly through the development of our lab-on-chip technology under an SRA. An SRA is an agreement (which may be classified as a grant, contract or cooperative agreement) under which a Sponsor provides funding to a second party to support the performance of a specified research project or related activity. The Sponsor may be a foundation, government agency, for-profit entity, research institute, or another university.

As we achieve FDA approvals, which we anticipate but cannot guarantee, we intend to prioritize the commercialization of our DuraGraft, MATLOC and Krillase platform products through multiple distribution and marketing channels in the U.S. We expect that once we enter the commercialization phase, we will be able to rapidly generate revenue growth. Additionally, in the near term we expect to generate revenue from the sale of DuraGraft through the expansion of our international marketing efforts by our distribution partners.

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DuraGraft®

Through our acquisition of the Somahlution Assets in July 2020, we acquired key intellectual products based on a patent protected cytoprotective platform technology designed to reduce ischemic injury to organs and tissues in grafting and transplantation surgeries. These assets include DuraGraft, a single-use intraoperative vascular graft treatment, that is able to protect endothelial cells from ischemic damage and reperfusion injury, and reduce complications associated with Vein Graft Failure, or VGF, post-CABG, thereby reducing major adverse cardiac events such as repeat revascularization and myocardial infarction, reducing incidence and complications of graft failure, and improving clinical outcomes.

DuraGraft is an endothelial damage inhibitor, or EDI, indicated for cardiac bypass, peripheral bypass, and other vascular surgeries. It carries CE marking and is approved for marketing in 34 countries outside the United States on three continents including all countries in the European Union such as Spain, Austria, Ireland, and Germany, as well as countries outside the European Union such as Turkey, Switzerland, Chile, and the Philippines. Somahlution had also been focused on developing products to mitigate the effects of ischemia reperfusion injury in other grafting and transplantation surgeries and other indications in which ischemic injury can cause disease. Now, under our ownership, multiple products derived from the cytoprotective platform technology for several indications are under various stages of development.

The chart below displays the problems DuraGraft has been designed to address and the solutions it can provide.

Problems:

Endothelial damage; Vein Graft Disease; Vein Graft Failure

●      Intraoperative graft damage in is a principal cause of VGF.

The durability and patency of vein grafts are significantly compromised by vein graft disease, or VGD:

◌   VGD process begins with endothelial damage that occurs during the grafting surgery itself.

◌   VGD encompasses the pathophysiological changes that occur in vein grafts following their use in surgical grafting.

●     Endothelial damage, manifested within minutes as pro-inflammatory and pro- thrombogenic changes within the graft, leads to VGD and VGF.

●     As VGD progresses, vein grafts lose their ability to adapt to the environment, leading to:

◌    thrombus formation,

◌    intimal hyperplasia, or

◌    atherosclerosis.

●     These may result in:

◌    graft stenosis,

◌    occlusion,

◌    loss of graft patency, or

◌    Ischemic Reperfusion Injury (IRI), i.e., tissue damage caused when blood supply returns to tissue (re- + perfusion) after a period of ischemia or lack of oxygen.

●    VGD that progresses to VGF may result in myocardial infarction and the need for repeat revascularization. The success rate of revascularization or re-intervention of a failed graft is very poor. Therefore, addressing early VGD in the primary graft is crucial.

Solutions:

DuraGraft is designed to reduce graft failure

■ DuraGraft is a single-use intraoperative vascular graft treatment that maintains endothelial cell function and structure, reducing the incidence and complications associated with graft failure, thereby improving clinical outcomes.

■ DuraGraft improves clinical outcomes by providing a pH balanced and buffered environment which protects against intraoperative Ischemic Reperfusion Injury (IRI).

■ DuraGraft is:

◌ pH balanced, unlike Heparinized saline and autologous blood, which are not pH-balanced;

◌ ionically balanced, which is critical in maintaining cell osmolarity and membrane integrity; and

◌ formulated to support the viability and health of the graft post-grafting by including L-Arginine to support synthesis of nitric oxide during the ischemic period.

■ DuraGraft also protects against the two main causes of IRI – oxidative damage and metabolic stress – by:

◌ having two stabilized potent antioxidants (glutathione and ascorbic acid) that neutralize the reactive oxygen species, which cause oxidative damage during ischemia; and

◌ containing components (glucose and high energy phosphates) that support anaerobic metabolism during ischemia, thereby reducing the generation of metabolic stress lesions.

■ DuraGraft is proven to reduce clinical complications (MI, Repeat Revascularization, and MACE) associated with VGF, with statistical significance.

■ DuraGraft is approved for marketing in 34 countries, not including the U.S., for maintaining free arterial and venous vascular grafts.

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According to market analysis reports, the size of CABG procedures market globally was approximately $16.7 billion as of 2020 (Expert Markets Research, 2020). This market is forecast to increase at a CAGR of 2.5% between 2021 and 2026 (Expert Markets Research, 2020). Globally, it is estimated that approximately 800,000 CABG procedures are performed each year (Grand View Research, March 2017), with procedures performed in the U.S. being a substantial percentage of the total global procedures performed. In the U.S., it is estimated that approximately 340,000 CABG surgeries are performed each year.

For 2023, our main business priority is receiving FDA approval of DuraGraft for CABG procedures through a De Novo classification request. We expect our De Novo application will present a robust propensity score-based matched comparison of subjects who have undergone isolated CABG in Europe utilizing DuraGraft and whose data has been compiled in the DuraGraft Registry compared to a matched cohort drawn from the STS Registry receiving standard of care treatment. Propensity scores will be estimated based on a set of 23 characteristics all demonstrated to be independently associated with mortality up to one year after CABG surgery. We believe that this approach will (i) yield a valid and robust comparison of outcomes derived from the use of DuraGraft, as recorded in the DuraGraft Registry, and standard of care as represented by outcomes observed in the STS Registry, and (ii) lead to FDA approval for DuraGraft as an EDI.

In anticipation of the filing of the De Novo request for DuraGraft, we submitted a pre-submission document to the FDA in November 2021 that describes the strategy for demonstrating the clinical safety and efficacy of DuraGraft. We submitted the De Novo request to the FDA in January 2023.

In addition, we plan to finalize the development of a DuraGraft powder formulation for fat grafting procedures for plastic surgeries in the U.S. It is reported that 22.4 million such surgeries take place annually in the U.S. (American Society of Plastic Surgeons, 2020).

Marketing DuraGraft

Our DuraGraft commercialization plan using its CE marking and existing distribution partners in select European and Asian countries resumed in the second quarter of 2022, with a targeted approach based on market access, existing known opinion leaders, or KOLs, clinical data and revenue penetration. We will also begin, once we receive FDA approval, the process of developing the U.S. CABG market for DuraGraft with select clinical studies, the development of KOLs, the promotion of existing publications, digital marketing, and multiple sales channels.

Following the FDA approval of DuraGraft, which we anticipate but cannot guarantee, we intend to strive for rapid international revenue growth from sales of DuraGraft using multiple strategic partners and revenue channels. In the U.S. marketplace, we will seek to commercialize and develop additional applications including, but not limited to, fat grafting for plastic surgery. We intend to enter into a commercialization arrangement with a strategic partner who will be responsible for the marketing and sales of DuraGraft. In Europe and elsewhere, we will continue our DuraGraft marketing efforts relying on our DuraGraft CE marking and our distribution partners. The CE marking signifies that DuraGraft may be sold in the EEA and that DuraGraft has been assessed as meeting safety, health, and environmental protection requirements. We are currently working with local distributors of cardiovascular disease-related products, in accordance with local regulatory requirements, to sell and increase the market share of DuraGraft in Spain, Austria, Switzerland, Germany, Chile, and Turkey, among others. In all of our markets, we expect that we will market DuraGraft through multiple distribution partners with a focus on sales to cardiac surgeons and cardiologists. If we are not able to find appropriate strategic and distribution partners or our partners are unable to achieve our sales goals, we will have to build our own marketing and sales capabilities, which we expect would be time-consuming and costly.

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MATLOC 1TM

On December 22, 2021, we acquired My Health Logic, its lab-on-chip technology platform and its patient-centric, digital point-of-care screening device, MATLOC 1.

The excitement over microfluidics, also known as lab-on-a-chip technology, lies in its potential for producing revolutionary, timely, accessible, and practical point-of-care devices; devices that are patient-centric (one-to-many, rather than doctor centric, one-to-one) and support self-care and independence. Microfluidics is a technology for analyzing small volumes of fluids, with the potential to miniaturize complex laboratory procedures onto a small microchip, hence the term “lab-on-chip”.

Marizyme’s lab-on-chip technology is currently being developed for screening and diagnosis related to the three leading biomarkers for chronic kidney disease (CKD), a disease estimated to affect 37 million Americans – or one out of every seven people (National Kidney Foundation, 2019). If left untreated, many patients will advance to ESRD, often leading to kidney transplant, renal failure, or dialysis. Since 90% of those with CKD do not know they have it, the risk of progression in the disease is high and this creates massive burdens for CKD patients and healthcare systems (National Kidney Foundation, 2019). CKD and ESRD costs the U.S. public healthcare systems hundreds of billions of dollars a year. In 2018 Medicare alone spent $130 billion on CKD and ESRD-related costs (National Kidney Foundation, 2019). With the increase of diabetics and hypertension cases in the U.S., which make up roughly two-thirds of all CKD patients (National Kidney Foundation, 2022), CKD related healthcare costs are expected to increase significantly. Compounding this development is the fact that less than 50% of diabetic patients, the highest at-risk group, are annually screened or tested for CKD (Mayo Clinic Proceedings, 2021). This creates an unmet need for point-of-care technologies that facilitate CKD screening and diagnosis, which further facilitates earlier screening and diagnosis and detection to slow down or eliminate the CKD progression. By combining lab-on-chip technology with Marizyme’s MATLOC 1 device, it will be able to quantitatively read the two urine biomarkers, albumin and creatine, necessary for effective CKD screening at point-of-care with results available instantly on a patient’s smartphone.

MATLOC 2, the Company’s next-generation point-of-care device in development, is designed to provide a fully integrated, quantitative diagnostic assessment of estimated glomerular filtration rate, or eGFR, using a blood-based biomarker. eGFR is a key measure of kidney function health and/or stage of kidney disease and our MATLOC 2 device is designed to provide a fully integrated, complete diagnostic assessment for CKD, potentially eliminating the need for lab visits and in-person assessment.

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The COVID-19 pandemic has accelerated the ongoing transformation in healthcare. Connected consumer electronic devices are enabling 24/7 home-based digital healthcare. We believe that consumers have the desire and are now becoming empowered to manage their own healthcare and that they will seek to utilize our point-of-care MATLOC 1 device.

With our lab-on-chip technology and MATLOC 1 device in development, we are striving to achieve earlier detection and slowing of the progression of CKD, allowing patients and healthcare systems to reduce the enormous costs of kidney failure, transplant, and/or dialysis. After completing the technology for CKD assessment, we plan to explore the commercial potential of other biomarkers for chronic diseases to be measured at point-of-care.

MATLOC 1, upon FDA approval, which we anticipate but cannot guarantee, is expected to be marketed and sold through an experienced medical device distribution partner network with a focus on nephrologists in hospitals, ambulatory surgery centers and private practices, to better assess patients and slow the progression of CKD.

Krillase®

Through our acquisition of ACB Holding AB in 2018, we acquired the Krillase technology, a protease therapeutic platform originally researched and evaluated in the European Union that has the potential for use in the treatment of chronic wounds and burns, and other clinical applications.

Krillase, derived from Antarctic krill, shrimp-like crustaceans, is a combination of endo- and exopeptidases that safely and efficiently breaks down organic material. As a “biochemical knife,” Krillase can potentially break down organic matter, such as necrotic tissue, thrombogenic material, and biofilms produced by microorganisms. As such, it may be useful in the mitigation or treatment of multiple disease states in humans. For example, Krillase may promote faster healing, support the grafting of skin for the treatment of chronic wounds and burns, and reduce bacterial biofilms associated with poor oral health in humans and animals.

We are currently focused on developing a Krillase-based product for the dissolving of plaque and biofilms on teeth for the pet health dental market. We believe that the U.S. pet health market presents a substantial opportunity for the marketing of our Krillase products. We expect to establish the first stream of revenue from the sale of Krillase-based pet health products in 2023 or 2024.

Our strategic plan for Krillase is, first, to leverage and maximize near-term revenue generating opportunities with Krillase products for commercial or clinical applications with low regulatory risk, such as in the pet health market, and second, to develop products for applications of the Krillase platform that address unmet medical needs or address medical market needs better than existing products in the marketplace, in clinical applications with higher regulatory risk but significant commercial potential.

MAR-FG-001

In November 2021, we reinitiated the development of MAR-FG-001, our fat grafting technology. The Company intends to develop MAR-FG-001 for use during fat grafting procedures.

Fat grafting is a surgical process used in medical reconstructive and other plastic surgery procedures in which fat is transferred from one area of the body to another (known as “autologous fat grafting” or simply “fat grafting”) to correct a defect, replace injured tissue, or to make cosmetic enhancements.

Compared to standard solutions, we believe that MAR-FG-001 could better protect adipose tissue from ischemic and oxidative injury and increase adipocyte and stromal cell viability, which is key to improving retention of fat volume thereby improving patient outcomes following fat grafting procedures.

The global market for autologous fat grafting was estimated to be $699.96 million in 2021 and was projected to grow at a CAGR of 8.62% until 2028 (“Global Autologous Fat Grafting Market – Industry Trends and Forecast to 2028,” Data Bridge Market Research December 2020). Growing preference for the use of non-invasive aesthetic techniques in skin rejuvenation, more rapid recovery with lesser allergic risks and reduced downtime compared to other procedures are some of the factors contributing to increasing demand. The adoption rate for autologous fat grafting procedures in the United States was 2.2% of all augmentation and reconstruction procedures as of 2018, suggesting significant potential for growth of adoption of these procedures (“Autologous Fat Grafting Market Analysis By Product (Integrated Fat Transfer Systems, Aspiration and Harvesting Systems, Liposuction Systems, Fat Processing Systems, De-epithelialization Devices), By Application & Region - Global Market Insights 2021 to 2031,” Fact.MR, March 2022). With 22.4 million plastic surgeries performed annually in the United States (American Society of Plastic Surgeons, 2020), there is potential for widespread implementation of innovative fat grafting systems.

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MAR-FG-001 is currently in development and not yet available for sale in any markets.

Competitive Strengths

We believe that the following competitive strengths will enable us to compete effectively:

●	Superior, first-in-class vascular graft storage and flushing solution. Management believes that the DuraGraft platform provides a significant and substantial competitive advantage over current methods. Having received CE marking in Europe, DuraGraft is certified for marketing in Europe as an endothelial damage inhibitor. DuraGraft is a product that can minimize vein graft disease and vein graft failure, leading to significantly improved outcomes for patients undergoing CABG surgeries. Our peer-reviewed and published data has demonstrated DuraGraft’s superiority over “standard of care” vein or arterial graft wetting solutions such as saline, buffered solutions, and autologous patient blood in maintaining vascular endothelial cell structure and function. Unlike DuraGraft, these other wetting solutions do not protect against ischemic injury and reduce ischemic reperfusion injury. In addition, they are associated with certain solution tissue incompatibility issues. DuraGraft, with its indication in vascular surgeries, including, for example, in CABG and peripheral vascular surgeries, is the first product CE certified in Europe for marketing. Since receipt of its CE marking certification, we know of no other products that have undergone randomized clinical trials, regulatory review or carry CE marking for this indication.

●	Early detection at point-of-care. Through our MATLOC platform, we plan to provide the ability to quantitatively screen and diagnose for CKD at point-of-care. We believe that the platform’s lab-on-chip technology’s low threshold of detection and sensitivity will enable earlier screening and diagnosis of CKD while the point-of-care capabilities of our MATLOC device(s) will allow for testing outside of a lab setting. CKD usually does not show symptoms until the later stages of the disease, meaning early detection is essential to the prevention of end stage renal disease that often includes treatments such as kidney transplant or dialysis. These treatments are debilitating to patients and expensive to healthcare systems and providers. Also, since most of those patients at risk for CKD are not screening annually, by providing a test at point-of-care, the MATLOC platform can bridge that testing gap. Further, by digitally transferring the quantitative results from the diagnostic device to a patient’s smartphone, we create a system with immediate results able to be shared and tracked for effective management of the disease and empowerment of the patient.

●	Superior dental cleaning method. Our Krillase platform could provide a significant and substantial competitive advantage by achieving superior pet dental cleaning through the reduction of plaque and tartar build up.

Our Growth Strategies

We will strive to grow our business by pursuing the following key growth strategies:

●	Commercialize DuraGraft and related products. Continue (i) the distribution of DuraGraft, in Europe and other countries that accept the CE marking and (ii) the development, regulatory approval and commercialization of DuraGraft in the United States.

●	Commercialize MATLOC 1 and related products. Complete the integration of our Urine Albumin-to-Creatinine Ratio, or UACR, lab-on-chip technology with our point-of-care MATLOC 1 device for FDA approval and commercialization. MATLOC 1 is expected to be used as a screening device to test those at risk of CKD to slow the progression of the disease. Following our development of MATLOC 1, we intend to develop MATLOC 2, which will incorporate eGFR lab-on-chip technology and allow for a full quantitative CKD diagnosis at point-of-care.

●	Commercialize Krillase and related products. Begin to commercialize our Krillase platform through the development of (i) various Krillase-based products and (ii) potential strategic partnerships for these products.

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●	Develop MAR-FG-001 fat grafting technology and products. Continue with the development of MAR-FG-001 to validate its protective abilities and its improvements to the retention of fat volume.

●	Acquire additional life science assets. Expand our product portfolio through the identification and acquisition of additional life science assets.

Competition

Competition in the medical device and life science industries is intense. Our competitors include pharmaceutical companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies that are active in different but related fields represent substantial competition for us. Many of our competitors have significantly greater capital resources, larger research and development staffs and facilities and greater experience in medical device development, regulation, manufacturing and marketing than we do. These organizations also compete with us to recruit qualified personnel, attract partners for joint ventures or other collaborations, and license technologies that are competitive with ours. To compete successfully in this industry, we must identify novel and unique medical devices or methods of treatment and then complete the development of those medical devices as treatments.

The medical devices that we are attempting to develop will have to compete with existing therapies. In addition, a large number of companies are pursuing the development of medical devices that target the same conditions that we are targeting, and other companies have existing products or medical devices in various stages of pre-clinical or clinical development.

Intellectual Property

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We own, through the acquisitions of MATLOC, Krillase, DuraGraft, and other assets, various patents, trademarks and other intangibles.

Patent Portfolio

Upon our acquisition of the Somahlution Assets, we acquired all of the Somahlution intellectual property relating to the Somahlution products, including patents rights and trademarks relating to DuraGraft. In addition, prior to the closing of the acquisition of the Somahlution Assets, in certain countries, we paid the costs relating to the filing and registration of patent applications and we were granted ownership rights to DuraGraft patents issued in those countries.

As a result of the My Health Logic acquisition, we received the exclusive patent rights to all of My Health Logic’s intellectual property, including patents rights and trademarks relating to the MATLOC platform and products.

Upon the acquisition of the Krillase platform assets from ACB Holding AB, a Swedish corporation, we acquired patents and patent applications relating to the Krillase technology.

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As of the date of this prospectus, we own the following patents:

Product Type	Country/ Jurisdiction	Official No.	Status	Title
DuraGraft®	Argentina	AR098508 B1	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	Australia	2014353199	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Austria	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Austria	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Austria	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Belgium	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Belgium	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Belgium	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Brazil	BR112016006512-3	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	Canada	2923441	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	China	201480024203.2	Pending	FORMULATIONS CONTAINING POLY (0-2-HYDROXYETHYL) STARCH FOR INCREASING THE OXYGEN-CONTENT, STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	China	ZL201480061943.3	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Czechia	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Denmark	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Denmark	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Denmark	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	EPO	2938186	EP Granted	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	EPO	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	EPO	3027016	EP Granted	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION

75

DuraGraft®	France	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	France	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	France	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Germany	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Germany	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Germany	602014048320.8	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	India	5238/DELNP/2015	Pending	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	India	403699	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	India	201617013141	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Indonesia	P00201603372	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Ireland	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Ireland	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Israel	244834	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Italy	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Italy	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Italy	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Japan	2016-525916	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION

76

DuraGraft®	Jordan	334/2014	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	Kuwait	159PA/2014	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Malaysia	MY-181282-A	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Mexico	371723	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Mexico	378411	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Netherlands	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Netherlands	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Netherlands	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	New Zealand	718991	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Norway	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Norway	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Norway	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Philippines	1-2016-500909	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Republic of Korea	2428676	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Republic of Korea	2022-7026130	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Singapore	10201709595W	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
77

DuraGraft®	Singapore	10202204548W	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	Singapore	11201604002V	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	South Africa	2015/04103	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	South Africa	2015/04284	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	South Africa	2016/02253	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Spain	ES2724238	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Spain	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Spain	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Sri Lanka	18739	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Sweden	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Sweden	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Sweden	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Switzerland	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	Switzerland	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Switzerland	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Taiwan	TW103115212	Pending	FORMULATIONS CONTAINING POLY (0-2-HYDROXYETHYL) STARCH FOR INCREASING THE OXYGEN-CONTENT, STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION

78

DuraGraft®	Taiwan	TW103114889	Pending	FORMULATIONS FOR INCREASING THE OXYGEN-CONTENT, STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	Taiwan	I540961	Registered	SOLUTIONS FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Taiwan	I524843	Registered	SOLUTIONS FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Taiwan	103140510	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN AND TISSUE PRESERVATION SOLUTION
DuraGraft®	Thailand	1601002666	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Turkey	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	Turkey	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	United Kingdom	2938186	Registered	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	United Kingdom	2938187	Registered	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	United Kingdom	3027016	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	United States	14/654168	Petition to Revive pending	ORGAN AND TISSUE PRESERVATION FORMULATIONS WITH INCREASED STABILITY AND SHELF LIFE
DuraGraft®	United States	14/654170	Pending	SOLUTION FOR PRESERVING VASCULAR CONDUITS
DuraGraft®	United States	63/285386	Pending	METHOD OF PROVIDING POSTOPERATIVE PROTECTION IN PATIENTS UNDERGOING CORONARY ARTERY BYPASS GRAFT SURGERY
DuraGraft®	United States	17/684,495	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	United States	11,291,201	Registered	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	United States	63/331,777	Pending	POWDER FORMULATIONS AND USE THEREOF IN MEDICAL AND/OR SURGICAL PROCEDURES
DuraGraft®	United States	63/333,122	Pending	FORMULATION FOR PRESERVATION OF VEINOUS AND ARTERIAL GRAFTS IN DIABETIC PATIENTS
DuraGraft®	United States	63/333,123	Pending	FORMULATION FOR INHIBITION OF ENDOTHELIAL DAMAGE

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DuraGraft®	United States	63/333,505	Pending	FORMULATION FOR PRESERVING TISSUES OR ORGANS IN PATIENTS WITH AND WITHOUT LEFT MAIN DISEASE UNDERGOING ISOLATED CABG
DuraGraft®	United States	63/333,510	Pending	FORMULATION FO RMYOCARDIAL PROTECTION DURING GRAFTING
DuraGraft®	United States	63/333,514	Pending	FORMULATION FOR STORING VEIN GRAFTS
DuraGraft®	United States	63/342,370	Pending	USE OF CYTOPROTECTANT FORMULATIONS IN CELL OR TISSUE TRANSPORT AND/OR STORAGE
DuraGraft®	United States	63/401,486	Pending	ANTIOXIDANT-CONTAINING EYE DROP FORMULATIONS AND METHODS OF TREATMENT USING SAME
DuraGraft®	Vietnam	1-2016-01625	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
DuraGraft®	Vietnam	1-2022-04720	Pending	SOLUTIONS FOR INCREASING THE STABILITY AND SHELF LIFE OF AN ORGAN TISSUE PRESERVATION SOLUTION
Krillase®	Australia	2019292557	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	Brazil	BR1120210048090	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	Canada	3110779	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	China	201980057015.2	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	Costa Rica	2021-0059	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	EAPO	202190494	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	EPO	07865205.4	Pending	A CONTROLLED RELEASE ENZYMATIC COMPOSITION AND METHODS OF USE
Krillase®	EPO	21217552.5	Pending	A CONTROLLED RELEASE ENZYMATIC COMPOSITION AND METHODS OF USE

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Krillase®	EPO	13712728.8	Pending	MIXTURE OF ENZYMES FROM ANTARCTIC KRILL FOR USE IN THE REMOVAL OF A BIOFILM
Krillase®	EPO	19824845.2	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	Hong Kong	62021038660.8	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	Indonesia	P00202102501	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	Japan	2021-517700	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	South Africa	2021/00693	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Krillase®	United States	16/457291	Pending	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR THE TREATMENT OF THROMBOSIS AND DELIVERY BY MEDICAL DEVICES
Somaceutica	United States	17/261929	Pending	DERMATOLOGICAL COMPOSITIONS FOR PROVIDING NUTRIENTS TO SKIN AND METHODS THEREOF

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As of the date of this prospectus, we are the licensee of the following patents:

Product Type	Country/ Jurisdiction	Official No.	Status	Title	Owner/Licensee
MATLOC™	EPO	19867662.9	Pending	A PASSIVE MIXING MICROFLUIDIC URINARY ALBUMIN CHIP (UAL-CHIP) FOR CHRONIC KIDNEY DISEASE ASSESSMENT	Owned by University of Manitoba. Marizyme is an exclusive licensee.
MATLOC™	Canada	3,108,813	Pending	A PASSIVE MIXING MICROFLUIDIC URINARY ALBUMIN CHIP (UAL-CHIP) FOR CHRONIC KIDNEY DISEASE ASSESSMENT	Owned by University of Manitoba. Marizyme is an exclusive licensee.
MATLOC™	United States	17/266,217	Pending	A PASSIVE MIXING MICROFLUIDIC URINARY ALBUMIN CHIP (UAL-CHIP) FOR CHRONIC KIDNEY DISEASE ASSESSMENT	Owned by University of Manitoba. Marizyme is an exclusive licensee.
MATLOC™	EPO	19852466.2	Pending	METHOD FOR DEVELOPMENT OF MICROFLUIDIC ASSAY DEVICE PROTOTYPE	Owned by University of Manitoba. Marizyme is exercising its option for exclusive license.
MATLOC™	Canada	3108991	Pending	METHOD FOR DEVELOPMENT OF MICROFLUIDIC ASSAY DEVICE PROTOTYPE	Owned by University of Manitoba. Marizyme is exercising its option for exclusive license.
MATLOC™	United States	17/266204	Pending	METHOD FOR DEVELOPMENT OF MICROFLUIDIC ASSAY DEVICE PROTOTYPE	Owned by University of Manitoba. Marizyme is exercising its option for exclusive license.
MATLOC™	United States	63/333,054	Pending	MICROFLUIDIC URINE ALBUMIN/CREATININE CHIP (uARC-CHIP) FOR CHRONIC KIDNEY DISEASE EVALUATION	Owned by University of Manitoba. Marizyme is an exclusive licensee.
MATLOC™	United States	63/322,958	Pending	PAPER-BASED MICROFLUIDIC CHIP FOR MEASUREMENT OF CYSTATIN C IN PLASMA AND SERUM (CYS-C PAPER CHIP)	Owned by University of Manitoba. Marizyme is an exclusive licensee.

Trademarks

As of the date of this prospectus, we own the following trademarks:

Application No.	Registration No.	Country/ Jurisdiction	Case Status	Title
97/401623		United States	Pending	CYTOPRO
3408723	2852586	Argentina	Registered	DURAGRAFT
186456	186456	Bangladesh	Registered	DURAGRAFT
5285-2015	164842C	Bolivia	Registered	DURAGRAFT
909398577	909398577	Brazil	Registered	DURAGRAFT
47145	47145	Brunei Darussalam	Registered	DURAGRAFT
1662655	TMA969008	Canada	Registered	DURAGRAFT
1156204	1185551	Chile	Registered	DURAGRAFT
2015-11331	265653	Costa Rica	Registered	DURAGRAFT
2015-32539	227843	Dominican Republic	Registered	DURAGRAFT

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2015-21165	IEPI/2017/TI/2587	Ecuador	Registered	DURAGRAFT
2015004632	212663	Guatemala	Registered	DURAGRAFT
303632968	303632968	Hong Kong	Registered	DURAGRAFT
D002015022001	IDM000591043	Indonesia	Registered	DURAGRAFT
JO/T/1/120445	140912	Jordan	Registered	DURAGRAFT
169368	169368	Kuwait	Registered	DURAGRAFT
A0040426	1197989	Madrid Protocol (TM)	Registered	DURAGRAFT
2015058165	2015058165	Malaysia	Registered	DURAGRAFT
2015-001717	2015111637	Nicaragua	Registered	DURAGRAFT
389755	389755	Pakistan	Registered	DURAGRAFT
240938	240938	Panama	Registered	DURAGRAFT
1567034	428472	Paraguay	Registered	DURAGRAFT
619456	227503	Peru	Registered	DURAGRAFT
2015/13465	2015/13465	South Africa	Registered	DURAGRAFT
198823	198823	Sri Lanka	Registered	DURAGRAFT
AE246475	246475	United Arab Emirates	Registered	DURAGRAFT
469705	469705	Uruguay	Registered	DURAGRAFT
97/271792		United States	Pending	DURAGRAFT
1197989	UK00801197989	United Kingdom	Registered	DURAGRAFT
1197989	1197989	African IPO	Registered	DURAGRAFT
	1616525	Australia	Registered	DURAGRAFT
1197989	1197989	Belarus	Registered	DURAGRAFT
15099005	534078	Colombia	Registered	DURAGRAFT
CMA11197989	CMA11197989	Cuba	Registered	DURAGRAFT
1197989	1197989	Egypt	Registered	DURAGRAFT
	1197989	European Union	Registered	DURAGRAFT
1197989	1197989	Finland	Pending	DURAGRAFT
V0095738	V0095738	Iceland	Registered	DURAGRAFT
	2728894	India	Registered	DURAGRAFT
264333	264333	Israel	Registered	DURAGRAFT
2014-353219	1197989	Japan	Registered	DURAGRAFT
	1197989	Kazakhstan	Registered	DURAGRAFT
1197989	1197989	Kenya	Registered	DURAGRAFT
1197989	1197989	Kyrgyzstan	Registered	DURAGRAFT
1197989	1197989	Liechtenstein	Registered	DURAGRAFT
1197989	1197989	Morocco	Registered	DURAGRAFT
	995906	New Zealand	Registered	DURAGRAFT
	1197989	Norway	Registered	DURAGRAFT
1197989	1197989	Oman	Registered	DURAGRAFT
1197989	1197989	Philippines	Registered	DURAGRAFT
1197989	1197989	Republic of Korea	Registered	DURAGRAFT

83

	1197989	Russian Federation	Registered	DURAGRAFT
	T1405531A	Singapore	Registered	DURAGRAFT
1197989	1197989	Switzerland	Registered	DURAGRAFT
1197989	1197989	Tunisia	Registered	DURAGRAFT
2014/35608	1197989	Turkey	Registered	DURAGRAFT
1197989	1197989	Ukraine	Registered	DURAGRAFT
1197989	1197989	Uzbekistan	Registered	DURAGRAFT
1197989	1197989	Vietnam	Registered	DURAGRAFT
1571411	1571411	Australia	Registered	GALA
840635028	840635028	Brazil	Registered	GALA
13200353	13200353	China	Registered	GALA
011866902	011866902	European Union	Registered	GALA
258906	258906	Israel	Registered	GALA
981751	981751	New Zealand	Registered	GALA
2013/101481	2013 101481	Turkey	Registered	GALA
011866902	UK00911866902	United Kingdom	Registered	GALA
T1314119B	T1314119B	Singapore	Registered	GALA
2013-070195	5645334	Japan	Registered	GALA
	690472	Madrid Protocol (TM)	Registered	KRILLASE
1994/09732	302346	Sweden	Registered	KRILLASE
	690472	Finland	Registered	KRILLASE
	690472	France	Registered	KRILLASE
	690472	Germany	Registered	KRILLASE
	690472	Norway	Registered	KRILLASE
	690472	Portugal	Registered	KRILLASE
	690472	Spain	Registered	KRILLASE
	WO0000000690472	United Kingdom	Registered	KRILLASE
97/332349		United States	Pending	KRILLASE
97/332345		United States	Pending	MARIZYME
90/460461		United States	Allowed	MATLOC
166845		Canada	Pending	MATLOC
166845		European Union	Pending	MATLOC
166845		United Kingdom	Pending	MATLOC
A0070668	1379788	Madrid Protocol (TM)	Registered	SOMACEUTICA
1863383	TMA1084929	Canada	Registered	SOMACEUTICA
	1379788	European Union	Registered	SOMACEUTICA
3713217	1379788	India	Registered	SOMACEUTICA
2017-366542	1379788	Japan	Registered	SOMACEUTICA
	1379788	Liechtenstein	Registered	SOMACEUTICA
	1379788	Norway	Registered	SOMACEUTICA
1379788	UK00801379788	United Kingdom	Registered	SOMACEUTICA

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47144	47144	Brunei Darussalam	Registered	SOMAHLUTION
304532067	304532067	Hong Kong	Registered	SOMAHLUTION
JO/T/1/142669	160029	Jordan	Registered	SOMAHLUTION
2018-4350		Kuwait	Pending	SOMAHLUTION
A0043179	1218320	Madrid Protocol (TM)	Registered	SOMAHLUTION
2015067387	2015067387	Malaysia	Registered	SOMAHLUTION
86/248574	5027533	United States	Registered	SOMAHLUTION
1218320	UK00801218320	United Kingdom	Registered	SOMAHLUTION
	1651327	Australia	Registered	SOMAHLUTION
86248574	1218320	China	Registered	SOMAHLUTION
	1218320	Egypt	Registered	SOMAHLUTION
	1218320	European Union	Registered	SOMAHLUTION
	1218320	Iceland	Registered	SOMAHLUTION
2859336	1218320	India	Registered	SOMAHLUTION
	1218320	Iran	Registered	SOMAHLUTION
268806	268806	Israel	Registered	SOMAHLUTION
	1218320	Japan	Registered	SOMAHLUTION
	1218320	Liechtenstein	Registered	SOMAHLUTION
1538097	1544539	Mexico	Registered	SOMAHLUTION
	1006640	New Zealand	Registered	SOMAHLUTION
	1218320	Norway	Registered	SOMAHLUTION
	1218320	Russian Federation	Registered	SOMAHLUTION
	T1416296G	Singapore	Registered	SOMAHLUTION
	1218320	Switzerland	Registered	SOMAHLUTION
2014/84799	2014/84799	Turkey	Registered	SOMAHLUTION

Other Intellectual Property

We own the internet domain names www.marizyme.com and www.somahlution.com, which are our primary operating websites. We own additional websites which are reserved for future operations. The information contained in our websites is not incorporated by reference in this prospectus.

We generally control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and our software is protected by U.S. and international copyright laws. In this regard, we have signed confidentiality agreements with all of our current and former employees and consultants. Despite our efforts to protect our trade secrets and proprietary rights through intellectual property rights, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use our software and technology. In addition, the laws of some foreign countries in which we sold products do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad were adequate or that competition will not independently develop similar technology.

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Manufacturing, Distribution and Marketing

We do not own or operate, and currently have no plans to establish, any manufacturing or distribution facilities. We expect to rely on third parties for the manufacture and distribution of our medical technology devices that we commercialize.

After receiving FDA marketing approval, we expect to rely on contracted commercial manufacturers and distributors with established track records for quality and compliance. We expect to continue to develop products and devices that can be produced and distributed cost-effectively by contract manufacturing facilities and distribution collaborators.

We expect that DuraGraft will be marketed to the international market by capitalizing its CE marking, through the use of distribution partners focusing on cardiac surgeons and cardiologists. We expect DuraGraft’s marketing and sales will focus on uses for the harvesting and grafting interval of vascular surgery as a treatment to maintain structural and functional integrity of vascular conduits. Upon receiving FDA approval, which we anticipate but cannot guarantee, we expect MATLOC 1 will be marketed and sold through an experienced medical device distribution partner network with a focus on nephrologists in hospitals, ambulatory surgery centers and private practices to better assess patients and slow the progression of the disease. We initially expect to commercialize and distribute Krillase primarily by initiating partnerships with large and small retailers who make up the majority of the pet health treat industry. For all three technology platforms, the Company will employ an active digital and social marketing campaign. In the United States, we intend to enter into a commercialization arrangement with a strategic partner who will be responsible for the marketing and sales of DuraGraft in the U.S. If we are not able to find an appropriate strategic partner, we will have to build our own marketing and sales capabilities at a significant cost to us.

Facilities

From the date of our acquisition of the Somahlution Assets through December 2020, we leased approximately 20,000 square feet in a building located at 225 Chimney Corner Lane, Jupiter, Florida 33458, which is owned by the Chairman of our board of directors and the former owner of Somahlution. On December 11, 2020, we entered into a five-and-a-half-year lease for approximately 8,500 square feet at 555 Heritage Drive, Jupiter, Florida 33458, which includes office and laboratory space. Our principal executive office is located at this Jupiter, Florida address. Effective April 1, 2022, the Company amended the lease agreement for administrative office and laboratories to add additional space. Under the amended lease, our office and laboratory space increased to 13,535 square feet. The monthly cost of total expanded lease space is approximately $15,260 increasing to $15,641 in 2023 and will increase by 2.5% annually thereafter until the end of the term. As of April 1, 2022, monthly operating expenses for total expanded premises increased from approximately $12,000 to $17,500 per month. The lease term is currently scheduled to end on July 31, 2026.

Seasonality and Cyclicality

Our operating results and operating cash flows have not been subject to significant seasonal variations. We do not expect this pattern to change in the near term.

Employees

As of January 30, 2023, the Company had 14 full-time employees and two full-time consultants.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as described below, we are not aware of any such legal proceedings or claims against us.

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DeVito Litigation

On June 7, 2022, Nicholas DeVito, a former Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, filed a Complaint in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, Case No. 50-2022-CA-005437 (the “Florida Circuit Court”), against the Company (the “DeVito Complaint”). The DeVito Complaint claimed breach of contract, declaratory relief, specific performance, breach of an implied covenant of good faith and fair dealing, and unjust enrichment against the Company with respect to the Company’s alleged breach of the common stock issuance requirements of an Incentive Stock Option Agreement between Mr. DeVito and the Company, dated as of July 13, 2019 (the “DeVito ISO”). Under the DeVito ISO, on July 13, 2019, the Company granted an option to Mr. DeVito to purchase 33,333 shares of common stock at $15.15 per share, subject to certain vesting terms. The DeVito ISO provided that it would terminate twelve (12) months after the end of Mr. DeVito’s “Continuous Service,” which was not defined by the DeVito ISO. On August 27, 2020, as part of a Mutual Release of Claims Agreement between Mr. DeVito and the Company dated as of that date (the “DeVito Release”), the Company agreed to immediately vest the unvested portion of the DeVito ISO such that the DeVito ISO became fully vested, to pay Mr. DeVito $20,000 to add in the transition during the month of September 2020, and that Mr. DeVito would retain all of his rights under the DeVito ISO. Under the DeVito Release, Mr. DeVito agreed to step down from his positions as Interim Chief Executive Officer and Interim Chief Financial Officer on September 1, 2020, to assist Marizyme with its transition to a new Chief Executive Officer and Chief Financial Officer for the month of September 2020, and effective as of September 1, 2020 would no longer act as an officer of Marizyme in any capacity. The DeVito Release also recited that the Company requested that Mr. DeVito be available for additional consulting going forward as the needs of the business dictate. The DeVito Release also provided for a general mutual release of claims by the Company and Mr. DeVito apart from continuing employment obligations and corporate officer indemnification obligations of Marizyme. The DeVito Complaint alleged that Mr. DeVito continued his role as an advisor and consultant to the Company. Due to the Company’s alleged nonperformance of Mr. DeVito’s exercise rights under the DeVito ISO, the DeVito Complaint sought declaratory relief, specific performance, direct and consequential damages in an unspecified amount of more than $30,001.00, damages prescribed by the DeVito ISO, reasonable attorney’s fees and costs, prejudgment interest, and such other relief as the court deems equitable. On July 21, 2022, the Company filed a motion to dismiss the claims of declaratory relief, specific performance, and breach of an implied covenant of good faith and fair dealing in the DeVito Complaint. On August 3, 2022, Mr. DeVito filed an amended complaint without a hearing (the “Amended DeVito Complaint”). The Amended DeVito Complaint includes two claims, for breach of contract and unjust enrichment, and otherwise realleges substantially all of the factual allegations of the DeVito Complaint. On August 26, 2022, the Company filed an Answer to the Amended DeVito Complaint denying substantially all of the allegations.

Pursuant to the terms of the DeVito Settlement Agreement, the Company and Mr. DeVito agreed that Mr. DeVito would dismiss the DeVito Complaint. The parties also agreed that following an anticipated reverse split, the Company was required to issue Mr. DeVito 16,000 “post-split” shares to be delivered in paper certificate form within three (3) business days of the reverse split. The DeVito Settlement Agreement further provided that the delivered shares will be subject to normal and customary restrictions pursuant to Rule 144 of the SEC. In the event no split occurred by December 12, 2022, the Company was required to issue Mr. DeVito 60,000 “pre-split” shares. In addition, the parties agreed that no further continuous service is required pursuant to Section 2 of the DeVito Release. Pursuant to the agreement, on January 4, 2023, the Company issued 16,000 split-adjusted shares of common stock to Mr. DeVito.

Chandler Litigation

On January 28, 2022, the Company filed a Complaint in the Florida Circuit Court, case number 50-2022-CA-000859-XXX-MB, against Amy Chandler (the “Chandler Complaint”). The Chandler Complaint sought damages for breach of fiduciary duty, breach of contract, negligence, conversion, and civil theft. The Chandler Complaint alleged that, prior to her resignation in September 2021, Ms. Chandler intentionally and recklessly took actions to cancel the CE certificate required by European Union regulations in order for Marizyme and its subsidiary, Somahlution, LLC, to ship and distribute certain products to/within the European Union. The Chandler Complaint also alleged that Ms. Chandler disregarded her fiduciary duty to Marizyme and responsibilities as the top regulatory and compliance official of Marizyme. As a result, the Chandler Complaint alleged that Ms. Chandler’s actions caused significant disruption and damage to Marizyme’s business, including, but not limited to, financial damages and damage to Marizyme’s reputation and business relationships. The Chandler Complaint further alleged that prior to her last day, Ms. Chandler stole confidential, proprietary files governing Marizyme’s quality management system, which related to internal business operations, and that Marizyme incurred significant costs to recreate these files. The Chandler Complaint alleged damages in excess of thirty thousand dollars ($30,000.00), exclusive of interest, attorneys’ fees, and costs.

On February 28, 2022, Ms. Chandler filed an Answer, Affirmative Defenses and Counterclaim with the Florida Circuit Court (the “Answer”). The Answer denied the claims in the Chandler Complaint and most of the factual allegations regarding Ms. Chandler’s alleged actions. The Answer also asserted a counterclaim against the Company for defamation per se. The Answer sought to recover monetary damages, attorneys’ fees, and court costs in connection with this litigation. The Answer also demanded a trial by jury on all triable issues.

On March 18, 2022, the Company filed a Motion to Dismiss Ms. Chandler’s Counterclaim with the Florida Circuit Court (the “Motion to Dismiss”). The Motion to Dismiss stated that Ms. Chandler’s Counterclaim for defamation per se should be dismissed with prejudice. On July 13, 2022, the court ruled that the counterclaim of defamation was dismissed with prejudice. Ms. Chandler’s deposition was taken on September 21, 2022. On November 21, 2022, the Company filed a notice of voluntary dismissal without prejudice of its complaint and the case was dismissed.

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Campbell/Harmon Litigation

On August 19, 2021, Dr. Neil Campbell, former President, Chief Executive Officer and director of the Company, and Bruce Harmon, former Chief Financial Officer and Secretary of the Company, each filed a Complaint and Demand for Jury Trial in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, case numbers No. 50-2021-CA-009938 and No. 50-2021-CA-009954, respectively, against the Company and Insperity Peo Services, L.P., a Delaware limited partnership (“Insperity”), a joint employer of Dr. Campbell and Mr. Harmon with the Company under a Client Service Agreement, dated November 30, 2020 (collectively, the “Campbell/Harmon Complaints”). Both Campbell/Harmon Complaints alleged that the Company and Insperity violated Section 448.105 of the Florida Private Whistleblower Act as a result of the constructive terminations of Dr. Campbell and Mr. Harmon after the occurrence of violations of federal and state law, including federal securities law, at the Company that exposed Dr. Campbell and Mr. Harmon to civil and criminal forms of liability and that the Company was not addressing to their satisfaction. Both of the Campbell/Harmon Complaints demanded approximately $30,000-$50,000 in back pay and benefits, interest on back pay, front pay and/or lost earning capacity, compensatory damages, costs and attorney’s fees, and such other relief as the court deems equitable.

Pursuant to a Joint Stipulation of Voluntary Dismissal With Prejudice filed in each of these cases, the arbitrator of these cases dismissed Dr. Campbell and Mr. Harmon’s actions with prejudice on April 18, 2022 and April 14, 2022, respectively, and the court subsequently dismissed Dr. Campbell and Mr. Harmon’s actions with prejudice on April 22, 2022 and April 14, 2022, respectively.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Environmental Regulations

We do not believe that we are or will become subject to any environmental laws or regulations of the United States. While our products and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our products or potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products, which could have a material adverse effect on our results of operations.

Reorganizations, Purchase or Sale of Assets

Other than as described above, there have been no other material reclassifications, mergers, consolidations, purchases or sales of a significant amount of assets not done in the ordinary course of business pertaining to the Company.

Regulation

The FDA, European Union competent authorities and comparable regulatory authorities in state and local jurisdictions and in other countries impose substantial and burdensome requirements upon companies involved in the clinical development, manufacture, marketing and distribution of medical device products such as those the Company has developed and is developing. These agencies and federal, state and local entities regulate, among other things, the research and development, testing, manufacture, quality control, safety, effectiveness, labelling, storage, record keeping, approval, advertising and promotion, distribution, post-approval monitoring and reporting, sampling and export and import of the Company’s medical device medical devices. To comply with the regulatory requirements in each of the jurisdictions in which the Company is marketing or seeking to market and subsequently sell its products, the Company is establishing processes and resources to provide oversight of the development, approval processes and launch (including post market surveillance) of its products and to position those products in order to gain market share.

We believe that we are and will continue to be in compliance in all material respects with applicable statutes and the regulations passed in the United States. There are no current orders or directions relating to our company with respect to the foregoing laws and regulations.

U.S. Government Regulation

In the United States, the FDA approves and regulates medical devices under the federal Food, Drug, and Cosmetic Act, and its implementing regulations.

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The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending Market Authorizations, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before a medical device may be marketed in the United States generally involves the following:

●	completion of design control activities (including design verification activities such as pre-clinical laboratory tests, engineering tests, animal studies and formulation studies in compliance with the FDA’s good laboratory practice, or good laboratory practices (“GLPs”) regulations and 21 CFR part 820 regulations;

●	Submission to the FDA of an investigational device exemption, or IDE, which must become approved before human clinical trials may begin;

●	approval by an IRB of the study protocol and informed consent forms for the clinical site before each trial may be initiated. Multiple sites may necessitate the involvement of multiple IRBs and submissions;

●	performance of adequate and well-controlled human clinical trials in accordance with good clinical practices (“GCPs”), requirements to establish the safety and efficacy of the proposed medical device product for each indication;

●	submission to the FDA of a Marketing Application (510(k), De Novo, Premarket Approval (PMA), etc.) which would include the study reports of the clinical trials, pre-clinical testing, design verification and validation activities, labeling, etc. as well as other required sections to be included in the Marketing Authorization;

●	satisfactory completion of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with current good manufacturing practices (“cGMPs”) or PAI (Pre-approved Inspection) requirements and to assure that the facilities, methods and controls are adequate to preserve the medical device’s identity, quality; and

●	FDA clearance of the medical device.

Pre-clinical Studies and Clinical Trials for Medical Devices

Pre-clinical studies include laboratory evaluation of the medical device product’s chemistry, engineering testing, stability, biocompatibility (including toxicity) and shipping (container closure), as well as animal studies to assess potential safety and efficacy. An IDE sponsor must submit the results of the pre-clinical tests, together with manufacturing information, testing, data and any available clinical data or literature, among other things, to the FDA as part of an IDE. Some pre-clinical testing may continue even after the IDE is submitted. An IDE automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the clinical trial on a clinical hold. In such a case, the IDE sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IDE may not result in the FDA allowing clinical trials to commence.

Clinical trials involve the use of the investigational device to human subjects pursuant to a clinical protocol, under the supervision of qualified investigators in accordance with GCPs requirements, which include the requirement that all research subjects provide their informed consent in writing for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives or endpoints of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA under the IDE. In addition, an IRB (central or at each institution participating in the clinical trial) must review and approve the plan for any clinical trial before it commences at that institution. Information about certain clinical trials must be submitted within specific timeframes to the National Institutes of Health, or NIH, for public dissemination on their www.clinicaltrials.gov website.

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Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the medical device has been associated with unexpected serious harm to patients.

FDA Approval of Medical Devices

The results of the pre-clinical studies and engineering testing, together with detailed information relating to the product’s composition, manufacture, quality controls and proposed labeling, among other things, and assuming successful completion of clinical testing (if required) are submitted to the FDA as part of a market approval application, requesting clearance to market the product for one or more indications. In most cases, the submission of a market approval application is subject to a substantial application user fee. Under the Medical Device User Fee Act (“MDUFA”), guidelines that are currently in effect are dependent on type of submission, and typically the FDA has a goal that ranges between 100 – 300 days from the date of “filing” of a standard market approval application for the substantive review. This total review typically takes longer from the date of submission because the FDA has approximately 15 days to make a “filing” decision. Additionally, if during the filing decision or the substantive review the FDA determines a sponsor must provide additional information (AI), the sponsor has 180 days to provide requested information and during such time, the FDA review clock is halted.

Before clearing a market approval application, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not clear an application unless it determines that the manufacturing processes and facilities are in compliance with cGMPs requirements and adequate to assure consistent production of the product within required specifications. Additionally, before clearing a market approval application, the FDA may inspect one or more clinical trial sites to assure compliance with GCPs requirements.

After evaluating the market approval application and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue clearance in a form consistent with the type of application. A complete response letter must contain a statement of specific items that prevent the FDA from approving the application and will also contain conditions that must be met in order to secure final approval of the market approval application and may require additional clinical or pre-clinical testing in order for FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes clearance to commercially market the medical device product with specific instructions for use for specific indications.

The FDA De Novo Classification request provides a marketing pathway to classify novel medical devices for which no legally marketed predicate device exists and general controls or general and special controls provide reasonable assurance of safety and effectiveness for the intended use. The De Novo classification is a risk-based classification process and devices that are classified into Class I or Class II through a De Novo classification request may be marketed and used as predicates for future premarket notification submissions. With the granting by the FDA of a De Novo request, the new device is authorized to be marketed in the United States and a new classification regulation for the device type is established.

A 510(k) application is another premarket submission process made available by the FDA which may be used by itself or in combination with a De Novo classification request to demonstrate that the device to be marketed is at least as safe and effective (substantially equivalent) to a legally marketed device that is not otherwise subject to pre-market approval requirements. Submitters under a 510(k) application must compare their device to one or more similar legally marketed devices (predicates) and make and support their substantial equivalency claims. Until the submitter receives an order declaring a device substantially equivalent, the submitter may not proceed to market the device. Once the device is determined to be substantially equivalent, it can then be marketed in the United States.

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Even if the FDA clears a product, it may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies be conducted to further assess safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements and FDA review and approval.

U.S. Post-Approval Requirements for Medical Devices

Medical device products manufactured or distributed pursuant to FDA clearance are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There are also continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

The FDA may impose a number of post-approval requirements as a condition of approval of a MA. For example, the FDA may require post-marketing testing and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

In addition, medical device manufacturers and other entities involved in the design, manufacture and distribution of approved products are required to register their establishments with the FDA and state agencies and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMPs requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMPs requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMPs compliance.

Once approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions. Other potential consequences include, but are not limited to:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
●	fines, warning letters or holds on post-approval clinical trials;
●	refusal of the FDA to approve pending sponsor MAs or supplements to approved MAs, or suspension or revocation of product approvals;
●	product seizure or detention, or refusal to permit the import or export of products; or
●	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Devices may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. In addition, products, if deemed adulterated, can lead to serious consequences as set forth above as well as civil and criminal penalties.

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U.S. Medical Regulatory Matters Relating to Medical Devices

Manufacturing, sales, promotion and other activities of medical devices following product approval, where applicable, or commercialization are also subject to regulation by numerous regulatory authorities in the United States in addition to the FDA, which may include the Centers for Medicare & Medicaid Services other divisions of the HHS, the Department of Justice, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency and state and local governments and governmental agencies.

Other U.S. Healthcare Laws Governing Medical Devices

In addition to FDA restrictions on marketing of medical devices, other U.S. federal and state healthcare regulatory laws restrict business practices in the medical industry, which include, but are not limited to, state and federal anti-kickback, false claims, data privacy and security and physician payment and medical device pricing transparency laws.

The U.S. federal Anti-Kickback Statute prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting, receiving or providing any remuneration, directly or indirectly, overtly or covertly, to induce or in return for purchasing, leasing, ordering, or arranging for or recommending the purchase, lease, or order of any good, facility, item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between device manufacturers on the one hand and prescribers, purchasers, formulary managers and beneficiaries on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases, or recommendations may be subject to scrutiny if they do not meet the requirements of a statutory or regulatory exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the U.S. federal Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if anyone purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated.

Additionally, the intent standard under the U.S. federal Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, to a stricter standard such that a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the ACA codified case law that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. The majority of states also have anti-kickback laws, which establish similar prohibitions and, in some cases, may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The federal false claims and civil monetary penalties laws, including the civil False Claims Act, prohibit any person or entity from, among other things, knowingly presenting, or causing to be presented, a false, fictitious or fraudulent claim for payment to, or approval by, the federal government, knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. Actions under the civil False Claims Act may be brought by the Attorney General or as a qui tam action by a private individual in the name of the government. Violations of the civil False Claims Act can result in very significant monetary penalties and treble damages. Several healthcare companies have been prosecuted under these laws for, among other things, allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of products for unapproved, or off-label, uses. Companies also have been prosecuted for allegedly violating the Anti-Kickback Statute and False Claims Act as a result of impermissible arrangements between companies and healthcare practitioners or as a result of the provision of remuneration by the companies to the healthcare practitioners. In addition, the civil monetary penalties statute imposes penalties against any person who is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent. Many states also have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

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Violations of fraud and abuse laws, including federal and state anti-kickback and false claims laws, may be punishable by criminal and civil sanctions, including fines and civil monetary penalties, the possibility of exclusion from federal healthcare programs (including Medicare and Medicaid), disgorgement and corporate integrity agreements, which impose, among other things, rigorous operational and monitoring requirements on companies. Similar sanctions and penalties, as well as imprisonment, also can be imposed upon executive officers and employees of such companies. Given the significant size of actual and potential settlements, it is expected that the government authorities will continue to devote substantial resources to investigating healthcare providers’ and manufacturers’ compliance with applicable fraud and abuse laws.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, created additional federal criminal statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, the ACA broadened the reach of certain criminal healthcare fraud statutes created under HIPAA by amending the intent requirement such that a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians and certain other healthcare providers. The ACA imposed, among other things, new annual reporting requirements through the Physician Payments Sunshine Act for covered manufacturers for certain payments and “transfers of value” provided to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Failure to submit timely, accurately and completely the required information for all payments, transfers of value and ownership or investment interests may result in civil monetary penalties of up to an aggregate of $150,000 per year and up to an aggregate of $1 million per year for “knowing failures.” Covered manufacturers must submit reports by the 90th day of each subsequent calendar year. In addition, certain states require the implementation of compliance programs and compliance with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, impose restrictions on marketing practices and/or tracking and reporting of gifts, compensation and other remuneration or items of value provided to physicians and other healthcare professionals and entities.

The Company may also be subject to data privacy and security regulation by both the federal government and the states in which the Company conducts its business. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their respective implementing regulations, including the Final HIPAA Omnibus Rule, published on January 25, 2013, impose specified requirements relating to the privacy, security and transmission of individually identifiable health information held by covered entities and their business associates. Among other things, HITECH made HIPAA’s security standards directly applicable to “business associates,” defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same requirements, thus complicating compliance efforts. In the EU, similar privacy requirements have been implemented under EU Law General Data Protection Regulation (GDPR 2016/679). These requirements include provisions related to the processing of personal data of individuals within the EEA and also addresses the transfer of personal data outside the EU and EEA areas.

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Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any products for which the Company obtains regulatory approval. In the United States and markets in other countries, patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use the Company’s products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of the Company’s products. Sales of any products for which the Company receives regulatory approval for commercial sale will, therefore depend, in part, on the availability of coverage and adequate reimbursement from third-party payors. Third-party payors include government authorities, managed care plans, private health insurers and other organizations. In the United States, the process for determining whether a third-party payor will provide coverage for a product typically is separate from the process for setting the price of such product or for establishing the reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors may limit coverage to specific products on an approved list, which might not include all of the FDA-approved products for a particular indication. A decision by a third-party payor not to cover the Company’s medical devices could reduce physician utilization of the Company’s products once approved and have a material adverse effect on the Company’s sales, results of operations and financial condition. Moreover, a third-party payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable the Company to maintain price levels sufficient to realize an appropriate return on the Company’s investment in product development. Additionally, coverage and reimbursement for products can differ significantly from payor to payor. One third-party payor’s decision to cover a particular product or service does not ensure that other payors will also provide coverage for the product or service or will provide coverage at an adequate reimbursement rate. As a result, the coverage determination process will require the Company to provide scientific and clinical support for the use of the Company’s products to each payor separately and will be a time-consuming process.

In the EEA, governments influence the price of products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed to by the government. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular medical device to currently available therapies. Other member states allow companies to fix their own prices for medicines but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription products, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross border imports from low-priced markets exert commercial pressure on pricing within a country.

The containment of healthcare costs has become a priority of federal, state and foreign governments, and the prices of products have been a focus in this effort. Third-party payors are increasingly challenging the prices charged for medical products, examining the medical necessity and reviewing the cost-effectiveness of medical products, in addition to questioning safety and efficacy. If these third-party payors do not consider the Company’s products to be cost-effective compared to other available therapies, they may not cover the Company’s products after regulatory approval or clearance, or if they do, the level of payment may not be sufficient to allow the Company to sell its products at a profit.

Healthcare Reform

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medical products. For example, in March 2010, the ACA was enacted, which, among other things, increased the minimum Medicaid rebates owed by most manufacturers; created a new Patient Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; creation of the Independent Payment Advisory Board, once empaneled, will have authority to recommend certain changes to the Medicare program that includes establishment of a Center for Medicare Innovation at the CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending. Since its enactment, the U.S. federal government has delayed or suspended the implementation of certain provisions of the ACA.

The Company expects that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and lower reimbursement and additional downward pressure on the price that the Company receives for any approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payors. Moreover, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products. The implementation of cost containment measures or other healthcare reforms may prevent the Company from being able to generate revenue, attain profitability or commercialize the Company’s drugs and medical devices.

Additionally, on August 2, 2011, the Budget Control Act of 2011 created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This included aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and due to subsequent legislative amendments to the statute, will stay in effect through 2025 unless additional action is taken by Congress. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. More recently, there has been heightened governmental scrutiny recently over the manner in which manufacturers set prices for their marketed products, which have resulted in several recent Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products.

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Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid (the ACA). It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact our business.

Other legislative changes have been proposed and adopted since the ACA was enacted. For example, on March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 into law, which eliminates the statutory Medicaid drug rebate cap, currently set at 100% of a drug’s average manufacturer price, for single source and innovator multiple source drugs, beginning January 1, 2024. Further, in August 2011, the Budget Control Act of 2011, among other things, included aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect in April 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional action is taken by Congress.

Further, on May 30, 2018, the Right to Try Act was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

Moreover, there has recently been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries, proposed and enacted legislation and executive orders designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, at a federal level, President Biden signed an Executive Order on July 9, 2021 affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drugs and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs the HHS to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. It is also possible that additional governmental action is taken in response to the COVID-19 pandemic. Individual states in the United States have also become increasingly active in implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could impact the amounts that federal and state governments and other third-party payors will pay for healthcare products and services.

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U.S. Data Privacy and Security Laws

Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality, and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws, including HIPAA and federal and state consumer protection laws and regulations (e.g., Section 5 of the Federal Trade Commission Act) that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. In addition, certain state and non-U.S. laws, such as the California Consumer Privacy Act, Australia’s Privacy Act 1988, as amended, and the General Data Protection Regulation, or GDPR, govern the privacy and security of personal information, including health-related information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Effective January 1, 2023, we also became subject to the California Privacy Rights Act, which expands upon the consumer data use restrictions, penalties and enforcement provisions under the California Consumer Privacy Act, and Virginia’s Consumer Data Protection Act, another comprehensive data privacy law. Effective July 1, 2023, we will also become subject to the Colorado Privacy Act and Connecticut’s An Act Concerning Personal Data Privacy and Online Monitoring, which are also comprehensive consumer privacy laws. Effective December 31, 2023, we will also become subject to the Utah Consumer Privacy Act, regarding business handling of consumers’ personal data. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to make compliance efforts more challenging, and can result in investigations, proceedings, or actions that lead to significant penalties and restrictions on data processing.

Foreign Government Regulation

In order to market the Company’s products in the EEA (which is comprised of the 27 Member States of the European Union plus Norway, Iceland and Liechtenstein) and many other foreign jurisdictions (e.g., in Europe, the United Kingdom and Switzerland), a sponsor must obtain separate regulatory approvals. For example, in the EEA, medical device products can only be commercialized after obtaining a Marketing Authorization, or MA. As of May 26, 2021, new Marketing Authorizations in the EU must meet the requirements of Regulation (EU) 2017/745. The activities associated with MA approval are conducted by authorized Notified Bodies (NB) on behalf of the EU competent authorities. Before granting the MA, the NB makes an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy. In order to make this determination, a sponsor must submit an application for approval.

To the extent that any of the Company’s medical devices are to be approved and sold in a foreign country other than those countries comprising the EEA or other countries that accept CE marking, the Company may be subject to similar laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or other transfers of value to healthcare professionals.

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MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
David Barthel	65	Chief Executive Officer, Secretary and Director
Dr. Vithalbhai Dhaduk	69	Chairman of the Board and Director
George Kovalyov	37	Chief Financial Officer and Treasurer
Harrison Ross	31	Vice President of Finance
Dr. Steven Brooks	53	Chief Medical Officer
Dr. Catherine Pachuk	66	Chief Scientific Officer and Executive Vice President
Terry Brostowin, Esq.	63	Director
Dr. William Hearl	65	Director
Julie Kampf	61	Director
Dr. Nilesh Patel	58	Director
Michael Stewart	65	Director

David Barthel. Mr. Barthel has served as our Chief Executive Officer since November 2021, as a director since December 2021, and as our Secretary since October 2022. From March 2021 to November 2021, Mr. Barthel was Chief Executive Officer of Health Logic Interactive Inc. and its wholly owned subsidiary, My Health Logic Inc., a company focused on developing an innovative point-of-care lab-on-chip digital diagnostic device technologies for chronic kidney disease. My Health Logic Inc., which holds the MATLOC 1 device technology and all accompanying agreements, was acquired by Marizyme in December 2021. From July 2019 to February 2021, Mr. Barthel was Managing Director at an affiliate company of Henry Schein, Inc. Mr. Barthel founded The SmartPill Corp. in 2002 and led the company as CEO and President until its acquisition in October 2012 by medical device giant, Medtronic plc (Nasdaq: MDT). After the acquisition, Mr. Barthel served as Area Vice President, Southeast Division, at an affiliate company of Medtronic until July 2019. Mr. Barthel earned a Bachelor of Arts Degree from St. Norbert College in De Pere, Wisconsin, and an MBA from Lake Forest Graduate School of Management in Lake Forest, Illinois. Our board of directors believes that Mr. Barthel is qualified to serve as a member of the board of directors due to his 25 years of executive leadership of early-stage and large corporations in the healthcare and medical devices industries.

Dr. Vithalbhai Dhaduk. Dr. Dhaduk has been a director since February 2021, and as Chairman since June 2021. From July 2021 to November 2021, Dr. Dhaduk was Interim Chief Executive Officer. Upon Mr. Barthel’s appointment as Chief Executive Officer in November 2021, Dr. Dhaduk resigned his position as Interim Chief Executive Officer. Dr. Dhaduk also serves as the chairman of our Nominating and Corporate Governance Committee. Dr. Dhaduk has more than 30 years’ professional experience as a neurologist who has served as Head of Neurology at Professional Neurological Associates for 20 years and Assistant Professor of Neurology at Commonwealth Medical College. Dr. Dhaduk currently serves as President and Chairman at Professional Neurological Associates (since 1987), Chairman of Dap Dhaduk 1 to 8 (since 1998), Chairman of Caritas International Trading Inc. (since 2011), President and Chairman of Caritas Real Estate Group (since 2011), President and Chairman of Core Hospitality LLC (since 2011), President and Chairman of Star Real Estate LC (since 2012), President and Chairman of Coracias Advanced Technology LLC (since 2016), a directors of The Wright Center (since 2017), and President and Chairman of CorePharma, LLC (since 2018). Previously, Dr. Dhaduk had served as Chairman of Global Pharma Analytics (2012 – 2019), as President and Chairman of Somahlution, LLC (2012 – 2019), President and Chairman of Apicore LLC (2005 – 2016), President and Chairman of R&D Future Aire Tech (2011 – 2013), President and Chairman of Neuron Biotech (2007 – 2013), President and Chairman of Synerx Pharmaceutical (2007 – 2013), and as a director on the board of directors at FNCB Bancorp, Inc. (Nasdaq: FNCB, from 2017 to May 2021). Dr. Dhaduk is a managing trustee of charitable trust and past President and Chairman of Saurashtra Patel Cultural Samaj. Our board of directors believes that Dr. Dhaduk is qualified to serve as a member of the board due to his experience as a director on various private company boards, and his more than 35 years in the medical profession and as a business owner.

Dr. Dhaduk received a Bachelor of Medicine and Bachelor of Surgery in 1980 from M.P. Shah Medical College in Jamngar, India. Dr. Dhaduk has a Pennsylvania and New Jersey medical licenses (both since 1985), PGY-1 waiver on basis of excellence in post-graduation from the Board of Psychiatry and Neurology (1984), FLEX (Federal Licensing Examination (1984) and ECFMG Certification (1981). Dr. Dhaduk has received the following awards: David Dunn Memorial Award for Outstanding Teaching and Study of Neurology, Medical College of Pennsylvania (1986 – 1987) and Honors in Medicine, M.P. Shah Medical College, India (1980). Dr. Dhaduk has memberships in Fellow of the American Academy of Neurology, Pennsylvania Medical Society, Lackawanna County Medical Society, American Medical Association, MS Society, Parkinson’s Support Group, National Headache Foundation, Alzheimer’s Support Group and Who’s Who Registry.

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Dr. Dhaduk has published in the Journal of Neurology, Neurosurgery, and Psychiatry the following: Partial Ataxic Hemiparesis (1988) and Polyneuritis Cranialis in Lyme Disease (1987). He has presented at the following: CT Scan, EEG, and Brain Mapping in Acute Stroke at American Academy of Neurology (April 1987) and Magnetic Resonance Imaging of Intracranial Vascular Malformations at American Society of Neuroimaging (February 1986).

George Kovalyov. Mr. Kovalyov has been our Chief Financial Officer and Treasurer since December 2021. Previously he served as the chief operating officer and director of HLII from September 2020 to November 2021, and as HLII’s chief financial officer from December 2021 to September 2022. In addition, Mr. Kovalyov served as a director and audit committee member of Margaret Lake Diamonds Inc. (TSX.V: DIA) from January 2021 to August 2022. From September 2018 to September 2020, Mr. Kovalyov was VP of Finance and director of Phivida Holdings Inc. (CSE:VIDA), a premier brand of cannabidiol-infused foods, beverages and clinical products. From October 2016 to September 2020, he was the principal owner of Schindler and Company, an accounting consulting firm. Mr. Kovalyov is a chartered accountant and is a member of Chartered Professional Accountants of Canada. He graduated from Kwantlen University College with a Bachelor of Business Administration (BBA), Accounting.

Harrison Ross. Mr. Ross has been our Vice President of Finance since December 2021. Previously he had served as the chief financial officer of HLII from July 2020 to November 2021, and has served as HLII’s chief executive officer since December 2021. In addition, Mr. Ross has served as a director for Codebase Ventures Inc. (CSE:CODE) (FSE:C5B) (OTCQB:BKLLF) since October 2021. From November 2017 to October 2020, he was CFO of DC Acquisition Corp., a Canadian Capital Pool Company that completed a reverse takeover of a Canada-focused retail company that currently trades on the TSXV. Mr. Ross was simultaneously working part-time for the family-owned company Graymont Limited from January 2017 to December 2019 and before that was an equity analyst at the investment-management firm Duncan Ross and Associates from June 2016 to January 2018. In 2017, Mr. Ross became a CFA Charterholder and in 2013 Mr. Ross received his bachelor’s degree from the University of Western Ontario in Business and Organizational Studies with a specialization in accounting.

Dr. Steven Brooks. Dr. Brooks has been our Executive VP of Medical and Regulatory Affairs, Chief Medical Officer since December 2020. Since June 2014, Dr. Brooks has been the principal of Brooks Medtech, LLC, a medical technology consulting firm. Since January 2021, Dr. Brooks has also been Vice President of Medical Sciences and Regulatory Affairs of Vita Therapeutics, LLC, a biotechnology company. Dr. Brooks has more than 20 years in medicine and industry supporting the commercialization of medical innovation, including medical devices, mHealth, drugs, biologics and combination products. Dr. Brooks’ interests include evidence development, clinical trial design and execution, regulatory and reimbursement strategy and healthcare market strategy.

Previously Dr. Brooks was an Interventional Cardiologist at University of Maryland Medical Center and private practice, and then a Medical Officer at the FDA for six years in Center for Devices and Radiological Health in the Division of Cardiovascular Devices.

Dr. Brooks has held positions with the life science consulting firms NDA Partners, Popper & Company, and Sage Growth Partners. He is CMO for Global Interconnect and is the Senior VP of Medical Sciences and Regulatory Affairs for Vita Therapeutics, LLC. He previously held the positions of CMO for Cardiocube, LLC and VP of Regulatory Affairs and Health Economics for Ablative Solutions, Inc.

Dr. Brooks achieved his MD degree at the University of Pittsburgh School of Medicine, and Residency, Cardiology and Interventional Cardiology Fellowships at University of Pittsburgh Medical Center. He received his MBA from the Johns Hopkins Carey School of Business in the Business of Medicine Program, and a B.A at Duke University.

Dr. Catherine Pachuk. Dr. Pachuk has been our Chief Scientific Officer and Executive Vice President since July 2020. Prior to our acquisition of the Somahlution Assets in July 2020, Dr. Pachuk had been Somahlution’s Chief Scientific Officer and Executive Vice President since June 2011. Dr. Pachuk has more than 25 years of research and development leadership experience in the pharmaceutical and biotech sectors with expertise in both drug, device, and vaccine development with significant experience in nucleic acid based therapeutic platforms including ASO, RNAi and nucleic acid-based vaccines. Dr. Pachuk’s key areas of therapeutic focus are viral diseases including Hepatitis B, Hepatitis C, metabolic disease, HCC, and indications associated with Ischemia Reperfusion Injury. Dr. Pachuk was involved in advancing multiple medical devices into the clinic and market including several first-in-man compounds. Dr. Pachuk received her Ph.D. in molecular virology from the University of Pennsylvania where she studied the molecular biology of coronaviruses. Dr. Pachuk also has a dual Regulatory Affairs Certificate from RAPS (Regulatory Affairs Professional Society) in Medical Devices and Pharmaceuticals.

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Following a post-doctoral fellowship at SmithKline Beecham, Dr. Pachuk joined Apollon, Inc. to develop programs in oligonucleotide-based therapeutics, and subsequently DNA-based vaccines for both viral and oncology indications. Following the acquisition of Apollon, Inc. by Wyeth-Ayerst Research in 1998, Dr. Pachuk continued to direct several vaccine programs which resulted in several plasmid-based vaccine products being advanced into clinical trials. During this time, Dr. Pachuk worked with FDA’S CBER division in the drafting of a “Points to Consider” document regarding considerations for administration of plasmid DNA compounds in humans. In 2001, Dr. Pachuk co-founded Nucleonics, a biotech focused on the development of RNAi-based therapeutics, one of which was advanced into clinical studies in Chronic Hepatitis B patients. Until April of 2008, Dr. Pachuk was VP of Preclinical Research. Dr. Pachuk then went on to lead biology and preclinical development efforts for Pfizer’s oligonucleotide therapeutic programs (ASO and siRNA) in the areas of oncology and metabolic disease and was a member of the Executive Leadership Team. Dr. Pachuk also has significant experience in nucleic-acid delivery and has led nucleic acid-delivery and formulation development programs for ASO, plasmid-based therapeutics, and siRNA at Apollon/Wyeth Vaccines, Nucleonics and Pfizer. Dr. Pachuk also was responsible for obtaining more than 1.8 million dollars in government and private grants.

Dr. Pachuk is currently a Scientific Advisory Board member for Ocugen Inc. where Dr. Pachuk advises on the development of a COVID-19 vaccine and is currently an invited expert curator for the American Society of Microbiology’s COVID-19 research registry. Dr. Pachuk is also an adjunct faculty member at both Florida Atlantic University and Baruch Blumberg Institute.

Terry Brostowin, Esq. Mr. Brostowin has been a member of our board of directors since December 2018. Mr. Brostowin also serves as the chairman of the Company’s Audit Committee and as a member of its Compensation Committee. Mr. Brostowin is an attorney admitted to the Federal Courts in both the Eastern and Southern Districts of New York and the District of New Jersey. Mr. Brostowin has been President of Brostowin & Associates, PC, since December 2016. Mr. Brostowin has extensive expertise in contracts and commercial litigation. Mr. Brostowin has provided his opinion to the New York City Mayor’s office of judicial screening committees on judicial reappointments and was a compliance specialist ensuring the Department of Correction’s compliance with various Federal Court ordered mandates and ensured the financial integrity of various vendors doing business with the Financial Systems Division. Mr. Brostowin has been affiliated with the law firm Brostowin & Associates, PC, since 2009. Our board of directors believes that Mr. Brostowin is qualified to serve as a member of the board due to his experience as a practicing attorney for almost 25 years.

Dr. William Hearl. Dr. Hearl has been a member of our board of directors since October 2020. Dr. Hearl also serves as a member of the Company’s Audit Committee, Compensation Committee and its Nominating and Corporate Governance Committee. Dr. Hearl is the founder of Immunomic Therapeutics, Inc. and has served as its chief executive officer, chairman, and president since January 2006. Dr. Hearl is an experienced and successful life science businessman and entrepreneur. Dr. Hearl is adept at brokering mutually beneficial partnerships and identifying non-traditional collaborations and investment opportunities.

Dr. Hearl is also a founder of Capital Genomix, Inc. (“CGI”), a Maryland-based biomarker and drug discovery Company and served as its first chief executive officer from inception in 2000 to late 2002 when he assumed the role of chief scientific officer. Dr. Hearl raised seed funds and Series A & B funding for CGI (approximately $5 million in cash/debt). Dr. Hearl also acquired the Dynex Technologies division of Thermo Scientific in a leveraged acquisition deal, which was subsequently divested and yielded a remarkable tenfold return to CGI.

Dr. Hearl is also responsible for the acquisition and development of the core technologies of Capital Genomix: GeneSystem320TM was licensed exclusively from MD Anderson Cancer Center and the ImmunoMouseTM was invented by Dr. Hearl. Dr. Hearl also has an established record of scientific productivity over his 20 years of work in the biotech industry. He started his career as a bench scientist at Electro-Nucleonics, Inc. and developed blood-based diagnostics for HIV, HTLV-I and Hepatitis C. He later worked at Life Technologies and directed the immunodetection group. Under Dr. Hearl’s direction, the lab developed a number of innovative antibody-based detection kits and reagents. He moved into scientific management when he became the director of research and development at Kirkegaard & Perry Laboratories, Inc. in 1994.

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Dr. Hearl received his Ph.D. in biochemistry from the University of Tennessee and B.S. from East Tennessee State University.

Our board of directors believes that Dr. Hearl is qualified to serve as a member of the board due to his experience as a biotech / biopharma executive having successfully guided Immuomic Therapeutics to profitability over the last 15 years. He has raised more than $400 million in equity and non-dilutive capital highlighted by his major transaction with Astellas Pharma in 2015. He has served on numerous boards included the Maryland Governor’s Life Science Advisory Board and has a substantial network of business contacts including into international market in Japan and South Korea. Dr. Hearl was a finalist for the Maryland Tech Council CEO of the Year in 2021 and is recognized as a leader in the biotech business community in Maryland.

Julie Kampf. Ms. Kampf has been a member of our board of directors since February 2021. Ms. Kampf also serves as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee, and serves as chairman of the Company’s Compensation Committee. Since April 2022, Ms. Kampf has also been a director of EOM Pharmaceutical Holdings, Inc. (OTC: IMUC), and a director of Jupiter Neurosciences, Inc. since September 2021.

Ms. Kampf is a global business executive and thought leader on talent and diversity, with 30 years of experience in the life science and retail/consumer fashion industries and on not-for-profit boards of directors. Ms. Kampf is currently Chief Executive Officer of JBK Associates International, which she founded in 2003, and which has grown to become a multi-million-dollar company and one of INC’s fastest growing private companies, four consecutive years, beginning in 2011. Ms. Kampf has a reputation for delivering results that exceed expectations working with life science company CEOs and boards, ranging from companies included in the Fortune 100 to early-stage startup companies.

Ms. Kampf has significant not-for-profit board and advisory committee experience having served on Howard University’s School of Communications Board of Visitors, where she helped launch an entrepreneurial incubator and established an award for student entrepreneurs. Her not-for-profit board service spans the Linkage Diversity Summit, Enterprising Women magazine, International Association of Corporate and Professional Recruitment, Girl Scout Council of Bergen County, Guiding Eyes for the Blind. Additionally, Ms. Kampf has served on the Executive Committee of Good Grief, a national leader in delivering grief services to children and their families.

Ms. Kampf was president of the 1,750-member HBA (Healthcare Businesswomen’s Association) Metro Chapter, where she co-founded a successful mentoring program. At the same time as a founding member of Bergen County’s Women United in Philanthropy, Ms. Kampf helped launch the area’s largest grantor giving circle focused on women’s issues.

Ms. Kampf has received numerous awards, including having been recognized as one of New Jersey’s Best 50 Women in Business, an Enterprising Woman of The Year, an Ernst & Young Entrepreneurial Winning Woman, and a Brava Smart CEO Winner. In 2013 and 2009, Ms. Kampf was recognized as one of the PharmaVoice 100 “most inspiring people in the Life Science Industry.”

Ms. Kampf earned a BA in Political Science from the University of Rhode Island, where she minored in Marketing.

Our board of directors believes that Ms. Kampf is qualified to serve as a member of the board due to her experience holding executive committee positions on non-profit boards and having been the president of a non-profit board with more than 1,700 members. Additionally, Ms. Kampf serves public companies in her business life and works directly with public company boards in many cases. Ms. Kampf has built a business from the group up to a multi-million-dollar businesses; therefore Ms. Kampf is keenly aware of the drivers for growth. Ms. Kampf is a compensation expert given the work that she does in the search industry, and her knowledge of talent management, culture and diversity.

Dr. Nilesh Patel. Dr. Patel has been a member of our board of directors since April 2022. Dr. Patel has been a practicing physician with and Chairman of Advanced Cardiovascular Specialists LLC since August 2013. Our board of directors believes that Dr. Patel is qualified to serve as a member of the board due to his experience as a director, ten years of practice in the medical profession, and as a business owner.

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Mr. Michael Stewart. Mr. Stewart has been a member of our board of directors since June 2022. Mr. Stewart has served as the Chief Operating Officer and a director of CyDuct, LLC, a bioinformatics startup, since January 2018. Since May 2022, Mr. Stewart has also served as a director of The Lotus Group Inc., doing business as GlobalMed Technologies, a health technology company. Since November 2016, Mr. Stewart has also been a consultant for various clients. From June 2018 to April 2019, Mr. Stewart was a consultant and director of Gadsden Properties, Inc., formerly known as FC Global Realty Incorporated, a formerly-public real estate development company. From May 2017 to June 2018, Mr. Stewart was the Chief Executive Officer, Chief Financial Officer, the chairman of the Audit Committee and a member of the Compensation Committee and Governance Committee of Gadsden Properties. From December 2014 to October 2016, Mr. Stewart was the Chief Executive Officer, President and a director of Strata Skin Sciences, Inc. (Nasdaq: SSKN), a public medical devices company. From December 2002 to December 2014, Mr. Stewart was Executive Vice President and Chief Operating Officer of PhotoMedex, Inc., a formerly-public medical device company, now known as Gadsden Properties, Inc. From October 1999 to December 2002, Mr. Stewart was Chief Executive Officer and President and a director of Surgical Laser Technologies, Inc., a medical devices company. From October 1990 to December 1999, Mr. Stewart was Vice President and Chief Financial Officer of Surgical Laser Technologies. From July 1983 to October 1990, Mr. Stewart was a financial manager at Decision One Corporation, a computer products company. From July 1980 to July 1983, Mr. Stewart was an accountant at Texaco, Inc., now owned by Chevron Corporation (NYSE: CVX), a public energy company. Mr. Stewart earned a Bachelor of Science degree in Accounting and a Master of Business Administration in Finance from La Salle University. The board of directors believes that Mr. Stewart is qualified to serve as a member of the board due to his many years of executive leadership at early-stage and public companies in the healthcare and medical devices industries and financial expertise.

Tenure of our Directors

Our directors are elected at the annual meeting of the shareholders, with vacancies filled by the board of directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal. Any action required to be taken at any annual or special meeting of stockholders of the corporation, including the election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

Family Relationships

There are no family relationships between or among any of our current directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. There are no family relationships among our executive officers and directors and the executive officers and directors of our direct and indirect subsidiaries.

Arrangements Between Officers and Directors

Directors and executive officers are elected until their successors are duly elected and qualified. There are no agreements, arrangements or understandings known to us pursuant to which any director or executive officer was or is to be selected as a director (or director nominee) or executive officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

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●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our board of directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Currently, Dr. Vithalbhai Dhaduk serves as Chairman of the board of directors. The board of directors believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

The board of directors is led by the Chairman. The Company has seven directors, and its Chief Executive Officer and Chief Financial Officer report to the board of directors. Our structure provides the Company with multiple leaders who represent the Company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below.

●	This structure creates efficiency in the preparation of the meeting agendas and related board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full board of directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The board believes that the Company has benefited from this structure and is in the best interest of the stockholders.

●	The Company believes this structure allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

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The Board’s and Its Committees’ Role in Risk Oversight

Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board discusses risk throughout the year generally or in connection with specific proposed actions. The board’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. The Nominating and Corporate Governance Committee also provides oversight of the corporate governance affairs of the board and the Company, including consideration of the risk oversight responsibilities of the full board and its committees. In each case management periodically reports to our board or relevant committee, which provides the relevant oversight on risk assessment and mitigation.

Review and Approval of Transactions with Related Parties

Generally, the board of directors will approve transactions with related parties only to the extent the disinterested directors believe that they are in the best interests of the Company and on terms that are fair and reasonable (in the judgment of the disinterested directors) to the Company. We do not currently maintain a written policy regarding related-party transactions.

Independent Directors

Nasdaq’s rules generally require that a majority of an issuer’s board of directors consist of independent directors. Our board of directors currently consists of seven members: David Barthel, Dr. Vithalbhai Dhaduk, Dr. William Hearl, Julie Kampf, Terry Brostowin, Dr. Nilesh Patel, and Michael Stewart. Our board of directors has determined that Dr. Dhaduk, Dr. Hearl, Ms. Kampf, Mr. Brostowin, Dr. Patel, and Mr. Stewart are independent directors as that term is defined in Nasdaq Listing Rule 5605(a)(2). Each director serves until our next annual meeting or until his or her successor is duly elected and qualified.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. On January 26, 2022, the board restructured its committees and established or reestablished an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, and also formed a Pricing Committee for this offering. The board also adopted a committee charter for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. Upon completion of this offering, we intend to make each committee’s charter available on our website at https://www.marizyme.com.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

The board of directors has selected the members of the Audit Committee based on the board’s determination that the members are financially literate and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations. Mr. Stewart, Mr. Brostowin, and Dr. Hearl, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, were selected to serve on our Audit Committee, with Mr. Stewart serving as the chairman. Mr. Stewart has been determined by our board to be qualified as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

The Audit Committee’s function is to provide assistance to the board in fulfilling the board’s oversight functions relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors, and to perform such other activities consistent with its charter and our bylaws as the Committee or the board deems appropriate. The Audit Committee will produce an annual report regarding our future year-end financial statements, which will be included in our future proxy statements for each year’s annual meeting. The Audit Committee is directly responsible for the appointment, retention, compensation, oversight and evaluation of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall review and pre-approve all audit services, and non-audit services that exceed a de minimis standard, to be provided to us by our independent registered public accounting firm. The Audit Committee must carry out all functions required of audit committees by the SEC, federal securities laws, and the Nasdaq Listing Rules.

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The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

Compensation Committee

Ms. Kampf, Mr. Brostowin, and Dr. Hearl, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and the Nasdaq Listing Rules, serve on our compensation committee, with Ms. Kampf serving as the chairman. The members of the compensation committee are also “Non-Employee Directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The Compensation Committee is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain advisors to advise the Compensation Committee. The Compensation Committee may delegate its authority to subcommittees of independent directors, as it deems appropriate.

Nominating and Corporate Governance Committee

Dr. Dhaduk, Dr. Hearl and Ms. Kampf, each of whom satisfies the “independence” requirements of the Nasdaq Listing Rules, serve on our Nominating and Corporate Governance Committee, with Dr. Dhaduk serving as the chairman. The Nominating and Corporate Governance Committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The Nominating and Corporate Governance Committee is responsible for (1) assisting the board of directors by identifying individuals qualified to become board members; (2) recommending individuals to the board for nomination as members of the board and its committees; (3) leading the board in its annual review of the board’s performance; (4) monitoring the attendance, preparation and participation of individual directors and to conduct a performance evaluation of each director prior to the time he or she is considered for re-nomination to the board; (5) reviewing and recommending to the board responses to shareholder proposals; (6) monitoring and evaluating corporate governance issues and trends; (7) providing oversight of the corporate governance affairs of the board and the Company, including consideration of the risk oversight responsibilities of the full board and its committees; (8) assisting the board in organizing itself to discharge its duties and responsibilities properly and effectively; and (9) assisting the board in ensuring proper attention and effective response to shareholder concerns regarding corporate governance. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee also regularly assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or other circumstances. In addition, the Nominating and Corporate Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms, shareholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the board. The Committee selects nominees that best suit the board’s current needs and recommends one or more of such individuals for election to the board.

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The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described below. The Secretary will send properly submitted shareholder recommendations to the Committee. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by shareholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s bylaws permit shareholders to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s bylaws and applicable SEC rules and regulations.

Director Nominations Process

As described above, the Nominating and Corporate Governance Committee will consider qualified director candidates recommended in good faith by shareholders, provided those nominees meet the requirements of applicable federal securities law. The Nominating and Corporate Governance Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources. Any shareholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida 33458. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about shareholder recommended nominees in order to comply with any applicable laws, rules, the Company’s bylaws or regulations or to the extent such information is required to be provided by such shareholder pursuant to any applicable laws, rules or regulations.

Executive Sessions of the Board

The independent members of the board of directors of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Communicating with our Board

Shareholders may contact the board of directors about bona fide issues or questions about the Company by writing the Secretary at the following address: Attn: Secretary, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida 33458.

Our Secretary, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the board.

Information Concerning the Board and its Committees

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have previously compensated our directors for service on the board of directors and committees thereof through the issuance of shares of common stock, stock options and cash compensation for meeting fees. Additionally, we reimburse directors for expenses incurred by them in connection with the attendance at meetings of the board and any committee thereof. The board annually appoints the executive officers of the Company and the executive officers serve at the discretion of the board.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code of ethics has been filed as an exhibit to the registration statement of which this prospectus is a part. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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EXECUTIVE COMPENSATION

Summary Compensation Table of Named Executive Officers - Years Ended December 31, 2022 and 2021

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last two completed fiscal years, regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K, during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Nonequity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Barthel,	2022	$350,000	$-	$-	$-	(1)	$-	$-	$-	$350,000
Chief Executive Officer	2021	$58,336	$-	$-	$503,997	(2)	$-	$-	$-	$562,333

Dr. Catherine Pachuk,	2022	$325,000	$-	$-	$-		$-	$-	$-	$325,000
Chief Scientific Officer and Executive Vice President	2021	$298,750	$-	$-	$-		$-	$-	$-	$298,750

Dr. Steven Brooks,	2022	$300,000	$-	$-	$-		$-	$-	$-	$300,000
Chief Medical Officer	2021	$300,000	$-	$-	$-		$-	$-	$-	$300,000

(1) See footnote (2) below. On February 8, 2022, an outstanding option granted to David Barthel to purchase 26,666 shares of common stock at an exercise price of $33.75 was amended, resulting in the deemed cancellation of the original option, and the grant of a replacement option for the same number of shares at an exercise price of $26.25 per share. The incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC Topic 718, with respect to that repriced or modified award, was computed based on the assumptions described in footnote 3 to the Company’s unaudited financial statements included with this registration statement.

(2) David Barthel was granted an option to purchase 26,666 shares of common stock at an exercise price of $33.75 per share, subject to vesting conditions, on October 31, 2021. The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in footnote 3 to the Company’s unaudited financial statements included with this registration statement.

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Outstanding Equity Awards at Fiscal Year-End of Named Executive Officers

As of December 31, 2022, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Barthel, Chief Executive Officer	12,666	(1)	14,000	(1)	-	$26.25	10/31/2031	-	-	-	-

Dr. Catherine Pachuk, Chief Scientific Officer and Executive Vice President	-		-		-	-	-	-	-	-	-

Dr. Steven Brooks, Chief Medical Officer	1,777	(2)	889	(2)	-	$18.75	11/30/2030	-	-	-	-

(1) David Barthel was granted an option to purchase 26,666 shares of common stock on October 31, 2021. The option vested as to 2,666 shares upon grant, and the balance of 24,000 shares will vest quarterly over a three-year period in equal 2,000-share installments.

(2) Dr. Steven Brooks was granted an option to purchase 2,666 shares of common stock on December 1, 2020. The option is subject to vesting in quarterly equal installments over three years.

Executive Compensation Agreements

David Barthel

On October 31, 2021, the Company entered into an executive employment agreement (the “CEO Employment Agreement”), with Mr. Barthel setting forth the terms of the compensation for his services as Chief Executive Officer of the Company. Pursuant to the CEO Employment Agreement, Mr. Barthel is entitled to an annual fixed gross salary of $350,000. Upon execution of the CEO Employment Agreement, Mr. Barthel received incentive stock options, or ISOs, to purchase 26,666 shares of the Company’s common stock at the agreed upon fair market price of $33.75 per share. On February 8, 2022, the board of directors determined to approve an amendment to the CEO Employment Agreement to provide that the fair market price of the ISOs be amended to $26.25 per share of common stock. The board of directors made this determination in part based on recent arms’-length transactions with certain private placement investors in the Units Private Placement, in which such investors purchased units comprised of a secured Convertible Note, convertible into common stock at a price per share of $26.25, subject to adjustment, as well as a Class C Warrant to purchase two shares of common stock with an exercise price equal to the lower of (i) $33.75 per share, subject to adjustment, or (ii) 75% of the cash price per share to be paid by the purchasers in a “qualified financing” as defined in the applicable unit purchase agreement. In addition, Mr. Barthel will be eligible to receive certain equity in the form of ISOs of the Company based upon the attainment of certain metrics, as follows: Nasdaq Listing – 6,666 ISOs; FDA approval of DuraGraft – 5,000 ISOs; FDA approval of MATLOC 1 – 5,000 ISOs; Material 3rd Party Partnerships for DuraGraft – 3,333 ISOs; and Material 3rd Party Partnerships for MATLOC 1 – 3,333 ISOs. All ISOs listed above will have 10% vesting upon grant and the balance will vest quarterly over a three (3) year period in equal installments. Mr. Barthel must be employed with the Company in good standing at the time any such ISOs are awarded according to the milestones set forth above. In the event that Mr. Barthel’s employment is terminated prior to any milestone being achieved, he will forfeit his right to receive such ISOs. Mr. Barthel is also eligible to participate in all employee benefit plans, including health insurance, commensurate with his position. Mr. Barthel will receive $3,000 per month to cover healthcare and related expenses. Mr. Barthel’s employment is at-will and may be terminated by him or by the Company at any time. Through October 31, 2022, if the Company had terminated Mr. Barthel’s employment with the Company without Cause, as defined in the CEO Employment Agreement, and if Mr. Barthel had executed a full release in favor of the Company (in a form acceptable to the Company, which would have included non-competition, non-solicitation, and non-disparagement provisions), the Company would only have been required to pay Mr. Barthel the total sum equal to six (6) months of his gross annual salary. Beginning November 1, 2022 and thereafter, if the Company terminates Mr. Barthel’s employment with the Company without Cause, and if Mr. Barthel executes a full release in favor of the Company, the Company will only pay Mr. Barthel the total sum equal to twelve (12) months of his annual gross salary. In the event of a termination with Cause, or in the event of a resignation by Mr. Barthel, Mr. Barthel will not be entitled to any separation payment or any other post-termination severance. The CEO Employment Agreement contains customary confidentiality provisions and restrictive covenants prohibiting Mr. Barthel from (i) owning or operating a business that competes with the Company during the term of his employment and for a period of 18 months following the termination of his employment or (ii) soliciting the Company’s employees for a period of 18 months following the termination of his employment.

On August 22, 2022, Mr. Barthel executed a limited waiver and consent agreement waiving his option exercise rights. The limited waiver and consent agreement was to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, we held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreement expired in accordance with its terms.

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George Kovalyov

On December 21, 2021, the Company entered into a consulting agreement (the “CFO Consulting Agreement”), with George Kovalyov, its Chief Financial Officer and Treasurer, and AAT Services Inc., a corporation incorporated pursuant to the laws of British Columbia, Canada and, together with Mr. Kovalyov, the “CFO Consultant”. Under the CFO Consulting Agreement, the Company engaged the CFO Consultant for a 12-month term to provide such services as the Company may from time to time request, including, without limiting the generality of the foregoing, the following: Proper filing with the SEC of quarterly and annual reports; budgeting, allocation of capital, and payroll processes; assistance in the preparation of a Form S-1 and other Nasdaq listing preparations; assistance with corporate governance creations and procedures; the creation of valuation reports for the Company’s products and medical devices such as DuraGraft, MATLOC 1 and Krillase; preparation of investment material for current and prospective shareholders; general business development; and seeking potential partners and financing opportunities.

Under the CFO Consulting Agreement, the Company will pay the CFO Consultant a monthly base salary of $7,143 and reimburse all reasonable business-related travel and other business expenses. The Company will also grant the following equity compensation: (i) cashless warrants to purchase 6,666 shares of common stock of the Company, with an exercise price of $18.90 per share, expiring on December 21, 2026; (ii) options to purchase 13,333 shares of common stock of the Company, vesting monthly over two years, with an exercise price of $26.25 per share, expiring on December 21, 2031; and (iii) 11,667 restricted shares of common stock of the Company, subject to the following milestone vesting schedule: (a) 5,000 restricted shares will vest upon the Company successfully listing its common stock on Nasdaq or the NYSE; 3,333 restricted shares will vest upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (c) 1,667 restricted shares will vest upon the completion of valuation reports for both Somahlution LLC and HLII; and (d) 1,667 restricted shares will vest upon a material commercial partnership for MATLOC 1. The CFO Consultant will not receive any other employee benefits from the Company. AAT Services Inc. is subject to a side agreement, under which the granting of its restricted shares will occur upon vesting. Under a limited waiver and consent agreement, AAT Services Inc. waived its exercise rights under its options until certain conditions were met or December 31, 2022, whichever were to occur first. On December 27, 2022, such conditions were met, and as a result, the limited waiver and consent agreement expired in accordance with its terms.

The CFO Consulting Agreement automatically renews for additional six-month terms and may be terminated by either party upon 30 days’ notice. If the CFO Consultant is terminated without cause prior to the end of the term, the Company must pay the CFO Consultant $21,429.00 in severance as well as any other due and unpaid compensation. The CFO Consulting Agreement provides for customary confidentiality and non-solicitation terms.

On March 3, 2022, we designated Mr. Kovalyov as a recipient of part of the unexercised portion of a fully-vested option to purchase 73,333 shares of common stock at $15.115 that we purchased from a former executive. The designated option is exercisable to purchase 18,249 shares of common stock. The option was granted on March 17, 2022, and expires on March 16, 2024. In connection with this stock option designation, Mr. Kovalyov paid the former executive $25,000. The Company did not pay or receive cash or other consideration for the repurchase and designation of the stock option.

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Dr. Steven Brooks

On December 1, 2020, Dr. Steven Brooks signed an offer letter from us accepting the position as our Chief Medical Officer effective as of that date. This position provides annual compensation of $300,000, an annual discretionary bonus of potentially 25% of base salary based upon discretionary objectives to be outlined, and options to purchase 2,666 shares of common stock. We also provided Dr. Brooks a benefit package to include insurance coverage.

Catherine Pachuk

Under an Executive Employment Agreement, dated July 26, 2021, with Dr. Catherine Pachuk, we agreed to appoint Dr. Pachuk as our Chief Scientific Officer and Executive Vice President. Under the agreement, Dr. Pachuk’s annual salary is $325,000. If terminated without cause through August 31, 2022, Dr. Pachuk is entitled to eight months’ severance payments. If terminated without cause after August 1, 2022, Dr. Pachuk is entitled to six months’ severance payments. If terminated with cause, Dr. Pachuk is not entitled to any post-termination or severance compensation. Dr. Pachuk is eligible for all standard employee benefits and certain holiday and leave allowances. The agreement contains standard intellectual property assignment, non-competition, non-solicitation, non-association, non-disparagement, and confidentiality provisions. Dr. Pachuk’s employment is at-will, and may be terminated at any time, with or without cause, provided that in the case of termination with cause based solely on a finding of breach of her agreement, Dr. Pachuk will be given written notice of such breach and 15 days in which to cure it.

Other Management Compensation

Bradley Richmond

Bradley Richmond was appointed our Acting Vice President of Finance on July 19, 2021. Mr. Richmond resigned from this position upon the appointment of Harrison Ross as Vice President of Finance on December 21, 2021. Previously, on September 30, 2020, we entered into a consulting agreement with Mr. Richmond pursuant to which we engaged Mr. Richmond to act as a licensing and market advisor providing services to us relating to the introduction of licensing, joint venture, and other business development transactions. Under this agreement, Mr. Richmond specifically agreed that he would not solicit investments, make any recommendations regarding investments or provide any analysis or advice regarding investments. Under the agreement, Mr. Richmond received a non-refundable retainer of $50,000 paid as follows: $25,000 in 1,334 shares of common stock issued on December 29, 2020, with an estimated value of $18.75 per share; $12,500 on October 1, 2020; and $12,500 on November 1, 2020. Also pursuant to the agreement, we issued Mr. Richmond a warrant to purchase up to 2,424 shares of common stock with an exercise price of $20.63 per share and an expiration date of October 2, 2026. In addition, we agreed to pay Mr. Richmond a fee on any “revenue or value” to the Company from his consulting activities outlined as follows, but to be memorialized under a separate written agreement: A cash payment equal to 5% on the first $10 million of value, 3% on the next $90 million of value, and 1.5% on any value above $90 million. Mr. Richmond was also entitled to receive 100% warrant coverage on the same scale. “Revenue or value” are defined in the agreement to mean net revenue, which will include any royalty that is paid out, net of the cost of the product. The consulting agreement terminated according to its terms on September 30, 2022.

In exchange for services that Mr. Richmond rendered to us under his consulting agreement, on each of January 26, 2022 and February 14, 2022, we granted Mr. Richmond a warrant to purchase up to 10,000 shares of common stock at an exercise price of $0.15 per share, issuable immediately. Mr. Richmond fully exercised both of the warrants in March 2022 for 20,000 shares. Pursuant to the October 2022 Letter Agreement entered into with the Company, Mr. Richmond, a registered representative of Univest, agreed to forego his rights to such shares of common stock, as the FINRA Staff determined that such shares constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

On July 19, 2021, Mr. Richmond was appointed our Acting Vice President of Finance, which position he held until December 21, 2021. After Mr. Richmond’s resignation from this position upon the appointment of Harrison Ross as Vice President of Finance on December 21, 2021, Mr. Richmond continued to serve as an employee of Marizyme until September 24, 2022. During his employment with us, Mr. Richmond assisted in management of our compliance, personnel and human resources departments as well as our management team, in filling the gap created by a continuing lack of human and financial resources to enable us to advance our operations. Mr. Richmond significantly decreased such services by the end of 2021 and ceased providing such services as of September 24, 2022. Mr. Richmond’s services to us in this capacity were not related to his role as a registered representative of Univest and the services Univest provides to us in connection with this Offering. From July 2021 to June 2022, we paid Mr. Richmond $5,000 per month as employment compensation for his services to us in this capacity and from July 2022 to September 24, 2022, we paid Mr. Richmond $2,000 per month.

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In March 2022, Mr. Richmond, along with several persons, acting individually, purchased a portion of the unexercised balance of a fully-vested option to purchase 73,333 shares of common stock at $15.15 per share from one of our former executives, which remaining balance was transferred directly to Mr. Richmond acting severally and not jointly thereto. Such option purchased by Mr. Richmond was exercisable to purchase 18,249 shares of common stock, was granted on March 17, 2022, and was to expire on March 16, 2024. Mr. Richmond paid the former executive $25,000 for such option. The Company recorded the changes in ownership upon proof of Mr. Richmond’s payment for such option and the Company did not pay or receive cash or other consideration in connection with the purchase of such option. Pursuant to the October 2022 Letter Agreement entered into with the Company, Mr. Richmond agreed to forego his rights to such option, effectively unwinding such transaction, with the option now being held by our designee, who is unaffiliated with Mr. Richmond, in accordance with the FINRA Staff’s interpretation of Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

Harrison Ross

On December 21, 2021, the Company entered into a consulting agreement (the “VP-Finance Consulting Agreement”), with Harrison Ross, its Vice President of Finance, and Rydra Capital Corp., a corporation incorporated pursuant to the laws of British Columbia, Canada and, together with Mr. Ross, the “VP-Finance Consultant”. Under the VP-Finance Consulting Agreement, the Company engaged the VP-Finance Consultant for a 12-month term to provide such services as the Company may from time to time request, including, without limiting the generality of the foregoing, the following: Budgeting, allocation of capital, and payroll processes; assistance in the preparation of a Form S-1 and other Nasdaq listing preparations; assistance with corporate governance creations and procedures; the creation of valuation reports for the Company’s products and medical devices such as DuraGraft, MATLOC and Krillase; and assistance in the preparation of investment material for current and prospective shareholders.

Under the VP-Finance Consulting Agreement, the Company will pay the VP-Finance Consultant a monthly base salary of $7,200 and reimburse all reasonable business-related travel and other business expenses. The Company will also grant the following equity compensation: (i) cashless warrants to purchase 6,666 shares of common stock of the Company, with an exercise price of $18.90 per share, expiring on December 21, 2026; (ii) options to purchase 13,333 shares of common stock of the Company, vesting monthly over two years, with an exercise price of $26.25 per share, expiring on December 21, 2031; and (iii) 11,667 restricted shares of common stock of the Company, subject to the following milestone vesting schedule: (a) 5,000 restricted shares will vest upon the Company successfully listing its common stock on Nasdaq or the NYSE; 3,333 restricted shares will vest upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (c) 1,667 restricted shares will vest upon the completion of valuation reports for both Somahlution LLC and HLII; and (d) 1,667 restricted shares will vest upon a material commercial partnership for MATLOC. The VP-Finance Consultant will not receive any other employee benefits from the Company. Rydra Capital Corp. is subject to a side agreement, under which the granting of its restricted shares will occur upon vesting. Under a limited waiver and consent agreement, Rydra Capital Corp. waived its exercise rights under its options until certain conditions were met or December 31, 2022, whichever occurs first. On December 27, 2022, such conditions were met, and as a result, the limited waiver and consent agreement expired in accordance with its terms.

The VP-Finance Consulting Agreement automatically renews for additional six-month terms and may be terminated by either party upon 30 days’ notice. If the VP-Finance Consultant is terminated without cause prior to the end of the term, the Company must pay the VP-Finance Consultant $21,600 in severance as well as any other due and unpaid compensation. The VP-Finance Consulting Agreement provides for customary confidentiality and non-solicitation terms.

On March 3, 2022, we designated Mr. Ross as a recipient of part of the unexercised portion of a fully-vested option to purchase 73,333 shares of common stock at $15.15 that we purchased from a former executive. The designated option is exercisable to purchase 18,249 shares of common stock. The option was granted on March 17, 2022, and expires on March 16, 2024. In connection with this stock option designation, Mr. Ross paid the former executive $25,000. The Company did not pay or receive cash or other consideration for the repurchase and designation of the stock option.

Retirement

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

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Director Compensation

The table below provides information concerning compensation for services as a director paid to all persons who served as members of our board of directors during the fiscal year ended December 31, 2022, except for those persons who served as a director and are included in our executive compensation table above:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dr. Vithalbhai Dhaduk	$14,000	$-	$83,175	(1)	$-	$-	$-	$97,175
Dr. William Hearl	$16,500	$-	$83,175	(1)	$-	$-	$-	$99,675
Julie Kampf	$16,500	$-	$83,175	(1)	$-	$-	$-	$99,675
Terry Brostowin	$14,000	$-	$83,175	(1)	$-	$-	$-	$97,175
Dr. Nilesh Patel(2)	$9,000	$-	$249,525	(3)	$-	$-	$-	$258,525
Michael Stewart(4)	$14,000	$-	$249,525	(3)	$-	$-	$-	$263,525

(1) Each of Dr. Vithalbhai Dhaduk, Dr. William Hearl, Julie Kampf, and Terry Brostowin held a fully-vested option to purchase 8,333 shares of common stock and an option to purchase 10,000 shares of common stock subject to vesting conditions as of December 31, 2022.

(2) Appointed effective April 22, 2022.

(3) Each of Dr. Nilesh Patel and Michael Stewart held an option to purchase 8,000 shares of common stock subject to vesting conditions as of December 31, 2022.

(4) Appointed effective June 1, 2022.

In March 2021, the members of the Company’s board of directors at the time (James Sapirstein, Terry Brostowin, Dr. William Hearl, Julie Kampf and Dr. Vithalbhai Dhaduk) were each granted 8,333 stock options with an exercise price of $18.75, three-year vesting and a ten-year term. Black-Scholes was used to determine that each option’s value was $148,750 fully vested. On March 3, 2022, the Company’s Compensation Committee resolved to accelerate the vesting of these options as to those held by Mr. Brostowin, Dr. Hearl, Ms. Kampf and Dr. Dhaduk, and such options therefore became fully-vested on that date.

On August 22, 2022, Mr. Brostowin executed a limited waiver and consent agreement waiving his option exercise rights. The limited waiver and consent agreement was to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, we held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreement expired in accordance with its terms.

Director Agreements

Our independent director agreements with our non-executive directors provide that they will receive annual cash fees and equity compensation in the form of options at fair market value for their service to the board of directors.

Under their independent director agreements, each non-executive director will receive an annual cash fee and an annual award of stock options. We will pay the annual cash compensation fee to each independent director in four equal installments no later than the fifth business day of each calendar quarter commencing in the quarter ending September 30, 2022. We granted the stock options to the non-executive directors on July 7, 2022. The annual cash fee paid to each non-executive director will be $28,000 as to Dr. Dhaduk; $28,000 as to Mr. Brostowin; $33,000 as to Dr. Hearl; $33,000 as to Ms. Kampf; $18,000 as to Dr. Patel; and $28,000 as to Mr. Stewart. On August 26, 2022, the Board adopted resolutions providing that the cash compensation to the independent directors began to accrue as of April 1, 2022. Under the independent director agreements, the annual award of stock options granted to Dr. Dhaduk, Mr. Brostowin, Dr. Hearl and Ms. Kampf may be exercised to purchase 2,666 shares of common stock. The exercise price of the initial grant is $33.00 per share. These stock options will vest and become exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the respective director continuing in service on our board of directors through each such vesting date. The stock options awarded to Dr. Patel and Mr. Stewart may be exercised to purchase 8,000 shares of common stock. These stock options will vest and become exercisable in twelve (12) equal quarterly installments over the first three years following the date of grant, subject to the respective director continuing in service on our board of directors through each such vesting date. The exercise price of the initial grant is $33.00 per share. The term of each stock option is ten (10) years from the date of grant. We will also reimburse each non-executive director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director’s duties for us. As also required under the independent director agreements, we have separately entered into our standard indemnification agreement for executive officers and directors with each of our non-executive directors.

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Pursuant to a previous director agreement, Terry Brostowin, one of our independent directors, received options to purchase 9,333 shares of the Company’s common stock on December 6, 2018, at an exercise price equal to $15.15 per share, and options to purchase 16,666 shares of the Company’s common stock, at an exercise price equal to $22.50 per share, for service on the board. All of these options are fully vested.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Amended and Restated 2021 Stock Incentive Plan

On May 18, 2021, our board of directors approved the Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (“Stock Incentive Plan” or the “Plan”), which was ratified by the Company’s shareholders on September 20, 2021. The Stock Incentive Plan governs stock options issued prior to May 18, 2021. On August 30, 2022, the board approved the amendment of the Plan to increase the number of shares of common stock reserved for issuance under the Plan, which was ratified by the Company’s shareholders on December 27, 2022.

Purpose of the Plan. The purpose of the Plan is to advance our interests and the interests of our shareholders by providing an incentive to attract, retain and reward persons performing services for us and by motivating such persons to contribute to our growth and profitability. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 480,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. As of the date of this prospectus, 218,282 shares remained available for issuance under the Plan. We intend that awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Internal Revenue Code (the “Code”) (including any amendments or replacements of such section), and the Plan shall be so construed.

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Awards that may be granted include: (a) Incentive Stock Options, or ISOs, (b) Nonstatutory Stock Options, (c) Stock Appreciation Rights, or SARs, (d) Restricted Stock, (e) Restricted Stock Units, or RSUs, (f) Stock granted as a bonus or in lieu of another award, and (g) Performance Awards. These awards offer us and our shareholders the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with us.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed at the time of the grant of the option. The exercise price will not be less than the fair market value of the common stock on the date of grant. Stock options granted may be either incentive stock options or non-statutory stock options.

SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

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Restricted stock are awards of a right to receive shares of common stock or of a right to receive shares in the future. Restricted stock shares can take the form of awards of restricted stock, which represent issued and outstanding shares of common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of common stock subject to satisfaction of the vesting criteria. Restricted Stock Unit Awards are evidenced by award agreements in such form as our board of directors shall from time to time establish. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

Our board of directors may grant common stock to any eligible recipient as a bonus, or to grant stock or other awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements.

The Plan also provides for performance awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the Plan are described in more detail below.

Administration of the Plan. The Plan is currently administered by our Compensation Committee. All questions of interpretation of the Plan, of any award agreement or of any other form of agreement or other document employed by us in the administration of the Plan or of any award shall be determined by the Compensation Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Compensation Committee in the exercise of its discretion pursuant to the Plan or award agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

Eligible Recipients. Persons eligible to receive awards under the Plan will be those employees, consultants and directors of us or of any of our subsidiaries.

Shares Available Under the Plan. The maximum aggregate number of shares of common stock that may be issued under the Plan shall be 480,000 shares and shall consist of authorized but unissued or reacquired shares of common stock or any combination thereof, subject to adjustment for certain corporate changes affecting the shares, such as stock splits, merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, or stock dividend. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan.

Stock Options and Stock Appreciation Rights

General. Stock options and SARs shall be evidenced by award agreements specifying the number of shares of common stock covered thereby, in such form as the Compensation Committee shall from time to time establish. Each stock option grant will identify the option as an ISO or Nonstatutory Stock Option. Subject to the provisions of the Plan, the Compensation Committee has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Compensation Committee may determine.

Exercise Price. The exercise price for each stock option or SAR shall be established in the discretion of the Compensation Committee; provided, however, that the exercise price per share for the stock option or SAR shall be not less than the fair market value of a share of common stock on the effective date of grant of the stock option or SAR. Notwithstanding the foregoing, a stock option or SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such stock option or SAR is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

Exercise Terms. Stock options may be immediately exercisable but subject to repurchase or may be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Compensation Committee and set forth in the award agreement evidencing such stock option. No stock option or SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such stock option or SAR. Subject to the foregoing, unless otherwise specified by the Compensation Committee in the grant of a stock option or SAR, any stock option or SAR granted under the Plan shall terminate ten (10) years after the effective date of grant of the stock option or SAR, unless earlier terminated in accordance with its provisions. The Compensation Committee may set a reasonable minimum number of shares of common stock that may be exercised at any one time.

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Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the Compensation Committee at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our total combined voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the Compensation Committee and reflected in the grant evidencing the award.

Incentive Stock Options. Stock options intending to qualify as ISOs may only be granted to employees, as determined by the board of directors. No ISO shall be granted to any person if immediately after the grant of such award, such person would own common stock, including common stock subject to outstanding awards held by him or her under the Plan or any other plan established by the Company, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company. To the extent that the award agreement specifies that an option is intended to be treated as an ISO, the option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the option is or will be determined to qualify as an ISO. If and to the extent that any shares of stock are issued under a portion of any option that exceeds the $100,000 limitation of Section 422 of the Code, such shares of common stock shall not be treated as issued under an ISO notwithstanding any designation otherwise.

Restricted Stock Awards. Stock awards can also be granted under the Plan. A stock award is a grant of shares of common stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the Compensation Committee shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Restricted Stock Units. RSU awards shall be evidenced by award agreements in such form as the Compensation Committee shall from time to time establish. The purchase price for shares of stock issuable under each RSU award shall be established by the board of directors in its discretion. Except as may be required by applicable law or established by the Compensation Committee, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a RSU award. Shares issued pursuant to any RSU award may (but need not) be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance criteria, as shall be established by the Compensation Committee and set forth in the award agreement evidencing such award.

Performance Criteria. Under the Plan, performance criteria means business criteria including, but not limited to: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels or performance criteria. Any performance criteria may be used to measure the Company’s performance as a whole or any of the Company’s business units and may be measured relative to a peer group or index.

Performance Awards. Performance awards shall be evidenced by award agreements in such form as the Compensation Committee shall from time to time establish. Each performance award shall entitle the participant to a payment in cash or common stock upon the attainment of performance criteria and other terms and conditions specified by the Compensation Committee. Notwithstanding the satisfaction of any performance criteria, the amount to be paid under a performance award may be adjusted by the Compensation Committee on the basis of such further consideration as the Compensation Committee in its sole discretion shall determine. The Compensation Committee may, in its discretion, substitute actual common stock for the cash payment otherwise required to be made to a participant pursuant to a performance award.

Bonus Stock and Awards in Lieu of Obligations. The Compensation Committee may grant common stock to any eligible recipient as a bonus, or to grant common stock or other awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Compensation Committee to the extent necessary to ensure that acquisitions of common stock or other awards are exempt from liability under Section 16(b) of the Exchange Act. Common stock or awards granted hereunder shall be subject to such other terms as shall be determined by the Compensation Committee.

Other Material Provisions. Awards will be evidenced by a written agreement, in such form as may be approved by the Compensation Committee. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Compensation Committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The Compensation Committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the Compensation Committee at the date of grant, and subject to the terms of the Plan, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. The Compensation Committee has the authority, at any time, to discontinue the granting of awards. The Compensation Committee also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. Except as otherwise provided by the Plan, no amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2020 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On December 22, 2021, we closed the acquisition of My Health Logic from Health Logic Interactive Inc., or HLII. Effective December 21, 2021, George Kovalyov, previously the chief operating officer and a director of HLII, was appointed our Chief Financial Officer and Treasurer. Also effective December 21, 2021, Harrison Ross, previously the chief financial officer and a director of My Health Logic, was appointed our Vice President of Finance. We have entered into consulting agreements with Mr. Kovalyov and Mr. Ross, as described above under “Executive Compensation – Executive Compensation Agreements.” As a result of the closing of the acquisition of My Health Logic, Mr. Kovalyov and Mr. Ross acquired beneficial ownership of 15,760 and 10,246 shares of common stock, respectively. Mr. Kovalyov and Mr. Ross are currently also serving as the Chief Financial Officer and Chief Executive Officer of HLII, respectively.

●	On September 30, 2020, we entered into a consulting agreement with Bradley Richmond, which terminated in accordance with its terms on September 30, 2022. For a further description of this consulting agreement and related compensation to Mr. Richmond as a consultant to the Company, and Mr. Richmond’s October 2022 Letter Agreement to forego certain compensation received in order to comply with the FINRA Staff’s interpretation of FINRA Rule 5110, see “Executive Compensation – Other Management Compensation – Bradley Richmond” above and a summary of such compensation received below.

On July 19, 2021, Bradley Richmond was appointed our Acting Vice President of Finance, which position he held until December 21, 2021. After Mr. Richmond’s resignation from this position upon the appointment of Harrison Ross as Vice President of Finance on December 21, 2021, Mr. Richmond continued to serve as an employee of Marizyme until September 24, 2022. During his employment with us, Mr. Richmond assisted in management of our compliance, personnel and human resources departments as well as our management team, in filling the gap created by a continuing lack of human and financial resources to enable us to advance our operations. Mr. Richmond significantly decreased such services by the end of 2021 and ceased providing such services as of September 24, 2022. Mr. Richmond’s services to us in this capacity were not related to his role as a registered representative of Univest and the services Univest is providing to us in connection with this Offering. From July 2021 to June 2022, we paid Mr. Richmond $5,000 per month as employment compensation for his services to us in this capacity and from July 2022 to September 24, 2022, we paid Mr. Richmond $2,000 per month. For a description of these services and related compensation to Mr. Richmond, see “Executive Compensation – Other Management Compensation – Bradley Richmond” above.

On December 29, 2021, our board of directors resolved to issue to Mr. Richmond warrants to purchase 20,000 shares of the Company’s common stock at an exercise price of $0.15 per share, with a warrant for the purchase of 9,375 of those shares to be issued to Mr. Richmond immediately and a warrant for 9,375 shares of these shares to be issued upon the filing of the registration statement of which this prospectus forms a part, as compensation for these additional management services, valued at $26.25 per share. On January 26, 2022, we granted to Mr. Richmond the first warrant to purchase 9,375 shares of common stock at an exercise price of $0.15 per share, and on February 14, 2022, we granted Mr. Richmond the second warrant to purchase an additional 9,375 shares of the Company’s common stock at an exercise price of $0.15 per share. In March 2022, Mr. Richmond fully exercised these warrants for 20,000 shares of common stock. Pursuant to the October 2022 Letter Agreement that we entered into with him, Mr. Richmond agreed to forego his rights to such shares of common stock, as the FINRA Staff determined that such shares constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110.

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Mr. Richmond has been a Co-Head of Investment Banking at Univest since July 2020. Mr. Richmond is not an executive officer, director or equity owner of Univest. Univest is the representative of the underwriters for this offering and, as such, will be receiving the compensation set forth under “Underwriting (Conflict of Interest)” below. Mr. Richmond, as a registered representative of Univest who is entitled to a portion of Univest’s compensation due to his employment terms, will receive a percentage of the commissions and a percentage of the representative’s warrants earned by Univest in this offering.

In 2020, prior to Mr. Richmond’s engagement with us as a consultant, we conducted a private placement in which we sold 384,027 shares of common stock at $18.75 per share for an aggregate of $7,000,240. This private placement was completed on September 25, 2020. Under an exclusive engagement agreement with Univest dated May 22, 2020, as amended, Univest acted as the exclusive placement agent for this private placement. As a Managing Director of Univest, Mr. Richmond received from Univest 267 shares of common stock, as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms, upon Univest’s signing of our engagement agreement with them. Univest received a total of 667 shares of common stock at this time. Upon the completion of this private placement, we paid Univest $560,019.20 in cash commissions, of which Mr. Richmond received from Univest $161,381.53. We also sold to Univest warrants to purchase 18,666 shares of common stock at an exercise price of $20.625 per share. Of this amount, as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms, Mr. Richmond received warrants to purchase 7,466 shares of common stock. All of these warrants have been exercised.

As discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Funding Requirements and Other Liquidity Matters – Units Private Placement,” in May 2021, as modified in December 2021, we entered into an exclusive private placement agreement with Univest pursuant to which Univest agreed to act as our exclusive placement agent for a private placement of up to $18,000,000 in units comprised of our convertible notes and warrants to purchase our common stock. Through the end of 2021, we conducted a number of closings of this private placement and raised an aggregate gross amount of $7,456,039. In connection with the placement agent agreement and our completion of the 2021 closings, we paid Univest $596,483 in cash commissions, of which Mr. Richmond received from Univest $17,473. In 2022, a number of additional closings in this private placement occurred, including a final closing on August 12, 2022, in which we raised an aggregate gross amount of $7,315,138, and issued units in exchange for services or other non-cash consideration valued at approximately $618,678. In connection with these closings, we paid Univest $415,716.80, of which Mr. Richmond received from Univest $110,693.41, and paid an aggregate of $30,000 to Univest’s legal counsel. Also, on January 24, 2022, for services in connection with our My Health Logic Acquisition, we issued Univest 4,572 units and Mr. Richmond, as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms, 6,858 units in exchange for Univest’s and Mr. Richmond’s services valued at a total of $300,000 provided to us in connection therewith. On June 26, 2022, in anticipation of the final closing of this private placement and pursuant to our placement agency agreement with Univest, we issued Univest, as placement agent, a placement agent warrant for the purchase of 15,423 shares of common stock, and a warrant to Mr. Richmond, as a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms, a placement agent warrant for the purchase of 23,135 shares of common stock. In accordance with the placement agency agreement, the placement agent warrants were issued in exchange for a $100 payment by Univest, and were exercisable on a cash or cashless basis, in aggregate, to purchase a number of shares of common stock equal to approximately 8% of the units sold in the units private placement. The placement agent warrants’ exercise price per share was equal to the price per unit of the units sold in the units private placement, currently $26.25, subject to adjustment. The warrants were to expire on June 26, 2027. Pursuant to the October 2022 Letter Agreement, each of Univest and Mr. Richmond agreed to forego their applicable rights to such securities issued to them in connection with the My Health Logic acquisition, because the FINRA Staff determined that such securities constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

Between July 2021 and August 2021, Mr. Richmond made loans to the Company of a total of $691,712 for working capital purposes. These loans, which were undocumented, carried interest at the annual rate of one percent (1%). The loans were repaid in January 2022, and Mr. Richmond earned and was paid $6,917.12 in interest on the loans.

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In March 2022, Mr. Richmond, along with several persons, acting individually, purchased a portion of the unexercised balance of a fully-vested option to purchase 73,333 shares of common stock at $15.15 per share from one of our former executives, which remaining balance was transferred directly to Mr. Richmond acting severally and not jointly thereto. Such option purchased by Mr. Richmond was exercisable to purchase 18,249 shares of common stock, was granted on March 17, 2022, and was to expire on March 16, 2024. Mr. Richmond paid the former executive $25,000 for such option. The Company recorded the changes in ownership upon proof of Mr. Richmond’s payment for such option and the Company did not pay or receive cash or other consideration in connection with the purchase of such option. Pursuant to the October 2022 Letter Agreement entered into with the Company, Mr. Richmond agreed to forego his rights to such option, effectively unwinding such transaction, with the option now being held by our designee, who is unaffiliated with Mr. Richmond, in accordance with the FINRA Staff’s interpretation of Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

●	On December 21, 2021, as part of our Units Private Placement described above, we agreed to issue Viner Total Investment Fund, or Viner, a Convertible Note and a Class C Warrant in exchange for $6 million, a commitment to invest an additional $2 million for securities with the same terms upon our filing of a registration statement on Form S-1 in connection with this public offering, and a commitment to invest another $2 million for securities with the same terms upon our responding in a satisfactory manner to the first round of SEC comments. The Convertible Note may be converted into 228,571 shares of common stock at the conversion price of $26.25 per share, subject to adjustment, and additional shares at the conversion price due to accrued interest. In the event the Company consummates, while the Convertible Note is outstanding, an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000, or a qualified financing, and provided that the Company is listed on a national stock exchange and the shares into which the Convertible Note may be converted may be issued or resold under an effective registration statement, then all outstanding principal, together with all unpaid accrued interest under the Convertible Note, would automatically convert into shares of common stock at the lesser of (i) 75% of the cash price per share paid in the qualified financing and the conversion price, subject to antidilution adjustments. In addition, if at any time following the sixty (60) day anniversary of the final closing date or termination of the Units Private Placement, and provided there is an effective registration statement permitting the issuance or resale of the shares of common stock into which the convertible notes may be converted, if (A) the Company’s common stock is listed on a senior national securities exchange, (B) the daily volume-weighted average price for the prior twenty (20) consecutive trading days is $90.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such twenty (20)-day period, then the Company would have the right to require Viner to convert all or any portion of the principal and accrued interest then remaining under its Convertible Note into shares of common stock at the above conversion price in effect on the mandatory conversion date. The Convertible Note and Class C Warrant also provide that a lower price per share, or more favorable terms, respectively, under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will become part of the conversion or exercise rights of the Convertible Note and Class C Warrant, respectively. The Convertible Note is secured by a first priority security interest in all assets of the Company. The Convertible Note entitles its holder to vote with the shares of common stock, on an as-converted to common stock basis, with respect to all corporate matters of the Company on which the holders of common stock are entitled to vote, subject to any applicable beneficial ownership limitations. The Class C Warrant may be exercised to purchase 457,142 shares of common stock at an exercise price of $33.75 per share, subject to adjustment. The Convertible Note and Class C Warrant also carry certain antidilution and registration rights as to the underlying shares of common stock. For further discussion of the terms of these securities, see “Description of Securities – Units Private Placement.” As a result of this investment, Viner would be considered to beneficially own an aggregate of 713,329 shares, or approximately 20.8%, of our common stock as of the date of this prospectus, based on [●] shares of common stock outstanding as of the date of this prospectus, including accrued convertible interest under the Convertible Note, but for certain beneficial ownership limitations under the Convertible Note and Class C Warrant which currently prevent the holder from becoming the beneficial owner of more than 4.99% of the outstanding shares of common stock, which limitations may not apply to additional shares that Viner could potentially purchase upon certain adjustments to the Class C Warrant exercise provisions if this offering is completed and does not constitute a qualified financing. In addition, we and Univest, as placement agent for the Units Private Placement, have determined that the final closing under our Units Private Placement has occurred, and in accordance with Viner’s unit purchase agreement with the Company, Viner will not be permitted to invest any further amounts in the Units Private Placement. Viner has also executed waivers relating to its subscription rights under its unit purchase agreement with the Company and its exercise and conversion rights under its Convertible Note and Class C Warrant. At the time of Viner’s investment in December 2021, Peter Kwong Yun Kai, Yuan Xiaoxi, and Cheng Wan Wing were the directors of Viner, Fulixin Global Wealth Management Limited was the investment manager of Viner, and Peter Kwong Yun Kai was the sole officer, director or other affiliate of Fulixin Global Wealth Management Limited, and shared voting and investment control over the securities held by Viner. Cheng Wan Wing, Chen Hua, and Hu Mingyue, the current directors of Viner, Apollo Asset Management Limited, Viner’s current investment manager, and Wong Ho Tim, the current sole officer, director or other affiliate of Apollo Asset Management Limited, currently share voting and investment control over the securities held by Viner.

●	On March 24, 2022, Waichun Logistics Technology Limited, or Waichun, agreed to purchase $4 million of our Convertible Notes and Class C Warrants. On March 24, 2022, Waichun invested $2 million and received a Convertible Note for a principal amount of $2 million and corresponding Class C Warrant. On each of June 17, 2022 and August 12, 2022, under separate agreements, Waichun invested $500,000 and $1,500,000 respectively, and received additional Convertible Notes and corresponding Class C Warrants. In total, the Convertible Notes held by Waichun may be converted into 152,379 shares of common stock at the Conversion Price, and additional shares at the Conversion Price due to accrued interest. The Convertible Notes and Class C Warrants issued to Waichun have similar terms as those issued to Viner described above, except that Waichun’s Convertible Notes do not automatically convert upon the occurrence of a qualified financing and the other conditions described above as to such other Convertible Notes holder’s automatic conversion provisions. However, the Convertible Notes held by Waichun will become convertible at Waichun’s option at the discounted conversion price described above, and an effective registration statement covering the conversion shares is not required for such conversion. Waichun’s Class C Warrants may be exercised to purchase 304,760 shares of common stock for $33.75 per share, subject to adjustment. For further discussion of the terms of these securities, see “Description of Securities – Units Private Placement.” As a result of these investments, Waichun would be considered to beneficially own an aggregate of 469,140 shares, or approximately 14.7%, of our common stock as of the date of this prospectus, based on [●] shares of common stock outstanding as of the date of this prospectus, including accrued convertible interest under the Convertible Note, but for certain beneficial ownership limitations under the Convertible Note and Class C Warrant which currently prevent the holder from becoming the beneficial owner of more than 4.99% of the outstanding shares of common stock, which limitations may not apply to additional shares that Waichun could potentially purchase upon certain adjustments to the Class C Warrant exercise provisions if this offering is completed and does not constitute a qualified financing. We and Univest, as placement agent for the Units Private Placement, have determined that the final closing under our Units Private Placement has occurred, and in accordance with Waichun’s unit purchase agreement with the Company, Waichun will not be permitted to invest any further amounts in the Units Private Placement. Waichun also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company. Hui Xian, Chief Executive Officer of Waichun, has had sole voting and investment control over the securities held by Waichun since its investment in our securities.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this prospectus for (i) each of our named executive officers, other executive officers, and directors; (ii) all of our executive officers and directors as a group; and (iii) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the representative has not exercised the Over-Allotment Option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus, except as otherwise disclosed in the footnotes to the table. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, except as otherwise disclosed in the footnotes to the table. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida 33458.

	Common Stock Beneficially Owned Prior to this Offering(1)			Common Stock Beneficially Owned After this Offering(2)
Name of Beneficial Owner	Shares		%	Shares	%
David Barthel(3)(4)	12,666	(5)	0.5	12,666
Dr. Catherine Pachuk(3)	23,289	(6)	0.9	23,289
Dr. Steven Brooks(3)	3,111	(7)	0.1	3,111
Terry Brostowin(4)	36,332	(8)	1.3	36,332
Dr. William Hearl(4)	10,333	(9)	*	10,333	*
Dr. Vithalbhai Dhaduk(4)	322,314	(10)	11.5	322,314
Julie Kampf(4)	10,333	(11)	*	10,333	*
Dr. Nilesh Patel(4)	2,000	(12)	*	2,000	*
Michael Stewart(4)	2,000	(13)	*	2,000	*
George Kovalyov(14)	48,452	(15)	1.8	48,452
Harrison Ross(14)	42,939	(16)	1.6	42,939
All directors and executive officers as a group (11 persons)	513,785		17.4	513,785
Marine Bio SpA(17)	193,178		7.1	193,178
ESC Holdings LLC(18)	170,367		6.3	170,367

* Non-officer director beneficially owning less than 1% of the shares of the Company’s common stock.

(1) As of the date of this prospectus, a total of [●] shares of the Company’s common stock are considered to be outstanding. This number does not include shares of common stock issuable upon conversion or exercise of outstanding convertible or exercisable securities. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as disclosed in the following footnotes, each of the beneficial owners listed above has direct ownership of and sole voting and investment power to the shares of the Company’s common stock. Pursuant to Exchange Act Rule 13d-3(d)(1), for each beneficial owner listed above, any options, warrants, or other convertible securities that are exercisable within 60 days have also been included for purposes of calculating their percent of class, but not for any other beneficial owner listed above.

(2) Based on the same assumptions in footnote 1 to this table and on [●] shares of common stock issued and outstanding after this offering (assuming no exercise of the Over-Allotment Option or of any warrants or representative’s warrants) and based on an assumed public offering price of $26.25 per unit, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.

(3) Named executive officer.

(4) Director.

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(5) Consists of an option to purchase 12,666 shares of common stock within 60 days of the date of this prospectus.

(6) Consists of (i) 17,915 shares of common stock, and (ii) a warrant to purchase 5,374 shares of common stock.

(7) Consists of (i) 1,334 shares of common stock, and (ii) an option to purchase 1,777 shares of common stock within 60 days of the date of this prospectus.

(8) Consists of (i) a fully-vested option to purchase 9,333 shares of common stock, (ii) a fully-vested option to purchase 16,666 shares of common stock, (iii) a fully-vested option to purchase 8,333 shares of common stock and (iv) an option to purchase 2,000 shares of common stock within 60 days of the date of this prospectus.

(9) Consists of (i) a fully-vested option to purchase 8,333 shares of common stock and (ii) an option to purchase 2,000 shares of common stock within 60 days of the date of this prospectus.

(10) Consists of (i) 236,441 shares of common stock held indirectly through Dr. Dhaduk’s wife, (ii) a warrant to purchase 75,540 shares of common stock held indirectly through Dr. Dhaduk’s wife, (iii) a fully-vested option to purchase 8,333 shares of common stock and (iv) an option to purchase 2,000 shares of common stock within 60 days of the date of this prospectus.

(11) Consists of (i) a fully-vested option to purchase 8,333 shares of common stock and (ii) an option to purchase 2,000 shares of common stock within 60 days of the date of this prospectus.

(12) Consists of an option to purchase 2,000 shares of common stock within 60 days of the date of this prospectus.

(13) Consists of an option to purchase 2,000 shares of common stock within 60 days of the date of this prospectus.

(14) Executive officer.

(15) George Kovalyov may be deemed to beneficially own (i) 7,434 shares of common stock held directly; (ii) an option to purchase 18,249 shares of common stock held directly; (iii) 8,326 shares of common stock held by AAT Services Inc., of which George Kovalyov is the sole beneficial owner; and (iv) 14,445 shares of common stock beneficially owned through AAT Services Inc., consisting of (a) a cashless warrant to purchase 6,666 shares of common stock; and (b) an option to purchase 7,777 shares of common stock that is exercisable within 60 days of the date of this prospectus. AAT Services Inc. was also granted 11,667 restricted shares of common stock, subject to the following milestone vesting schedule: (A) 5,000 restricted shares vesting upon the Company successfully listing its common stock on Nasdaq or the NYSE; (B) 3,334 restricted shares vesting upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (C) 1,667 restricted shares vesting upon the completion of valuation reports for both Somahlution LLC and HLII; and (D) 1,667 restricted shares vesting upon a material commercial partnership for MATLOC 1. AAT Services Inc. is subject to a side agreement, under which the granting of its restricted shares will occur upon vesting, and therefore such restricted shares are not considered to be beneficially owned on the date of this prospectus.

(16) Harrison Ross may be deemed to beneficially own (i) 9,464 shares of common stock held directly; (ii) an option to purchase 18,249 shares of common stock held directly; (iii) 783 shares of common stock held by Rydra Capital Corp., of which Harrison Ross is the sole beneficial owner; and (iv) 14,445 shares of common stock beneficially owned through Rydra Capital Corp., consisting of (a) a cashless warrant to purchase 6,666 shares of common stock; and (b) an option to purchase 7,777 shares of common stock that is exercisable within 60 days of the date of this prospectus. Rydra Capital Corp. was also granted 11,667 restricted shares of common stock, subject to the following milestone vesting schedule: (A) 5,000 restricted shares vesting upon the Company successfully listing its common stock on Nasdaq or the NYSE; (B) 3,334 restricted shares vesting upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (C) 1,667 restricted shares vesting upon the completion of valuation reports for both Somahlution LLC and HLII; and (D) 1,667 restricted shares vesting upon a material commercial partnership for MATLOC 1. Rydra Capital Corp. is subject to a side agreement, under which the granting of its restricted shares will occur upon vesting, and therefore such restricted shares are not considered to be beneficially owned on the date of this prospectus.

(17) Max Rutman has voting and dispositive control over Marine Bio SpA. Its business address is Ebro 2869, Las Condes, Santiago, Chile. The beneficial ownership information of this person is as of January 17, 2022.

(18) Emmanuelle Schleipfer-Conley has voting and dispositive control over ESC Holding LLC. Its business address is 1 Channel Drive #1706, Monmouth Beach, New Jersey 07750. The beneficial ownership information of this person is as of February 6, 2022.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our securities and certain provisions of our articles of incorporation, as amended, and our bylaws as they will be in effect upon the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, and bylaws, each of which is filed as an exhibit to the registration statement, of which this prospectus forms a part.

General

As of the date of this prospectus, our authorized capital stock consisted of:

●	20,000,000 shares of common stock, par value $0.001 per share; and

●	25,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of the date of this prospectus, there were [●] shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding, not including shares of common stock issuable upon conversion or exercise of outstanding convertible or exercisable securities or upon exercise of any warrants or representative’s warrants or the Over-Allotment Option upon the consummation of this offering. All of our currently issued and outstanding shares of capital stock were validly issued, fully paid and non-assessable under the Nevada Revised Statutes.

Common Stock

Holders of our common stock: (i) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (ii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iii) are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors.

The presence of the persons entitled to vote a majority (more than 50%) of the outstanding voting shares on a matter before the shareholders shall constitute the quorum necessary for the consideration of the matter at a shareholders meeting.

The vote of the holders of a majority of the votes cast on the matter at a meeting at which a quorum is present shall constitute an act of the shareholders, except for the election of directors, who shall be appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of a majority of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Subject to the terms contained in any designation of a series of preferred stock, the board of directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the rights, powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions for shares of any class or classes of preferred stock, without the consent of the stockholders of the Company.

Units

Each unit being offered in this offering consists of one share of common stock and two warrants to purchase one share of common stock. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Each share of common stock and each of the two warrants that are part of the units are immediately separable and will be issued separately in this offering, although they will have been purchased together in this offering.

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Warrants Issued in this Offering

Form. The warrants will be issued under a warrant agent agreement between us and Securities Transfer Corporation, as warrant agent (the “Warrant Agent Agreement”). The material terms and provisions of the warrants included in the units offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of Warrant Agent Agreement and accompanying form of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of Warrant Agent Agreement and accompanying form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants will be exercisable immediately upon issuance and will thereafter remain exercisable at any time up to five (5) years from the date of their original issuance. The warrants will be exercisable, at the option of each holder thereof, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise.

Exercise Price. Each warrant represents the right to purchase one share of common stock at an exercise price of $[●] per share (equal to 100% of the public offering price per unit), assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders. The warrant exercise price is also subject to anti-dilution adjustments under certain circumstances.

Failure to Timely Deliver Shares. If we fail for any reason to deliver to the holder the shares subject to an exercise by the date that is the earlier of (i) two (2) trading days after the delivery to us or the warrant agent of a warrant exercise notice, (ii) one (1) trading day after delivery to us of the aggregate warrant exercise price and (ii) the number of trading days that is the standard settlement period on our primary trading market as in effect on the date of delivery of the exercise notice, we must pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (based on the volume weighted average price of our shares of common stock on the date of the applicable exercise notice), $10 per trading day (increasing to $20 per trading day on the fifth (5th) trading day after such liquidated damages begin to accrue) for each trading day after such date until such shares are delivered or the holder rescinds such exercise. In addition, if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the warrant and equivalent number of shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations.

Exercise Limitation. A holder will not have the right to exercise any portion of a warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, if applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exchange Listing. We have filed an application for the listing of the warrants offered in this offering on the Nasdaq Capital Market tier operated by Nasdaq under the symbol “MRZMW”.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the warrant and is deemed to own such shares.

Governing Law and Jurisdiction. The Warrant Agent Agreement and warrants provide that the validity, interpretation, and performance of the warrant agent agreement and the warrants will be governed by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. In addition, the warrants provide that any action, proceeding or claim against any party arising out of or relating to the warrants must be brought and enforced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Investors in this offering will be bound by these provisions, provided that with respect to any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act provides jurisdiction for federal courts over offenses and violations under the Securities Act or the rules and regulations thereunder and generally provides concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, section 14 of the Securities Act and section 29(a) of the Exchange provide that any “condition, stipulation, or provision” waiving compliance with any provision of either act is void. The provisions relating to jurisdiction described above will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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Somahlution Acquisition Warrants

On July 31, 2020, in connection with the acquisition of all of the Somahlution Assets, the Company issued to certain Somahlution designees warrants to purchase 199,992 shares of common stock. The warrants have an exercise price of $75.00 per share and a term of five years. These warrants were still outstanding as of the date of this prospectus.

Securities Issued in the Units Private Placement

Convertible Notes

In connection with the Units Private Placement described above in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Funding Requirements and Other Liquidity Matters – Units Private Placement,” we issued the Convertible Notes, which in aggregate may be converted into 2,067,296 shares of common stock as of the date of this prospectus, subject to certain adjustments as described such above section. Each Convertible Note is convertible into common stock of the Company at a price per share of $26.25, subject to adjustment (the “Conversion Price”). The Convertible Notes mature 24 months after the applicable closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The Convertible Notes’ principal and accrued interest can be converted at any time at the option of each holder at the Conversion Price. The Convertible Notes are secured by a first priority security interest in all assets of the Company and are also subject to the Guarantors Security Agreement between each investor in the Units Private Placement and Marizyme Sciences, Somaceutica, and Somahlution, the Guaranty of each of Marizyme Sciences, Somaceutica and Somahlution granted to the investors, and the Security Agreement, Trademark Security Agreement, and Patent Security Agreement between the Company and the investors.

The Convertible Notes issued or reissued in exchanged for the cancellation of previously-issued Convertible Notes from May 2021 to November 2021, and Convertible Notes issued from December 2021 until March 24, 2022, provide that in the event the Company consummates an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000, or a qualified financing, and provided that the Company is listed on a trading market that is a senior exchange such as Nasdaq or the New York Stock Exchange and the shares into which the Convertible Notes may be converted may be issued or resold under an effective registration statement, then all outstanding principal, together with all unpaid accrued interest, under the convertible notes, would automatically convert into shares of common stock at the lesser of 75% of the cash price per share paid in the qualified financing and the otherwise applicable conversion price. In addition, if at any time following the sixty (60) day anniversary of the final closing date or termination of this private placement, and provided there is an effective registration statement permitting the issuance or resale of the shares of common stock into which the convertible notes may be converted, if (A) the Company’s common stock is listed on a senior national securities exchange, (B) the daily volume-weighted average price for the prior twenty (20) consecutive trading days is $90.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such twenty (20)-day period, then the Company would have the right to require the convertible notes to convert all or any portion of the principal and accrued interest then remaining under the note into shares of common stock at the above conversion price in effect on the mandatory conversion date.

A holder of a Convertible Note will not have the right to convert the Convertible Note to the extent that the holder (together with its affiliates) would become the beneficial owner of in excess of 4.99% of the number of shares of common stock outstanding, as such percentage ownership is determined in accordance with the terms of the Convertible Note, or 9.99% if the holder becomes the beneficial owner of more than 4.99% of the outstanding shares of common stock not including shares of common stock that may otherwise be received upon conversion of the Convertible Note or exercise of a Class C Warrant. An increase of this percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. This limitation may not apply to certain antidilution provisions of the Convertible Notes.

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The Convertible Notes in our March 24, 2022 and subsequent closings were also modified to provide that upon the occurrence of a qualified financing, such Convertible Notes may be voluntarily, not automatically, convertible at the option of the holders, at the lower of 75% of the price per equity security in such financing and the otherwise applicable conversion price. The conversion provision was also modified to remove the requirement that an effective registration statement allow for the issuance or resale of shares of common stock into which the convertible notes may be converted in order for the conversion price of the Convertible Notes to be subject to the reduction to 75% of the price per equity security in a qualified financing.

The Convertible Notes have certain registration requirements as to the shares of common stock underlying the Convertible Notes upon the final closing of the Units Private Placement under registration rights agreements between the Company and the purchasers of the Convertible Notes. By executing certain lock-up agreements with the representative of the underwriters in this offering, the purchasers of the Convertible Notes agreed that doing so amounted to a waiver of their rights under the registration rights agreements, and that any such registration rights will be afforded to such purchasers in a subsequent registration statement. See “Shares Eligible For Future Sale – Registration Rights Agreements – Units Private Placement Registration Rights Agreements”.

Each Convertible Note entitles its holder to vote with the shares of common stock, on an as-converted to common stock basis, with respect to all corporate matters of the Company on which the holders of common stock are entitled to vote, subject to any applicable beneficial ownership limitations. The Convertible Notes also have customary antidilution provisions. In addition, the Convertible Notes provide that a lower price per share under subsequent equity issuances, not including qualified financings or certain other exempt issuances, will be applied to the conversion price of the Convertible Notes.

The December 2021 placement agency agreement and form of unit purchase agreement relating to the Units Private Placement provide that up to $18 million and $17 million of the units containing the Convertible Notes may be sold, respectively. On August 12, 2022, we completed the final closing of the Units Private Placement.

In August 2022, certain holders of the Convertible Notes executed limited waiver and consent agreements waiving their conversion rights. The limited waiver and consent agreements were to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, we held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreements expired in accordance with their terms.

Class C Warrants

In connection with the Units Private Placement described above in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Funding Requirements and Other Liquidity Matters – Units Private Placement,” we issued Class C Warrants, which in aggregate may be exercised to purchase up to 1,102,546 shares of common stock as of the date of this prospectus. Each Class C Warrant is exercisable for two shares of common stock at an exercise price per share equal to the lower of (i) $33.75 and (ii) 75% of the cash price per share paid by the other purchasers of next round securities in an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000, or a qualified financing, subject to certain antidilution adjustments. In addition, the Class C Warrants provide that more favorable terms under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will be applicable to the exercise rights of such Class C Warrants. The Class C Warrants are exercisable for a period of five years from issuance.

The Class C Warrants have certain registration requirements as to the shares of common stock underlying the Class C Warrants upon the final closing of the Units Private Placement under registration rights agreements between the Company and the purchasers of the Class C Warrants. By executing certain lock-up agreements with the representative of the underwriters in this offering, the purchasers of the Class C Warrants agreed that doing so amounted to a waiver of their rights under the registration rights agreements, and that any such registration rights will be afforded to such purchasers in a subsequent registration statement. See “Shares Eligible For Future Sale – Registration Rights Agreements – Units Private Placement Registration Rights Agreements”. A holder of a Class C Warrant will generally not have the right to convert a Class C Warrant to the extent that the holder (together with its affiliates) would become the beneficial owner of in excess of 4.99% of the number of shares of common stock outstanding, as such percentage ownership is determined in accordance with the terms of the Class C Warrant, or 9.99% if the holder becomes the beneficial owner of more than 4.99% of the outstanding shares of common stock not including shares of common stock that may otherwise be received upon exercise of a Class C Warrant. An increase of this percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. This limitation may not apply to certain antidilution provisions of the Class C Warrants, including an adjustment to the number of warrant shares that may be purchased under the Class C Warrants as a result of an applicable issuance of securities that does not constitute a “qualified financing” at more favorable terms than were provided under the Class C Warrants. Under the January 2023 Letter Agreement, we agreed that simultaneously with any adjustment to the exercise price under the Class C Warrants as a result of any equity issuances, not including qualified financings and certain other exempt issuances, the number of shares of common stock that may be purchased under the Class C Warrants will be increased such that the aggregate exercise price of such shares will be the same as the same as the aggregate exercise price in effect immediately prior to the adjustment, without regard to any limitations on exercise contained in the Class C Warrants, including the beneficial ownership limitation described above.

The current placement agency agreement and form of unit purchase agreement relating to the Units Private Placement provide that up to $18 million and $17 million of the units containing the Class C Warrants may be sold, respectively. On August 12, 2022, we completed the final closing of the private placement of the units.

In August 2022, certain holders of the Class C Warrants executed limited waiver and consent agreements waiving their conversion rights. The limited waiver and consent agreements were to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, we held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreements expired in accordance with their terms.

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Placement Agent Warrants

In connection with the private placement of units described above under the heading “– Units Private Placement,” upon its final closing, we were required to issue warrants to Univest, as placement agent, and its designee, to purchase an aggregate of 8.0% of the total number of units sold in the Units Private Placement for a total payment of $100. On June 26, 2022, in anticipation of the final closing of the Units Private Placement, in exchange for $100, we issued Univest a warrant for the purchase of 15,423 shares of common stock, and a warrant to Bradley Richmond, as a registered representative of Univest who is entitled to a portion of Univest’s compensation due to his employment terms, for the purchase of 23,135 shares of common stock. The warrants had an exercise price equal to the Conversion Price, currently $26.25 per share. The warrants were exercisable, in whole or in part, until June 26, 2027 by payment of cash or on a cashless net exercise basis, and carried certain antidilution provisions and other exercise price adjustments that were substantially identical to equivalent provisions of the Class C Warrants.

Pursuant to the October 2022 Letter Agreement, each of Univest and Mr. Richmond agreed to forego their applicable rights to such warrants, as the FINRA Staff determined that such securities constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”).

Representative’s Warrants

Upon the closing of this offering, there will be up to [●] shares of common stock issuable upon exercise of the representative’s warrants, assuming a public offering price of $[●] per unit (which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split), or [●] shares of common stock if the representative’s Over-Allotment Option is exercised in full. See “Underwriting (Conflict of Interest) — Representative’s Warrants” below for a description of the representative’s warrants.

Options

On May 18, 2021, our board of directors approved the Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (“Stock Incentive Plan” or the “Plan”), which was ratified by the Company’s shareholders on September 20, 2021. The Stock Incentive Plan governs stock options issued prior to May 18, 2021. On August 30, 2022, the board approved the amendment of the Plan to increase the number of shares of common stock reserved for issuance under the Plan, which was ratified by the Company’s shareholders on December 27, 2022. The Plan provides for the grant of restricted stock, stock options or other equity securities to our officers, employees, directors, advisors and consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 480,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. As of the date of this prospectus, a total of 23,334 shares of restricted common stock, and options to purchase a total of 261,718 shares of common stock at a weighted-average price of $19.99 per share, had been granted, and 218,282 shares remained available for issuance under the Plan. The Plan will continue in effect until its termination by our board of directors; provided, however, that all awards under the Plan must be granted by May 18, 2031. For further information about the Plan, see “Executive Compensation – Amended and Restated 2021 Stock Incentive Plan”.

In August 2022, certain holders of stock options executed limited waiver and consent agreements waiving their conversion rights. The limited waiver and consent agreements were to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, we held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreements expired in accordance with their terms.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes and our bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of Nevada law and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

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Nevada Anti-Takeover Statutes

We have elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 - 78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. We may become subject to Nevada’s Control Share Acquisition Act if the Company has 200 or more stockholders of record, at least 100 of whom are residents of the state of Nevada, does business in the state of Nevada directly or through an affiliated corporation, and we amend our bylaws to reverse the election to not be governed by these statutes. Currently, we do not conduct business in the state of Nevada directly or through an affiliated corporation.

We are governed by the terms and provisions of Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 - 78.444), which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock, or otherwise has the ability to influence or control such corporation’s management or policies.

Nevada law also provides that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal (Nevada Revised Statutes 78.335). This requirement also has the effect of discouraging change of control of the Company.

Bylaws

In addition, various provisions of our bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the Company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of our outstanding shares of capital stock, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the holders of a majority of the voting power of our outstanding shares of capital stock. Our bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 25,000,000 shares of preferred stock. However, the board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless a corporation’s articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and bylaws do not currently provide for such a supermajority vote on any matters, our board of directors can amend our bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a super-majority voting provision.

Market Listing

We have applied to list our common stock and warrants under the symbols “MRZM” and “MRZMW”, respectively, on the Nasdaq Capital Market tier operated by Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093, telephone (469) 633-0101.

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SHARES ELIGIBLE FOR FUTURE SALE

General

Prior to this offering, our common stock has been quoted on the OTCQB under the symbol “MRZM”. However, there has been limited trading for our common stock. Neither our warrants nor the units have been publicly traded. We do not expect the units to be publicly traded in the future. For purposes of this prospectus, we assume that the public offering price will be $[●] per unit, which represents the closing price of our common stock on the OTCQB of $[●] per share of common stock on [●], 2023, and giving effect to the Consolidated Reverse Stock Split. Future sales of substantial amounts of common stock in the public market after our offering, or the possibility of these sales occurring, could cause the prevailing market prices for our securities to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering, anticipating no participation by our affiliates, at the assumed public offering price per unit of $[●], we will have an aggregate of [●] shares of common stock outstanding, assuming the representative does not exercise its Over-Allotment Option, none of the Company’s outstanding convertible or exercisable securities are converted or exercised prior to the completion of the offering, and no exercise of any warrants or representative’s warrants. The common stock and warrants included in the units sold in this offering will be freely tradable without restriction or further registration under the Securities Act. We have applied to list our common stock and warrants on the Nasdaq Capital Market tier operated by Nasdaq. This offering is contingent upon us listing our common stock and warrants on the Nasdaq Capital Market. There is no guarantee or assurance that our common stock and warrants will be approved for listing on the Nasdaq Capital Market.

Previously-issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the conversion of convertible notes, exercise of warrants, or exercise of employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act, unless registered for sale or resale pursuant to an effective registration statement. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an applicable exemption from registration, including under Rule 144, Rule 701, or Regulation S under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of common stock then outstanding; or

●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Securities Act Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Securities Act Rule 701 allows a shareholder who purchased shares of capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Securities Act Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

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Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

We, all of our directors and officers, all of our shareholders holding 5% or more of our securities (including warrants, options, convertible securities and common stock), and certain other shareholders or beneficial owners of our common stock have agreed with the representative, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock starting either on the date of signature of their lock-up agreements or the date of the closing of this offering, and ending 180 days after the date of the closing of this offering, except with respect to the Company, such period commences on the date of the pricing of this offering and ends 360 days after such date. See “Underwriting (Conflict of Interest) — Lock-Up Agreements.”

Registration Rights Agreements

Units Private Placement Registration Rights Agreements

In connection with the Units Private Placement described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Funding Requirements and Other Liquidity Matters – Units Private Placement”, we entered into registration rights agreements with certain investors which required us to register the sale of their shares of common stock. Pursuant to these agreements, we agreed to register an aggregate of 1,701,285 shares of our common stock issuable upon conversion of our outstanding Convertible Notes or upon exercise of our outstanding Class C Warrants, and any additional shares issuable upon the incurrence of interest under the Convertible Notes. The agreements required us to file a registration statement within 45 calendar days after the final closing date of the Units Private Placement, and the registration statement was required to become effective within 120 days of its filing date. Pursuant to the lock-up agreements described under “—Lock-Up Agreements” above, all of the investors in this private placement agreed that execution of the lock-up agreements amounted to a waiver of rights under the registration rights agreements, and that any such registration rights will be afforded to such investors in a subsequent registration statement.

2020 Private Placement Registration Rights Agreement

In connection with a private placement conducted from August to September 2020, we entered into an agreement with Univest, as placement agent, to provide certain registration rights to the investors in a private placement of a total of 384,027 shares of common stock. Under the agreement, the Company provided “piggyback” registration rights to the investors in such private placement, so as to require us to include, at the option of Univest acting on behalf of the investors, the investors’ shares in a registration statement to register other shares of common stock that the Company had determined to file after the initial closing date of the private placement, subject to certain exceptions. Pursuant to the lock-up agreements described under “—Lock-Up Agreements” above, all of the investors in this private placement agreed that execution of the lock-up agreements amounted to a waiver of rights under the registration rights agreement, and that any such registration rights will be afforded to such investors in a subsequent registration statement.

Stock Incentive Plan

We intend to file a registration statement on Form S-8 under the Securities Act to register all shares of our common stock issuable or reserved for issuance under the Stock Incentive Plan. We expect to file the registration statement on Form S-8 covering shares offered pursuant to the Plan shortly after the date of this prospectus. Subject to the satisfaction of vesting conditions and the expiration of lock-up agreements, the registration statement on Form S-8 will permit the resale of such shares by non-affiliates in the public market without restriction under the Securities Act and the sale by affiliates in the public market, subject to compliance with the resale provisions of Rule 144 under the Securities Act.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR UNITS AND THEIR CONSTITUENT COMMON STOCK AND WARRANTS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our units that are being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our units as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our units.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our units and the constituent stock and warrants as described in this summary. There can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership or disposition of our units or the constituent stock or warrants.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our units or the constituent stock or warrants, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our units or the constituent stock or warrants should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our units or the constituent stock or warrants that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax, and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks or securities, foreign currency dealer, U.S. covered expatriate, controlled foreign corporation or passive foreign investment company;

●	a Non-U.S. Holder holding our units as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

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●	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our units or their constituent stock or warrants. This summary also does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws.

Each Non-U.S. Holder should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our units or their constituent stock or warrants.

Characterization of Units and Allocation of Purchase Price

No statutory, administrative or judicial authority directly addresses the treatment of a unit, or any instrument similar to these units for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. We intend to take the position that the acquisition or disposition of a unit is treated for U.S. federal income tax purposes as the acquisition or disposition of the underlying common stock and warrants. By purchasing a unit, you will agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the constituent common stock and the warrants based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his, her or its own determination of such value based on all the relevant facts and circumstances. Therefore, we urge each investor to consult his, her or its tax advisor regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant should be the shareholder’s initial tax basis in such share of common stock or warrant. We also intend to take the position that the separation of the common stock and the warrants constituting a unit is not a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, common stock and warrants and a Non-U.S. Holder’s purchase price allocation is not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult his, her or its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of the same). The remainder of this discussion assumes that the characterization of the units described above will be respected for U.S. federal income tax purposes.

Distributions

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “—Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate).

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Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

The IRS Forms and other certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS in the form of a U.S. tax return. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Dispositions of Our Units or our Common Stock and Warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our units or their constituent common stock and warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

●	we are a “United States real property holding corporation” for U.S. federal income tax purposes or have been at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our units or their constituent common stock or warrants.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

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Exercise or Lapse of the Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of our warrants, except to the extent the Non-U.S. Holder receives a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject to the rules described under “—Dispositions of Our Common Stock” above. Upon the lapse or expiration of a warrant, a Non-U.S. Holder will recognize a loss equal to such Non-U.S. Holder’s U.S. federal income tax basis in each warrant if the loss is (i) effectively connected with the conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such loss is attributable) or (ii) treated as a loss from sources within the United States and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met. The deductibility of capital losses is subject to limitations.

Certain Adjustments to the Warrants

Under Section 305(c) of the Code, an adjustment (or a failure to make an adjustment) to the conversion ratio of a warrant that has the effect of increasing a Non-U.S. Holder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to a Non-U.S. Holder for U.S. federal income tax purposes. However, adjustments to the conversion rate made pursuant to a bona fide, reasonable, adjustment formula that has the effect of preventing the dilution of the interest of the holders of warrants generally will not be deemed to result in a distribution to a Non-U.S. Holder. Any such deemed distribution would be taxable to a Non-U.S. Holder as described above under “—Distributions.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. The applicable withholding agent, however, generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments, regardless of whether such distributions constitute dividends. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to United States backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S. source dividends (including dividends paid on our common stock) and (ii) (subject to the proposed Treasury Regulations discussed below) the gross proceeds from the sale or other disposition of property that produces U.S. source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

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UNDERWRITING (CONFLICT OF INTEREST)

We are offering the units described in this prospectus through Univest Securities, LLC, who is acting as the representative of the underwriters of this offering. The underwriting agreement that we intend to enter into with Univest will provide that the obligations of Univest are subject to representations, warranties and conditions contained therein. Univest and the other underwriters named below, severally, will agree to buy, subject to the terms of the underwriting agreement, the number of units listed opposite their names below. Pursuant to the underwriting agreement, Univest and the other underwriters will be committed to purchase and pay for all of the units described below.

Underwriters		Number of Units
Univest Securities, LLC
R.F. Lafferty & Co., Inc.
Total

The underwriters are committed to purchase all of the units offered by this prospectus if they purchase any units, however they will not be obligated to purchase the units covered by the Over-Allotment Option described below. The underwriters will be offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by Univest of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. This offering is contingent upon us listing our common stock on the Nasdaq Capital Market.

Over-Allotment Option

We intend to grant to Univest a 45-day option to purchase an aggregate number of additional units equal to up to 15% of the number of units sold in the offering, at a price per unit equal to the public offering price per unit set forth on the cover page of this prospectus less underwriting discounts.

Discounts and Expense Reimbursement

Pursuant to the underwriting agreement, we will agree to grant the underwriters a discount equal to 7% of the gross proceeds received from this offering. The underwriters will offer the units to the public at the public offering price set forth on the cover page of this prospectus and to selected dealers less a selling concession not in excess of $ per unit. After this offering, the public offering price, concession and reallowance to dealers may be reduced by Univest. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Additionally, pursuant to the underwriting agreement, we intend to agree to pay a non-accountable expense allowance to Univest equal to 1% of the gross proceeds received by the Company at the closing of the offering.

The following table shows, for each of the total offering amounts, without the exercise of the Over-Allotment Option and with full exercise of the Over-Allotment Option, the per unit and total public offering price, underwriting discounts and non-accountable expense allowance amounts to be paid to the underwriters by us, and proceeds to us, before expenses at a $ per unit offering price.

	Per Unit Price	Total with No Exercise of Over-Allotment Option	Total with Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount to be paid by us (7%)(1)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses to us	$	$	$

(1)	Includes $50,000 payable to R.F. Lafferty & Co., Inc. for its services incurred as a “qualified independent underwriter.” This fee represents a portion of the underwriting discount payable to Univest and will not increase the underwriting discount or other fees or expenses to be paid by us.

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Pursuant to the underwriting agreement, we intend to agree to pay Univest’s reasonable out-of-pocket expenses incurred by it in connection with this offering not to exceed an aggregate of $200,000, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow costs and background checks on our executive officers and directors, provided that any expense over $5,000 shall require our prior written consent. We have not paid Univest an advance to be applied towards its out-of-pocket expenses.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursable out-of-pocket expenses, will be approximately $[●], all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. The underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Representative’s Warrants

In addition, pursuant to the underwriting agreement, we intend to agree to issue to Univest warrants to purchase a number of shares of common stock equal to 5% of the aggregate number of units sold in the offering (including any units sold upon the exercise of the Over-Allotment Option). The representative’s warrants will be immediately exercisable upon issuance and at any time and from time to time, in whole or in part, until the fifth anniversary of the date of commencement of sales of securities in connection with this offering, at a price per share equal to 120% of the public offering price per unit. Such representative’s warrants will be exercisable on a cashless net exercise basis. We have agreed to register the shares of common stock underlying the representative’s warrants in the registration statement of which this prospectus is a part. The representative’s warrants will be subject to FINRA lock-up restrictions pursuant to FINRA Rule 5110(e)(1), will not have a demand registration right with a duration of more than five years from the commencement of sales of the offering pursuant to FINRA Rule 5110(g)(8)(C), and not have piggyback registration rights with a duration of more than seven years from the commencement of sales of the offering pursuant to FINRA Rule 5110(g)(8)(D).

Conflict of Interest

The FINRA Staff determined that Bradley Richmond, a registered representative of Univest, our former licensing and market advisor and former Acting Vice President of Finance, has a “conflict of interest” within the meaning of FINRA Rule 5121, based on the FINRA Staff’s interpretation of such rule. Consequently, this offering will be conducted in compliance with the FINRA Staff’s interpretation of provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement of which this prospectus forms a part, exercise the usual standards of “due diligence” with respect thereto and undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Accordingly, we have engaged R.F. Lafferty & Co., Inc., a registered broker-dealer and FINRA member, to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement of which this prospectus forms a part and exercise the usual standards of “due diligence” with respect thereto.

Univest will pay R.F. Lafferty & Co., Inc. a cash fee of $50,000 upon the completion of this offering as consideration for its services rendered in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee to be paid to R.F. Lafferty & Co., Inc. for acting as the qualified independent underwriter in this offering is deemed to be underwriting compensation in connection with sales of our securities by Univest to the public. This fee will not increase the underwriting discount or other fees or expenses to be paid by us. R.F. Lafferty & Co., Inc. will receive no other compensation for acting as the qualified independent underwriter in this offering, even if the over-allotment option is exercised. In accordance with FINRA Rule 5121, Univest is not permitted to sell the securities offered in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We will indemnify R.F. Lafferty & Co., Inc. against liabilities incurred in connection with R.F. Lafferty & Co., Inc. acting as a qualified independent underwriter, including liabilities under the Securities Act.

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Prior Relationships with Univest; October 2022 Letter Agreement

The FINRA Staff determined that certain securities previously received by each of Univest and Bradley Richmond, a registered representative of Univest, in connection with the following transactions with us constituted underwriting compensation in connection with this public offering pursuant to FINRA Rule 5110, based on the FINRA Staff’s interpretation of such rule: (a) our Units Private Placement conducted between May 2021 and August 2022, (b) the My Health Logic acquisition, (c) a consulting agreement that we entered into with Mr. Richmond in September 2020, and (d) a stock option exercisable for 18,249 shares of common stock received by Mr. Richmond from one of our former executives in March 2022. Consequently, each of Univest and Mr. Richmond, pursuant to the October 2022 Letter Agreement, agreed to forego their applicable rights to an aggregate of 111,091 shares of common stock beneficially owned by them collectively (including shares of common stock and shares of common stock issuable upon exercise and conversion, as applicable, of warrants, convertible notes and a stock option), which were issued pursuant to the transactions listed above. Pursuant to the October 2022 Letter Agreement, the parties thereto agreed that the cancellation or disposal of the aforementioned securities shall be without recourse by either Univest or Mr. Richmond. Each of Univest and Mr. Richmond strongly disagrees with the FINRA Staff’s interpretation and application of FINRA Rule 5110 to the securities described in the October 2022 Letter Agreement. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – October 2022 Letter Agreement”.

Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Funding Requirements and Other Liquidity Matters”, “Executive Compensation – Other Management Compensation – Bradley Richmond” and “Certain Relationships and Related Party Transactions” for further information regarding prior relationships between the Company and each of Univest and Mr. Richmond.

Lock-Up Agreements

Pursuant to the underwriting agreement and subject to certain exceptions contained therein, the Company and each of its officers, directors, holders of any securities of the Company representing 5% or more of the outstanding shares of the Company on a fully-diluted basis, and certain other shareholders or beneficial owners of our common stock, have agreed not to, as applicable, (i) offer, issue, pledge, sell, solicit or contract to sell, encumber, assign, borrow, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for common stock, directly or indirectly, (ii) complete any offering of debt Company debt securities; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company security, whether settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise (or publicly disclose such holder’s intention to effect such transactions) starting either on the date of signature of their lock-up agreements or the date of the closing of this offering and ending 180 days after the date of the closing of the offering (with respect to all other such holders) without the prior written consent of Univest, and with respect to the Company, such period commences on the date of the pricing of this offering and ends 360 days after such date. Altogether, a majority of our outstanding shares of common stock will be subject to lock-up agreements.

Univest may in its sole discretion and at any time without notice release some or all of the shares of common stock or other Company securities subject to lock-up agreements prior to the expiration of such lock-up period. When determining whether or not to release such securities from such lock-up agreements, Univest will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares or other securities for which the release is being requested and market conditions at the time.

Price Stabilization

Univest will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by Univest acting as principal. Under these rules and regulations, Univest:

●	may not engage in any stabilization activity in connection with our securities; and
●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Determination of Public Offering Price

The public offering price of the units that we are offering was determined by us in consultation with Univest based on discussions with potential investors in light of the current price of our shares of common stock on the OTCQB, the valuations of publicly traded companies in the United States that the representative believes to be comparable to us, our financial information and historical performance, the history of, and the prospects for, our company and the industries in which we compete, the status and development prospects for our products and services, an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues, the present state of our development, various valuation measures of other companies engaged in activities like ours, the general condition of the securities markets at the time of this offering, and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by Univest. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on Univest’s website and any information contained in any other website maintained by Univest is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of Our Shares and Warrants

We have not taken any action to permit a public offering of our shares and warrants outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and warrants and the distribution of this prospectus outside the United States.

Indemnification

Pursuant to the underwriting agreement, we will agree to indemnify Univest against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that Univest may be required to make for these liabilities.

Application for Nasdaq Market Listing

We have applied to have our common stock approved for listing under the symbol “MRZM” and warrants under the symbol “MRZMW” on the Nasdaq Capital Market tier operated by Nasdaq. We will not consummate and close this offering without a listing approval letter from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of units in this firm commitment offering sufficient to satisfy applicable listing criteria, our common stock and warrants will in fact be listed.

If our shares of common stock and warrants are listed on the Nasdaq Capital Market, we will be subject to Nasdaq’s continued listing requirements and corporate governance standards. We expect these rules and regulations to significantly increase our legal, accounting and financial compliance costs.

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LEGAL MATTERS

Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by Bevilacqua PLLC. The validity of the units, common stock and warrants covered by this prospectus and certain other legal matters as to Nevada law will be passed upon by Sherman & Howard L.L.C. Bevilacqua PLLC may rely upon Sherman & Howard L.L.C. with respect to matters governed by Nevada law. Certain legal matters as to United States federal tax law in connection with this offering will be passed upon for us by Potomac Law Group, PLLC. The representative of the underwriters has been represented in connection with this offering by Sullivan & Worcester LLP.

As of the date of this prospectus, Bevilacqua PLLC owns units consisting of a Convertible Note in the aggregate principal amount of $40,000 and convertible into 1,523 shares of common stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C Warrant for the purchase of 3,047 shares of common stock at $33.75 per share, subject to adjustment. Bevilacqua PLLC received these securities as partial consideration for legal services previously provided to us. Bevilacqua PLLC has waived all rights to the security interest provided in the Convertible Note.

EXPERTS

The consolidated audited financial statements of Marizyme, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein, which report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern. These consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the units, including the shares of common stock and warrants included therein, offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our units, shares of common stock and warrants, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge on the SEC’s website. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection on the SEC’s website. We also maintain a website at www.marizyme.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

136

FINANCIAL STATEMENTS

(1) All share amounts and per share amounts included in the September 30, 2022 condensed consolidated financial statements have been presented on a split-adjusted basis to reflect the Consolidated Reverse Stock Split. It is expected that the post-reverse split price of our common stock will be reported on the date of the anticipated listing of our common stock on the Nasdaq Capital Market.

F-1

MARIZYME, INC.

Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS:
Current
Cash	$1,182,248	$4,072,339
Accounts receivable	54,225	8,650
Other receivables	14,134	41,307
Prepaid expenses	839,818	257,169
Inventory	251,187	22,353
Total current assets	2,341,612	4,401,818
Non-current
Property, plant and equipment, net	12,613	12,817
Operating lease right-of-use assets, net	1,576,445	1,158,776
Intangible assets, net	52,235,313	52,866,192
Prepaid royalties, non-current	339,091	339,091
Deposits	30,000	30,000
Goodwill	7,190,656	7,190,656
Total non-current assets	61,384,118	61,597,532
Total assets	$63,725,730	$65,999,350

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current
Accounts payable and accrued expenses	$848,345	$1,596,147
Note payable	213,563	127,798
Due to related parties	123,266	1,132,634
Operating lease obligations	420,913	277,142
Total current liabilities	1,606,087	3,133,721
Non-current
Operating lease obligations, net of current portion	1,155,532	881,634
Note payable, net of current portion	-	469,252
Convertible notes	1,648,795	26,065
Derivative liabilities	4,923,725	2,485,346
Contingent liabilities	13,444,000	11,313,000
Total non-current liabilities	21,172,052	15,175,297
Total liabilities	22,778,139	18,309,018

Commitments and contingencies (Note 10)	-	-

Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021	-	-
Common stock, par value $0.001, 20,000,000 shares authorized, issued and outstanding shares - 2,722,070 and 2,702,070 at September 30, 2022 and December 31, 2021, respectively	2,722	2,702
Additional paid-in capital	103,369,939	95,511,193
Accumulated deficit	(62,425,070)	(47,823,563)
Total stockholders’ equity	40,947,591	47,690,332
Total liabilities and stockholders’ equity	$63,725,730	$65,999,350

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

MARIZYME, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$76,012	$37,215	$137,821	$271,952

Operating expenses:
Direct cost of revenue	15,503	18,356	26,528	168,419
Professional fees (includes related party amounts of $155,000 $90,000, $422,000, and $270,000 respectively)	303,574	460,378	1,721,479	1,445,004
Salary expenses	330,221	517,192	2,147,967	2,084,430
Research and development	708,220	241,748	3,297,986	877,936
Stock-based compensation	271,517	64,074	1,664,191	626,449
Depreciation and amortization	210,361	1,425	631,083	5,849
Other general and administrative expenses	469,656	489,820	1,478,726	944,248
Total operating expenses	2,309,052	1,792,993	10,967,960	6,152,335
Total operating loss	$(2,233,040)	$(1,755,778)	$(10,830,139)	$(5,880,383)

Other income (expense)
Interest and accretion expenses	(810,598)	(70,221)	(1,640,368)	(74,410)
Change in fair value of contingent liabilities	1,491,000	194,000	(2,131,000)	472,000
Total other income (expense)	680,402	123,779	(3,771,368)	397,590

Net loss	$(1,552,638)	$(1,631,999)	$(14,601,507)	$(5,482,793)

Loss per share – basic and diluted	$(0.57)	$(0.68)	$(5.37)	$(2.29)

Weighted average number of shares of common stock outstanding – basic and diluted	2,722,070	2,395,403	2,717,674	2,395,403

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

MARIZYME, INC.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2020	2,395,330	$2,395	$82,110,867	$(36,825,634)	$45,287,628
Stock-based compensation expense	-	-	334,385	-	334,385
Net loss - restated	-	-	-	(2,211,866)	(2,211,866)
Balance, March 31, 2021 (unaudited)	2,395, 330	2,395	82, 445,252	(39,037,500)	43,410,147
Stock-based compensation expense	-	-	194,657	-	194,657
Adjustment of warrants value in connection with finalizing the business combination	-	-	(732,300)	-	(732,300)
Net loss - restated	-	-	-	(1,638,928)	(1,638,928)
Balance, June 30, 2021 (unaudited)	2,395,330	2,395	81,907,609	(40,676,428)	41,233,576
Stock-based compensation expense	-	-	64,074	-	64,074
Warrants issued in connection with convertible notes	-	-	571,807	-	571,807
Net loss	-	-	-	(1,631,999)	(1,631,999)
Balance, September 30, 2021(unaudited)	2,395,330	$2,395	$82,543,490	$(42,308,427)	$40,237,458

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	2,702,070	$2,702	$95,511,193	$(47,823,563)	$47,690,332
Stock-based compensation expense	-	-	716,432	-	716,432
Issuance of warrants	-	-	2,969,916	-	2,969,916
Exercise of warrants	20,000	20	2,980	-	3,000
Net loss	-	-	-	(6,124,885)	(6,124,885)
Balance, March 31, 2022 (unaudited)	2,722,070	2,722	99,200,521	(53,948,448)	45,254,795
Stock-based compensation expense	-	-	676,242	-	676,242
Issuance of warrants	-	-	2,341,659	-	2,341,659
Net loss	-	-	-	(6,923,984)	(6,923,984)
Balance, June 30, 2022 (unaudited)	2,722,070	2,722	102,218,422	(60,872,432)	41,348,712
Stock-based compensation expense	-	-	271,517	-	271,517
Issuance of warrants	-	-	880,000	-	880,000
Net loss	-	-	-	(1,552,638)	(1,552,638)
Balance, September 30, 2022 (unaudited)	2,722,070	$2,722	$103,369,939	$(62,425,070)	$40,947,591

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

MARIZYME, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(14,601,507)	$(5,482,793)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	631,083	(76,013)
Stock-based compensation	1,664,191	593,116
Stock-based compensation - restricted common stock	-	33,333
Interest and accretion on convertible notes and notes payable	1,637,951	74,410
Issuance of warrants for services	1,850,533	-
Change in fair value of contingent liabilities	2,131,000	(472,000)
Change in operating assets and liabilities:
Accounts and other receivables	(18,402)	(55,706)
Prepaid expenses	(582,649)	38,057
Inventory	(228,834)	40,950
Accounts payable and accrued expenses	(740,034)	721,078
Due to related parties	(1,009,368)	272,530
Net cash used in operating activities	(9,266,036)	(4,313,038)

Cash flows from financing activities:
Proceeds from promissory notes, net of issuance cost	6,500,743	1,060,949
Proceeds from promissory notes, due to related parties	-	366,000
Repayment of notes payable	(127,798)	-
Proceeds from exercise of warrants	3,000	-
Net cash provided by financing activities	6,375,945	1,426,949

Net change in cash	(2,890,091)	(2,886,089)

Cash at beginning of period	4,072,339	2,902,762

Cash at end of period	$1,182,248	$16,673

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Derivative liabilities and debt discount issued in connection with convertible notes	$2,438,379	$391,648
Warrants and debt discount issued in connection with convertible notes	$4,341,042	$571,807
Settlement of notes payable with convertible notes	$278,678	$-
Contingent liabilities	$-	$9,926,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Marizyme, Inc. (the “Company” or “Marizyme”) is a Nevada corporation originally incorporated on March 20, 2007, under the name SWAV Enterprises, Ltd. On September 6, 2010, the Company name was changed to GBS Enterprises Inc. and from 2010 to September 2018 the Company was in the software products and advisory services business for email and instant messaging applications. The Company divested that business between December 2016 and September 2018 and focused on the acquisition of life science technologies.

On March 21, 2018, the Company’s name was changed to Marizyme, Inc., to reflect the new life sciences focus. Marizyme’s common stock is currently quoted on the OTC Markets’ QB tier under the symbol “MRZM”.

NOTE 2 – GOING CONCERN

The Company’s unaudited condensed consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company, since its inception, has incurred recurring operating losses and negative cash flows from operations and has an accumulated deficit of $62,425,070 at September 30, 2022 (December 31, 2021 - $47,823,563). Additionally, the Company has working capital of $735,525 (December 31, 2021 - $1,268,097) and $1,182,248 (December 31, 2021 - $4,072,339) of cash on hand, which may not be sufficient to fund operations for the next twelve months. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing its business for the foreseeable future with neither the intention or necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to the laws and regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to continue to successfully develop its intangible assets, receive a clearance from the U.S. Food and Drug Administration (the “FDA”) to extend the selling of the products into the U.S. market which will allow the Company to attain profitable operations.

During the next twelve months, the Company’s foreseeable cash requirements will relate to continuous operations of its business, maintaining its good standing and making the required filing with the Securities and Exchange Commission (the “SEC”), and the payment of expenses associated with its product development. The Company may experience a cash shortfall and be required to raise additional capital. Management intends to raise additional funds by way of a private or public offerings. While the Company believes in the viability of its strategy to continue to develop and expand its products and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the consolidated accounts of the Company and its wholly owned subsidiaries: My Health Logic Inc (“My Health Logic” or “MHL”), Somahlution, Inc. (“Somahlution”), Somaceutica, Inc. (“Somaceutica”), (collectively – “Somah”), and Marizyme Sciences, Inc. (“Marizyme Sciences”). All intercompany transactions have been eliminated on consolidation.

F-6

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements included in this Quarterly Report on Form 10-Q have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited condensed consolidated financial statements presented in this Quarterly Report should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022 (the “2021 Form 10-K”). The condensed consolidated balance sheet as of December 31, 2021 was derived from audited consolidated financial statements included in the 2021 Form 10-K but does not include all disclosures required by U.S. GAAP for complete financial statements. The Company’s significant accounting policies are described in Note 1 to those consolidated financial statements.

Interim results may not be indicative of the results that may be expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from these interim financial statements. The unaudited condensed consolidated financial statements reflect all adjustments which in the opinion of management are necessary to fairly present the results of operations, financial condition, cash flows and stockholders’ equity for the periods indicated. Except as otherwise disclosed, all such adjustments are of a normal recurring nature.

Deferred Offering Cost

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with in-process capital stock financings as deferred offering costs until such financings are consummated. After consummation of the financing, these costs are recorded in stockholders’ equity (deficit) as a reduction of additional paid-in capital generated as a result of the offering. Should a planned equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. The Company had no deferred offering costs as of December 31, 2021. As of September 30, 2022, the Company had recorded deferred offering costs of $271,240 reported as a prepaid expense on the accompanying balance sheets.

Use of Estimates

The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires management to make use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reported periods. The Company bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates are related to the allocation of the purchase price in a business combination to the underlying assets and liabilities, recoverability of long-term assets including intangible assets and goodwill, amortization expense, valuation of warrants, stock-based compensation, derivative liabilities, contingent liabilities and deferred tax valuations.

Fair Value Measurements

The Company uses the fair value hierarchy to measure the value of its financial instruments. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

●	Level 1 – Quoted prices for identical assets or liabilities in active markets.
●	Level 2 – Quoted prices for identical or similar assets and liabilities in markets that are not active; or other model-derived valuations whose inputs are directly or indirectly observable or whose significant value drivers are observable.
●	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable and for which assumptions are used based on management estimates.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

The carrying amounts of certain accounts and other receivables, accounts payable and accrued expenses, notes payable, and amounts due to related parties approximate fair value due to the short-term nature of these instruments.

The fair value of lease obligations is determined using discounted cash flows based on the expected amounts and timing of the cash flows discounted using a market rate of interest adjusted for appropriate credit risk.

The contingent liabilities assumed on the acquisition of Somah in 2020 consist of present values of royalty payments, performance warrants and pediatric voucher warrants, future rare pediatric voucher sales, and liquidation preference. Management measured these contingencies in accordance with Level 3 of the fair value hierarchy.

F-7

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

i.	The performance warrants and pediatric vouchers warrants liabilities were valued using a Monte Carlo simulation model utilizing the following weighted average assumptions: risk free rate of 1.19%, expected volatility of 69.62%, expected dividend of $0, and expected life of 5.96 years. For the three and nine months ended September 30, 2022, changes in these assumptions resulted in $1,999,000 decrease and $899,000 increase in fair value of these liabilities, respectively. At September 30, 2022, the fair market value of performance warrants and pediatric vouchers warrants liabilities was $5,251,000 (December 31, 2021 – $4,352,000).

ii.	The present value of royalty payments was measured using the scenario-based methodology. In assessing the value attributed to the royalty payments, the estimated future cash flows were discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the revenue from net sales of the product. The cash flows derived from the Company’s fifteen-year strategic plan are based on managements’ expectations of market growth, industry reports and trends, and past performances. These projections are inherently uncertain due to the evolving impact of the COVID-19 pandemic. The discounted cash flow model included projections surrounding revenue, discount rates, and growth rates. The discount rates used to calculate the present value of royalty payments reflect specific risks of the Company and market conditions and the mid-range was estimated at 20.6%. For the three and nine months ended September 30, 2022, changes in these assumptions resulted in $516,000 and $1,288,000 increase in fair value of this liability, respectively. At September 30, 2022, the fair market value of royalty payments was $5,276,000 (December 31, 2021 – $3,988,000).

iii.	Rare pediatric voucher sales liability was valued based on the scenario-based methodology where the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset – 20.6%. For the three and nine months ended September 30, 2022, changes in these assumptions resulted in $8,000 and $56,000 decrease in fair value of this liability, respectively. At September 30, 2022, the fair market value of rare pediatric voucher sales liability was $1,094,000 (December 31, 2021 – $1,150,000).

iv.	The present value of liquidation preference liability, included in the contingent consideration, was determined using the Black-Scholes option pricing method and represents the fair value of the maximum payment amount according to the agreement. The following assumptions were used in the Black-Scholes option pricing model: risk free rate of 0.21%, expected volatility of 78.93%, expected dividend of $0, and expected life of 5 years. No changes to the fair value of liquidation preference liability were recorded in the three and nine months ended September 30, 2022. At September 30, 2022, the fair market value of liquidation preference was $1,823,000 (December 31, 2021 – $1,823,000).

The derivative liabilities consist of optional and automatic conversion features and the share redemption feature attached to the convertible notes, issued pursuant to the Unit Purchase Agreement (Note 7).

The Company has no financial assets measured at fair value on a recurring basis. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis. No transfers between levels have occurred during the periods presented.

Marizyme measures the following financial instruments at fair value on a recurring basis. As at September 30, 2022, and December 31, 2021, the fair values of these financial instruments were as follows:

	Fair Value Hierarchy
September 30, 2022	Level 1	Level 2	Level 3
Liabilities
Derivative liabilities	$-	$-	$4,923,725
Contingent liabilities	-	-	13,444,000
Total	$-	$-	$18,367,725

	Fair Value Hierarchy
December 31, 2021	Level 1	Level 2	Level 3
Liabilities
Derivative liabilities	$-	$-	$2,485,346
Contingent liabilities	-	-	11,313,000
Total	$-	$-	$13,798,346

F-8

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table provides a roll forward of all liabilities measured at fair value using Level 3 significant unobservable inputs:

Derivative and Contingent Liabilities
Balance at December 31, 2021	$13,798,346
Change in fair value of contingent liabilities	2,131,000
Derivative liabilities issued pursuant to Unit Purchase Agreement	2,438,379
Balance at September 30, 2022	$18,367,725

The Company had $9,845,648 in contingent liabilities and derivative liabilities as at September 30, 2021.

Research and Development Expenses and Accruals

All research and development costs are expensed in the period incurred and consist primarily of salaries, payroll taxes, and employee benefits, for individuals involved in research and development efforts, external research and development costs incurred under agreements with contract research organizations and consultants to conduct and support the Company’s ongoing clinical trials of DuraGraft, and costs related to manufacturing DuraGraft for clinical trials. The Company has entered into various research and development contracts with various organizations. Payments of these activities are based on the terms of the individual agreements which matches to the pattern of costs incurred. Payments made in advance are reflected in the accompanying balance sheets as prepaid expenses. The Company records accruals for estimated costs incurred for ongoing research and development activities. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the services, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates may be required in determining the prepaid or accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates.

Stock-Based Compensation

Stock-based compensation expense for employees and directors is recognized in the Condensed Consolidated Statements of Operations based on estimated amounts, including the grant date fair value and the expected service period. For stock options, the Company estimates the grant date fair value using a Black-Scholes valuation model, which requires the use of multiple subjective inputs including estimated future volatility, expected forfeitures and the expected term of the awards. The Company estimate the expected future volatility based on the stock’s historical price volatility. The stock’s future volatility may differ from the estimated volatility at the grant date. For restricted stock unit (“RSU”) equity awards, the Company estimates the grant date fair value using its closing stock price on the date of grant. The Company recognizes the effect of forfeitures in compensation expense when the forfeitures occur. The estimated forfeiture rates may differ from actual forfeiture rates which would affect the amount of expense recognized during the period. The Company recognizes the value of the awards over the awards’ requisite service or performance periods. The requisite service period is generally the time over which share-based awards vest.

Comparative Information

To conform with the current period’s financial statement presentation, the Company reclassified certain professional fees, salaries, rent and repairs and maintenance expenses related to research and development activities for the three and nine months ended September 30, 2021, into the research and development expenses line item on the Condensed Consolidated Statements of Operations. Such reclassifications were not considered material and did not have any effect on the Company’s net loss for the three- and nine- month periods ended September 30, 2021.

NOTE 4 – ACQUISITION

My Health Logic Inc.

On November 1, 2021, Marizyme entered into a definitive arrangement agreement with Health Logic Interactive Inc. (“HLII”) pursuant to which the Company would acquire all of the issued and outstanding common shares of My Health Logic, a wholly owned subsidiary of HLII, in exchange for common shares of Marizyme (the “Marizyme Shares”).

Marizyme is dedicated to the acceleration, development and commercialization of medical technologies that promote patient health, therefore a strategic decision was made to acquire My Health Logic, which has provided Marizyme with access to MHL’s lab-on-chip technology platform and its patient-centric, digital point-of-care diagnostic device, MATLOC 1; and allowed for further growth and development of Marizyme’s portfolio of medical products.

F-9

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 22, 2021, Marizyme received the necessary regulatory, court and stock exchange approval to complete the acquisition of MHL resulting in a total of 306,740 Common Shares issued to HLII; 15,334 of these shares are being held and administered by Marizyme to be released to HLII, less any amounts claimed by Marizyme or its affiliates for any losses arising out of certain breaches as set out in the acquisition agreement. This resulted in HLII holding approximately 11.35% of the total number of issued and outstanding Marizyme Shares (based on 2,702,070 Marizyme Shares issued and outstanding immediately after closing).

In accordance with Accounting Standards Codification (“ASC”) 805-10 the substance of a transaction constitutes a business combination as the business of My Health Logic Inc. meets the definition of a business under the standard. Accordingly, the transaction was accounted for in accordance with the acquisition method of accounting, and the assets acquired, and the liabilities assumed have been recorded at their respective estimated fair values as of the acquisition date. The purchase price was based on management’s estimate of fair value of the common shares issued.

According to ASC 805 the acquirer has a year from the date of acquisition to recognize measurement period adjustments. While Marizyme does not expect the carrying amount, the fair value, and the estimated useful life of identifiable assets and liabilities acquired, provided below, to change, the tax basis related to these intangible assets is not final and remains preliminary at September 30, 2022.

Details of the carrying amount and the fair value of identifiable assets and liabilities acquired and purchase consideration paid were as follows:

Consideration given up
Common shares	$7,774,000
Total consideration given up	$7,774,000

Fair value of identifiable assets acquired, and liabilities assumed
Net working deficit	$(613,156)
Property, plant, and equipment	12,500
Intangible assets	6,600,000
Goodwill	1,774,656
Total identifiable assets	$7,774,000

As a result of the My Health Logic acquisition, the Company acquired its lab-on-chip technology platform, its patient-centric, digital point-of-care diagnostic device - MATLOC 1 as well as patents rights and trademarks relating to it. In addition, the Company acquired ownership rights to MATLOC patents issued in the European Union, Canada, and the United States.

The intangible assets acquired include:

●	Trade name, with estimated remaining economic life of 14 years,
●	Software, which enables customers to track and update their test results, with economic life of 15 years, and
●	Biotechnology intangible assets related to lab-on-chip technology, with estimated remaining economic life of 17 years.

As part of the acquisition, Marizyme assumed an aggregate of $468,137 in notes payable, the notes were unsecured, bore interest at a rate of 9% per annum with no maturity date. For the three and nine months ended September 30, 2022, Marizyme recognized $4,538 and $15,124 of interest expense on the notes payable, respectively (September 30, 2021 - $Nil and $Nil, respectively). The Company settled an aggregate of $278,678 of these notes payable as part of Unit Purchase Agreement issuances during the nine months ended September 30, 2022 (Note 7). As of September 30, 2022, balance of the remaining matured note payable was $213,563 (December 31, 2021 - $469,252).

Goodwill is attributed to the workforce and profitability of the acquired business and is not deductible for tax purposes. A residual method methodology was used to estimate the fair market value goodwill. A pre-tax discount rate based on weighted average cost of capital of 37.5% was used in the fair value assumptions for the assembled workforce acquired.

Pro-forma revenue, net income/(loss), and earnings per share are not presented for this acquisition as they are not material.

F-10

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – LEASES

On December 11, 2020, the Company entered into a 5.5 - year lease agreement for approximately 10,300 square feet of administrative office and laboratories space, which commenced in December 2020 at a monthly rent of approximately $10,800, increasing by 2.5% annually beginning in the second year of the lease until the end of the term. Additionally, pursuant to the agreement, the Company would pay approximately $12,000 per month in operating expenses.

Effective April 1, 2022, the Company amended its lease agreement for administrative office and laboratories to add additional 3,053 square feet of space. The monthly cost of total expended lease space is approximately $15,260 increasing to $15,641 in 2023 and will continue to increase by 2.5% annually thereafter until the end of the term. The monthly operating expenses for total expanded premises have increased from approximately $12,000 to $17,500 per month. The term of the lease remains unchanged. As of September 30, 2022, the remaining lease term was 3.83 years. The lease had been classified as an operating lease.

The assets and liabilities from the lease were recognized at the lease commencement date based on the present value of remaining lease payments over the lease term using the discount rate of 3.95%, which is the average commercial interest available at the time.

The total rent expense for the three and nine months ended September 30, 2022 was $103,291 and $324,544, respectively (September 30, 2021 - $77,357 and $168,769, respectively).

The following table summarizes supplemental balance sheet information related to the operating lease as of September 30, 2022, and December 31, 2021:

	September 30, 2022	December 31, 2021
Right-of-use assets	$1,576,445	$1,158,776

Operating lease liabilities, current	$420,913	$277,142
Operating lease liabilities, non-current	1,155,532	881,634
Total operating lease liabilities	$1,576,445	$1,158,776

As of September 30, 2022, the maturities of the lease liabilities for the periods ending December 31 are as follows:

2022	$103,291
2023	423,495
2024	434,082
2025	444,934
2026	266,034
Total lease payments	1,671,836
Less: Present value discount	(95,391)
Total	$1,576,445

NOTE 6 – INTANGIBLE ASSETS

Krillase

As part of the asset acquisition of ACB Holding AB, Reg. No. 559119-5762, completed on September 12, 2018, Marizyme acquired all rights, titles, and interest in the Krillase technology, a group of intangible assets worth $28,600,000. Krillase is a naturally occurring enzyme that acts to break protein bonds and has applications in wound debridement, wound healing, dental care and thrombosis. The useful lives of the intangible assets are based on the life of the patent and related technology. The patents and related technology for Krillase have not been amortized since the acquisition, as they have not yet been put into operations. The Company expects to put Krillase into operations and establish the first stream of revenue from the sale of the product in 2023.

DuraGraft

As part of Somah acquisition in 2020, Marizyme purchased $18,170,000 of intangible assets related to the DuraGraft® technology.

F-11

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

My Health Logic

As part of My Health Logic acquisition (see Note 4), Marizyme purchased MHL’s lab-on-chip technology platform and its patient-centric, digital point-of-care diagnostic device, MATLOC, fair valued at an aggregate amount of $6,600,000.

	September 30, 2022			December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Krillase intangible assets	$28,600,000	$-	$28,600,000	$28,600,000	$-	$28,600,000
Patents in process	122,745	-	122,745	122,745	-	122,745
DuraGraft patent	5,256,000	(875,999)	4,380,001	5,256,000	(572,768)	4,683,232
DuraGraft - Distributor relationship	308,000	(66,733)	241,267	308,000	(43,633)	264,367
DuraGraft IPR&D - Cyto Protectant Life Sciences	12,606,000	-	12,606,000	12,606,000	-	12,606,000
My Health Logic - Trade name	450,000	(24,911)	425,089	450,000	(804)	449,196
My Health Logic - Biotechnology	4,600,000	(209,706)	4,390,294	4,600,000	(6,765)	4,593,235
My Health Logic - Software	1,550,000	(80,083)	1,469,917	1,550,000	(2,583)	1,547,417
Total intangibles	$53,492,745	$(1,257,432)	$52,235,313	$53,492,745	$(626,553)	$52,866,192

Goodwill	DuraGraft	My Health Logic	Total
Balance, December 31, 2020	$-	$-	$-
Additions on acquisitions	5,416,000	1,774,656	7,190,656
Impairment		-	-
Balance, December 31, 2021 and September 30, 2022	$5,416,000	$1,774,656	$7,190,656

The following changes to the Company’s intangible assets had taken place in the periods indicated:

Balance, December 31, 2020	$42,278,211
Acquired in Somah Transaction	4,022,271
Acquired in My Health Logic Transaction	6,600,000
Additions	2,775
Amortization expense	(37,065)
Balance, December 31, 2021	$52,866,192
Amortization expense	(630,879)
Balance, September 30, 2022	$52,235,313

Future amortizations for DuraGraft and My Health Logic intangible assets for the next five years will be $841,172 for each year from 2023 through 2027 and $6,700,706 for 2028 and thereafter. Amortization related to the Krillase product and in process research and development will be determined upon the Company achieving commercialization.

NOTE 7 - CONVERTIBLE PROMISSORY NOTES AND WARRANTS

May 2021 Unit Purchase Agreement

On May 27, 2021, Marizyme entered into a Unit Purchase Agreement to sell up to 266,666 units (the ‘Units’) at a price per Unit of $37.50. Each Unit is comprised of (i) a convertible promissory note convertible into common stock of the Company, (ii) a warrant to purchase one share of common stock of the Company (the ‘Class A Warrant’); and (iii) a second warrant to purchase common stock of the Company (the “Class B Warrant”).

In May 2021, the Company issued and sold 1,999 Units at a price of $37.50 per Unit for gross proceeds of $74,945, consisting of Notes of $74,945, Class A Warrants for the purchase of 1,999 shares of common stock and Class B Warrants for the purchase of 1,999 shares of common stock. The Company incurred related issuance costs of $6,745 which will be amortized over the term of the Notes.

F-12

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In July 2021, the Company issued and sold 29,333 Units under the Unit Purchase Program for gross proceeds of $1,100,000. The Units included Notes for $1,100,000, Class A Warrants for 29,333 shares of common stock and Class B Warrants for 29,333 shares of common stock.

September 2021 Amended Unit Purchase Agreement

On September 29, 2021, due to a lower common stock price, the Company, with the consent of all Unit holders, amended the May 2021 Unit Agreements. By rescinding their investment, the Unit holders agreed to amend the Unit Purchase Agreement resulted in the following significant changes to the offering:

(i)	Decreased the offering price under the Unit Purchase Agreement from $37.50 per Unit to $33.75 per Unit for all future sales under the Unit Purchase Agreement. No proceeds from the initial investment were returned.
(ii)	Decreased the conversion price from $37.50 per share to $33.75 per share for all current Unit holders and all future investors
(iii)	Cancelled all Class A Warrants and Class B Warrants and replaced them with Class C Warrants.

December 2021 Unit Purchase Agreement

On December 21, 2021, the Company entered into a Unit Purchase Agreement (the “December UPA”) to sell up to 647,619 Units at a price per unit of $26.25. Each Unit is comprised of (i) a convertible promissory note convertible into common stock of the Company at an initial conversion price of $26.25 and, (ii) a warrant to purchase two shares of Common Stock at an initial purchase price of $33.75 per share (the new Class C Warrant). Under this December UPA, the Company issued and sold 228,571 Units at a per unit purchase price of $26.25, for gross proceeds of $6,000,000. Coinciding with this December UPA, the Company also entered into an Exchange Agreement with the existing Unit holders (the December 2021 Exchange Agreements, as further described below).

December 2021 Exchange Agreements

On December 21, 2021, in conjunction with a $6.0 million investment, the Company and the existing Unit holders agreed to exchange the original securities (“Old Securities”) held by the current investors/unit holders for New Securities, consisting of (i) a New Note in the principal amount equal to the original principal amount of the Original Note, plus all accrued interest through the day prior to December 21, 2021, and (ii) a New Warrant (new Class C Warrants) in exchange for the original Class C Warrants. The Exchange of the Original Securities for the New Securities included the following significant changes:

(i)	Decreased the offering price under the Unit Purchase Agreement from $33.75 per Unit to $26.25 per Unit. Outstanding principal and accrued interest were used to purchase Units at the new per unit price.
(ii)	Extended the maturity date of the notes to December 21, 2023 for all existing notes.
(iii)	Decreased the conversion price from $33.75 per share to $26.25 per share for the New Units.
(iv)	Original Class C Warrants were exchanged for New Class C warrants with an exercise price of $33.75 per share (unchanged) and a five-year life measured from the date of the Exchange Agreement. The decrease in the Unit price also resulted in additional number of New Class C Warrants being issued in exchange for the Original Class C Warrants due to the 200% warrant coverage provided for in the Unit Purchase Agreement.

The Company determined that the terms of the New Securities were substantially different from the Original Securities, and, as such the exchange of the Original Securities for the New Securities was accounted for as an extinguishment of debt on December 21, 2021, and the New Securities accounted for as a new debt issuance.

As a result of this substantial modification, the total of 42,889 Units previously issued were replaced with an aggregate of 55,463 pro-rata Units.

During the nine months ended September 30, 2022, the Company issued additional 278,658 units under the New Securities agreement for the gross proceeds of $7,315,138. Of the total 278,658 Units issued: (i) 10,615 Units were issued to settle notes payable assumed on acquisition of My Health Logic (see Note 4), (ii) 1,523 Units were issued to settle accounts payable, and (iii) 11,428 Units were issued in exchange for services rendered to the Company in the nine months ended September 30, 2022.

The Company determined that the optional and automatic conversion feature and the share redemption feature attached to the convertible notes meet the definition of derivative liabilities and that the detachable warrants issued do not meet the definition of a liability and therefore will be accounted for as an equity instrument.

F-13

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the warrants issued in the nine months ended September 30, 2022, of $4,341,042 (December 31, 2021 - $4,299,649) and the fair value of derivative liabilities of $2,438,379 issued (December 31, 2021 - $2,485,346) have been recorded as debt discount and are being amortized to interest and accretion expense using the effective interest method over the term of the Convertible Notes.

During the three and nine months ended September 30, 2022, the Company recognized interest and accretion expense of $805,849 and $1,622,730, respectively (September 30, 2021 - $70,221 and $74,410, respectively) in the condensed consolidated statements of operations.

As of September 30, 2022 and December 31, 2021, the Company had the following convertible notes, net of debt discount outstanding:

Convertible Notes, Net of Debt Discount
Balance, December 31, 2021	$26,065
Convertible notes issued - new securities	7,315,138
Issuance costs	(535,717)
Debt discount	(6,779,421)
Debt accretion	1,622,730
Balance, September 30, 2022	$1,648,795

	September 30, 2022	December 31, 2021
Convertible notes - total principal	$14,771,177	$7,482,104
Unamortized issuance costs and discount	(13,122,382)	(7,456,039)
Convertible notes, net of debt discount	$1,648,795	$26,065

Convertible Notes Terms

The Convertible Notes mature in 24 months from the initial closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The Convertible Notes principal and accrued interest can be converted at any time at the option of the holder at a conversion price of $26.25 per share (previously $33.75 per the September 2021 Amendment and originally $37.50 per the May Unit Purchase Agreement). In the event the Company consummates, while the Convertible Note is outstanding, an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000 (“Qualified Financing”), then all outstanding principal, together with all unpaid accrued interest under the Convertible Notes, shall automatically convert into shares of the equity financing at the lesser of (i) 75% of the cash price per share paid in the financing and the conversion price of $26.25 per unit. The Convertible Notes are secured by a first priority security interest in all assets of the Company.

New Class C Warrants Terms

●	Exercise price is the lower of (i) $33.75 per share, or (ii) the Automatic Conversion Price (the lesser of (i) 75% of the cash price per share paid by the other purchasers of next round securities in the Qualified Financing and (ii) the Conversion Price ($33.75, subject to Customary Antidilution Adjustments).
●	Exercisable for a period of 5 years from issuance.
●	Warrant Coverage: 200%.

NOTE 8 – STOCKHOLDERS’ EQUITY

a) Preferred stock

The Company is authorized to issue a total number of 25,000,000 shares of “blank check” preferred stock with a par value of $0.001. As of September 30, 2022, and December 31, 2021, there were no shares of preferred stock issued or outstanding.

b) Common stock

The Company is authorized to issue a total number of 20,000,000 shares of common stock with a par value of $0.001.

F-14

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 1, 2022, the Board of Directors (the “Board”) of Marizyme approved a reverse stock split of the Company’s authorized and outstanding common stock at a ratio of 1-for-4. On August 3, 2022, the Company effected the reverse stock split by filing a Certificate of Change with the Secretary of State of the State of Nevada. As a result, the total number of shares of common stock held by each stockholder was converted automatically into the number of whole shares of common stock equal to the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by four, subject to rounding of fractional shares. The Company expects that the reverse stock split will be reflected in the trading price of the common stock after the Financial Industry Regulatory Authority, Inc. (“FINRA”) completes its processing of the reverse stock split, which is expected to be the date on which the common stock is listed on the Nasdaq Capital Market tier operated by Nasdaq in the event that the Company’s listing application to Nasdaq is approved.

As a result of the reverse stock split, there are approximately 2,722,070 shares of common stock outstanding, not including the shares of common stock included in the units that the Company expects to issue in this public offering or upon any exercise of the Over-Allotment Option or of any warrants included in the units issued to investors or of the representative’s warrant. No fractional shares have been or will be issued, and no cash or other consideration has been or will be paid. Instead, the Company issued one whole share of the post-reverse stock split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. The Company’s existing shareholders’ percentage ownership interests in the Company remains the same following the reverse stock split (subject to rounding of fractional shares).

As of September 30, 2022, and December 31, 2021, there were 2,722,070 and 2,702,070 shares of common stock issued and outstanding, respectively. During the nine months ended September 30, 2022, the Company issued 20,000 shares of common stock for exercise of warrants.

c) Options

On May 18, 2021, the Company’s Board of Directors approved the Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (“SIP”). The SIP incorporates stock options issued prior to May 18, 2021. The SIP authorized 353,333 options for issuance. As of September 30, 2022, there remains 91,615 options available for issuance.

During the nine months ended September 30, 2022, the Company granted 26,664 (December 31, 2021 – 59,998) share purchase options to directors of the Company.

The summary of option activity for the six months ended September 30, 2022, is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Life	Total Intrinsic Value
Outstanding at December 31, 2020	253,387	$20.40	8.82
Granted	102,166	22.65
Forfeited	(112,166)	20.40
Outstanding at December 31, 2021	243,387	$18.60	8.34	$1,951,117
Granted	26,664	33.00	9.69	-
Forfeited	(8,333)	18.75	8.08	81,250
Outstanding at September 30, 2022	261,718	20.00	7.79	2,344,489
Exercisable at September 30, 2022	203,371	$17.55	7.35	$2,256,558

As of September 30, 2022, the Company had the following options outstanding:

Exercise Price	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Remaining Contractual Years	Intrinsic Value
$15.15	132,391	132,391	6.68	$1,767,489
18.75	35,998	34,981	8.41	351,000
20.55	13,333	13,333	7.88	106,000
26.25	53,332	18,666	9.16	120,000
33.00	26,664	4,000	9.69	-
$19.95	261,718	203,371	7.79	$2,344,489

d) Restricted Share Units

As of September 30, 2022, the Company determined that the following performance condition attached to the restricted share awards granted in the fiscal 2021 were more likely than not to have been achieved:

●	The Company will raise financing for the gross proceeds that equal or exceed $5,000,000, and
●	The Company will complete valuation reports for acquisition of Somah and My Health Logic.

Therefore, compensation cost of $295,750 for the restricted share awards was recognized in stock-based compensation for the nine months ended September 30, 2022 (September 30, 2021 - $Nil).

F-15

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

e) Warrants

As of September 30, 2022 and December 31, 2021, there were 1,397,948 and 809,636 warrants outstanding, respectively.

	Number	Weighted Average Price
December 31, 2020	226,232	$69.45
Issued pursuant to Unit Purchase Agreement	568,074	33.75
Issued	15,330	20.85
December 31, 2021	809,636	$43.50
Issued pursuant to Unit Purchase Agreement	557,328	33.75
Issued	58,558	17.40
Exercised	(20,000)	0.15
Expired	(7,574)	45.00
September 30, 2022	1,397,948	$39.13

During the nine months ended September 30, 2022, the Company issued the following:

On January 26 and February 14, 2022, in exchange for services of Mr. Richmond, the Company granted him 20,000 warrants to purchase an aggregate 20,000 shares of Marizyme’s common stock at an exercise price of $0.15 per share. The warrants issued had an average term of 5 years, vested immediately, and were fair valued at $568,677 and recorded in salary expense in the condensed consolidated statements of operations for the nine months ended September 30, 2022. On March 15, 2022, Mr. Richmond exercised 20,000 warrants issued to him.

On June 26, 2022, the Company issued additional 23,135 warrants to Mr. Richmond and 15,423 warrants to Univest Securities, LLC to purchase an aggregate 38,558 shares of Marizyme’s common stock at an exercise price of $26.25 per share. The warrants issued had an average term of 5 years, vested immediately, and were fair valued at $1,281,854, of which $769,113 was recorded in salary expense and $512,471 in professional fees in the condensed consolidated statements of operations for the nine months ended September 30, 2022.

In the nine months ended September 30, 2022, pursuant to the Unit Purchase Agreement the Company issued an aggregate of 557,328 additional New Class C warrants with an exercise price of $33.75 share and a term of five years.

f) Stock-based compensation

During the three and nine months ended September 30, 2022, the Company recorded $271,517 and $1,664,191 in non-cash share-based compensation in the stock-based compensation line on the condensed consolidated statements of operations, respectively (September 30, 2021 - $64,074 and $626,449 respectively). As of September 30, 2022, there was $1,323,100 of total unrecognized compensation cost related to non-vested stock-based compensation awards. The unrecognized compensation cost is expected to be recognized over a weighted average period of 1.71 years.

NOTE 9 – RELATED PARTY TRANSACTIONS

As at September 30, 2022, the Company owed an aggregate of $123,266 (December 31, 2021 - $1,132,634) to related parties of the Company. The majority of the balance was owed to Mr. Frank Maresca, a related party and shareholder of the Company, and comprised of the following:

●	The Company received consulting services from Mr. Maresca and pursuant to the agreement incurred $240,000 in professional expenses in the nine months ended September 30, 2022 (September 30, 2021 - $300,000). At September 30, 2022, the Company owes a total of $121,316 for consulting services provided and service-related expenses incurred by Mr. Maresca during the period ended September 30, 2022.

In the nine months ended September 30, 2022, the Company incurred and settled additional $133,797 in professional services rendered by related parties of the Company and settled $149,178 various expenses incurred by these parties in relation to their services rendered to the Company.

Additionally, as part of the Somah acquisition in 2020, the Company recorded a prepaid royalty to the shareholders of Somahlution. The primary beneficial owner is Dr. Vithal Dhaduk, currently a director, and significant shareholder of the Company. As at September 30, 2022, the Company had $339,091 in prepaid royalties (December 31, 2021 - $339,091) which had been classified as non-current in the condensed consolidated balance sheets.

F-16

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal Matters

On August 19, 2021, Dr. Neil Campbell, former President, Chief Executive Officer and director of the Company, and Bruce Harmon, former Chief Financial Officer and Secretary of the Company, each filed a Complaint and Demand for Jury Trial against the Company and Insperity Peo Services, L.P., a Delaware limited partnership (“Insperity”), a joint employer of Dr. Campbell and Mr. Harmon with the Company under a Client Service Agreement, dated November 30, 2020 (collectively, the “Campbell/Harmon Complaints”). Both Campbell/Harmon Complaints allege that the Company and Insperity violated Section 448.105 of the Florida Private Whistleblower Act as a result of the constructive terminations of Dr. Campbell and Mr. Harmon after the occurrence of violations federal and state law, including federal securities law, at the Company that exposed Dr. Campbell and Mr. Harmon to civil and criminal forms of liability and that the Company was not addressing to their satisfaction. Both Campbell/Harmon Complaints demand approximately $30,000 - $50,000 in back pay and benefits, interest on back pay, front pay and/or lost earning capacity, compensatory damages, costs and attorney’s fees, and such other relief as the court deems equitable. In the nine months ended September 30, 2022, both cases were dismissed with prejudice and without any financial impact on the Company.

Contingencies

a.	On July 13, 2019, the Company signed a consulting agreement, whereby the individual will receive:

●	$30,000 per month through July 13, 2025,
●	Option to purchase 16,666 shares of common stock at a strike price of $22.50, which vest monthly through July 13, 2021. The vesting of these options was accelerated by the Board on September 2, 2020.
●	Royalties based on sales of Krillase assets, equal to 10% of net sales of the product. During the nine months ended September 30, 2022, no revenues were derived from sales of Krillase product.

b.	As part of the DuraGraft Acquisition, completed on July 31, 2020, the Company entered into the Agreement with Somah stockholders, whereby Marizyme is legally obligated to pay royalties on all net sales for Somah, Inc. The royalties associated with the Agreement are calculated as follows:

Royalties on U.S. sales equal to:

●	5% on the first $50,000,000 of net sales,
●	4% on net sales of $50,000,001 up to $200,000,000, and
●	2% on net sales over $200,000,000.

Royalties on sales outside of the U.S.:

●	6% on the first $50,000,000 of net sales,
●	4% on net sales of $50,000,001 up to $200,000,000, and
●	2% on net sales over $200,000,000.

The royalties are in perpetuity. During the nine months ended September 30, 2022, the Company had not earned any revenues from Krillase and did not have any sales of the DuraGraft products in U.S., therefore no royalties have been accrued or paid in the period.

Upon receiving FDA clearance for the DuraGraft product, the Company will:

●	Issue performance warrants with a strike price determined based on the average of the closing prices of the Company’s common stock for the 30 calendar days following the date of the public announcement of the FDA approval; and
●	Upon liquidation of all or substantially all of the assets relating to DuraGraft, the Company will pay 15% of the net sale proceeds up to $20 million.

c.	The Company has entered into arrangements for office and laboratories spaces. As of September 30, 2022, minimum lease payments in relation to lease commitments are payable as described in Note 5.

F-17

MARIZYME, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Risks and Uncertainties

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world and every state in the United States. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact the Company’s business, operations and financial results.

Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it. As a result, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, including such authorities in Europe, which could result in delays of reviews and approvals. While there have been no specific notices of delay from federal or foreign government authorities, potential interruptions, delays, or changes to the operations of the FDA, or of any foreign authority with which the Company might interact, might impact the approval of any applications the Company plans and will need to file in the future.

In addition, the Company is dependent upon certain contract manufacturers and suppliers and their ability to reliably and efficiently fulfill orders is critical to our business success. The COVID-19 pandemic has impacted and may continue to impact certain manufacturers and suppliers. As a result, the Company has have faced and may continue to face delays or difficulty sourcing certain products, which could negatively affect its business and financial results.

The spread of COVID-19 has also adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and may continue to result, in a significant disruption of global financial markets, which may reduce the Company’s ability to access capital in the future, which could negatively affect its liquidity.

If the COVID-19 pandemic does not continue to slow and the spread of COVID-19 is not contained, the Company’s business operations, including those of contract manufacturers, could be further delayed or interrupted. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect the Company’s ability to operate its business and result in additional costs. It is not possible to reliably measure or quantify the impact COVID-19 has had on the financial results of the Company. If the COVID-19 pandemic continues for an extended period, it may materially adversely impact business operations and, consequently, future financial results.

NOTE 11 - SUBSEQUENT EVENTS

The Financial Industry Regulatory Authority, Inc. (“FINRA”) Staff determined that certain securities previously received by each of Univest Securities, LLC (“Univest”) and Bradley Richmond, a registered representative of Univest, in connection with the following transactions with the Company constituted underwriting compensation in connection with the Company’s anticipated public offering pursuant to FINRA Rule 5110, based on the FINRA Staff’s interpretation of such rule: (a) the Company’s Units Private Placement conducted between May 2021 and August 2022, (b) the My Health Logic acquisition, (c) a consulting agreement that the Company entered into with Mr. Richmond in September 2020, and (d) a stock option exercisable for 18,249 shares of common stock received by Mr. Richmond from one of the Company’s former executives in March 2022. Consequently, each of Univest and Mr. Richmond, pursuant to a letter agreement entered into with the Company (the “October 2022 Letter Agreement”), agreed to forego their applicable rights to an aggregate of 111,091 shares of common stock beneficially owned by them collectively (including shares of common stock and shares of common stock issuable upon exercise and conversion, as applicable, of warrants, convertible notes and a stock option), which were issued pursuant to the transactions listed above. Pursuant to the October 2022 Letter Agreement, the parties thereto agreed that the cancellation or disposal of the aforementioned securities shall be without recourse by either Univest or Mr. Richmond. Each of Univest and Mr. Richmond strongly disagrees with the FINRA Staff’s interpretation and application of FINRA Rule 5110 to the securities described in the October 2022 Letter Agreement.

F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Marizyme, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Marizyme, Inc. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has experienced cash used from operations in excess of its current cash position, and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Business Combination Accounting - DuraGraft

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, in 2021, the Company finalized its purchase price allocation related to the 2020 acquisition of DuraGraft including the total purchase consideration of $23.6 million. The total purchase consideration includes the estimated fair value of contingent consideration totaling $9.6 million, which DuraGraft’s former security holders may receive, subject to the acquired business’s achievement of certain revenue targets and achievement of certain FDA milestones within its development stage in the future. We identified the evaluation of the acquisition date fair value measurement of the contingent consideration as a critical audit matter. There was a high degree of complex auditor judgment in evaluating the key assumptions used to estimate the fair value of the contingent consideration. In particular, the fair value measurement was sensitive to the significant assumptions underlying the estimated amount of future sales of the acquired products. Management utilized its expertise within the industry, including commercial dynamics, trends and utilization, as well as knowledge of clinical development and regulatory approval processes to determine certain of these assumptions. Valuation professionals with specialized skills and knowledge were needed to assist in performing certain fair value calculations. At December 31, 2021, the Company increased its contingent consideration liabilities to $11.3 million utilizing a consistent valuation methodology with the initial fair value.

The DuraGraft acquisition was accounted for as a business combination and the identifiable assets acquired and liabilities assumed were recorded at their fair values as of the acquisition date. The acquisition date fair values for the identifiable intangible assets are $18.1 million. We identified the evaluation of the acquisition date fair value measurement of certain intangible assets, including customer relationships, market-related, patents, and in-process research and development as a critical audit matter. There was a high degree of complex auditor judgment in evaluating the key assumptions used to estimate the fair value of certain intangible assets. Specifically, key assumptions included the forecasted revenue growth rates. Valuation professionals with specialized skills and knowledge were needed to assist in performing certain fair value calculations.

F-19

How the Critical Matter was Addressed in the Audit

To test the estimated fair value of contingent consideration liabilities at the acquisition date and year end, our audit procedures included inspecting the terms of the executed agreement, assessing the Monte Carlo simulation model used and testing the key contractual inputs and significant assumptions discussed above. We evaluated the assumptions and judgments considering observable industry and economic trends and standards, external data sources and regulatory factors. Estimated amounts of future revenues were evaluated for reasonableness in relation to internal and external analyses, clinical development progress and timelines, probability of success benchmarks, and regulatory notices. Our procedures included evaluating the data sources used by management in determining its assumptions and, where necessary, included an evaluation of available information that either corroborated or contradicted management’s conclusions. We also assessed the professional competence, experience, and objectivity of the Company’s external valuation specialist. We involved a valuation specialist to assess the Company’s Monte Carlo simulation model and to perform corroborative fair value calculations.

To test the fair value of the Company’s purchase price allocation and corresponding intangible assets, our audit procedures included evaluating the Company’s valuation model, the method and significant assumptions used and testing the completeness and accuracy of the underlying data supporting the significant assumptions and estimates. We evaluated the forecasted revenues and corresponding gross margins assigned to these intangible assets and compared to relevant industry data as well as management’s assumptions utilized. We reconciled the discount rates to the projected internal rate of return for the acquisition and compared the royalty rates to industry data. We also assessed the professional competence, experience, and objectivity of the Company’s external valuation specialist. We involved our valuation specialists to assist with our evaluation of the valuation model and certain significant assumptions as well as the performance of a parallel calculation.

Business Combination Accounting - My Health Logic Inc.

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, On December 22, 2021, the Company completed its acquisition of My Health Logic Inc. (“MHL”) for total consideration of 306,740 common shares, as disclosed in Note 2 to the consolidated financial statements. The acquisition is accounted for as a business combination and the Company allocated $6,600,000 of the purchase price to the fair value of intangible assets including trade names, biotechnology and software. The Company is in the process of finalizing the estimated values of all assets acquired and liabilities assumed including finalizing certain intangible assets and the determination of certain tax basis balances; therefore, the allocation of the purchase price is preliminary and subject to revision as of December 31, 2021.

Auditing management’s preliminary allocation of purchase price for its acquisition of MHL involved especially subjective and complex judgements due to the significant estimation required in determining the fair value and allocation of intangible assets. The significant estimation was primarily due to the complexity of the valuation models used to measure that fair value as well as the sensitivity of the respective fair values to the underlying significant assumptions. The significant assumptions used to estimate the fair value of the intangible assets and subsequent amortization expense included forecasted revenues, discount rates, and economic lives. These significant assumptions are forward-looking and could be affected by future economic and market conditions.

How the Critical Matter Was Addressed in the Audit

The following are the primary procedures we performed to address this critical audit matter. To test the fair value of the Company’s purchase price allocation and corresponding intangible assets, our audit procedures included evaluating the Company’s valuation model, the method and significant assumptions used and testing the completeness and accuracy of the underlying data supporting the significant assumptions and estimates. We reconciled the discount rates to the projected internal rate of return for the acquisition and compared the royalty rates to industry data. We also assessed the professional competence, experience, and objectivity of the Company’s external valuation specialist. We involved our valuation specialists to assist with our evaluation of the valuation model and certain significant assumptions as well as the performance of a parallel calculation.

WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

Whippany, New Jersey

March 31, 2022, except for the effects of the reverse stock split described in Note 12, as to which the date is February   , 2023

PCAOB ID Number 100

The foregoing report is in the form that will be signed upon the completion of the reverse stock split described in Note 12 to the consolidated financial statements.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

March 31, 2022

F-20

MARIZYME, INC.

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS:
Current
Cash	$4,072,339	$2,902,762
Accounts receivable	8,650	40,585
Other receivables	41,307	-
Prepaid expense	257,169	106,390
Inventory	22,353	56,340
Total current assets	4,401,818	3,106,077
Non-current
Property, plant and equipment, net	12,817	7,122
Operating lease right-of-use assets, net	1,158,776	1,317,830
Intangible assets, net	52,866,192	42,278,211
Prepaid royalties, non-current	339,091	344,321
Deposits	30,000	30,000
Goodwill	7,190,656	-
Total non-current assets	61,597,532	43,977,484
Total assets	$65,999,350	$47,083,561

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current
Accounts payable and accrued expenses	$1,596,147	$478,103
Note payable	127,798	-
Due to related parties	1,132,634	-
Operating lease obligations	277,142	243,292
Total current liabilities	3,133,721	721,395
Non-current
Operating lease obligations, net of current portion	881,634	1,074,538
Notes payable, net of current portion	469,252	-
Convertible notes	26,065	-
Derivative liabilities	2,485,346	-
Contingent liabilities	11,313,000	-
Total non-current liabilities	15,175,297	1,074,538
Total liabilities	$18,309,018	$1,795,933

Commitments and contingencies (Note 9)	-	-

Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and 2020	-	-
Common stock, par value $0.001, 20,000,000 shares authorized, issued and outstanding shares - 2,702,070 and 2,395,330 at December 31, 2021 and 2020 respectively	2,702	2,395
Additional paid-in capital	95,511,193	82,110,867
Accumulated deficit	(47,823,563)	(36,825,634)
Total stockholders’ equity	47,690,332	45,287,628
Total liabilities and stockholders’ equity	$65,999,350	$47,083,561

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MARIZYME, INC.

Consolidated Statements of Operations

	Years ended December 31,
	2021	2020

Revenue	$210,279	$197,136

Operating expenses:
Direct costs of revenue	80,354	58,292
Professional fees (includes related party amounts of $410,400, and $180,000, respectively)	2,269,756	1,153,731
Salary expenses	2,887,309	915,210
Research and development	1,681,899	687,734
Stock-based compensation	898,444	1,833,292
Depreciation and amortization	43,871	591,458
Other general and administrative expenses	1,170,029	757,022
Total operating expenses	9,031,662	5,996,739
Total operating loss	$(8,821,383)	$(5,799,603)

Other expense
Interest and accretion expenses	(126,024)	(45,450)
Change in fair value of contingent liabilities	(1,387,000)	-
Loss on debt extinguishment	(663,522)	-
Total other expense	(2,176,546)	(45,450)

Net loss	$(10,997,929)	$(5,845,053)

Loss per share - basic and diluted	$(4.58)	$(3.31)

Weighted average number of shares of common stock outstanding - basic and diluted	2,402,893	1,767,484

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MARIZYME, INC.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2019	1,324,041	$1,324	$59,322,129	$(30,980,581)	$28,342,872
Common shares issued in lieu of payables	16,940	17	261,436	-	261,453
Common stock issued for services	14,335	14	237,486	-	237,500
Sale of common stock	373,347	373	6,274,791	-	6,275,164
Issuance of common stock for acquisition	666,667	667	12,499,333	-	12,500,000
Issuance of warrants for acquisition	-	-	1,932,300	-	1,932,300
Issuance of warrants for services	-	-	253,749	-	253,749
Stock-based compensation	-	-	1,329,643	-	1,329,643
Net loss	-	-	-	(5,845,053)	(5,845,053)
Balance, December 31, 2020	2,395,330	$2,395	$82,110,867	$(36,825,634)	$45,287,628
Warrants issued for acquisition	-	-	(732,300)	-	(732,300)
Issuance of common stock for acquisition	306,740	307	7,773,693	-	7,774,000
Warrants issued	-	-	5,493,821	-	5,493,821
Stock-based compensation expense	-	-	865,112	-	865,112
Net loss	-	-	-	(10,997,929)	(10,997,929)
Balance, December 31, 2021	2,702,070	$2,702	$95,511,193	$(47,823,563)	$47,690,332

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MARIZYME, INC.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(10,997,929)	$(5,845,053)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	43,871	591,459
Stock-based compensation	865,112	1,329,643
Stock-based compensation - restricted common stock	33,332	-
Interest and accretion on convertible notes	126,024	-
Issuance of common stock for services	-	237,500
Issuance of warrants for services	368,287	253,749
Change in fair value of contingent liabilities	1,387,000	-
Loss on debt extinguishment	663,522	-
Change in operating assets and liabilities:
Accounts receivable	36,298	(40,585)
Prepaid expense	(184,112)	307,983
Inventory	33,987	127,129
Deposits	-	(30,000)
Accounts payable and accrued expenses	968,788	(155,661)
Due to related parties	868,725	-
Net cash used in operating activities	(5,787,095)	(3,223,836)

Cash flows used in investing activities:
Purchase of intangible assets	-	(148,656)
Net cash used in investing activities	-	(148,656)

Cash flows from financing activities:
Proceeds from promissory notes	263,907	-
Proceeds from financing, net of issuance costs	6,692,765	-
Shares issued for cash, net of offering costs	-	6,275,164
Net cash provided by financing activities	6,956,672	6,275,164

Net change in cash	1,169,577	2,902,672

Cash at beginning of year	2,902,762	90

Cash at end of year	$4,072,339	$2,902,762

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$45,449
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Derivative liabilities and debt discount issued in connection with convertible notes	$2,485,346	$-
Warrants and debt discount issued in connection with convertible notes	$5,125,534	$-
Contingent liabilities	$9,926,000	$-
Issuance of common stock in lieu of payables	$-	$261,453
Issuance of common stock in connection with business combination	$7,774,000	$12,500,000
Notes payable assumed in connection with business combination	$468,137	$-
Issuance of warrants in connection with business combination	$-	$1,932,300
Initial adoption of ROU asset and lease liability	$-	$1,317,830

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies

Organization

Marizyme, Inc. (the “Company” or “Marizyme”) is a Nevada corporation originally incorporated on March 20, 2007, under the name SWAV Enterprises, Ltd. On September 6, 2010, the Company name was changed to GBS Enterprises Inc. and from 2010 to September 2018 the Company was in the software products and advisory services business for email and instant messaging applications. The Company divested that business between December 2016 and September 2018 and focused on the acquisition of life science technologies.

On March 21, 2018, the Company’s name was changed to Marizyme, Inc., to reflect the new life sciences focus. Marizyme’s common stock is currently quoted on the OTC Markets’ QB tier under the symbol “MRZM”.

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The accompanying consolidated financial statements include the consolidated accounts of the Company and its wholly owned subsidiaries, Somahlution, Inc. (“Somahlution”), Somaceutica, Inc. (“Somaceutica”), Marizyme Sciences, Inc. (“Marizyme Sciences”), and My Health Logic, Inc. (“My Health Logic”). All intercompany transactions have been eliminated on consolidation.

Going Concern

The Company’s consolidated financial statements are prepared using principals generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company, since its inception, has incurred recurring operating losses and negative cash flows from operations and has an accumulated deficit of $47,823,563 at December 31, 2021. Additionally, the Company has working capital of $1,268,097  and $4,072,339 of cash on hand, which may not be sufficient to fund operations for the next twelve months. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing its business for the foreseeable future with neither the intention or necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to the laws and regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to continue to successfully develop its intangible assets, receive an approval from the U.S. Federal and Drug Administration to extend the selling of the products into the U.S. market which will allow the Company to attain profitable operations.

During the next twelve months from the date the consolidated financial statements were issued, the Company’s foreseeable cash requirements will relate to continuous operations of its business, maintaining its good standing and making the required filing with the SEC, and the payment of expenses associated with its product development. The Company may experience a cash shortfall and be required to raise additional capital. Management intends to raise additional funds by way of a private or public offering. Subsequent to the year ended December 31, 2021, on February 14, 2021, Marizyme completed a preliminary prospectus with intention to raise up to $17,250,000. The proceeds from the offering will be used by the Company (i) to develop its DuraGraft, MATLOC, and Krillase platforms; (ii) to commercialize and produce its products, and (iii) for general working capital and other corporate purposes. While the Company believes in the viability of its strategy to continue to develop and expand its products and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported periods. The Company bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates are related to the allocation of the purchase price in a business combination to the underlying assets and liabilities, recoverability of long-term assets including intangible assets and goodwill, amortization expense, valuation of warrants, stock-based compensation, derivative liabilities, contingent liabilities, and deferred tax valuations.

F-25

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Fair Value Measurements

The Company uses the fair value hierarchy to measure the value of its financial instruments. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

●	Level 1 - Quoted prices for identical assets or liabilities in active markets.
●	Level 2 - Quoted prices for identical or similar assets and liabilities in markets that are not active; or other model-derived valuations whose inputs are directly or indirectly observable or whose significant value drivers are observable.
●	Level 3 - Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable and for which assumptions are used based on management estimates.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

The carrying amounts of certain cash, accounts receivable, accounts payable and accrued expenses, and amounts due to related parties approximate fair value due to the short-term nature of these instruments.

The fair value of lease obligations is determined using discounted cash flows based on the expected amounts and timing of the cash flows discounted using a market rate of interest adjusted for appropriate credit risk.

The contingent liabilities assumed on the acquisition of Somah (Note 2) consist of present values of royalty payments, performance warrants and pediatric voucher warrants, future rare pediatric voucher sales, and liquidation preference. Management measured these contingencies in accordance with Level 3 of the fair value hierarchy.

i.	The performance warrants and pediatric vouchers warrants liabilities were valued using a Monte Carlo simulation model utilizing the following weighted average assumptions: risk free rate of 1.19%, expected volatility of 69.62%, expected dividend of $0, and expected life of 6.21 years. For the year ended December 31, 2021, changes in these assumptions resulted in $417,000 decrease in fair value of these liabilities. At December 31, 2021 the fair market value of performance warrants and pediatric vouchers warrants liabilities was $4,352,000.

ii.	The present value of royalty payments was measured using the scenario-based methodology. In assessing the value attributed to the royalty payments, the estimated future cash flows were discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the revenue from net sales of the product. The cash flows derived from the Company’s fifteen-year strategic plan are based on managements’ expectations of market growth, industry reports and trends, and past performances. These projections are inherently uncertain due to the evolving impact of the COVID-19 pandemic. The discounted cash flow model included projections surrounding revenue, discount rates, and growth rates. The discount rates used to calculate the present value of royalty payments reflect specific risks of the Company and market conditions and the mid-range was estimated at 20.6%. For the year ended December 31, 2021, changes in these assumptions resulted in $1,802,000 increase in fair value of these liabilities. At December 31, 2021 the fair market value of royalty payments was $3,988,000.

iii.	Rare pediatric voucher sales liability was valued based on the scenario-based methodology where the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset - 20.6%. For the year ended December 31, 2021, changes in these assumptions resulted in $2,000 increase in fair value of this liability. At December 31, 2021 the fair market value of rare pediatric vouchers was $1,150,000.

iv.	The present value of liquidation preference liability, included in the contingent consideration, was determined using the Black-Scholes option pricing method and represents the fair value of the maximum payment amount according to the Agreement. The following assumptions were used in the Black-Scholes option pricing model: risk free rate of 0.21%, expected volatility of 78.93%, expected dividend of $0, and expected life of 5 years. No changes to the fair value of liquidation preference liability were recorded in the year ended December 31, 2021. At December 31, 2021 the fair market value of liquidation preference was $1,823,000.

The derivative liabilities consisted of optional and automatic conversion features and the share redemption feature attached to the convertible notes, issued pursuant to the Unit Purchase Agreement (Note 6).

The Company has no financial assets measured at fair value on a recurring basis. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis. No transfers between levels have occurred during the periods presented.

Marizyme measures the following financial instruments at fair value on a recurring basis. At December 31, 2021 and 2020, the fair values of these financial instruments were as follows:

	Fair Value Hierarchy
December 31, 2021	Level 1	Level 2	Level 3	December 31, 2020
Liabilities
Derivative liabilities	$-	$-	$2,485,346	$-
Contingent liabilities	-	-	11,313,000	-
Total	$-	$-	$13,798,346	$-

F-26

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The following table provides a roll forward of all liabilities measured at fair value using Level 3 significant unobservable inputs:

Derivative and Contingent Liabilities
Balance at December 31, 2020	-
Derivative liabilities	$391,648
Extinguishment of debt obligations	(391,648)
Derivative liabilities - amended Unit Purchase Agreement (Note 6)	2,485,346
Initial valuation of contingent liabilities assumed on Somah acquisition[1]	9,926,000
Change in fair value	1,387,000
Balance at December 31, 2021	$13,798,346

[1]	Measured as at Somah acquisition date of July 31, 2020, see Note 2.

Cash

Cash include cash in readily available checking accounts.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Inventory

Inventory consisted of primarily finished goods and is valued at the lower of cost and net realizable value. Cost is determined using the FIFO method. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value, based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. The Company has determined that no inventory reserve was necessary as of December 31, 2021 and 2020.

Accounts Receivable

Trade receivables are amounts due from customers for goods sold in the ordinary course of business. Accounts receivable are non-interest bearing and are due for settlement in full within 30 days. Trade receivables are shown net of allowance for bad or doubtful debts.

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts to ensure trade and other receivables are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations. The Company did not have an allowance at December 31, 2021 or 2020. The Company did not record any bad debt expense in each of the years ended December 31, 2021 and 2020.

Property, Plant, and Equipment, Net

Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the useful life of the asset. Machinery, computer equipment and related software are depreciated over five to seven years. Furniture and fixtures are depreciated over four to seven years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the related assets. Expenditures for repairs and maintenance of assets are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation of assets disposed of are removed from the accounts and any resulting gain or loss is included in loss from operations.

Intangible Assets and Goodwill

Intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. Intangible assets acquired as a result of an acquisition or in a business combination are measured at fair value at the acquisition date.

The useful lives of intangible assets are assessed as either finite or indefinite. Intangible assets with finite lives are amortized over the estimated useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimates being accounted for on a prospective basis.

Goodwill represents the excess of the purchase price paid for the acquisition of subsidiaries over the fair value of the net assets acquired. Following the initial recognition, goodwill is measured at cost less any accumulated impairment losses.

In-Process Research and Development

The Company evaluates whether acquired intangible assets are a business under applicable accounting standards. Additionally, the Company evaluates whether the acquired assets have a future alternative use. Intangible assets that do not have future alternative use are considered acquired in-process research and development (“IPR&D”). When the acquired in-process research and development assets are not part of a business combination, the value of the consideration paid is expensed on the acquisition date. Future costs to develop these assets are recorded to research and development expense as they are incurred.

These IPR&D assets are reviewed for impairment annually, or sooner if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and upon establishment of technological feasibility or regulatory approval. An impairment loss, if any, is calculated by comparing the fair value of the asset to its carrying value. If the asset’s carrying value exceeds its fair value, an impairment loss is recorded for the difference and its carrying value is reduced accordingly. Similar to the impairment test for goodwill, the Company may perform a qualitative approach for testing indefinite-lived intangible assets for impairment. The Company used the qualitative approach and concluded that it was more-likely-than-not that its indefinite-lived assets were not impaired during the years ended December 31, 2021 and 2020.

F-27

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property, plant and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount. The impairment loss, if recognized, would be based on the excess of the carrying value of the impaired asset over its respective fair value. No impairment losses have been recorded through December 31, 2021 and 2020.

Leases

At the inception of a contractual arrangement, the Company determines whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, the Company records the associated lease liability and corresponding right-of-use asset upon commencement of the lease using the implicit rate or a discount rate based on a credit-adjusted secured borrowing rate commensurate with the term of the lease. The Company additionally evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: the lease has a purchase option that is reasonably certain of being exercised, the present value of the future cash flows is substantially all of the fair market value of the underlying asset, the lease term is for a significant portion of the remaining economic life of the underlying asset, the title to the underlying asset transfers at the end of the lease term, or if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. Leases that do not meet the finance lease criteria are accounted for as an operating lease. Operating lease assets represent a right to use an underlying asset for the lease term and operating lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease liabilities with a term greater than one year and their corresponding right-of-use assets are recognized on the balance sheet at the commencement date of the lease based on the present value of lease payments over the expected lease term. Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received. As the Company’s leases do not typically provide an implicit rate, the Company utilizes the appropriate incremental borrowing rate, determined as the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and in a similar economic environment. Lease cost is recognized on a straight-line basis over the lease term and variable lease payments are recognized as operating expenses in the period in which the obligation for those payments is incurred. Variable lease payments primarily include common area maintenance, utilities, real estate taxes, insurance, and other operating costs that are passed on from the lessor in proportion to the space leased by the Company. The Company has elected the practical expedient to not separate between lease and non-lease components.

Revenue Recognition

Pursuant to Topic 606, the Company recognizes revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to be intitled in exchange for those goods or services. To achieve this core principle, Topic 606 outlines a five-step process for recognizing revenue from customer contracts that includes i) identification of the contract with a customer, ii) identification of the performance obligations in the contract, iii) determining the transaction price, iv) allocating the transaction price to the separate performance obligations in the contract, and v) recognizing revenue associated with performance obligations as they are satisfied.

At contract inception, the Company assesses the goods or services promised within each contract and assess whether each promised good or service is distinct and determine those that are performance obligations. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

We have identified one performance obligation which is related to our DuraGraft product sales. For our Distribution Partner channel, we recognize revenue for product sales at the time of delivery of the product to our Distribution Partner (customer). As our products have an expiration date, if a product expires, we will replace the product at no charge. There were no significant judgements made in applying this topic.

Direct Cost of Revenue

Cost of sales includes the actual cost of merchandise sold, and the cost of transportation of merchandise from our third-party vendor to our distributer.

Research and Development Expenses and Accruals

All research and development costs are expensed in the period incurred and consist primarily of salaries, payroll taxes, and employee benefits, those individuals involved in research and development efforts, external research and development costs incurred under agreements with contract research organizations and consultants to conduct and support the Company’s ongoing clinical trials of DuraGraft, and costs related to manufacturing DuraGraft for clinical trials. The Company has entered into various research and development contracts with various organizations and other companies. Payments of these activities are based on the terms of the individual agreements which matches to the pattern of costs incurred. Payments made in advances are reflected in the accompanying balance sheets as prepaid expenses. The Company records accruals for estimated costs incurred for ongoing research and development activities. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the services, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates may be made in determining the prepaid or accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates.

Stock-Based Compensation

Share-based compensation expense for employees and directors is recognized in the Consolidated Statement of Operations based on estimated amounts, including the grant date fair value and the expected service period. For stock options, we estimate the grant date fair value using a Black-Scholes valuation model, which requires the use of multiple subjective inputs including estimated future volatility, expected forfeitures and the expected term of the awards. We estimate the expected future volatility based on the stock’s historical price volatility. The stock’s future volatility may differ from the estimated volatility at the grant date. For restricted stock unit (“RSU”) equity awards, we estimate the grant date fair value using our closing stock price on the date of grant. We recognize the effect of forfeitures in compensation expense when the forfeitures occur. The estimated forfeiture rates may differ from actual forfeiture rates which would affect the amount of expense recognized during the period. We recognize the value of the awards over the awards’ requisite service or performance periods. The requisite service period is generally the time over which our share-based awards vest.

F-28

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the statement of operations in the period that includes the enactment date.

The Company recognizes net deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If management determines that the Company would be able to realize its deferred tax assets in the future in excess of their net recorded amount, management would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions on the basis of a two-step process whereby (i) management determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (ii) for those tax positions that meet the more-likely-than-not recognition threshold, management recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties related to unrecognized tax benefits within income tax expense. Any accrued interest and penalties are included within the related tax liability. There were no interest and penalties as of December 31, 2021 and 2020.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions on how to allocate resources and assess performance. The Company views its operations and manages its business as one operating segment.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and dilutive common stock equivalents outstanding for the period determined using the treasury-stock and if-converted methods. Dilutive common stock equivalents are comprised of unvested common stock, options and warrants. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities (warrants, stock options, and common shares subject to repurchase) would be antidilutive.

Comparative Information

To conform with the current year’s financial statement presentation, the Company reclassified certain professional fees, salaries, and rent expenses related to research and development activities for the year ended December 31, 2020 into research and development expenses line item on the Consolidated Statements of Operations. Such reclassifications were not considered material and did not have any effect on the Company’s net loss for the year ended December 31, 2020.

Recently Adopted Accounting Standards

In December 2019, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, or ASU 2019-12, which simplifies the accounting for income taxes. ASU 2019-12 is effective for annual reporting periods, and interim periods within those annual periods, beginning after December 15, 2020 on a prospective basis, and early adoption is permitted. The Company adopted this guidance effective January 1, 2021, and the adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

The Company assesses the adoption impacts of recently issued accounting standards by the Financial Accounting Standards Board or other standard setting bodies on the Company’s consolidated financial statements as well as material updates to previous assessments. There were no new material accounting standards issued or adopted in year of 2021 that impacted the Company.

F-29

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

2. Acquisitions

DuraGraft®

On December 15, 2019, the Company entered into a contingent asset purchase agreement (the “Agreement”), as amended on March 31, 2020 and May 29, 2020, with Somahlution, LLC, Somahlution, Inc., and Somaceutica, LLC, companies duly organized under the laws of Delaware (collectively, “Somah” or “Seller”) to acquire all of the assets and none of the liabilities of Somah (the “Acquisition”), including DuraGraft®, a one-time intraoperative vascular graft treatment for use in vascular and bypass surgeries that maintains endothelial function and structure, and other related properties.

On July 31, 2020, the Company and Somah entered into Amendment No. 3 to the Agreement and the Agreement was finalized. Pursuant to the terms of this amendment, it was agreed that, as part of the Acquisition, the Company would acquire the outstanding capital stock of Somahlution, Inc., held by Somahlution, LLC, rather than the assets of Somahlution, Inc. This change to the Agreement was made to accommodate the European Union (“EU”) requirements with respect to the future manufacturing under Somahlution, Inc. of CE marked products for sale in the EU. In Amendment No. 3, the Company agreed to assume certain payables of Somah related to clinical and medical expenses. It was agreed that the payments on the assumed debts would be recorded as a prepaid royalty against future royalties. As of December 31, 2021 and 2020, prepaid royalties were $339,091 and $344,321, respectively, and were recorded as a non-current asset.

Pursuant to the Agreement and in consideration of the outstanding capital stock of Somahlution, Inc., the Company agreed to issue to Somah:

●	666,667 restricted shares of common stock of the Company;
●	Warrants to purchase 199,992 restricted common shares of the Company with a strike price of $75.00 per common share and a term of five years;
●	The Company, on a pro rata basis, shall grant the Seller the following contingent consideration upon receiving the FDA final approval and insurance reimbursement approval on the product:

○	Grant of performance warrants for 266,666 restricted common shares of the Company, with a strike price determined based on the average of the closing prices of the common shares for the 30 calendar days following the date of the public announcement of FDA approval;
○	Royalties to be paid on all net sales of the product acquired from Somah of 6% on the first $50 million of international net sales (and 5% on the first $50 million of U.S. net sales), 4% for greater than $50 million up to $200 million, and 2% for greater than $200 million;
○	Payment of 10% of cash value of the rare pediatric voucher sales following the FDA approval and subsequent sale to an unaffiliated third party of a rare pediatric voucher based on Somah’s DuraGraft product;
○	Grant of rare pediatric voucher warrants to purchase an aggregate of 16,666 commons shares with a term of five years and a strike price determined based on the average of the closing prices of the common shares for the 30 calendar days following the date of the public announcement of FDA approval, and
○	Liquidation preference, up to a maximum of $20 million upon the sale by the Company of all or substantially all of the assets relating to the Somah products. Upon the sale of either or both of the DuraGraft or Somah derived solid organ transplant products, the Company will pay 15% of the net sale proceeds towards the liquidation preference maximum amount.

On July 30, 2020, the Company completed the acquisition of Somah (the “Somah Transaction”). The acquisition of Somah provides the Company with access to DuraGraft and other related intangible assets, which upon approval by FDA, will further the Company’s continued growth and international-wide product rollout.

In accordance with ASC 805-10 the substance of a transaction constitutes a business combination as the business of Somah meets the definition of a business under the standard. Accordingly, the transaction was accounted for in accordance with the acquisition method of accounting, and the assets acquired, and the liabilities assumed have been recorded at their respective estimated fair values as of the acquisition date. The purchase price is based on management’s estimate of fair value of the common shares and warrants issued as well as contingent consideration and liquidation preference given up. The final allocation of the purchase price consideration to the assets acquired and liabilities assumed has been completed and finalized.

F-30

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Details of the carrying amount and the fair value of identifiable assets and liabilities acquired and purchase consideration paid are as follows:

Consideration
Common shares	$12,500,000
Warrants	1,200,000
Contingent consideration[1]	9,926,000
Total consideration	$23,626,000

Fair value of identifiable assets acquired, and liabilities assumed
Net working capital	$30,908
Property, plant, and equipment	9,092
Intangible assets	18,170,000
Goodwill	5,416,000
Total identifiable assets	$23,626,000

[1]	During the year ended December 31, 2021, for the purposes of the final allocation of the purchase price consideration, contingent consideration was measured as of the date of Somah acquisition - July 31, 2020 and valued at $9,926,000. Since then, the fair market value of the contingent liabilities, measured in accordance with Level 3 of the fair value hierarchy, has increased by $1,387,000 to $11,313,000 as at December 31, 2021 (Note 1).

The intangible assets acquired include:

●	DuraGraft patent, with estimated remaining economic life of 13 years,
●	“Distribution relationships” intangible asset related to DuraGraft products, with estimated remaining economic life of 10 years, and
●	In-process research and development intangible asset - “Cyto Protectant Life Sciences” with indefinite economic life.

Goodwill is attributed to the workforce and profitability of the acquired business and is not deductible for tax purposes. A residual method methodology was used to estimate the fair market value goodwill. A pre-tax discount rate based on weighted average cost of capital of 33.8% was used in the fair value assumptions for the assembled workforce acquired.

Pro-forma revenue, net income, and earnings per share are not presented for this acquisition as they are not material.

My Health Logic Inc.

On November 1, 2021, Marizyme entered into a definitive arrangement agreement with Health Logic Interactive Inc. (“HLII”) pursuant to which the Company will acquire all of the issued and outstanding common shares of My Health Logic Inc. (“My Health Logic” or “MHL”), a wholly owned subsidiary of HLII, in exchange for common shares of Marizyme (the “Marizyme Shares”).

Marizyme is dedicated to the acceleration, development and commercialization of medical technologies that promote patient health, therefore a strategic decision was made during the year ended December 31, 2021 to acquire My Health Logic, which have provided Marizyme with access to MHL’s lab-on-chip technology platform and its patient-centric, digital point-of-care screening device, MATLOC 1; and allowed for further growth and development of Marizyme’s portfolio of medical products.

On December 22, 2021, Marizyme received the necessary regulatory, court and stock exchange approval to complete the acquisition of MHL resulting in a total of 306,740 Common Shares issued to HLII; 15,334 of these shares are being held and administered by Marizyme to be released to HLII, less any amounts claimed by Marizyme or its affiliates for any losses arising out of certain breaches as set out in the acquisition agreement. This resulted in HLII holding approximately 11.35% of the total number of issued and outstanding Marizyme Shares (based on 2,702,070 Marizyme Shares issued and outstanding immediately after closing).

In accordance with ASC 805-10 the substance of a transaction constitutes a business combination as the business of My Health Logic Inc. meets the definition of a business under the standard. Accordingly, the transaction was accounted for in accordance with the acquisition method of accounting, and the assets acquired, and the liabilities assumed have been recorded at their respective estimated fair values as of the acquisition date. The purchase price is based on management’s estimate of fair value of the common shares issued.

According to ASC 805 the acquirer has a year from the date of acquisition to recognize measurement period adjustments. While Marizyme doesn’t expect the carrying amount and the fair value of identifiable assets and liabilities acquired, provided below, to change, the estimates surrounding the useful life of intangible assets acquired may differ from the initial values determined. The change in useful life of the intangible assets will not have a material impact on the net loss for the year ended December 31, 2021. Additionally, The Company is in the process of finalizing the tax basis related to these intangible assets which is not final as of December 31, 2021.

Details of the carrying amount and the fair value of identifiable assets and liabilities acquired and purchase consideration paid are as follows:

Consideration given up
Common shares	$7,774,000
Total consideration given up	$7,774,000

Fair value of identifiable assets acquired, and liabilities assumed
Net working deficit	$(613,156)
Property, plant, and equipment	12,500
Intangible assets	6,600,000
Goodwill	1,774,656
Total identifiable assets	$7,774,000

As a result of the My Health Logic acquisition, we acquired its lab-on-chip technology platform, its patient-centric, digital point-of-care screening device - MATLOC 1 as well as patents rights and trademarks relating to it. In addition, we acquired ownership rights to MATLOC patents issued in the European Union, Canada, and the United States.

F-31

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The intangible assets acquired include:

●	Trade name, with estimated remaining economic life of 14 years,
●	Software, which enables customers to track and update their test results, with economic life of 15 years, and
●	Biotechnology intangible assets related to lab-on-chip technology, with estimated remaining economic life of 17 years.

As part of the acquisition, Marizyme assumed an aggregate of $468,137 in notes payable, the notes are unsecured, bear interest at a rate of 9% per annum and mature on August 12, 2022. For the year ended December 31, 2021, Marizyme recognized $1,115 of interest expense on the notes payable (2020 - $Nil).

Goodwill is attributed to the workforce and profitability of the acquired business and is not deductible for tax purposes. A residual method methodology was used to estimate the fair market value goodwill. A pre-tax discount rate based on weighted average cost of capital of 37.5% was used in the fair value assumptions for the assembled workforce acquired.

Pro-forma revenue, net income, and earnings per share are not presented for this acquisition as they are not material.

3. Leases

On December 11, 2020, the Company entered into a 5.5 - year lease agreement for administrative office and laboratories, which commenced in December 2020 at a monthly rent of approximately $10,817, increasing by 2.5% annually beginning in the second year of the lease until the end of the term. Additionally, pursuant to the agreement, the Company will pay approximately $12,000 per month in operating expenses. As at December 31, 2021, the remaining lease term was 4.42 years. The lease had been classified as an operating lease.

The assets and liabilities from the lease were recognized at the lease commencement date based on the present value of remaining lease payments over the lease term using the discount rate of 3.95%, which is the average commercial interest available to the Company at the time.

The following table summarizes supplemental balance sheet information related to the operating lease as of December 31, 2021:

	December 31, 2021	December 31, 2020
Right-of-use asset	$1,158,776	$1,317,830

Operating lease liabilities, current	$277,142	$243,292
Operating lease liabilities, non-current	881,634	1,074,538
Total operating lease liabilities	$1,158,776	$1,317,830

As at December 31, 2021, the maturities of the lease liabilities for the periods ended December 31 were as follows:

2022	$277,142
2023	277,142
2024	277,142
2025	277,142
Thereafter	130,950
Total lease payments	1,239,518
Less: Present value discount	(80,742)
Total	$1,158,776

4. Intangible Assets and Goodwill

Krillase

As part of the asset acquisition of ACB Holding AB, Reg. No. 559119-5762, completed on September 12, 2018, Marizyme acquired all rights, titles, and interest in the Krillase technology, a group of intangible assets worth $28,600,000. Krillase is a naturally occurring enzyme that acts to break protein bonds and has applications in wound debridement, wound healing, dental care and thrombosis. The useful lives of the intangible assets are based on the life of the patent and related technology. The patents and related technology for Krillase have not been amortized since the acquisition, as they have not yet been put into operations.

The Company used the qualitative approach and concluded that it was more-likely-than-not that its Krillase assets were not impaired during the years ended December 31, 2021 and 2020.

F-32

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

DuraGraft

As part of Somah acquisition (Note 2), Marizyme purchased $18,170,000 of intangible assets related to the DuraGraft® technology. No impairment has been recognized on DuraGraft intangible assets for the years ended December 31, 2021 and 2020.

My Health Logic

As part of My Health Logic acquisition (Note 2), Marizyme purchased MHL’s lab-on-chip technology platform and its patient-centric, digital point-of-care screening device, MATLOC 1, fair valued at an aggregate amount of $6,600,000.

Intangible Assets	December 31, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Krillase intangible assets	$28,600,000	$-	$28,600,000	$28,600,000	$-	$28,600,000
Patents in process	122,745	-	122,745	119,971	-	119,971
DuraGraft patent	5,256,000	(572,768)	4,683,232	14,147,729	(589,489)	13,558,240
DuraGraft - Distributor relationship	308,000	(43,633)	264,367	-	-	-
DuraGraft IPR&D - Cyto Protectant Life Sciences	12,606,000	-	12,606,000	-	-	-
My Health Logic - Trade name	450,000	(804)	449,196	-	-	-
My Health Logic - Biotechnology	4,600,000	(6,765)	4,593,235	-	-	-
My Health Logic - Software	1,550,000	(2,583)	1,547,417	-	-	-
Total intangible assets	$53,492,745	$(626,553)	$52,866,192	$42,867,700	$(589,489)	$42,278,211

Goodwill	DuraGraft	My Health Logic	Total
Balance, December 31, 2020	$-	$-	$-
Additions on acquisitions	5,416,000	1,774,656	7,190,656
Impairment	-	-	-
Balance, December 31, 2021	$5,416,000	$1,774,656	$7,190,656

The following changes to the Company’s intangible assets had taken place in the periods indicated:

Balance, December 31, 2019	$28,613,000
Acquired in asset purchase agreement	14,147,729
Additions	106,971
Amortization expense	(589,489)
Balance, December 31, 2020	$42,278,211
Acquired in Somah Transaction[1]	4,022,271
Acquired in MHL Transaction	6,600,000
Additions	2,775
Amortization expense[1]	(37,065)
Balance, December 31, 2021	$52,866,192

[1]	To account for Somah Transaction measurement period adjustments, the Company restated the Quarterly Report on Form 10-Q for the three and six month ended June 30, 2021, originally filed on August 23, 2021. As a result of the restatement, the value of DuraGraft intangibles purchased with the Somah Transaction increased by $4,022,271 and related overestimated amortization of the intangibles decreased by $898,026 for the year ended December 31, 2021.

As the result of the Somah Transaction measurement period adjustments, the Company has recorded amortization expense of $37,066 on its intangibles for the year ended December 31, 2021 (2020 - $589,489).

Future amortizations for DuraGraft and My Health Logic intangible assets for the next five years will be $841,172 for each year from 2022 through 2026 and $7,331,585 for 2027 and thereafter. Amortization related to in process research and development will be determined upon the Company achieving commercialization.

5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses, summarized by major category, as of December 31, 2021 and 2020 consists of the following:

	December 31, 2021	December 31, 2020
Trade accounts payable	$1,465,860	$325,830
Accrued expenses	8,215	21,555
Accrued compensation expenses	122,072	130,718
Total accounts payable and accrued expenses	$1,596,147	$478,103

F-33

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

6. Convertible Promissory Notes and Warrants

May 2021 Unit Purchase Agreement

On May 27, 2021, Marizyme entered into a Unit Purchase Agreement to sell up to 266,666 units (the ‘Units’) at a price per Unit of $37.50. Each Unit is comprised of (i) a convertible promissory note convertible into common stock of the Company, (ii) a warrant to purchase one share of common stock of the Company (the ‘Class A Warrant’); and (iii) a second warrant to purchase common stock of the Company (the “Class B Warrant”).

In May 2021, the Company issued and sold 1,999 Units at a price of $37.50 per Unit for gross proceeds of $74,945, consisting of Notes of $74,945, Class A Warrants for the purchase of 1,999 shares of common stock and Class B Warrants for the purchase of 1,999 shares of common stock. The Company incurred related issuance costs of $6,745 which will be amortized over the term of the Notes.

In July 2021, the Company issued and sold 29,333 Units under the Unit Purchase Program for gross proceeds of $1,100,000. The Units included Notes for $1,100,000, Class A Warrants for 29,333 shares of common stock and Class B Warrants for 29,333 shares of common stock.

September 2021 Amended Unit Purchase Agreement

On September 29, 2021, due to a lower common stock price, the Company, with the consent of all Unit holders, amended the May 2021 Unit Agreements. By rescinding their investment, the Unit holders agreed to amend the Unit Purchase Agreement resulted in the following significant changes to the offering:

(iv)	Decreased the offering price under the Unit Purchase Agreement from $37.50 per Unit to $33.75 per Unit for all future sales under the Unit Purchase Agreement. No proceeds from the initial investment were returned.
(v)	Decreased the conversion price from $37.50 per share to $33.75 per share for all current Unit holders and all future investors.
(vi)	Cancelled all Class A Warrants and Class B Warrants and replaced them with Class C Warrants.

December 2021 Unit Purchase Agreement

On December 21, 2021, the Company entered into a Unit Purchase Agreement (the “December UPA”) to sell up to 647,169 Units at a price per unit of $26.25. Each Unit is comprised of (i) a convertible promissory note convertible into common stock of the Company at an initial conversion price of $26.25 and, (ii) a warrant to purchase two shares of Common Stock at an initial purchase price of $33.75 per share (the new Class C Warrant). Under this December UPA, the Company issued and sold 228,571 Units at a per unit purchase price of $26.25, for gross proceeds of $6,000,000. Coinciding with this December UPA, the Company also entered into an Exchange Agreement with the existing Unit holders (the December 2021 Exchange Agreements, as further described below).

December 2021 Exchange Agreements

On December 21, 2021, in conjunction with a $6.0 million investment, the Company and the existing Unit holders agreed to exchange the original securities (“Old Securities”) held by the current investors/unit holders for New Securities, consisting of (i) a New Note in the principal amount equal to the original principal amount of the Original Note, plus all accrued interest through the day prior to December 21, 2021, and (ii) a New Warrant (new Class C Warrants) in exchange for the original Class C Warrants. The Exchange of the Original Securities for the New Securities included the following significant changes:

(v)	Decreased the offering price under the Unit Purchase Agreement from $33.75 per Unit to $26.25 per Unit. Outstanding principal and accrued interest were used to purchase Units at the new per unit price.
(vi)	Extended the maturity date of the notes to December 21, 2023 for all existing notes.
(vii)	Decreased the conversion price from $33.75 per share to $26.25 per share for the New Units.
(viii)	Original Class C Warrants were exchanged for New Class C warrants with an exercise price of $33.75 per share (unchanged) and a five-year life measured from the date of the Exchange Agreement. The decrease in the Unit price also resulted in additional number of New Class C Warrants being issued in exchange for the Original Class C Warrants due to the 200% warrant coverage provided for in the Unit Purchase Agreement.

The Company determined that the terms of the New Securities were substantially different from the Original Securities, and, as such the exchange of the Original Securities for the New Securities was accounted for as an extinguishment of debt on December 21, 2021, and the New Securities accounted for as a new debt issuance.

As a result of this substantial modification, the total of 42,889 Units previously issued were replaced with an aggregate of 55,463 pro-rata Units and a loss on debt extinguishment of $663,522 was recorded in consolidated statements of operations for the year ended December 31, 2021 (2020 - $Nil).

The Company determined that the optional and automatic conversion feature and the share redemption feature attached to the convertible notes meet the definition of derivative liabilities and that the detachable warrants issued do not meet the definition of a liability and therefore will be accounted for as an equity instrument.

The fair value of the warrants of $4,299,649 and the fair value of derivative liabilities of $2,485,346 issued have been recorded as debt discount and are being amortized to interest and accretion expense using the effective interest method over the term of the Convertible Notes.

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MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

During the year ended December 31, 2021, the Company recognized interest and accretion expense of $116,676 (2020 - $Nil) in the consolidated statements of operations.

	December 31, 2021	December 31, 2020
Convertible notes issued - original securities	$1,174,945	$-
Issuance costs	(105,745)	-
Debt discount	(964,153)	-
Debt accretion	90,611	-
Extinguishment of debt in connection with December 2021 Exchange Agreements	(195,658)	-
Convertible notes issued - new securities, outstanding at December 31, 2021	7,456,039	-
Issuance costs	(671,044)
Debt discount	(6,784,995)	-
Debt accretion	26,065	-
Convertible notes, net of debt discount	$26,065	$-

Convertible Notes Terms

The Convertible Notes mature in 24 months from the initial closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The Convertible Notes principal and accrued interest can be converted at any time at the option of the holder at a conversion price of $26.25 per share (previously $33.75 per the September 2021 Amendment and originally $37.50 per the May Unit Purchase Agreement). In the event the Company consummates, while the Convertible Note is outstanding, an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000 (“Qualified Financing”), then all outstanding principal, together with all unpaid accrued interest under the Convertible Notes, shall automatically convert into shares of the equity financing at the lesser of (i) 75% of the cash price per share paid in the financing and the conversion price of $26.25 per unit. The Convertible Notes are secured by a first priority security interest in all assets of the Company.

New Class C Warrants Terms

●	Exercise price is the lower of (i) $33.75 per share, or (ii) the Automatic Conversion Price (the lesser of (i) 75% of the cash price per share paid by the other purchasers of next round securities in the Qualified Financing and (ii) the Conversion Price ($33.75, subject to Customary Antidilution Adjustments).
●	Exercisable for a period of 5 years from issuance.
●	Warrant Coverage: 200%.

7. Stockholders’ Equity

a) Preferred stock

The Company is authorized to issue a total number of 25,000,000 shares of “blank check” preferred stock with a par value of $0.001. As of December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

b) Common stock

The Company is authorized to issue a total number of 20,000,000 shares of common stock with a par value of $0.001.

As of December 31, 2021 there were 2,702,070 shares of common stock issued and outstanding (2020 – 2,395,330). During the year ended December 31, 2021, the Company had the following share issuances:

●	On December 22, 2021, the Company issued 306,740 pursuant to the My Health Logic transaction completion (Note 2).

During the year end December 31, 2020, the Company issued the following:

●	On January 9, 2020, the Company settled trade payables of $126,250 through the issuances of 8,334 shares of common stock.
●	On April 6, 2020, the Company settled trade payables of $161,600 through the issuances of 10,667 shares of common stock.
●	On April 6, 2020, the Company issued 334 shares of common stock to a director on exercise of stock options.
●	On April 6, 2020, the Company issued 1,000 shares of common stock to a consultant in exchange for services rendered in the amount of $15,150.
●	On June 8, 2020, the Company settled trade payables of $20,200 through the issuances of 1,334 shares of common stock.
●	On July 28, 2020, the Company issued 4,271 shares of common stock on the conversion of $59,453 of debt.
●	On July 28, 2020, the Company issued 1,334 shares of common stock valued at $25,000 to a consultant for services rendered.
●	On July 31, 2020, the Company completed the Soma Acquisition (Note 2) whereas 666,667 shares of common stock were issued, fair valued at $12,500,000.

F-35

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

●	On August 3, 2020, the Company completed an initial closing of a private placement pursuant to which the Company sold and issued an aggregate of 307,333 shares of its common stock at a purchase price of $18.75 per share. In consideration for services rendered as the placement agent in the private placement, the Company paid Univest Securities LLC cash commissions totaling $460,999, or 8% of the gross proceeds of the private placement closing, a 1% non-accountable expense allowance totaling $57,625, and the $31,250 balance (of a total of $37,500) due to the placement agent in advisory fees. Additionally, the Company issued to the placement agent a five-year warrant to purchase an aggregate of 15,300 shares of the Company’s Common Stock at an exercise price of $20.63 per share. The warrant, for which the placement agent paid the Company $100, may be exercised on a cashless basis.
●	On September 1, 2020, the Company issued 2,667 restricted shares of common stock to Bruce Harmon, the former chief financial officer of the Company.
●	On September 25, 2020, the Company closed on the second tranche of funding in the gross amount of $1,237,760 in exchange for 66,014 shares of common stock. The net amount received by the Company was $1,116,566.
●	On October 1, 2020, the Company entered into a consulting agreement which had various compensation requirements, including the issuance of 1,334 shares of common stock (valued at $18.75 per share) and 2,424 warrants with an exercise price of $20.63.

c) Options

On May 18, 2021, our Board of Directors approved the Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (“SIP”). The SIP incorporates stock options issued prior to May 18, 2021. The SIP authorized 353,333 options for issuance. As of December 31, 2021, there remains 109,946 options available for issuance.

During the year ended December 31, 2021, the company granted 102,166 (2020 – 89,333) share purchase options to directors, officers, employees, and consultants of the Company. The weighted-average assumptions used to estimate the fair value of stock options using the Black-Scholes option valuation model were as follows:

	2021	2020
Risk-free interest rate	1.09%	0.93%
Volatility	252.08%	241.88%
Exercise price	$22.65	$20.55
Dividend yield	0%	0%
Forfeiture rate	0%	0%
Expected life (years)	6.38	10.00

The Company recognizes forfeitures as they occur.

The summary of option activity for the years ended December 31, 2021 and 2020 was as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Life	Total Intrinsic Value
Outstanding at December 31, 2019	180,991	$22.50	9.48
Granted	89,333	18.75
Exercised	(16,937)	15.30
Outstanding at December 31, 2020	253,387	$20.40	8.82
Granted	102,166	22.65
Forfeited	(112,166)	20.40
Outstanding at December 31, 2021	243,387	$18.60	8.34	$1,951,117
Exercisable at December 31, 2021	159,958	$16.05	7.70	$1,685,099

As of December 31, 2021, the Company had the following options issued and outstanding:

Exercise Price	Number of Options Outstanding	Number of Options Exercisable	Weighted Average Remaining Contractual Years	Intrinsic Value
$15.15	132,388	132,398	7.43	$1,509,317
18.75	44,333	14,228	9.09	110,983
20.55	13,333	10,666	8.63	64,000
26.25	53,333	2,666	9.84	800
$18.60	243,387	159,958	8.34	$1,951,117

F-36

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

d) Restricted Share Units

During the year ended December 31, 2021, the Company granted restricted share awards for an aggregate of 23,333 shares of common stock (2020 - Nil) to directors, senior officers and consultants of the Company, with underlying performance conditions. As of December 31, 2021, we determined that none of the performance condition were likely to be achieved, therefore compensation cost of $Nil for the restricted share awards was recognized in the year ended December 31, 2021 (2020 - $Nil).

e) Warrants

	Number	Weighted Average Price
December 30, 2019	7,574	$45.00
Issued on Somah acquisition	199,992	75.00
Issued	18,666	20.70
December 30, 2020	226,232	$69.45
Issued pursuant to Unit Purchase Agreement	568,074	33.75
Issued	15,330	20.85
December 31, 2021	809,636	$43.50

During the year ended December 31, 2021, the Company issued the following:

Unit Purchase Agreements Warrants

Pursuant to the May Unit Purchase Agreement (Note 6) the Company issued: (i) Class A Warrants for the purchase an aggregate of 31,332 shares of common stock, with a strike price of $46.92 per share and a term of five years, and (ii) Class B Warrants for the purchase an aggregate of 31,332 shares of common stock with a strike price of $75.00 per share and a term of five years.

On September 29, 2021, pursuant to the September 2021 Amended Unit Purchase Agreement, all Class A and Class B warrants were replaced with an aggregate of 72,598 pro-rata Class C warrants. The warrants had a strike price of 33.75 per share and a term of five years.

On December 2, 2021, the Company issued additional 13,186 Class C warrants with the terms and conditions stipulated in the September 2021 Amended Unit Purchase Agreement.

On December 21, 2021, pursuant to the December 2021 Exchange Agreements (Note 6) all previously issued Original Class C warrants were replaced with an aggregate of 110,932 pro-rata New Class C warrants with an exercise price of $33.75 per share (unchanged) and a five-year life measured from the date of the December 2021 Exchange Agreements. The decrease in the Unit price also resulted in additional number of New Class C Warrants being issued in exchange for the Original Class C Warrants due to the 200% warrant coverage provided for in the Unit Purchase Agreement.

On December 21, 2021, pursuant to the December 2021 Unit Purchase Agreement the Company issued additional 457,142 New Class C warrants with an exercise price of $33.75 per share and a term of five years.

The detachable warrants issued were accounted for as an equity instrument and were ascribed an aggregate fair market value of $4,447,982 using the residual fair value allocation method.

Other Warrants

During the year ended December 2021, the Company issued warrants for the purchase of an aggregate of 15,330 shares of common stock for a settlement and services rendered. The warrants issued have an average strike price of $20.85 per share and an average term of 4.74 years, were fair valued at $368,287 and recorded in professional fees and salary expense in the consolidated Statements of Operations for the year ended December 31, 2021.

During the year end December 31, 2020, the Company issued the following:

On July 31, 2020, the Company completed the Somah Acquisition (Note 2) whereas 666,667 shares of common stock and 199,992 warrants were issued. The warrants have a strike price of $75.00 per share and a term of five years. The valuation of the warrants granted was completed during the year ended December 31, 2021, and the fair market value was determined to be $6.00 per share or $1,200,000.

On September 25, 2020, the Company issued two warrants for services. The warrants were to purchase 11,200 and 7,466 shares with a strike price of $20.63 and a term of five years. The fair market value was determined to be $13.59 per share or $152,249 and $101,500, respectively, or $253,749, collectively.

f) Stock-based compensation

During the year ended December 31, 2021, the Company recorded $865,111 in non-cash share-based compensation (2020 - $1,833,292). Additionally, the Company recognized $33,333 of stock-based compensation on restricted common stock in the year ended December 31, 2021.

8. Related Party Transactions

As at December 31, 2021, the Company owed an aggregate of $1,132,634 (2020 - $Nil) to related parties of the Company, comprised of the following:

i.	During the year ended December 31, 2021, the Company entered into a promissory note agreement with Brad Richmond, a related party and former acting Vice President of Finance, for the total proceeds of $168,907 (2020 - $Nil). The note bears no interest, unsecured, and has no terms of repayment. Mr. Richmond also incurred an aggregate $368,500 in administrative and general expenses on behalf of the Company, which were reimbursed to Mr. Richmond in full, in the year ended December 31, 2021. As of December 31, 2021, the Company owes $168,907 to Mr. Richmond (2020 - $Nil).

F-37

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

ii.	During the year ended December 31, 2021, the Company entered into a promissory note agreement with Frank Maresca, a related party and shareholder of the Company, for the total proceeds of $95,000 (2020 - $Nil). The note bears no interest, unsecured, and has no terms of repayment. The Company also received consulting services from Mr. Maresca, and pursuant to the agreement incurred $360,000 in professional expenses for the year ended December 31, 2021 (2020 - $180,000). Mr. Maresca also incurred $198,841 in administrative and general expenses on behalf of the Company. As at December 31, 2021, the Company owes Mr. Maresca a total of $871,371 for the promissory note, consulting services and expenses reimbursement (December 31, 2020 - $Nil).

iii.	The Company received consulting services from other shareholders, consultants, and related parties of the Company, and pursuant to the various agreements incurred an aggregate $50,400 in professional expenses for the year ended December 31, 2021 (2020 - $Nil). These related parties also incurred $41,956 in administrative and general expenses on behalf of the Company. As at December 31, 2021, the full amount of $92,356 was outstanding and payable to the related parties.

Additionally, as part of the Somah transaction in 2020 (Note 2), the Company recorded a prepaid royalty to the shareholders of Somahlution. The primary beneficial owner is Dr. Vithal Dhaduk, a director and significant shareholder of the Company. As at December 31, 2021, the company had $339,091 in prepaid royalties (2020 - $344,321) which had been classified as non-current in the consolidation balance sheets.

9. Commitments and Contingencies

Legal Matters

Dr. Vithal D. Dhaduk (“Dhaduk”), former Interim CEO of Marizyme and a co-founder of Somahlution, LLC, was the subject of a complaint filed in the United States District Court, Middle District of Pennsylvania, Civil Action No. 3:17 cv 02243 in December 2017 by Mukeshkkumar B. Patel (“Patel”), a former business partner of Dhaduk, which complaint made claims of breach of contract, promissory estoppel and unjust enrichment regarding a Memorandum of Understanding, dated July 16, 2015, between Patel and Dhaduk (“MOU”). The MOU provided that Dhaduk would pay Patel $9,450,000 as consideration for Patel’s agreement to, among other things, (i) exit certain legal entities that were purportedly jointly owned by certain affiliates of Dhaduk and Patel, including Somahlution LLC, and (ii) relinquish his ownership interests in such entities. On December 2, 2019, the court granted Patel’s motion for summary judgment on his breach of contract claim. The complaint was settled between Dhaduk and Patel in the year ended December 31, 2021, with no financial impact to the Company.

On August 19, 2021, Dr. Neil Campbell, former President, Chief Executive Officer and director of the Company, and Bruce Harmon, former Chief Financial Officer and Secretary of the Company, each filed a Complaint and Demand for Jury Trial against the Company and Insperity Peo Services, L.P., a Delaware limited partnership (“Insperity”), a joint employer of Dr. Campbell and Mr. Harmon with the Company under a Client Service Agreement, dated November 30, 2020 (collectively, the “Campbell/Harmon Complaints”). Both Campbell/Harmon Complaints allege that the Company and Insperity violated Section 448.105 of the Florida Private Whistleblower Act as a result of the constructive terminations of Dr. Campbell and Mr. Harmon after the occurrence of violations federal and state law, including federal securities law, at the Company that exposed Dr. Campbell and Mr. Harmon to civil and criminal forms of liability and that the Company was not addressing to their satisfaction. Both Campbell/Harmon Complaints demand approximately $30,000 - $50,000 in back pay and benefits, interest on back pay, front pay and/or lost earning capacity, compensatory damages, costs and attorney’s fees, and such other relief as the court deems equitable. We intend to vigorously defend against these claims. These cases are currently in arbitration.

Contingencies

a.	On July 13, 2019, the Company signed a consulting agreement, whereby the individual will receive:

●	$30,000 per month through July 13, 2022.
●	Option to purchase 16,666 shares of common stock at a strike price of $22.50, which vest monthly through July 13, 2021. The vesting of these options was accelerated by the Board of Directors on September 2, 2020.
●	Royalties based on sales of Krillase assets, equal to 10% of net sales of the product. During the year ended December 31, 2021, no revenues were derived from sales of Krillase product.

b.	As part of the DuraGraft Acquisition, completed on July 31, 2020 (Note 2), the Company entered into the Agreement with Somah stockholders, whereby Marizyme is legally obligated to pay royalties on all net sales for Somahlution, Inc. The royalties associated with the Agreement are calculated as follows:

Royalties on U.S. sales equal to:

●	5% on the first $50,000,000 of net sales,
●	4% on net sales of $50,000,001 up to $200,000,000, and
●	2% on net sales over $200,000,000.

F-38

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Royalties on sales outside of the U.S.:

●	6% on the first $50,000,000 of net sales,
●	4% on net sales of $50,000,001 up to $200,000,000, and
●	2% on net sales over $200,000,000.

The royalties are in perpetuity. As at December 31, 2021, the Company had not earned any revenues from Krillase and did not have any sales of the DuraGraft products in U.S., therefore no royalties have been accrued or paid in the year.

Upon receiving FDA approval for the DuraGraft product, the Company will:

●	Issue performance warrants with a strike price determined based on the average of the closing prices of the Company’s common stock for the 30 calendar days following the date of the public announcement of the FDA approval; and
●	Upon liquidation of all or substantially all of the assets relating to DuraGraft, the Company will pay 15% of the net sale proceeds up to $20 million.

c.	The Company has entered into arrangements for office and laboratories spaces. As at December 31, 2021, minimum lease payments in relation to lease commitments are payable as described in Note 3.

Risks and Uncertainties

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world and every state in the United States. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations and financial results.

Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it. As a result, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, including such authorities in Europe, which could result in delays of reviews and approvals. While there have been no specific notices of delay from federal or foreign government authorities, potential interruptions, delays, or changes to the operations of the FDA, or of any foreign authority with which we might interact, might impact the approval of any applications we plan and will need to file in the future.

In addition, we are dependent upon certain contract manufacturers and suppliers and their ability to reliably and efficiently fulfill our orders is critical to our business success. The COVID-19 pandemic has impacted and may continue to impact certain of our manufacturers and suppliers. As a result, we have faced and may continue to face delays or difficulty sourcing certain products, which could negatively affect our business and financial results.

The spread of COVID-19 has also adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and may continue to result, in a significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

If the COVID-19 pandemic does not continue to slow and the spread of COVID-19 is not contained, our business operations, including those of contract manufacturers, could be further delayed or interrupted. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs. It is not possible to reliably measure or quantify the impact COVID-19 has had on the financial results of the Company. If the COVID-19 pandemic continues for an extended period, it may materially adversely impact business operations and, consequently, future financial results.

F-39

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

10. Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company is subject to taxation in the US and Canada. The following table provides a breakdown of net loss between domestic and foreign jurisdictions for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Net loss - domestic	$(10,997,929)	$(5,845,053)
Net loss foreign	-	-
Total	$(10,997,929)	$(5,845,053)

The 2017 Tax Act created a new requirement that, for the periods beginning after January 1, 2018, certain income (referred to as global intangible low taxed income or “GILTI”) earned by foreign subsidiaries in excess of a deemed return on tangible assets of foreign corporations must be included in U.S. taxable income. The GILTI income is eligible for a deduction, which lowers the effective tax rate to 10.5% for calendar years 2018 through 2025 and 13.125% after 2025. Under U.S. GAAP, companies are allowed to make an accounting policy election to either (i) account for GILTI as a component of tax expense in the period in which a company is subject to the rules - the period cost method, or (ii) account for GILTI in a company’s measurement of deferred taxes - the deferred method. The Company elected to account for GILTI in the period the tax is incurred. The Company did not generate any GILTI during the year ended December 31, 2021.

As of December 31, 2021, and 2020, the Company has net operating loss carry forwards of $41,706,000 and $30,971,000, respectively. The net operating loss carryforwards are expected to expire at various times through 2041. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% to loss before taxes for fiscal year 2021 and 2020), as follows:

	December 31, 2021	December 31, 2020
Tax expense (benefit) at the statutory rate	$(2,309,565)	$(1,227,461)
Non-deductible items	620,855	384,991
Deferred true-ups	(119,782)	124,206
Change in valuation allowance	(2,309,565)	718,264
Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax years 2021 and 2020 remain open to examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2021 and 2020, are as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating loss carryforward	$8,758,337	$6,504,000
Lease liability	277,142	277,000
Deferred tax assets before valuation allowance	9,035,479	6,781,000
Less: deferred tax asset valuation allowance	(5,093,324)	(3,284,382)
Total deferred tax asset after valuation allowance	3,942,155	3,496,618
Deferred tax liabilities:
Intangible assets	(3,665,013)	(3,219,618)
Fixed assets	(277,142)	(277,000)
Total deferred tax liabilities	3,942,155	3,496,618
Total net deferred tax asset (liability)	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2021 and 2020 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $5,093,000 and $3,284,000 as of December 31, 2021 and 2020, respectively. The Company is evaluating the foreign reporting requirements as it relates to revenue from foreign sources and has determined that any accrual would not be material.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company does not expect that the NOL carryback provision of the CARES Act would result in a material cash benefit to them.

F-40

MARIZYME, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

11. Subsequent Events

We evaluated subsequent events through the date on which the consolidated financial statements were issued and except as noted below, no events require recognition or disclosure.

Subsequent to the year ended December 31, 2021, we conducted the following additional closings of our units private placement in which we accepted the indicated non-cash forms of consideration in exchange for units in the private placement:

●	On January 13, 2022, we issued to a consultant 1,523 units at a price of $26.25 per unit in exchange for their services. The units consist of Convertible Notes in the aggregate principal amount of $40,000 and Class C warrants for the purchase of 3,047 shares of our common stock.

●	On January 24, 2022, we issued to two unrelated investors a total of 10,615 units at a price of $26.25 per unit in exchange for the assumption, cancellation, and conversion of principal notes of our subsidiary My Health Logic. The units consist of Convertible Notes in the aggregate principal amount of $278,678 and Class C warrants for the purchase of 21,231 shares of our common stock.

●	On January 24, 2022, we issued to the representative and its designee, Bradley Richmond, our former licensing and market advisor and former Acting Vice President of Finance, a total of 11,428 units at a price of $26.25 per unit in exchange for services provided to us in connection with our acquisition of My Health Logic. The units consist of Convertible Notes in the aggregate principal amount of $300,000 and Class C warrants for the purchase of 22,856 shares of our common stock.

●	On January 26 and February 14, 2022, in exchange for services of Mr. Richmond, we granted to him 20,000 warrants to purchase an aggregate 20,000 shares of our common stock at an exercise price of $0.15 per share. On March 15, 2022, Mr. Richmond exercised 20,000 of warrants issued to him subsequently to the year end, upon which Marizyme issued to Mr. Richmond 20,000 shares of common stock.

12. Reverse Stock Split and Change in Authorized Shares

On August 1, 2022, the Board of Directors (the “Board”) of Marizyme adopted resolutions authorizing a decrease of the authorized shares of common stock from 75,000,000 to 18,750,000 and corresponding decrease of every four (4) shares of issued and outstanding shares of common stock into one (1) share (the “First Reverse Stock Split”). In accordance with such board approval, on August 3, 2022, we filed a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) 78.209 (the “First Certificate of Change”) with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), which provided for the First Reverse Stock Split. Pursuant to NRS Section 78.209(3), the First Certificate of Change became effective at the time of the filing, 10:08 AM Pacific Time, of such filing on the same date (the “First Certificate of Change Effective Time”).

On August 26, 2022, the Board adopted resolutions authorizing, and empowering our officers to take all such further actions as necessary, proper, or advisable to carry out, among other actions, the filing of an amendment to our Articles of Incorporation, to increase the number of authorized shares of common stock from 18,750,000 shares of common stock to 75,000,000 shares of common stock (the “Authorized Capital Increase”). The Board directed that we hold an annual meeting of stockholders on December 27, 2022 in order to submit the proposed amendment to the stockholders for approval. On December 27, 2022, we held our 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. Accordingly, on December 30, 2022, the Company filed a Certificate of Amendment Pursuant to NRS 78.380 & 78.390 (the “Certificate of Amendment”) with the Nevada Secretary of State, which provided for the Authorized Capital Increase. Pursuant to NRS Section 78.390(6), the Certificate of Amendment became effective at the time of such filing, 11:00 AM Pacific Time, on the same date (the “Certificate of Amendment Effective Time”).

On January 3, 2023, the Board adopted resolutions authorizing a decrease of our authorized shares of common stock from 75,000,000 to 20,000,000 and a corresponding change of every three-and-three-quarters (3.75) shares of common stock to one (1) issued and outstanding share (the “Second Reverse Stock Split”) in order to, together with the First Reverse Stock Split, effect an aggregate one (1) for fifteen (15) reverse stock split. In accordance with such board approval, on January 5, 2023, a Certificate of Change Pursuant to NRS 78.209 (the “Second Certificate of Change”) was filed with the Nevada Secretary of State, which provided for the Second Reverse Stock Split. Pursuant to NRS Section 78.209(3), the Second Certificate of Change became effective at the time of such filing, 1:47 PM Pacific Time, on the same date.

We submitted a request to the Financial Industry Regulatory Authority, Inc. (“FINRA”) to process and announce each of the First Reverse Stock Split and Second Reverse Stock Split on FINRA’s Daily List of issuer corporate actions in accordance with FINRA Rule 6490. In order to address FINRA’s issuer corporate action processing requirements, and as authorized by the resolutions of our board of directors as adopted on August 1, 2022 and January 3, 2023, on January 13, 2023, a third, fourth and fifth Certificate of Change Pursuant to NRS 78.209 was each filed by the Company with the Nevada Secretary of State. These filings provided for two forward stock splits of the authorized and issued and outstanding common stock at the same ratios as the First Reverse Stock Split and Second Reverse Stock Split followed by a reverse stock split at their combined ratio. These filings were made in order for us to amend our request for FINRA to process the First Reverse Stock Split and Second Reverse Stock Split in aggregate to request that FINRA process a single one (1) for fifteen (15) reverse stock split in accordance with FINRA’s issuer corporate action processing requirements. The third such filing (the “Third Certificate of Change”) provided for the increase of the authorized common stock from 20,000,000 shares to 75,000,000 shares and of every share of the authorized and issued and outstanding shares of common stock to three-and-three-quarters (3.75) shares (the “First Forward Stock Split”), and became effective at 4:45 PM Pacific Time on January 17, 2023, pursuant to NRS Section 78.209(3). The fourth such filing (the “Fourth Certificate of Change”) provided for the increase of the authorized common stock from 75,000,000 shares to 300,000,000 shares and every issued and outstanding share of common stock to four (4) shares (the “Second Forward Stock Split”), and became effective at 5:00 PM Pacific Time on January 17, 2023 (the “Fourth Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3). The fifth such filing (the “Fifth Certificate of Change”) provided for the decrease of the authorized common stock from 300,000,000 to 20,000,000 and corresponding change of every fifteen (15) shares of the issued and outstanding common stock to one (1) share (the “Consolidated Reverse Stock Split”), and became effective at 5:15 PM Pacific Time on January 17, 2023, pursuant to NRS Section 78.209(3).

The processing of the effects of the Consolidated Reverse Stock Split on the number of shares held by each stockholder according to transfer agent or brokerage firm records and the reported price of the common stock will occur at the time that the Consolidated Reverse Stock Split is announced by FINRA on its Daily List in accordance with FINRA Rule 6490 (the “Public Adjustment Time”), which will be subject to the listing of the common stock on the Nasdaq Capital Market tier of Nasdaq and completion of FINRA’s issuer corporate action processing requirements. The listing of the common stock on Nasdaq remains subject to approval by Nasdaq of our listing application. The outcome of these matters cannot be determined at this time. Assuming that Nasdaq approves the listing of the common stock, it is anticipated that the Public Adjustment Time will occur after market close on the trading date prior to the first date of trading on Nasdaq. At that time, the number of shares of common stock held by each stockholder as reflected in the records of the Company’s transfer agent or the stockholder’s brokerage firm records will be reduced by 1,500% to reflect the processing of the Consolidated Reverse Stock Split. At market open the following trading day, which as anticipated will be the first day that the common stock trades on Nasdaq, the price of the common stock will reflect a 1,500% increase as a result of the processing of the Consolidated Reverse Stock Split. The common stock will trade on Nasdaq under its current ticker symbol, “MRZM,” but will trade under a new CUSIP Number, 570372 201. The Company also intends to file a Current Report on Form 8-K reporting FINRA’s announcement of the Consolidated Reverse Stock Split and related material matters.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a split-adjusted basis to reflect the Consolidated Reverse Stock Split. In addition, all split-adjusted outstanding share amounts in this prospectus are estimated and may not entirely reflect the rounding of fractional shares with respect to approximately 50,294 shares of common stock held by objecting beneficial owners for whom we are not able to verify such owners’ holdings. Although our board of directors effected the Consolidated Reverse Stock Split in connection with this offering and our intended listing of our shares of common stock on Nasdaq, we cannot guarantee that the Consolidated Reverse Stock Split will be sufficient for Nasdaq to approve our initial listing application.

As a result of the Consolidated Reverse Stock Split, there are approximately 2,722,070 shares of common stock outstanding, not including the shares of common stock included in the units that the Company expects to issue in this public offering or upon any exercise of the Over-Allotment Option or of any warrants included in the units issued to investors or of the representative’s warrant.

No fractional shares will be issued, and no cash or scrip will be paid in connection with the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split. One whole share of common stock is issuable to any stockholder who would otherwise receive a fractional share pursuant to the First Certificate of Change or the Second Certificate of Change. No fractional shares were anticipated to become issuable pursuant to the Third Certificate of Change, the Fourth Certificate of Change, or the Fifth Certificate of Change. At the Public Adjustment Time, certain stockholders whose shares are converted at the Consolidated Reverse Stock Split ratio may receive one fewer whole share in lieu of fractional shares than such stockholders would have received in lieu of fractional shares from the separate rounding at different effective dates and times of post-split fractional shares provided for by the First Certificate of Change and Second Certificate of Change as compared to the adjustment to shares held by such stockholders at the time of the Public Adjustment Time. Following the Public Adjustment Time, any claim to an additional whole share issuable pursuant to the First Certificate of Change and the Second Certificate of Change of any stockholder will be addressed on a case-by-case basis upon receipt of a written notice of such claim submitted by the stockholder with supporting documentation to the Company at the following address: Attn: Secretary, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida 33458.

F-41

[●] Units Consisting of

[●] Shares of Common Stock and

[●] Warrants to Purchase [●] Shares of Common Stock

MARIZYME, INC.

PRELIMINARY PROSPECTUS

UNIVEST SECURITIES, LLC	R. F. LAFFERTY & CO., INC.

______________, 2023

Until         , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered. All amounts, other than the Securities and Exchange Commission registration fee, Nasdaq listing fee and Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee, are estimates. We will pay all these expenses.

Amount
Securities and Exchange Commission registration fee	$
Nasdaq listing fee
FINRA filing fee
Accounting fees and expenses
Legal fees and expenses
Transfer agent fees and expenses
Blue Sky Fees and Expenses
Printing and related fees
Miscellaneous
Total	$

Under the underwriting agreement, we will grant the representative a discount of 7% of the public offering price (including, and not increased by, $50,000 in qualified independent underwriter fees to be paid), a 1% non-accountable expense allowance, and warrants to purchase up to 5% of the units sold in this offering, at an exercise price per share equal to 120% of the public offering price per unit, including units sold to cover over-allotments, if any. In addition to the underwriting discounts and other compensation, we will also reimburse the representative for the full amount of its reasonable out-of-pocket expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow costs and background checks on the Company’s principals, up to an aggregate of $200,000, provided that any expense over $5,000 shall require our prior written consent.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes allow for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the Securities Act. The bylaws of the Company provide that the Company has the power to indemnify its directors and officers to the maximum extent permitted by Nevada law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred under the bylaws also includes the power of the Company to advance the expenses (including attorney’s fees) incurred by an officer or director in defending any such proceeding in advance of its final disposition upon receipt of an undertaking on behalf of such officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

The Company may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advancement of expenses are subject to the requirements of the Securities Act to the extent applicable.

Furthermore, the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

II-1

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

The underwriting agreement, filed as Exhibit 1.1 to this registration statement, will provide for indemnification, under certain circumstances, by the representative of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Equity Awards

On January 9, 2020, the Company issued 8,334 shares to a consultant who exercised an option in full in lieu of $126,250 in accounts payable.

On January 9, 2020, the Company issued 16,666 options for common stock to a consultant. The options have an exercise price of $15.15 per share and expire in 10 years. The options vest at the rate of 1,666 options per month. The Company accelerated the vesting to 100% in September 2020. On August 22, 2022, the consultant executed a limited waiver and consent agreement waiving his option exercise rights. The limited waiver and consent agreement was to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, the Company held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreement expired in accordance with its terms.

On April 6, 2020, the Company issued 10,667 shares of common stock to a consultant who exercised an option in full in lieu of $161,600 in accounts payable.

On April 6, 2020, the Company issued 334 shares of common stock to a director of the Company who exercised an option in full in exchange for $5,050 in cash.

On April 6, 2020, the Company issued 1,000 shares of common stock to a consultant in exchange for services rendered in the amount of $15,150.

On June 8, 2020, the Company issued 1,334 shares of common stock to a consultant who exercised an option in full in lieu of $20,200 in accounts payable.

On July 28, 2020, the Company issued 4,271 shares of common stock in the conversion of $59,453 of debt to a consultant.

On July 28, 2020, the Company issued 1,334 shares of common stock at a value of $25,000 to a consultant.

On August 18, 2020, the Company issued 13,334 options for common stock to a consultant. The options have an exercise price of $20.55 per share and expire in 10 years. The options vest over a period of eighteen months.

On September 1, 2020, the Company issued 2,667 restricted shares of common stock to Bruce Harmon, a former officer of the Company. The shares vest over a one-year period. 1,334 of the shares vested prior to Mr. Harmon’s resignation on July 12, 2021.

II-2

On September 30, 2020, the Company entered into a consulting agreement with Bradley Richmond, which had various compensation requirements, including the issuance of 1,334 shares of common stock (valued at $18.75 per share) and 2,424 warrants with an exercise price of $20.63 per share and expiring October 2, 2026.

On October 22, 2020, the Company issued 3,333 options for common stock to an employee. The options vest over a three-year period, have an exercise price of $18.75 per share and expire in 10 years. On January 31, 2021, the options were fully vested.

On October 22, 2020, the Company issued 8,000 options for common stock to Bruce Harmon, a former officer of the Company. The options vest over a three-year period, have an exercise price of $18.75 per share and expire in 10 years. On March 5, 2021, the Company accelerated the vesting to 50% as of this date and the remaining 50% as of October 22, 2021. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after Mr. Harmon’s resignation on July 12, 2021.

On October 30, 2020, the Company issued 8,333 options for common stock to a consultant. The options vest over a three-year period, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after the consultant’s services to the Company were discontinued.

On November 1, 2020, Dr. Neil J. Campbell, in connection with his former positions with the Company, executed an employment agreement and was named as chief executive officer, president and director. He received 33,333 options for common stock vesting over three years, with an exercise price of $18.75 per share and expiring in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after Mr. Campbell’s resignation from the Company on March 18, 2021.

On November 9, 2020, the Company issued 1,000 options for common stock to a former employee. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after the employee’s resignation.

On December 1, 2020, the Company issued 2,666 options for common stock to Dr. Steven Brooks, the Company’s chief medical officer. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years.

On December 2, 2020, the Company issued 2,666 options for common stock to Dr. Donald Very, the Company’s former executive vice president. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after Mr. Very’s termination from the Company on August 18, 2021.

On January 1, 2021, the Company issued 500 options for common stock to a former employee. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after the employee’s resignation.

On January 12, 2021, the Company issued 1,333 options for common stock to a former employee. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after the employee’s resignation.

On January 16, 2021, the Company issued 2,666 options for common stock to Roger Schaller, the Company’s former executive vice president. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after Mr. Schaller’s termination from the Company on August 18, 2021.

On January 29, 2021, the Company issued 2,666 options for common stock to Amy Chandler, a former officer of the Company. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option expired unexercised three months after Ms. Chandler’s resignation from the Company on September 24, 2021.

On March 5, 2021, the Company issued 8,333 options for common stock to James Sapirstein, a former officer and director of the Company. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. Pursuant to the option’s forfeiture terms, the option will have expired one year after Mr. Sapirstein’s resignation from the Company on June 24, 2021.

II-3

On March 5, 2021, the Company issued 8,333 options for common stock to Terry Brostowin, a director of the Company. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. On March 3, 2022, the Company’s Compensation Committee resolved to accelerate the vesting of the options, and such options therefore became fully-vested on that date. On August 22, 2022, Mr. Brostowin executed a limited waiver and consent agreement waiving his option exercise rights. The limited waiver and consent agreement was to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, the Company held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreement expired in accordance with its terms.

On March 5, 2021, the Company issued 8,333 options for common stock to Dr. William Hearl, a director of the Company. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. On March 3, 2022, the Company’s Compensation Committee resolved to accelerate the vesting of the options, and such options therefore became fully-vested on that date.

On March 5, 2021, the Company issued 8,333 options for common stock to Julie Kampf, a director of the Company. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. On March 3, 2022, the Company’s Compensation Committee resolved to accelerate the vesting of the options, and such options therefore became fully-vested on that date.

On March 5, 2021, the Company issued 8,333 options for common stock to Dr. Vithalbhai Dhaduk, the Company’s Chairman. The options vest over three years, have an exercise price of $18.75 per share and expire in 10 years. On March 3, 2022, the Company’s Compensation Committee resolved to accelerate the vesting of the options, and such options therefore became fully-vested on that date.

On October 31, 2021, the Company entered into an executive employment agreement (the “CEO Employment Agreement”), with David Barthel setting forth the terms of the compensation for his services as Chief Executive Officer of the Company. Pursuant to the CEO Employment Agreement, Mr. Barthel is entitled to an annual fixed gross salary of $350,000. Upon execution of the CEO Employment Agreement, Mr. Barthel received incentive stock options, or ISOs, to purchase 26,666 shares of the Company’s common stock at the agreed upon fair market price of $33.75 per share. On February 8, 2022, the board of directors determined to approve an amendment to the CEO Employment Agreement to provide that the fair market price of the ISOs be amended to $26.25 per share of common stock. The board of directors made this determination in part based on recent arms’-length transactions with certain private placement investors in which such investors purchased units comprised of a secured convertible note, convertible into common stock at a price per share of $26.25, subject to adjustment, as well as a Class C warrant to purchase two shares of common stock with an exercise price equal to the lower of (i) $33.75 per share, subject to adjustment, or (ii) 75% of the cash price per share to be paid by the purchasers in a “qualified financing” as defined in the applicable unit purchase agreement, described further below under “Private Placements – 2021-2022 Private Placement”. In addition, Mr. Barthel will be eligible to receive certain equity in the form of ISOs of the Company based upon the attainment of certain metrics, as follows: Nasdaq Listing – 6,666 ISOs; FDA approval of DuraGraft – 5,000 ISOs; FDA approval of MATLOC 1 – 5,000 ISOs; Material 3rd Party Partnerships for DuraGraft – 3,333 ISOs; and Material 3rd Party Partnerships for MATLOC 1 – 3,333 ISOs. All ISOs listed above will have 10% vesting upon grant and the balance will vest quarterly over a three (3) year period in equal installments. Mr. Barthel must be employed with the Company in good standing at the time any such ISOs are awarded according to the milestones set forth above. In the event that Mr. Barthel’s employment is terminated prior to any milestone being achieved, he will forfeit his right to receive such ISOs. Mr. Barthel is also eligible to participate in all employee benefit plans, including health insurance, commensurate with his position. Mr. Barthel will receive $3,000 per month to cover healthcare and related expenses. Mr. Barthel’s employment is at-will and may be terminated by him or by the Company at any time. Through October 31, 2022, if the Company had terminated Mr. Barthel’s employment with the Company without Cause, as defined in the CEO Employment Agreement, and if Mr. Barthel had executed a full release in favor of the Company (in a form acceptable to the Company, which would have included non-competition, non-solicitation, and non-disparagement provisions), the Company would only have been required to pay Mr. Barthel the total sum equal to six (6) months of his gross annual salary. Beginning November 1, 2022 and thereafter, if the Company terminates Mr. Barthel’s employment with the Company without Cause, and if Mr. Barthel executes a full release in favor of the Company, the Company will only pay Mr. Barthel the total sum equal to twelve (12) months of his annual gross salary. In the event of a termination with Cause, or in the event of a resignation by Mr. Barthel, Mr. Barthel will not be entitled to any separation payment or any other post-termination severance. The CEO Employment Agreement contains customary confidentiality provisions and restrictive covenants prohibiting Mr. Barthel from (i) owning or operating a business that competes with the Company during the term of his employment and for a period of 18 months following the termination of his employment or (ii) soliciting the Company’s employees for a period of 18 months following the termination of his employment. On August 22, 2022, Mr. Barthel executed a limited waiver and consent agreement waiving his option exercise rights. The limited waiver and consent agreement was to expire on December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock under the Company’s articles of incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which were to occur as soon as practicable after such shareholder approval. On December 27, 2022, the Company held the Annual Meeting. At the Annual Meeting, stockholders holding shares of common stock in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. As a result, the limited waiver and consent agreement expired in accordance with its terms.

II-4

Under a consulting agreement, effective December 21, 2021, between George Kovalyov, AAT Services Inc., a corporation incorporated pursuant to the laws of British Columbia, Canada (together with Mr. Kovalyov, the “CFO Consultant”), and the Company, the Company granted the following equity compensation: (i) cashless warrants to purchase 6,666 shares of common stock of the Company, with an exercise price of $18.90 per share, based on the closing price of the Company’s common stock on the date of the signing of the related definitive agreement, expiring on December 21, 2026; (ii) options to purchase 13,333 shares of common stock of the Company, vesting monthly over two years, with an exercise price of $26.25 per share, expiring on December 21, 2031; and (iii) 11,667 restricted shares of common stock of the Company, subject to the following milestone vesting schedule: (a) 5,000 restricted shares will vest upon the Company successfully listing its common stock on Nasdaq or the NYSE; (b) 3,333 restricted shares will vest upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (c) 1,667 restricted shares will vest upon the completion of valuation reports for both Somahlution LLC and HLII; and (d) 1,667 restricted shares will vest upon a material commercial partnership for MATLOC 1. The CFO Consultant will not receive any other employee benefits from the Company. AAT Services Inc. is subject to a side agreement, under which the granting of its restricted shares will occur upon vesting. Under a limited waiver and consent agreement, AAT Services Inc. waived its exercise rights under its options until certain conditions were met or December 31, 2022, whichever were to occur first. On December 27, 2022, such conditions were met, and as a result, the limited waiver and consent agreement expired in accordance with its terms.

Under a consulting agreement, effective December 21, 2021, between Harrison Ross, Rydra Capital Corp., a corporation incorporated pursuant to the laws of British Columbia, Canada (together with Mr. Ross, the “VP-Finance Consultant”), and the Company, the Company granted the following equity compensation: (i) cashless warrants to purchase 6,666 shares of common stock of the Company, with an exercise price of $18.90 per share, expiring on December 21, 2026; (ii) options to purchase 13,333 shares of common stock of the Company, vesting monthly over two years, with an exercise price of $26.25 per share, expiring on December 21, 2031; and (iii) 11,667 restricted shares of common stock of the Company, subject to the following milestone vesting schedule: (a) 5,000 restricted shares will vest upon the Company successfully listing its common stock on Nasdaq or the NYSE; (b) 3,333 restricted shares will vest upon any Company financing after January 1, 2022 of debt or equity in which the gross proceeds equal or exceed $5,000,000; (c) 1,667 restricted shares will vest upon the completion of valuation reports for both Somahlution LLC and HLII; and (d) 1,667 restricted shares will vest upon a material commercial partnership for MATLOC 1. The VP-Finance Consultant will not receive any other employee benefits from the Company. Rydra Capital Corp. is subject to a side agreement, under which the granting of its restricted shares will occur upon vesting. Under a limited waiver and consent agreement, Rydra Capital Corp. waived its exercise rights under its options until certain conditions were met or December 31, 2022, whichever occurs first. On December 27, 2022, such conditions were met, and as a result, the limited waiver and consent agreement expired in accordance with its terms.

On January 24, 2022, we granted 40,000 shares of common stock to a consultant in order to reimburse the consultant for the shares of Company common stock that he had previously surrendered to the Company for cancellation in order to facilitate the closing of a transaction of the Company.

On January 26, 2022, we granted a consultant a warrant to purchase 10,000 shares of the Company’s common stock at an exercise price of $0.15 per share, and on February 14, 2022, granted the consultant an additional warrant to purchase an additional 10,000 shares of the Company’s common stock at an exercise price of $0.15 per share, in exchange for services. The consultant fully exercised both of the warrants in March 2022.

All of the securities referenced in the above listed transactions were issued in exempt transactions under Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder of the Securities Act.

Somahlution Acquisition

The Company entered into an asset purchase agreement on December 15, 2019, as amended on March 31, 2020 and May 29, 2020, with Somahlution, LLC, Somahlution, Inc., and Somaceutica, LLC (collectively, Somahlution), companies duly organized under the laws of Delaware to acquire all of the assets of Somahlution. In connection with this acquisition, the Company issued to the Somahlution stockholders 666,675 shares of Company common stock valued at $18.75 per share and warrants to purchase 199,992 shares of Company common stock with a strike price of $75.00 per share and a term of five years. These securities that were issued under an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.

II-5

Private Placements

2020 Private Placement. On August 3, 2020, we conducted an initial closing of a private placement in which we sold to a number of accredited investors an aggregate of 384,027 shares of common stock, at a purchase price of $18.75 per share for an total amount of $5,762,480. On September 25, 2020, we conducted a second closing of this offering and sold an additional 66,019 shares of common stock for a total amount of $1,237,760, for an aggregate offering amount of $7,000,240. Univest Securities, LLC (“Univest”) acted as placement agent for this offering. The Company paid Univest a cash placement fee equal to 8.0% of the gross proceeds from the sale of the common stock in this offering and, as additional compensation, issued to Univest a five-year warrant to purchase an aggregate of 18,666 shares of the Company’s common stock at an exercise price of $20.63 per share. Of this amount, a registered representative of Univest entitled to a portion of Univest’s compensation due to his employment terms received a warrant to purchase 7,466 shares of common stock. These securities were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

2021-2022 Private Placement

In May 2021, the Company entered into a placement agency agreement with Univest, as placement agent, to conduct a private placement offering of secured convertible promissory notes together with two classes of warrants to purchase shares of common stock directly to one or more investors through Univest, as placement agent. On May 27, 2021, in connection with the private placement, the Company entered into a unit purchase agreement with several investors, under which it agreed to offer, in one or more closings, units, at a price per unit of $37.50, comprised of, (i) a 10% secured convertible promissory note, with principal and accrued interest convertible into common stock at an initial price per share of $37.50, subject to adjustment, maturing in two years; (ii) a warrant to purchase a share of common stock, or Class A warrants, at a price per share of the lower of (i) $46.95 per share of common stock, or (ii) the lesser of (a) 75% of the cash price per share to be paid by the purchasers in an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000, or a qualified financing, provided that the Company is listed on a trading market that is a senior exchange such as Nasdaq or the New York Stock Exchange at the time of such financing, and (b) $37.50, subject to adjustment; and (iii) a warrant to purchase one share of common stock, or Class B warrants, with an exercise price of $75.00 per share, subject to adjustment.

On May 27, 2021, the Company sold units consisting of convertible notes in the aggregate principal amount of $74,945 convertible into 1,999 shares of common stock, plus additional shares based on accrued interest, Class A warrants for the purchase of 1,999 shares of common stock and Class B warrants for the purchase of 1,999 shares of common stock.

In July 2021, the Company issued and sold additional units for gross proceeds consisting of convertible notes in the aggregate principal amount of $1,100,000, convertible into 29,333 shares of common stock, plus additional shares based on accrued interest, Class A warrants for the purchase of 29,333 shares of common stock and Class B warrants for the purchase of 29,333 shares of common stock.

As of November 29, 2021, the Company and the existing unit holders agreed that (i) the offering price per unit for subsequent sales of units in this private placement would be reduced from $37.50 per unit to $33.75 per unit, (ii) the conversion price of the outstanding and subsequent convertible notes would be reduced from $37.50 per share to $33.75 per share, (iii) all outstanding Class A warrants and Class B warrants would be cancelled and replaced with Class C warrants, providing for the purchase of the same total amount of shares as had been provided for under the cancelled warrants, and (iv) future units would be comprised of the modified convertible notes and Class C Warrants for the purchase of two shares per unit at the warrants’ exercise price. As modified, the convertible notes provided that in the event the Company consummates a qualified financing of at least $10 million of equity or equity equivalents, and provided that the Company is listed on a trading market that is a senior exchange such as Nasdaq or the New York Stock Exchange and the shares into which the convertible notes may be converted may be issued or resold under an effective registration statement, then all outstanding principal, together with all unpaid accrued interest, under the convertible notes, would automatically convert into shares of common stock at the lesser of 75% of the cash price per share paid in the qualified financing and the otherwise applicable conversion price. In addition, if at any time following the sixty (60) day anniversary of the final closing date or termination of this private placement, and provided there is an effective registration statement permitting the issuance or resale of the shares of common stock into which the convertible notes may be converted, if (A) the Company’s common stock is listed on a senior national securities exchange, (B) the daily volume-weighted average price for the prior twenty (20) consecutive trading days is $90.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such twenty (20)-day period, then the Company would have the right to require the convertible notes to convert all or any portion of the principal and accrued interest then remaining under the note into shares of common stock at the above conversion price in effect on the mandatory conversion date. The Class C warrants have an exercise price equal to the lower of (i) $33.75 per share, subject to adjustment, or (ii) 75% of the cash price per share paid by the purchasers in a qualified financing. As a result of these changes, the Company cancelled and exchanged an aggregate of $1,225,115 of principal and interest under the outstanding convertible notes for modified convertible notes in the aggregate principal amount of $1,225,115, convertible into 36,296 shares of common stock, plus additional shares based on accrued interest, and issued, in exchange for the Class A warrants and Class B warrants, Class C warrants for the purchase of 72,598 shares of common stock at $33.75 per share, subject to adjustment.

II-6

On December 2, 2021, the Company issued and sold to new investors units consisting of convertible notes in the aggregate principal amount of $222,500, convertible into 6,593 shares of common stock, plus additional shares based on accrued interest, and Class C warrants for the purchase of 13,186 shares of common stock at $33.75 per share.

On December 21, 2021, the Company and the existing unit holders agreed that (i) the offering price per unit for subsequent sales of units in this private placement would be reduced from $33.75 per unit to $26.25 per unit, (ii) the conversion price of the outstanding and subsequent convertible notes would be reduced from $33.75 per share to $26.25 per share, and (iii) all outstanding Class C warrants would be cancelled and replaced with new Class C warrants with substantially the same terms as the previous Class C warrants. The convertible notes and Class C warrants were also modified in this and subsequent closings to provide that a lower price per share, or more favorable terms, respectively, under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will be applicable to the conversion or exercise rights under the convertible notes and Class C warrants, respectively. As a result of these changes, the Company cancelled and exchanged an aggregate of $1,456,039 of principal and interest under the outstanding convertible notes for convertible notes in the aggregate principal amount of $1,456,039, convertible into 55,463 shares of common stock, plus additional shares based on accrued interest, maturing on December 21, 2023, and issued, in exchange for the previous Class C warrants, Class C warrants for the purchase of 110,932 shares of common stock at $33.75 per share.

Under the modified terms, on December 21, 2021, we issued and sold to one new investor units consisting of a convertible note in the principal amount of $6,000,000, convertible into 228,571 shares of common stock, plus additional shares based on accrued interest, and a Class C warrant for the purchase of 457,142 shares of common stock at $33.75 per share, for gross payments of $6,000,000, of which we received $5,402,200 after placement agent fees. This investor also agreed to purchase an additional $2,000,000 of the units upon the Company’s filing of a registration statement on Form S-1 and a further $2,000,000 of units upon the Company’s responding in a satisfactory manner to the SEC’s initial round of comments. Although this registration statement was initially filed on February 14, 2022, and on February 22, 2022, the Division of Corporation Finance, Office of Life Sciences of the SEC issued a letter stating that there would be no review of the registration statement and therefore no comments, the investor has not invested any additional amounts. We and Univest, as placement agent for this private placement, have determined that the final closing under this private placement has occurred, and in accordance with the investor’s unit purchase agreements with the Company, this investor will not be permitted to invest any further amounts in that financing. The investor also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company.

On January 24, 2022, we conducted an additional closing of our units private placement, in which we sold to two investors units which consisted of convertible notes in the aggregate principal amount of $278,678, convertible into 10,615 shares of common stock, plus additional shares based on accrued interest, and Class C warrants for the purchase of 21,231 shares of common stock at $33.75 per share. The units were sold in exchange for the assumption, cancellation, and conversion of principal notes of our subsidiary My Health Logic.

On March 24, 2022, we conducted an additional closing of our units private placement in which we issued a number of investors units consisting of convertible notes in the aggregate principal amount of $3,389,975, convertible into 129,139 shares of common stock, plus additional shares based on accrued interest, of which we received $3,118,777 after placement agent fees, and Class C warrants for the purchase of 258,281 shares of common stock at $33.75 per share. The convertible notes in this and subsequent closings were also modified to provide that upon the occurrence of certain qualified financings of $10 million or more as described above, such convertible notes may be voluntarily, not automatically, convertible, at the option of the holders, at the lower of 75% of the price per equity security in such financing and the otherwise applicable conversion price. The conversion provision was also modified to remove the requirement that an effective registration statement allow for the issuance or resale of shares of common stock into which the convertible notes may be converted in order for the conversion price of the convertible notes to be subject to the reduction to 75% of the price per equity security in a qualified financing.

II-7

One of the investors in our March 24, 2022 units private placement closing agreed to purchase $4 million of units, and invested $2 million. On June 17, 2022, the investor separately agreed to purchase $500,000 of units and invested that amount, as indicated below. On August 12, 2022, the investor also separately agreed to purchase $1,500,000 of units and invested that amount, as indicated below. As indicated above, we and Univest, as placement agent for this private placement, have determined that the final closing under the private placement has occurred, and in accordance with the investor’s unit purchase agreements with the Company, the investor will not be permitted to invest any further amounts in the private placement. The investor also executed a waiver relating to certain subscription rights under its unit purchase agreement with the Company.

On May 11, 2022, we conducted a closing of our units private placement in which we issued a number of investors units consisting of convertible notes in the aggregate principal amount of $1,306,485, convertible into 49,762 shares of common stock, plus additional shares based on accrued interest, and Class C warrants for the purchase of 99,533 shares of common stock at $33.75 per share.

On June 17, 2022, we conducted a closing of our units private placement in which we issued an investor units consisting of a convertible note in the aggregate principal amount of $500,000, convertible into 19,047 shares of common stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C warrant for the purchase of 38,095 shares of common stock at $33.75 per share, subject to adjustment.

On August 12, 2022, the Company conducted the final closing of the units private placement, in which the Company issued to an investor units consisting of a convertible note in the aggregate principal amount of $1,500,000, convertible into 57,142 shares of common stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C warrant for the purchase of 114,285 shares of common stock at $33.75 per share, subject to adjustment.

The convertible notes mature 24 months after the applicable closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The convertible notes’ principal and accrued interest can be converted at any time at the option of each holder at the conversion price. The convertible notes are secured by a first priority security interest in all assets of the Company and are also subject to the Guarantors Security Agreement between each investor in the units private placement and Marizyme Sciences, Somaceutica, and Somahlution, the Guaranty of each of Marizyme Sciences, Somaceutica and Somahlution granted to the investors, and the Security Agreement, Trademark Security Agreement, and Patent Security Agreement between the Company and the investors. Each convertible note entitles its holder to vote with the shares of common stock, on an as-converted to common stock basis, with respect to all corporate matters of the Company on which the holders of common stock are entitled to vote, subject to any applicable beneficial ownership limitations. The convertible notes and Class C warrants have certain antidilution provisions. The convertible notes and Class C warrants have certain registration requirements for the shares of common stock underlying the convertible notes and Class C warrants upon the final closing under the unit purchase agreement between the Company and the investors in the units private placement, subject to the expiration of lock-up agreements between the units private placement investors and the representative of the underwriters for this offering. The placement agency agreement and form of unit purchase agreement relating to this private placement provided that up to $18 million and $17 million of units may be sold, respectively. As stated above, the Company conducted the final closing of the private placement of units in August 2022.

A holder of a Convertible Note or Class C Warrant generally will not have the right to convert the Convertible Note or exercise the Class C Warrant to the extent that the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding, as such percentage ownership is determined in accordance with the terms of the Convertible Note or Class C Warrant, or 9.99% if the holder becomes the beneficial owner of more than 4.99% of the outstanding shares of common stock not including shares of common stock that may otherwise be received upon conversion of the Convertible Note or exercise of the Class C Warrant. An increase of this percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. This limitation may not apply to certain antidilution provisions of the Convertible Notes and Class C Warrants, including an adjustment to the number of warrant shares that may be purchased under the Class C Warrants as a result of an applicable issuance of securities that does not constitute a “qualified financing” at more favorable terms than were provided under the Class C Warrants. Under a Letter Agreement between us and Univest as placement agent for the investors in the units private placement, dated January 12, 2023, we agreed that simultaneously with any adjustment to the exercise price under the Class C Warrants as a result of any equity issuances, not including qualified financings and certain other exempt issuances, the number of shares of common stock that may be purchased under the Class C Warrants will be increased such that the aggregate exercise price of such shares will be the same as the same as the aggregate exercise price in effect immediately prior to the adjustment, without regard to any limitations on exercise contained in the Class C Warrants, including the beneficial ownership limitation described above.

Under its May 2021 placement agency agreement, the Company agreed to pay Univest a cash placement fee of 8% of units sold, $50,000 upon the receipt of $6 million from the private placement, and issue Univest, in exchange for a $100 payment by Univest, warrants to purchase a number of shares of common stock equal to 8% of the aggregate number of units sold in the private placement, at an exercise price per share of 100% of the price per unit. These warrants were required to be exercisable for either cash or on a cashless basis beginning on the final closing date of the Units Private Placement and for a period of five years from that date. On December 10, 2021, the Company entered into a new placement agency agreement with Univest, as placement agent, in which the Company and Univest agreed that Univest’s compensation would be changed to remove the provision for a $50,000 cash fee upon the receipt of $6 million from the private placement, to add a provision for a cash placement fee of 8% of the gross proceeds from the exercise of any Class C Warrants sold in the private placement, and to retain the previous placement agency agreement’s warrants compensation provision. As stated above, the Company conducted the final closing of the private placement of units in August 2022, the placement agency agreement and form of unit purchase agreement relating to the units private placement provided that up to $18 million and $17 million of units may be sold, respectively.

II-8

On June 26, 2022, in anticipation of the final closing of our units private placement and pursuant to our placement agency agreement with Univest dated December 10, 2021, we issued Univest, as placement agent, a warrant for the purchase of 15,423 shares of common stock, and a warrant to Mr. Richmond, as a registered representative of Univest who is entitled to a portion of Univest’s compensation due to his employment terms, a warrant for the purchase of 23,135 shares of common stock. In accordance with the placement agency agreement, the warrants were issued in exchange for a $100 payment by Univest, and were exercisable on a cash or cashless basis, in aggregate, to purchase a number of shares of common stock equal to approximately 8% of the units sold in the units private placement. The warrants’ exercise price per share was equal to the price per unit of the units sold in the units private placement, currently $26.25, subject to adjustment. The warrants were to expire on June 26, 2027, however pursuant to a letter agreement entered into with us on October 28, 2022 (the “October 2022 Letter Agreement”), each of Univest and Mr. Richmond agreed to forego their applicable rights to such warrants, as the Corporate Financing Department of FINRA (the “FINRA Staff”) determined that such securities are underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110.

All of the securities issued in the units private placement have been sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The My Health Logic Acquisition

On December 22, 2021, we completed the acquisition of My Health Logic from Health Logic Interactive Inc. As consideration for this acquisition, we issued 306,740 shares of common stock to HLII. 15,334 of these shares are being held and administered by the Company to be released by us to HLII within five business days of the 12-month anniversary of the acquisition, or December 22, 2022, less any amounts claimed by us or our affiliates for any losses incurred by us or our affiliates arising out of certain breaches as set out in the acquisition agreement. The issuance of these shares was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

On January 24, 2022, we issued to Univest and Mr. Richmond, as a registered representative of Univest who is entitled to a portion of Univest’s compensation due to his employment terms and who also served as our former licensing and market advisor and former Acting Vice President of Finance, units which consisted of convertible notes in the aggregate principal amount of $300,000, convertible into 11,428 shares of common stock, plus additional shares based on accrued interest, and Class C warrants for the purchase of 22,856 shares of common stock at $33.75 per share. The units were issued in lieu of cash in exchange for services provided to us in connection with our acquisition of My Health Logic. Pursuant the October 2022 Letter Agreement, each of Univest and Mr. Richmond agreed to forego their applicable rights to such securities issued to them in connection with the My Health Logic acquisition, as the FINRA Staff determined that such securities constituted underwriting compensation in connection with this public offering based on the FINRA Staff’s interpretation of FINRA Rule 5110.

Consultant Private Placement

On January 13, 2022, we sold to a consultant units, at a price of $26.25 per unit, which consisted of a convertible note in the principal amount of $40,000, convertible into 1,523 shares of common stock, plus additional shares based on accrued interest, and a Class C warrant for the purchase of 3,047 shares of common stock at $33.75 per share. The units were sold as partial exchange for services. The consultant has waived all rights to the security interest provided in the convertible note.

November 2022 DeVito Settlement Agreement

Pursuant to the terms of the DeVito Settlement Agreement, the Company and Nicholas DeVito agreed that Mr. DeVito would dismiss a Complaint that Mr. DeVito filed on June 7, 2022 in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, Case No. 50-2022-CA-005437. The parties also agreed that following an anticipated reverse split, the Company was required to issue Mr. DeVito 16,000 “post-split” shares to be delivered in paper certificate form within three (3) business days of the reverse split. The DeVito Settlement Agreement further provided that the delivered shares would be subject to normal and customary restrictions pursuant to Rule 144 of the SEC. In the event no split occurs by December 12, 2022, the Company was required to issue Mr. DeVito 60,000 “pre-split” shares. In addition, the parties agreed that no further continuous service is required pursuant to Section 2 of the Mutual Release of Claims Agreement between Mr. DeVito and the Company dated as of August 27, 2020. Pursuant to the agreement, on January 4, 2023, the Company issued 16,000 split-adjusted shares of common stock to Mr. DeVito. The issuance of these shares was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

II-9

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1. to Form S-1/A filed on November 2, 2022)
2.1	Agreement and Plan of Merger between GBS Enterprises Incorporated and Marizyme, Inc. (incorporated by reference to Exhibit 2.1 to Form 10 (File No. 000-53223) filed on September 12, 2018)
2.2	Arrangement Agreement, dated as of November 1, 2021, among Health Logic Interactive Inc., Marizyme, Inc. and My Health Logic Inc.** (incorporated by reference to Exhibit 2.1 to Form 8-K filed on November 5, 2021)
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form SB-2 (File No: 333-146748) filed January 14, 2008)
3.2	Certificate of Amendment to Articles of Incorporation, effective September 6, 2010 (incorporated by reference to Exhibit 3.1.1(2) to Form 10-K filed on July 16, 2012)
3.3	Certificate of Amendment to Articles of Incorporation, effective November 22, 2010 (incorporated by reference to Exhibit 3.1.2 to Form 10-K/A filed on July 15, 2011)
3.4	Certificate of Amendment to the Articles of Incorporation regarding 1-for-29 Reverse Stock Split filed March 20, 2018 (incorporated by reference to Exhibit 3.1.4 to Form 10 (File No. 000-53223) filed on September 12, 2018)
3.5	Series A Non-Convertible Preferred Certificate of Designation filed May 11, 2018 (incorporated by reference to Exhibit 3.1.6 to Form 10-12G filed on September 12, 2018)
3.6	Certificate of Withdrawal of Certificate of Designation, effective January 25, 2022 (incorporated by reference to Exhibit 3.5 to Form S-1 filed on February 14, 2022)
3.7	Articles of Merger between Marizyme, Inc. and GBS Enterprises Incorporated filed May 19, 2018 (incorporated by reference to Exhibit 3.1.5 to Form 10 (File No. 000-53223) filed on September 12, 2018)
3.8	Bylaws (incorporated by reference to Exhibit 3.2 to Form SB-2/A (File No: 333-146748) filed January 14, 2008)
3.9	Certificate of Change Pursuant to NRS 78.209 filed with the Secretary of State of the State of Nevada on August 3, 2022 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 3, 2022)
3.10	Certificate of Amendment Pursuant to NRS 78.380 & 78.390 to the Articles of Incorporation filed with the Nevada Secretary of State on December 30, 2022 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on January 5, 2023)
3.11	Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 5, 2023 (incorporated by reference to Exhibit 3.3 to Form 8-K filed on January 17, 2023)
3.12

Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 13, 2023, effective on January 17, 2023 at 4:45 PM Pacific time (incorporated by reference to Exhibit 3.4 to Form 8-K filed on January 17, 2023)

3.13	Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 13, 2023, effective on January 17, 2023 at 5:00 PM Pacific time (incorporated by reference to Exhibit 3.5 to Form 8-K filed on January 17, 2023)
3.14

Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 13, 2023, effective on January 17, 2023 at 5:15 PM Pacific time (incorporated by reference to Exhibit 3.6 to Form 8-K filed on January 17, 2023)

4.1	Form of Placement Agent Common Stock Purchase Warrant for 2020 Common Stock and Warrant Private Placement (incorporated by reference to Exhibit 4.1 to Form 10-Q filed on August 14, 2020)
4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.75 to Form 10-Q filed on August 23, 2021)
4.3	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated December 2021 (incorporated by reference to Exhibit 10.3 to Form 8-K filed on December 27, 2021)
4.4	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated December 2021 (incorporated by reference to Exhibit 10.4 to Form 8-K filed on December 27, 2021)
4.5+	Common Stock Purchase Warrant issued to Bradley Richmond, dated October 2, 2020 (incorporated by reference to Exhibit 4.11 to Form S-1 filed on February 14, 2022)
4.6+	Common Stock Purchase Warrant issued to AAT Services Inc., dated December 21, 2021 (incorporated by reference to Exhibit 4.9 to Form S-1/A filed on November 2, 2022)
4.7+	Common Stock Purchase Warrant issued to Rydra Capital Corp., dated December 21, 2021 (incorporated by reference to Exhibit 4.10 to Form S-1/A filed on November 2, 2022)
4.8+	Common Stock Purchase Warrant issued to Bradley Richmond, dated January 26, 2022 (incorporated by reference to Exhibit 4.3 to Form 10-Q filed on May 16, 2022)

II-10

4.9+	Common Stock Purchase Warrant issued to Bradley Richmond, dated February 14, 2022 (incorporated by reference to Exhibit 4.4 to Form 10-Q filed on May 16, 2022)
4.10	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated March 24, 2022 (incorporated by reference to Exhibit 4.5 to Form 10-Q filed on May 16, 2022)
4.11	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated March 24, 2022 (incorporated by reference to Exhibit 4.6 to Form 10-Q filed on May 16, 2022)
4.12	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated May 11, 2022 (incorporated by reference to Exhibit 4.7 to Form 10-Q filed on May 16, 2022)
4.13	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated May 11, 2022 (incorporated by reference to Exhibit 4.8 to Form 10-Q filed on May 16, 2022)
4.14	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated August 12, 2022 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 18, 2022)
4.15	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated August 12, 2022 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on August 18, 2022)
4.16*	Promissory Note issued by Marizyme, Inc. to Hexin Global Ltd., dated December 28, 2022
4.17	Form of Representative’s Warrant (included in Exhibit 1.1)
4.18*	Form of Unit Warrant
4.19*	Form of Warrant Agent Agreement
5.1***	Legal Opinion of Sherman & Howard L.L.C.
5.2	Legal Opinion of Bevilacqua PLLC (incorporated by reference to Exhibit 5.2 to Form S-1/A filed on November 2, 2022)
10.1	Asset Purchase Agreement, dated September 12, 2018 between ACB Holding AB, Reg. No. 559119-5762 and Marizyme, Inc. (incorporated by reference to Exhibit 10.1 to Form 10 (File No. 000-53223) filed on September 12, 2018)
10.2	Assignment Agreement of Patent Applications (Antarctic krill), dated September 12, 2018, between ACB Holding AB, Reg. No. 559119-5762 and Marizyme, Inc. (incorporated by reference to Exhibit 10.2 to Form 10 (File No. 000-53223) filed on September 12, 2018)
10.3	Assignment Agreement of Patent Applications (Enzymatic), dated September 12, 2018, between ACB Holding AB, Reg. No. 559119-5762 and Marizyme, Inc. (incorporated by reference to Exhibit 10.3 to Form 10 (File No. 000-53223) filed on September 12, 2018)
10.4	Assignment Agreement of Patent Applications (Thrombosis), dated September 12, 2018, between ACB Holding AB, Reg. No. 559119-5762 and Marizyme, Inc. (incorporated by reference to Exhibit 10.4 to Form 10 (File No. 000-53223) filed on September 12, 2018)
10.5	Patent Purchase and Assignment Agreement, dated September 12, 2018, between ACB Holding AB, Reg. No. 559119-5762 and Marizyme, Inc. (incorporated by reference to Exhibit 10.5 to Form 10 (File No. 000-53223) filed on September 12, 2018)
10.6+	Director Agreement with Terry Brostowin dated December 6, 2018 (incorporated by reference to Exhibit 10.7 to Form 10-K filed on March 5, 2019)
10.7	Asset Purchase Agreement by and among the Registrant and Somahlution, LLC et al, dated December 15, 2019 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 19, 2019)
10.8	Amendment No. 1 dated March 31, 2020, to Asset Purchase Agreement by and among the Registrant and Somahlution, LLC et al, dated December 15, 2019 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 5, 2020)
10.9	Amendment No. 2 dated May 29, 2020, to Asset Purchase Agreement by and among the Registrant and Somahlution, LLC et al, dated December 15, 2019 (incorporated by reference to Exhibit 10.2 to Form 8-K filed on June 5, 2020)
10.10	Amendment No. 3 dated July 30, 2020, to Asset Purchase Agreement by and among the Registrant and Somahlution, LLC et al, dated December 15, 2019 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 5, 2020)
10.11	Form of Subscription Agreement for 2020 Private Placement (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on August 14, 2020)
10.12	Form of Registration Rights Agreement for 2020 Private Placement (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on August 14, 2020)
10.13+	Mutual Release of Claims Agreement by and between Marizyme, Inc. and Nicholas DeVito dated August 27, 2020 (incorporated by reference to Exhibit 10.13 to Form S-1 filed on February 14, 2022)
10.14+	Executive Employment Agreement, dated October 31, 2021, between Marizyme, Inc. and David Barthel (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on November 15, 2021)

II-11

10.15+	Indemnification Agreement dated November 1, 2020 with Terry Brostowin (incorporated by reference to Exhibit 10.5 to Form 10-Q filed on November 16, 2020)
10.16+	Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Form S-1/A filed on November 2, 2022)
10.17+	Form of Stock Option Agreement for Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Form S-1/A filed on November 2, 2022)
10.18+	Form of Restricted Stock Award Agreement for Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Form S-1/A filed on November 2, 2022)
10.19+	Form of Restricted Stock Unit Award Agreement for Marizyme, Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to Form S-1/A filed on November 2, 2022)
10.20+	Offer Letter between Marizyme, Inc. and Dr. Steven Brooks dated December 1, 2020 (incorporated by reference to Exhibit 10.9 to Form 10-K filed on April 15, 2021)
10.21	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.74 to Form 10-Q filed on August 23, 2021)
10.22	Form of Unit Purchase Agreement between Marizyme, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 27, 2021)
10.23	Form of Registration Rights Agreement between Marizyme, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.2 to Form 8-K filed on December 27, 2021)
10.24	Form of Exchange Agreement between Marizyme, Inc. and the person executing the signature page thereto (incorporated by reference to Exhibit 10.5 to Form 8-K filed on December 27, 2021)
10.25	Placement Agency Agreement between Marizyme, Inc. and Univest Securities, LLC, dated December 10, 2021 (incorporated by reference to Exhibit 10.6 to Form 8-K filed on December 27, 2021)
10.26	Form of Guarantors Security Agreement, dated as of May 20, 2021, between Marizyme Sciences, Inc., Somaceutica, Inc., and Somahlution, Inc., and the secured parties signatory thereto (incorporated by reference to Exhibit 10.26 to Form S-1 filed on February 14, 2022)
10.27	Form of Guaranty, dated as of May 19, 2021, of Marizyme Sciences, Inc., Somaceutica, Inc., and Somahlution, Inc. (incorporated by reference to Exhibit 10.27 to Form S-1 filed on February 14, 2022)
10.28	Form of Security Agreement, dated as of May 25, 2021, between Marizyme, Inc. and the secured parties signatory thereto (incorporated by reference to Exhibit 10.28 to Form S-1 filed on February 14, 2022)
10.29	Form of Trademark Security Agreement, dated as of May 19, 2021, between Marizyme, Inc. and the secured parties signatory thereto (incorporated by reference to Exhibit 10.29 to Form S-1 filed on February 14, 2022)
10.30	Form of Patent Security Agreement, dated as of May 19, 2021, between Marizyme, Inc. and the secured parties signatory thereto (incorporated by reference to Exhibit 10.30 to Form S-1 filed on February 14, 2022)
10.31+	Consulting Agreement, dated December 21, 2021, by and among Marizyme, Inc., AAT Services Inc., and George Kovalyov (incorporated by reference to Exhibit 10.8 to Form 8-K filed on December 27, 2021)
10.32+	Consulting Agreement, dated September 30, 2020, by and between Marizyme, Inc. and Bradley Richmond (incorporated by reference to Exhibit 10.32 to Form S-1 filed on February 14, 2022)
10.33+	Consulting Agreement, dated December 21, 2021, by and among Marizyme, Inc., Rydra Capital Corp., and Harrison Ross (incorporated by reference to Exhibit 10.33 to Form S-1 filed on February 14, 2022)
10.34+	Letter Agreement, dated March 5, 2021, between Marizyme, Inc. and Bruce Harmon (incorporated by reference to Exhibit 10.34 to Form S-1 filed on February 14, 2022)
10.35	Lease, dated December 11, 2020, between JIC Equities, LLC and Marizyme, Inc. (incorporated by reference to Exhibit 10.35 to Form S-1 filed on February 14, 2022)
10.36+	Executive Employment Agreement, dated July 26, 2021, between Marizyme, Inc. and Catherine Pachuk (incorporated by reference to Exhibit 10.36 to Form S-1 filed on February 14, 2022)
10.37+	Amendment to Executive Employment Agreement, dated as of February 8, 2022, between Marizyme, Inc. and David Barthel (incorporated by reference to Exhibit 10.2 to Form 8-K filed on February 9, 2022)
10.38+	Marizyme Employment Terms and Conditions Agreement, dated January 18, 2021, between Marizyme, Inc. and Amy Chandler (incorporated by reference to Exhibit 10.38 to Form S-1 filed on February 14, 2022)
10.39+	Stock Option Agreement, dated January 29, 2021, between Marizyme, Inc. and Amy Chandler (incorporated by reference to Exhibit 10.39 to Form S-1 filed on February 14, 2022)
10.40+	Marizyme Employment Terms and Conditions Agreement, dated February 25, 2021, between Marizyme, Inc. and Roger Schaller (incorporated by reference to Exhibit 10.40 to Form S-1 filed on February 14, 2022)

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10.41+	Employment Offer Letter, dated January 16, 2021, between Marizyme, Inc. and Roger Schaller (incorporated by reference to Exhibit 10.41 to Form S-1 filed on February 14, 2022)
10.42+	Confidential Separation Agreement and General Release, dated September 14, 2021, between Marizyme, Inc. and Roger Schaller (incorporated by reference to Exhibit 10.43 to Form S-1 filed on February 14, 2022)
10.43	Agreement to Transfer Option and Amendatory Agreement, among Marizyme, Inc., James Sapirstein and Bevilacqua PLLC as escrow agent, dated March 3, 2022 (incorporated by reference to Exhibit 10.43 to Form S-1/A filed on November 2, 2022)
10.44+	Stock Option Agreement with James Sapirstein dated June 12, 2019 (incorporated by reference to Exhibit 4.1 to Form S-1 filed on February 14, 2022)
10.45+	Stock Option Agreement with Terry Brostowin dated December 6, 2018 (incorporated by reference to Exhibit 4.2 to Form S-1 filed on February 14, 2022)
10.46	Stock Option Agreement with Frank Maresca dated July 13, 2019 (incorporated by reference to Exhibit 4.3 to Form S-1 filed on February 14, 2022)
10.47	Stock Option Agreement with Frank Maresca dated January 9, 2020 (incorporated by reference to Exhibit 4.4 to Form S-1 filed on February 14, 2022)
10.48+	Stock Option Agreement with James Sapirstein dated July 13, 2019 (incorporated by reference to Exhibit 4.5 to Form S-1 filed on February 14, 2022)
10.49+	Stock Option Agreement with Terry Brostowin dated July 13, 2019 (incorporated by reference to Exhibit 4.6 to Form S-1 filed on February 14, 2022)
10.50+	Stock Option Agreement with Nicholas DeVito dated July 13, 2019 (incorporated by reference to Exhibit 4.2 to Form 10-Q filed on November 13, 2019)
10.51+	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.2 to Form 10-Q filed on November 13, 2019)
10.52+	Form of Indemnification Agreement between Marizyme, Inc. and each current officer or director (incorporated by reference to Exhibit 10.52 to Form S-1/A filed on November 2, 2022)
10.53+	Form of Independent Director Agreement between Marizyme, Inc. and each current non-executive director (incorporated by reference to Exhibit 10.53 to Form S-1/A filed on November 2, 2022)
10.54+	Stock Option Agreement, dated January 16, 2021, between Marizyme, Inc. and Roger Schaller (incorporated by reference to Exhibit 10.42 to Form S-1 filed on February 14, 2022)
10.55	Waiver, dated July 22, 2022, between Marizyme, Inc. and Viner Total Investments Fund (incorporated by reference to Exhibit 10.55 to Form S-1/A filed on November 2, 2022)
10.56	Waiver, dated July 22, 2022, between Marizyme, Inc. and Waichun Logistics Technology Limited (incorporated by reference to Exhibit 10.56 to Form S-1/A filed on November 2, 2022)
10.57	First Amendment to Lease, dated March 16, 2022, between JIC Equities, LLC and Marizyme, Inc. (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on August 15, 2022)
10.58	Form of Limited Waiver and Consent between Marizyme, Inc. and certain investors (incorporated by reference to Exhibit 10.58 to Form S-1/A filed on November 2, 2022)
10.59	Waiver and Consent between Marizyme, Inc. and Viner Total Investments Fund, dated January 9, 2023 (incorporated by reference to Exhibit 10.12 to Form 8-K filed on January 17, 2023)
10.60	Letter Agreement between Marizyme, Inc. and Univest Securities, LLC, dated January 12, 2023 (incorporated by reference to Exhibit 10.13 to Form 8-K filed on January 17, 2023)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to Form S-1/A filed on November 2, 2022)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Form S-1 filed on February 14, 2022)
23.1*	Consent of WithumSmith+Brown, PC
23.2	Consent of Sherman & Howard L.L.C. (see Exhibit 5.1 above)
23.3	Consent of Bevilacqua PLLC (see Exhibit 5.2 above)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to Form S-1 filed on February 14, 2022)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to Form S-1 filed on February 14, 2022)
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.3 to Form S-1 filed on February 14, 2022)
101.PRE	Inline XBRL Instance Document
101.INS	Inline XBRL Taxonomy Extension Schema Document
101.SCH	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.CAL	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Label Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Table (incorporated by reference to Exhibit 107 to Form S-1/A filed on November 2, 2022)

*	Filed herewith.
**	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Marizyme, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.
***	To be filed by amendment.
+	Indicates management contract or compensatory plan.

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(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on February 1, 2023.

MARIZYME, INC.

By:	/s/ David Barthel
David Barthel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	/s/ David Barthel	Chief Executive Officer (principal executive officer), Secretary and Director	February 1, 2023
David Barthel

	/s/ George Kovalyov	Chief Financial Officer and Treasurer (principal financial and accounting officer)	February 1, 2023
George Kovalyov

	*	Director	February 1, 2023
Dr. Vithalbhai Dhaduk

	*	Director	February 1, 2023
Terry Brostowin, Esq.

	*	Director	February 1, 2023
Dr. William Hearl

	*	Director	February 1, 2023
Julie Kampf

	*	Director	February 1, 2023
Michael Stewart

	*	Director	February 1, 2023
Nilesh Patel

* By	/s/ David Barthel
David Barthel
Attorney-In-Fact

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